UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2 )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

OAKMONT ACQUISITION CORP.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

Common Stock of Brooke Credit Corporation

2)	Aggregate number of securities to which transaction applies:

All of the outstanding common stock of Brooke Credit Corporation

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

Up to 22.5 million shares of Oakmont Acquisition Corp. common stock may be issued in connection with the merger. Based on the $5.56 per share closing price reported on the OTC Bulletin Board on March 6, 2007, this stock’s value is $125,100,000.

4)	Proposed maximum aggregate value of transaction:

$125,100,000

5)	Total fee paid:

$3,841

☑	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

                    , 2007

Dear Oakmont Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Oakmont Acquisition Corp. which will be held on                     , 2007 at 10:00 a.m. (Eastern Daylight Time) at 33 Bloomfield Hills Parkway, Ste. 240, Bloomfield Hills, Michigan 48304 and thereafter as it may be adjourned from time to time.

At this Special Meeting, you will be asked to consider and vote upon the following proposals:

(1) to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 30, 2007, by and among Oakmont Acquisition Corp. (the “Company” or “Oakmont”), Brooke Corporation, a Kansas corporation (“Brooke Corp.”), and Brooke Credit Corporation, a Kansas corporation (“Brooke Credit”) and the approval of the transactions contemplated thereby – we refer to this proposal as the merger proposal;

(2) to approve the 2007 Oakmont Equity Incentive Plan, which will be the Equity Incentive Plan of the combined company following our merger with Brooke Credit – we refer to this proposal as the incentive plan proposal;

(3) to approve an amendment to Oakmont’s certificate of incorporation to increase the total number of shares of stock that Oakmont will have authority to issue from 36,000,000, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share), to 100,000,000, of which 99,000,000 will be shares of common stock (par value $0.01 per share) and 1,000,000 will be shares of undesignated preferred stock - we refer to this proposal as the amendment to certificate of incorporation proposal;

(4) to approve an amendment to Oakmont’s Bylaws to declassify the board of directors and provide for the annual election of all of our directors - we refer to this proposal as the amendment to bylaws proposal; and

(5) the transaction of such other business as may properly come before the Special Meeting and any adjournment(s) thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of Special Meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

Thank you for your cooperation, continued support and interest in Oakmont Acquisition Corp.

Sincerely,

Robert J. Skandalaris
Chairman and Chief Executive Officer

OAKMONT ACQUISITION CORP.

33 Bloomfield Hills Parkway

Suite 240

Bloomfield Hills, Michigan 48304

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                    , 2007

10:00 a.m. (Eastern Daylight Time)

Notice is hereby given that the Special Meeting of Stockholders of Oakmont Acquisition Corp. (the “Company” or “Oakmont”) will be held at 33 Bloomfield Hills Parkway, Ste. 240, Bloomfield Hills, Michigan 48304 on                     , 2007 at 10:00 a.m. (Eastern Daylight Time) to consider and vote upon:

1.	to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 30, 2007, by and among Oakmont, Brooke Corporation, a Kansas corporation (“Brooke Corp.”), and Brooke Credit Corporation, a Kansas corporation (“Brooke Credit”) and the approval of the transactions contemplated thereby – we refer to this proposal as the merger proposal;

2.	to approve the 2007 Oakmont Equity Incentive Plan, which will be the Equity Incentive Plan of the combined company following our merger with Brooke Credit – we refer to this proposal as the incentive plan proposal;

3.	to approve an amendment to Oakmont’s certificate of incorporation to increase the total number of shares of stock that Oakmont will have authority to issue from 36,000,000, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share), to 100,000,000, of which 99,000,000 will be shares of common stock (par value $0.01 per share) and 1,000,000 will be shares of undesignated preferred stock - we refer to this proposal as the amendment to certificate of incorporation proposal;

4.	to approve an amendment to Oakmont’s Bylaws to declassify the board of directors and provide for the annual election of all of our directors - we refer to this proposal as the amendment to bylaws proposal; and

5.	the transaction of such other business as may properly come before the Special Meeting and any adjournment(s) thereof.

The board of directors has fixed the close of business on , 2007 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Special Meeting. To assure that your shares will be represented at the Special Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the Internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

By Order of the Board of Directors,

Michael C. Azar
President, Principal Accounting Officer and Secretary

Dated:                     , 2007

OAKMONT ACQUISITION CORP.

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

INTRODUCTION

This Proxy Statement is furnished by the board of directors of Oakmont Acquisition Corp., a Delaware corporation (the “Company” or “Oakmont”), in connection with the solicitation of proxies for use at the Special Meeting of Stockholders to be held on                     , 2007 and at any adjournments thereof. The Special Meeting has been called to consider and vote upon:

(1)	The adoption of the merger proposal;

(2)	The approval of the incentive plan proposal;

(3)	The approval of the amendment to certificate of incorporation proposal;

(4)	The approval of the amendment to bylaws; and

(5)	The transaction of such other business as may properly come before the Special Meeting and any adjournment(s) thereof.

This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about                     , 2007.

i

ii

Annex A – Merger Agreement

Annex B – Amended and Restated Certificate of Incorporation of Brooke Credit Corporation

Annex C – Amended and Restated Bylaws of Brooke Credit Corporation

Annex D – Form of Executive Employment Agreement

Annex E – 2007 Equity Incentive Plan

iii

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	What am I asked to Vote upon with this proxy statement?	A.	Oakmont, Brooke Corp. and Brooke Credit have entered into an Amended and Restated Agreement and Plan of Merger dated as of April 30, 2007 that is described in this proxy statement. This agreement is referred to as the Merger Agreement. Under the terms of the Merger Agreement, Brooke Credit will merge with and into Oakmont, with Oakmont surviving and the combined company renamed “Brooke Credit Corporation.” The combined company’s stockholders will be Brooke Corp. and the former Oakmont stockholders. Additionally, all outstanding units, warrants and options of Oakmont and Brooke Credit, as applicable, will become outstanding units, warrants and options of the combined company with substantially identical terms, as adjusted to reflect the terms of the merger. Whenever we use the term “combined company” in this proxy statement, we are referring to the surviving company of the merger between Brooke Credit and Oakmont which will be renamed “Brooke Credit Corporation.” A copy of the Merger Agreement is attached to this proxy statement as Annex A, which we encourage you to review.

Under the Delaware General Corporation Law and Oakmont’s Certificate of Incorporation, Oakmont stockholders must vote to approve the Merger Agreement. Oakmont stockholders will also be asked to vote to approve the 2007 Oakmont Equity Incentive Plan, which will be the Equity Incentive Plan of the combined company.

Oakmont is holding a Special Meeting of its stockholders to obtain these approvals. This proxy statement contains important information about the proposed merger, the other proposals and the meeting of Oakmont stockholders. You should read it carefully.

Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement.

Q.	Why is Oakmont proposing the merger?	A.	Oakmont was organized to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business headquartered in North America. Brooke Credit is a specialty finance company based in Overland Park, Kansas that lends primarily to locally-owned businesses that sell insurance. Based on Brooke Credit’s historical performance and its business model, Oakmont believes that the merger with Brooke Credit will provide Oakmont stockholders with an opportunity to participate in a company with significant growth potential.

Q.	What is being voted on?	A.	There are four proposals on which the Oakmont stockholders are being asked to vote. Each of these proposals relates to the merger with Brooke Credit.

The first proposal is to adopt and approve the Merger Agreement and the transactions contemplated thereby.

The second proposal is to adopt and approve the 2007 Oakmont Equity Incentive Plan, which will be the Equity Incentive Plan of the combined company following our merger with Brooke Credit. The combined company intends to list its common stock on the Nasdaq Global Market, so we are proposing approval of this plan in order to comply with certain corporate governance requirements of the Nasdaq Global Market.

The third proposal is to adopt an amendment to Oakmont’s certificate of incorporation to increase the total number of shares of stock that Oakmont will have authority to issue from 36,000,000, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share), to 100,000,000, of which 99,000,000 will be shares of common stock (par value $0.01 per share) and 1,000,000 will be shares of undesignated preferred stock.

The fourth proposal is to amend Oakmont’s Bylaws to declassify the board of directors and provide for the annual election of all of our directors.

Q.	Are the proposals conditioned upon approval of the other proposals?	A.	Each of the merger proposal, the incentive plan proposal and the amendment to certificate of incorporation proposal is conditioned upon the approval of each of the others. The amendment to bylaws proposal is not a condition to approve the other proposals. This means that if any of the merger proposal, incentive plan proposal or the amendment to certificate of incorporation proposal is not approved, the merger will not be approved, the incentive plan will not become effective and the amendment to the certificate of incorporation will not occur. However, if the merger proposal and the amendment to certificate of incorporation proposal are approved, the merger may still occur and the certificate of incorporation may be amended if Brooke Corp. waives the requirement for the incentive plan approval.

Q.	What vote is required in order to adopt the merger proposal?	A.	The merger proposal will be approved only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the merger and public stockholders owning less than 20% of the shares sold in Oakmont’s initial public offering in July 2005 (the “IPO”) both vote against the merger proposal and exercise their conversion rights, described below. No vote of the holders of Oakmont’s warrants is necessary to adopt the merger proposal or other proposals and Oakmont is not asking the warrant holders to vote on the merger proposal or the other proposals. If the merger proposal is not approved, the merger will not be consummated notwithstanding an approval of the other proposals.

Q.	What vote is required in order to adopt the incentive plan proposal?	A.	The approval of the incentive plan proposal will require the affirmative vote of the holders of a majority of the shares of Oakmont’s common stock present or represented at the meeting. If the incentive plan is not approved, the incentive plan will not be adopted notwithstanding an approval of the other proposals.

Q.	What vote is required in order to adopt the amendment to certificate of incorporation proposal?	A.	The approval of the amendment to certificate of incorporation proposal will require the affirmative vote of the holders of a majority of the shares of Oakmont’s common stock present or represented at the meeting.

Q.	What vote is required in order to adopt the amendment to bylaws proposal?	A.	The approval of the amendment to bylaws proposal will require the affirmative vote of the holders of a majority of the shares of Oakmont’s common stock present or represented at the meeting. If the amendment to bylaws proposal is not approved, Oakmont’s board of directors will remain classified and the directors will remain in office for their respective three-year terms, subject to any earlier liquidation of Oakmont.

Q.	Does the Oakmont board recommend voting in favor of the four proposals?	A.	Yes. The board of directors has carefully considered the terms and conditions of the Merger Agreement, the incentive plan proposal, the amendment to certificate of incorporation proposal and amendment to bylaws proposal and the board of directors of Oakmont has determined that the merger and the transactions contemplated thereby, the incentive plan adoption, the increase in capital stock and declassification of the board of directors are fair to and in the best interests of Oakmont and its stockholders. The board of directors recommends that Oakmont stockholders vote FOR each of (i) the merger (ii) the incentive plan proposal, (iii) the amendment to certificate of incorporation proposal and (iv) the amendment to bylaws proposal. The members of Oakmont’s board of directors have interests in the merger that are different from, or in addition to, your interests as a stockholder. For a description of such interests and the factors considered by Oakmont’s board of directors in making its determination with respect to the merger, please see the section entitled “Item 1: The Merger Proposal— Interests of Oakmont Directors and Officers in the Merger.”

Q.	What will happen in the proposed merger?	A.	As a consequence of the merger, Brooke Credit will be merged with and into Oakmont, and as a result the combined company will become a public company owned by Brooke Corp. and the stockholders of Oakmont. Furthermore, the combined company intends to retain Brooke Credit’s key management to ensure continuity of the business.

Q.	How do the Oakmont insiders intend to vote their shares?	A.	All of the Oakmont insiders (including all of Oakmont’s officers and directors) have agreed to vote the shares held by them that they acquired prior to the IPO on the four proposals in accordance with the majority of the shares of Oakmont common stock voted by the public stockholders.

Q.	What is the consideration for the merger?	A.

At closing, Brooke Corp. will receive merger consideration of approximately 15.1 million shares of the combined company’s common stock with a value of approximately $86.7 million, based on the closing stock price of $5.74 as reported on the Over-the-Counter Bulletin Board (OTCBB) on April 30, 2007, the date of the Merger Agreement, and a value of approximately $             million, based on the closing stock price of $             as reported on the OTCBB on             , 2007. In addition, approximately 1.2 million shares of the combined company’s common stock will be issued or reserved for issuance in connection with stock or options expected to be granted pursuant to Brooke Credit’s equity incentive plan, and approximately 1.2 million shares of the combined company’s common stock will be reserved for issuance in connection with the warrants to purchase Brooke Credit shares that are assumed by the combined company. The common stock underlying these awards under the equity incentive plan and warrants had an aggregate value of approximately $13.8 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007, and an aggregate value of approximately $             million, based on the closing stock price of $             as reported on the OTCBB on                     , 2007. An additional aggregate of 4.0 million shares of the combined company’s common stock will be issued to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, should the combined company achieve adjusted earnings (as defined in the Merger Agreement) of $15.0 million in 2007. An additional aggregate of 1.0 million shares of the combined company’s common stock will be issued to former Brooke Credit Stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, should the combined company achieve adjusted earnings of $19.0 million in 2008. The contingent consideration has a value of approximately $28.7 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007, and a value of approximately $             million, based on the closing stock price of $             as reported on the OTCBB on             , 2007. The total aggregate value, assuming the issuance of all these shares, is approximately $129.2 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007, and approximately $             million, based on the closing stock price of $             as reported on the OTCBB on             , 2007.

Q.	What will Oakmont stockholders receive in the proposed merger?	A.	Brooke Corp. and the Oakmont stockholders will own the combined company if the merger is approved.

Q.	Do I have conversion rights?	A.	If you hold shares of common stock issued in Oakmont’s IPO, then you have the right to vote against the merger proposal and demand that Oakmont convert all (and not less than all) of your shares into a pro rata portion of the trust account in which a substantial portion of the net proceeds of Oakmont’s IPO are held. We sometimes refer to these rights to vote against the merger and demand conversion of the shares into a pro rata portion of the trust account as conversion rights.

Q.	How do I exercise my conversion rights?	A.	If you wish to exercise your conversion rights, you must vote against the merger proposal and at the same time demand that Oakmont convert all your shares into cash. Any action that does not include a vote against the merger will prevent you from exercising your conversion rights. You may only exercise your conversion rights by checking the box on the proxy card and, if your shares are held in “street name,” ensuring your bank or broker complies with the requirements identified in the section entitled “Description of Oakmont Common Stock and Other Securities—Conversion Rights.” If you (i) initially vote for the merger proposal but then wish to vote against it and exercise your conversion rights or (ii) initially vote against the merger proposal and wish to exercise your conversion rights but do not check the box on the proxy card providing for the exercise of your conversion rights or do not send a written request to Oakmont to exercise your conversion rights, or (iii) initially vote against the merger but later wish to vote for it, you may request Oakmont to send you another proxy card on which you may indicate your intended vote and, if that vote is against the merger proposal, exercise your conversion rights by checking the box provided for such purpose on the proxy card and complying with the other requirement discussed above. You may make such request by contacting Oakmont at the phone number or address listed at the end of this section. Any corrected or changed proxy card or written demand of conversion rights must be received by Oakmont prior to the Special Meeting.

If, notwithstanding your negative vote, the merger is completed, then you will be entitled to receive a pro rata portion of the trust account, including any interest earned thereon through the record date. As of March 31, 2007, there was approximately $49,228,191 in trust, so you will be entitled to convert each share of common stock that you hold into approximately $5.74. However, we will not complete the merger and you will not be entitled to convert your shares if public stockholders owning 20% or more of the shares sold in the IPO exercise their conversion rights.

If you exercise your conversion rights, then you will be exchanging all of your shares of Oakmont common stock for cash and will no longer own any shares.

You may not trade or otherwise transfer any shares for which you have requested conversion. You will be entitled to receive cash for these shares only if you continue to hold these shares through the closing of the merger and then tender all of your stock.

Exercise of your conversion rights does not result in either the conversion or a loss of your warrants. Your warrants will continue to be outstanding and exercisable following a conversion of your common stock.

Q.	What happens to the funds deposited in the trust account after consummation of the merger?	A.	Upon consummation of the merger, Oakmont stockholders electing to exercise their conversion rights will receive their pro rata portion of the funds in the trust account. If the merger proposal, incentive plan proposal and amendment to certificate of incorporation proposal are all approved, the balance of the funds in the trust account will be released to the combined company to be used for working capital.

Q.	Who will manage the combined company after the merger?	A.	The existing management of Brooke Credit will be the management of the combined company following the merger, and certain key employees will execute employment agreements. Michael Lowry and any other management members of Brooke Credit as mutually agreed upon by Oakmont and Brooke Corp., will enter into employment agreements with the combined company in connection with the merger. Robert J. Skandalaris, Oakmont’s Chairman of the Board and Chief Executive Officer, and Michael C. Azar, Oakmont’s President, Secretary and a director of Oakmont, will remain directors of the combined company following the merger.

Q.	What happens if the merger is not consummated?	A.	Oakmont must liquidate if it does not consummate a business combination by July 18, 2007. In any liquidation, the funds held in the trust account, plus any interest earned thereon, together with any remaining out-of-trust net assets, will be distributed pro rata to the holders of Oakmont’s common stock acquired in Oakmont’s IPO. Holders of Oakmont common stock acquired prior to the IPO, including all of Oakmont’s officers and directors, have waived any right to any liquidation distribution with respect to those shares.

Q.	When do you expect the merger to be completed?	A.	It is currently anticipated that the merger will be consummated promptly following the Special Meeting on , 2007.

For a description of the conditions to completion of the merger, see the sections entitled “Item 1: The Merger Proposal—The Merger Agreement— Conditions To The Closing Of The Merger.”

Q.	What do I need to do now?	A.	Oakmont urges you to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the merger will affect you as a stockholder of Oakmont. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card.

Q.	How do I vote?	A.	If you are a holder of record of Oakmont common stock, you may vote in person at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you must provide the record holder of your shares with instructions on how to vote your shares.

Q.	What will happen if I abstain from voting or fail to vote?	A.

An abstention to vote on any of the proposals by an Oakmont stockholder whose shares were issued in the IPO will have the same effect as a vote against the proposals, but will not have the effect of converting your shares of common stock into a pro rata portion of the Trust Account. In order to convert your shares, you must vote “AGAINST” the merger.

If your broker holds your shares in its name and you do not give the broker voting instructions, your broker cannot vote your shares. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-votes will be counted for the purpose of determining whether a quorum is present at the special meeting. Broker non-votes will not, however, be counted as votes for the purpose of any of the proposals. Therefore, broker non-votes will not have the effect of voting against the proposals or converting your shares of common stock into a pro rata portion of the Trust Account.

For a description of the conditions to completion of the merger, see the sections entitled “Item 1: The Merger Proposal—The Merger Agreement— Conditions To The Closing Of The Merger.”

Q.	Can I change my vote after I have mailed my signed proxy or direction form?	A.	Yes. Send a later-dated, signed proxy card to Oakmont’s secretary at the address of Oakmont’s corporate headquarters prior to the date of the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Oakmont’s secretary.

Q.	Do I need to send in my stock certificates?	A.	No. After the closing of the merger we will send you instructions as to how to exchange the certificates representing Oakmont common stock for certificates representing the combined company’s common stock.

Q.	What should I do if I receive more than one set of voting materials?	A.	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Oakmont shares.

Q.	What are the federal income tax consequences of the merger to Oakmont and its stockholders?	A.	A stockholder of Oakmont who exercises conversion rights and effects a termination of the stockholder’s interest in Oakmont will generally be required to recognize capital gain or loss upon the exchange of that stockholder’s shares of common stock of Oakmont for cash, if such shares were held as a capital asset on the date of the merger. Such gain or loss will be measured by the difference between the amount of cash received and the tax basis of that stockholder’s shares of Oakmont.

No gain or loss will be recognized by non-converting stockholders of Oakmont.

For a description of the material federal income tax consequences of the merger, please see the information set forth in “Item 1: The Merger Proposal—Material Federal Income Tax Consequences Of The Merger.”

Q.	Who can help answer my questions?	A.

If you have questions about the merger or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Oakmont Acquisition Corp.

33 Bloomfield Hills Parkway

Suite 240

Bloomfield Hills, Michigan 48304

Attn: Michael C. Azar

Tel: (248) 220-2001

You may also obtain additional information about Oakmont from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information from this proxy statement, including the material terms of the four proposals. The proposals are described in greater detail elsewhere in this document. You should carefully read this entire document and the other documents to which this document refers you.

Reasons for the Special Meeting

Oakmont’s board of directors has called a Special Meeting of the stockholders of Oakmont to consider and vote on the following related proposals:

•

The Merger Proposal: to adopt the Amended and Restated Agreement and Plan of Merger, dated as of April 30, 2007 by and among Oakmont, Brooke Corp., and Brooke Credit and the approval of the transactions contemplated thereby;

•	The Incentive Plan Proposal: to approve the 2007 Oakmont Equity Incentive Plan, which will be the Equity Incentive Plan of the combined company following our merger with Brooke Credit;

•

The Amendment to Certificate of Incorporation Proposal: to approve an increase in Oakmont’s capital stock from 36,000,000, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share), to 100,000,000, of which 99,000,000 will be shares of common stock (par value $0.01 per share) and 1,000,000 will be shares of undesignated preferred stock; and

•	The Amendment to Bylaws Proposal: to approve declassifying Oakmont’s board of directors and provide for the annual election of all of our directors.

The merger proposal, the incentive plan proposal and the amendment to certificate of incorporation proposal must be approved by the stockholders of Oakmont in order for the merger to be consummated.

The Merger Proposal

The Parties

Oakmont Acquisition Corp.

•

Oakmont Acquisition Corp. (the “Company” or “Oakmont”) is a blank check company organized as a corporation under the laws of the State of Delaware on April 15, 2005, and was formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business.

•

On July 18, 2005 Oakmont consummated an IPO of 8,000,000 units, with Oakmont receiving aggregate net proceeds of approximately $47,361,000. Each unit consists of one share of common stock and two warrants, each to purchase one share of common stock.

•

Other than its IPO and the pursuit of a business combination, Oakmont has not engaged in any business to date. If Oakmont does not consummate a business combination by July 18, 2007, then, pursuant to Article Sixth of its certificate of incorporation, Oakmont’s officers must take all actions necessary to dissolve and liquidate Oakmont as soon as reasonably practicable.

•

The common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board (OTCBB) under the symbols OMAC.OB for the common stock, OMACW.OB for the warrants and OMACU.OB for the units.

•	The mailing address of Oakmont’s principal executive office is 33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304.

Brooke Credit

•	Brooke Credit Corporation (“Brooke Credit”) is a specialty finance company based in Overland Park, Kansas that lends primarily to locally-owned businesses that sell insurance.

•	Brooke Credit’s core target market consists of retail insurance agencies, and managing general agencies, where the sale of insurance is their primary business.

•

Brooke Credit is a wholly owned subsidiary of Brooke Corporation (“Brooke Corp.”). Brooke Credit started its lending programs in 1996 to serve as a finance company for the capital needs (primarily for business acquisitions) of the franchisees of Brooke Franchise Corporation (“Brooke Franchise”), an affiliate of Brooke Credit and one of the largest franchisors of property and casualty independent insurance agencies in the United States.

•

Although Brooke Credit began its lending activities by loaning to franchisees of Brooke Franchise and such loans continue to represent the majority of Brooke Credit’s loan portfolio, it has evolved over the years by loaning money to more and other types of insurance-related businesses.

Brooke Corp.

•	Brooke Corp. is a holding company that is listed on the NASDAQ Global Market under the symbol BXXX.

•

Brooke Corp.’s wholly owned subsidiary, Brooke Franchise, distributes insurance and banking services through a network of more than 700 franchise locations. Brooke Franchise was named the 22nd largest U.S. insurance agency by Business Insurance magazine (2006) and the country’s No. 37 top franchise opportunity by Entrepreneur magazine (2007).

Business Rationale for Merging with Brooke Credit Corporation

We believe that the insurance industry, the primary target market of Brooke Credit, is a favorable industry in which to loan money and as a result the acquisition of Brooke Credit represents an attractive target for us. Additionally, we believe that Brooke Credit is an attractive target for us because it fits with our strategic objectives as follows:

•	Brooke Credit has achieved substantial growth and portfolio performance;

•	Brooke Credit is a market leader;

•	Brooke Credit has significant relationships with diversified funding sources;

•	Brooke Credit has a capital structure for continued growth; and

•

Brooke Credit has a collateral preservation platform featuring special services and protections developed by Brooke Credit for its specific needs including use of industry experts to help enhance credit quality.

See also the section titled, “Information About Brooke Credit – Competitive Strengths” in this proxy statement.

The Merger Agreement

Structure of the Merger; Merger Consideration

•	Brooke Credit will merge with and into Oakmont (the “combined company”). The combined company will operate under the name of “Brooke Credit Corporation.”

•

Brooke Corp. will receive merger consideration of approximately 15.1 million shares of the combined company’s common stock. Approximately 1.2 million shares of the combined company’s common stock will be issued or reserved for issuance in connection with stock or options expected to be granted pursuant to Brooke Credit’s 2007 Equity Incentive Plan, and approximately 1.2 million shares of the combined company’s common stock will be issued or reserved for issuance in connection with the warrants to purchase Brooke Credit shares that are assumed by the combined company.

•

An additional 4.0 million shares of the combined company’s common stock will be issued to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, in the event the combined company achieves certain adjusted earnings thresholds in 2007.

•

An additional aggregate of 1.0 million shares of the combined company’s common stock will be reserved to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, in the event the combined company achieves certain adjusted earnings thresholds in 2008.

Conditions to Closing of the Merger

The parties to the Merger Agreement plan to complete the merger promptly after the Special Meeting, provided that:

•

If the merger proposal is not approved, the merger will not be consummated notwithstanding an approval of the other proposals. If the merger proposal is approved, but the incentive plan or the amendment to certificate of incorporation proposal is not approved, the merger will not occur, unless the amendment to the certificate of incorporation proposal is approved and Brooke Corp. waives the requirement for the incentive plan approval;

•	holders of no more than 20% of the shares of common stock issued in Oakmont’s IPO have voted against the merger proposal and demanded conversion of their shares into cash;

•	certain executive officers of Brooke Credit have entered into employment agreements with the combined company;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all respects as of the closing and all covenants, agreements and obligations contained in the Merger Agreement have been materially complied with by the delivering party;

•	the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings;

•	there shall have been no material adverse change with respect to Oakmont’s business, financial condition, assets or operation since Brooke Corp.’s review of Oakmont through the closing;

•

Mr. Skandalaris shall have used his reasonable best efforts to acquire up to 333,333 shares of Oakmont common stock through open market purchases while not in possession of material nonpublic information;

•	Oakmont shall have delivered agreements to the holders of Brooke Credit warrants giving such holders equivalent warrant rights in Oakmont following the closing;

•	the receipt by Brooke Corp. and Brooke Credit of lock-up agreements executed by each of KrisLee & Associates, LLC, Mr. Skandalaris and Mr. Azar;

•

the receipt by Brooke Corp. and Brooke Credit of letters from resignation from all directors of Oakmont, other than Mr. Skandalaris and Mr. Azar, and the appointment of three independent directors nominated by Brooke Corp. and the appointment of two directors nominated by Brooke Corp.;

•	the receipt by Brooke Corp. and Brooke Credit of a registration rights agreement;

•	the receipt by Oakmont of lock-up agreements executed by each of Brooke Corp., Michael Lowry, Anita Larson and Morgan Joseph & Co. Inc. (“Morgan Joseph”); and

•

the receipt by Oakmont of a voting agreement by Brooke Corp., a shared services agreement between Brooke Corp. and the combined company and a tax allocation agreement between Brooke Corp. and the combined company.

See also the section titled “Item 1: The Merger Proposal—The Merger Agreement” in this proxy statement. The Merger Agreement is included as Annex A to this document.

Termination of the Merger

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Oakmont and Brooke Corp.;

•

by either Oakmont or Brooke Corp. if the closing has not occurred on or before July 18, 2007, provided the terminating party has not prevented the closing from occurring on or before such date through breach of a representation, warranty or covenant; and

•

by Oakmont or Brooke Corp. if the other party has breached any of its covenants or representations and warranties in any material respect and such breach has not been waived in writing by the other party.

See also the section titled “Item 1: The Merger Proposal—The Merger Agreement” in this proxy statement. The Merger Agreement is included as Annex A to this document.

Interest of Oakmont’s Directors and Officers in the Merger

Certain members of the Oakmont board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Oakmont stockholders generally. In particular:

•

If the merger is not consummated by July 18, 2007, Oakmont will be liquidated. In such event, the 1,980,000 shares of common stock held by Oakmont’s directors and officers that were acquired before the IPO would be worthless because Oakmont’s directors and officers are not entitled to receive any of the liquidation proceeds for such shares; however, they may participate in any liquidation distribution with respect to any shares of common stock issued in or after the IPO.

•	All of the 1,629,000 warrants purchased by the Oakmont officers and directors will become worthless if the merger is not consummated.

•

If Oakmont liquidates prior to the consummation of a business combination and distributes the proceeds held in trust to our public stockholders, Robert J. Skandalaris, our Chairman of the Board and Chief Executive Officer, and Michael C. Azar, our President, Principal Accounting Officer and Secretary, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us.

See also the section titled “Item 1: The Merger Proposal—Interest of Oakmont’s Directors and Officers in the Merger” in this proxy statement.

The Incentive Plan Proposal

•

The 2007 Equity Incentive Plan provides 500,000 shares of common stock of the combined company for issuance to the directors, executives and employees to the combined company and its subsidiaries following the merger.

•

Awards under the Plan may including restricted shares of common stock, nonqualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units, restricted stock units, as well as other types of awards that are consistent with the objectives and limitations of the Plan.

•

The Plan is intended to provide long-term incentives and rewards to those directors, executives and employees responsible for the combined company’s continued growth. The Plan is also intended to align the economic interests of management and other employees with those of the stockholders of the combined company following the merger.

See also the section titled “Item 2: Approval of the 2007 Equity Incentive Plan of the Combined Company” in this proxy statement.

The Amendment to Certificate of Incorporation Proposal

•

The total number of shares that Oakmont will have authority to issue will be increased from 36,000,000, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share), to 100,000,000, of which 99,000,000 will be shares of common stock (par value $0.01 per share) and 1,000,000 will be shares of undesignated preferred stock.

•	The proposed changes to Oakmont’s capital structure will provide a sufficient number of available shares to enable us to close the proposed merger and adopt the 2007 Equity Incentive Plan.

•

The proposed changes to the preferred stock will also provide the board of directors with the ability to designate and issue one or more series of preferred stock without requiring stockholder approval except as otherwise may be required by applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded.

See also the section titled “Item 3: Amendment to Certificate of Incorporation” in this proxy statement.

The Amendment to Bylaws Proposal

•	Oakmont’s Bylaws currently provide that its board of directors be divided into three classes of equal size as nearly as possible, each of which shall serve a three year term.

•	The amendment would eliminate the current classification of our board of directors and provide for the annual election of all of our directors.

See also the section titled “Item 4: Amendment to Bylaws” in this proxy statement.

Conversion Rights

•	A holder of shares of common stock issued in Oakmont’s IPO may, if the public stockholder affirmatively votes against the merger proposal, demand that Oakmont convert such shares into cash.

•

The per share conversion price will equal the amount of IPO proceeds held in the trust account, calculated as of two business days prior to the consummation of the merger, divided by the number of shares of common stock held by such public stockholder at the consummation of the IPO.

•	If properly demanded, Oakmont will convert each share of common stock held by public stockholders into a pro rata portion of the trust account as of the record date.

•

If we are unable to complete the merger and do not close an alternative transaction by July 18, 2007, we will be forced to liquidate and all public stockholders will receive at least the amount they would have received if they sought conversion of their shares and we did consummate the merger.

•	The merger will not be consummated if the holders of 20% or more of the common stock issued in Oakmont’s IPO (1,714,176 shares or more) exercise their conversion rights.

Appraisal or Dissenters Rights

No appraisal rights are available under the Delaware General Corporation Law for the stockholders of Oakmont in connection with the proposals contained in this proxy statement.

SELECTED HISTORICAL FINANCIAL INFORMATION

The following presents selected historical financial data of Brooke Credit and Oakmont.

The following table sets forth selected historical financial data of Brooke Credit. We are providing the following selected financial information to assist you in your analysis of the financial aspects of the acquisition. The annual information presented below was derived from Brooke Credit’s audited financial statements as of December 31, 2006, 2005, 2004, 2003 and 2002. The data for the three months ended March 31, 2007 has been derived from Brooke Credit’s interim financial statements, which in the opinion of Brooke Credit’s management include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The information is only a summary. The financial data set forth below should be read in conjunction with “Brooke Credit Management’s Discussion and Analysis of Financial Condition and Results of Operations” and its audited financial statements as of and for the years ended December 31, 2006, 2005 and 2004 and the related notes included elsewhere in this proxy statement. The historical results of operations are not necessarily indicative of future results.

Brooke Credit Selected Historical Financial Information

(in thousands)

	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006	Year Ended December 31,
			2006	2005	2004	2003	2002
Total operating revenues	$14,716	$4,000	$26,780	$18,449	$8,251	$6,666	$4,302
Net income	4,929	934	6,984	6,098	2,212	2,145	1,933
Total assets	199,852	130,325	256,475	100,436	78,822	33,485	12,131
Total debt	67,540	55,133	139,554	28,502	39,283	12,464	5,385
Shareholders’ equity	70,433	40,289	64,429	39,230	18,151	7,303	5,012
Portfolio balance	512,743	317,631	483,278	277,414	183,384	108,289	60,293

The following tables set forth historical financial data of Oakmont. The annual data is derived from Oakmont’s audited financial statements as of and for the year ended December 31, 2006, and as of December 31, 2005 and for the period from April 15, 2005 (inception) to December 31, 2005. The data for the three months ended March 31, 2007 has been derived from Oakmont’s interim financial statements, which in the opinion of Oakmont’s management include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. This selected financial information of Oakmont is only a summary. You should read this information in conjunction with Oakmont’s historical consolidated financial statements and related notes included in this proxy statement and Oakmont’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Oakmont’s annual report and other information on file with the Securities and Exchange Commission (“SEC”). See “Where You Can Find More Information” elsewhere in this proxy statement. The historical results of operations are not necessarily indicative of future results.

Oakmont Selected Historical Financial Information

(in thousands, except per share data)

	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006	Year Ended December 31, 2006	For the Period From April 15, 2005 (inception) to December 31, 2005
Statement of Operations Data:
Revenue	$0	$0	$0	$0
Interest income	278	382	1,440	585
Total expenses including income taxes	(80)	(203)	(1,016)	(305)
Net income	198	179	424	280
Net income per share	0.02	0.02	0.04	0.04

	As of March 31, 2007	As of March 31, 2006	As of December 31, 2006	As of December 31, 2005
Balance Sheet Data:
Total assets (including cash held in trust fund)	$49,475	$48,151	$49,134	$48,052
Common stock subject to possible conversion	9,265	9,265	9,265	9,265
Stockholders’ equity	39,023	38,579	38,825	38,401

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following summary unaudited pro forma condensed consolidated financial information is designed to show how the merger of Brooke Credit and Oakmont might have affected historical financial statements if the merger had been completed at an earlier time. The following summary unaudited pro forma condensed consolidated financial information was prepared based on the historical financial results of Brooke Credit and Oakmont. The following should be read in connection with the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements” and Brooke Credit’s and Oakmont’s financial statements, which are included in this proxy statement.

The unaudited pro forma balance sheets’ data assume that the merger took place on December 31, 2006 and March 31, 2007 and combines Brooke Credit’s December 31, 2006 and March 31, 2007 condensed consolidated balance sheet data with Oakmont’s December 31, 2006 and March 31, 2007 condensed consolidated balance sheet data. The unaudited pro forma statement of operations data for the year ended December 31, 2006 and the three-month period ended March 31, 2007 gives effect to the merger as if has occurred on January 1, 2006 and January 1, 2007, respectively, and combines the results of operations of Brooke Credit and Oakmont for the year ended December 31, 2006 and the three-month period ended March 31, 2007.

The summary unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been a single entity during these periods.

Brooke Credit and Oakmont Pro forma Financial Information

(in thousands, except per share data)

	For the three months ended March 31, 2007	For the year ended December 31, 2006
Total operating revenues	$14,716	$26,780
Net income	4,929	6,984

	For the three months ended March 31, 2007		For the year ended December 31, 2006
	Maximum approval	Minimum approval	Maximum Approval	Minimum Approval
Basic earnings per share	$0.18	$0.19	$0.26	$0.28
Diluted earnings per share	0.11	0.12	0.15	0.16

	For the three months ended March 31, 2007		At December 31, 2006
	Maximum approval	Minimum approval	Maximum Approval*	Minimum Approval **
Total assets	$244,637	$234,866	$298,632	$288,861
Total debt	67,540	67,540	139,554	139,554
Shareholders’ equity	115,218	105,447	108,833	99,062
Portfolio balance	512,743	512,743	483,278	483,278

*	Assumes maximum approval by Oakmont stockholders, therefore, no conversion of Oakmont stock into a pro rata share of the trust account.
**	Assumes minimum (80.0% of IPO shares) of approval by Oakmont stockholders, therefore, 1,714,176 shares of Oakmont stock (19.99% of IPO shares) would convert into a pro rata share of the trust account.

COMPARATIVE UNAUDITED HISTORICAL AND PRO FORMA PER SHARE DATA

Following completion of the merger, and assuming no earnout shares are issued and no Oakmont warrants are exercised: (i) Oakmont stockholders of record will own 10,575,166 shares of the combined company’s common stock, or 37.7% of the shares, assuming maximum conversion by the Oakmont stockholders (defined as 19.99% of the Oakmont stockholders of record), and 8,461,190 shares of the combined company, or 30.2% of such shares, assuming minimum conversion (defined as none of the Oakmont stockholders exercising their conversion rights), and (ii) Brooke Credit shareholders will own 17,455,090 shares of the combined company’s common stock, which is 62.3% of such shares assuming maximum conversion, and 67.3% of such shares assuming minimum conversion.

Assuming all earnout shares are issued following the merger and no Oakmont warrants are exercised: (i) Oakmont stockholders of record will own 10,575,166 shares of the combined company’s common stock, or 32.1% of the shares, assuming maximum conversion, and 8,461,190 shares of the combined company, or 27.4% of the shares, assuming minimum conversion, and (ii) Brooke Credit shareholders will own 22,455,090 of the shares of the combined company’s common stock, which is 68% of the shares assuming maximum conversion, and 72.6% of the shares assuming minimum conversion.

The following table sets forth unaudited pro forma per share ownership information of Brooke Credit and Oakmont after giving effect to the merger, assuming both no conversions and maximum conversions by Oakmont stockholders. You should read this information in conjunction with the selected historical financial information included elsewhere in this proxy statement, and the historical financial statements of Brooke Credit and related notes that are also included elsewhere in this proxy statement. The unaudited Brooke Credit and Oakmont pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial information and related notes included in the section entitled “Unaudited Pro Forma Condensed Consolidated Financial Statements.”

The unaudited pro forma condensed earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined, nor earnings per share for any future date or period.

The unaudited pro forma book value per share information below does not purport to represent what the value of Brooke Credit and Oakmont would have been had the companies been combined.

	Historical for the three months ended March 31, 2007		Pro Forma for the three months ended March 31, 2007		Historical for the year ended December 31, 2006			Pro Forma for the year ended December 31, 2006
	Brooke Credit	Oakmont	Maximum Approval	Minimum Approval	Brooke Credit		Oakmont	Maximum Approval*	Minimum Approval**
Book value per share at March 31, 2007 and at December 31, 2006, respectively	$12.22	$3.69	$4.28	$4.19	$11.40		$3.67	$4.05	$3.93
Basic earnings per share	$0.86	$0.02	$0.18	$0.19	$1.25		$0.04	$0.26	$0.28
Diluted earnings per share	$0.86	$0.02	$0.11	$0.12	$1.25		$0.04	$0.15	$0.16
Shares used to compute book value per share	5,761,523	10,575,166	26,898,338	25,184,162	5,650,000		10,575,166	26,898,338	25,184,162
Shares used to compute basic earnings per share	5,280,127	10,575,166	26,898,338	25,184,162	5,130,000		10,575,166	26,898,338	25,184,162
Shares used to compute diluted earnings per share	5,280,127	10,575,166	45,180,588	43,466,412	5,130,000	***	10,575,166	45,180,588	43,466,412

*	Assumes maximum approval by Oakmont stockholders, therefore, no conversion of Oakmont stock into a pro rata share of the trust account.
**	Assumes minimum (80.0% of IPO shares) approval by Oakmont stockholders, therefore, 1,714,176 shares of Oakmont stock (19.99% of IPO shares) would convert into a pro rata share of the trust account.
***	The number of common shares potentially issuable upon the exercise of the warrants of approximately 439,000 as of December 31, 2006 and March 31, 2007 and the increase in net income, net of taxes, of $78,000 and $54,914, respectively, that would result if certain warrants that are reported as a liability were reported as equity as of December 31, 2006 and March 31, respectively, have not been included in the computation of diluted earnings per share since the effect would be anti-dilutive. As such, diluted earnings per share is equal to basic earnings per share.

RISK FACTORS

The following is a summary of the risks related to an investment in the combined company. Unless the context otherwise requires, all references to the “company,” “we,” “our” or “us” in this Risk Factors section is to the combined company following the merger.

Risks Related to Our Business

Our borrowers’ financial performance (which may be affected by, among other conditions, a softening insurance market and rising interest rates) may adversely affect their ability to repay amounts due to us which could result in increased credit losses. Increases in credit losses in connection with loans where we have retained credit exposure could decrease the value of our assets and the net income and cash available to us.

We have credit exposure with respect to loans. We lend money to insurance agencies and funeral home owners to acquire businesses and, in addition, we may assist these borrowers by loaning working capital. If our borrowers are not successful, they may be unable to repay their loans and other obligations, which would have a detrimental effect on us.

We may not be able to accurately predict credit losses and, as a result, the amount we have budgeted for credit losses may not be sufficient to cover future losses, in which case our financial condition and results of operations will be adversely affected. For example, in a securitization, participation or warehouse sale transaction, we may recognize a gain on sale resulting from related retained interest and/or servicing rights when we sell the assets. The value assigned to the retained interest and/or servicing asset depends upon certain assumptions we make about future performance of the sold loans, including the level of credit losses. If actual credit losses differ from the original assumptions, the value of the retained interest and/or servicing asset may decrease materially. In addition, our borrower’s adverse financial performance may result in a downgrade or withdrawal of ratings given to securities previously issued in our securitizations, or keep us from getting favorable ratings on future securitized pools of our loans.

The value of the collateral securing our loans to borrowers may be adversely affected by our borrowers’ actions, which could inhibit our ability to recover the full amount of our loan in the event of a borrower’s default and subsequent collateral liquidation.

We make loans to insurance agencies, funeral home owners and other borrowers primarily for the purpose of allowing them to acquire businesses. These loans are secured by assets relating to a borrower’s business. These assets in most cases are intangible, and the value of these assets may rapidly deteriorate if our borrowers do not adequately serve their customers or if the products and services they offer are not competitively priced. Reduction in the value of such assets could result in these loans being inadequately secured, which could result in a credit loss for us in the event of a default on these loans. Increases in credit losses in connection with loans where we have retained credit exposure could decrease the value of our assets and the net income and cash available to us.

The ability of our borrowers to repay loans made to them may be adversely affected by an increase in market interest rates which could result in increased credit losses. Increases in credit losses in connection with loans where we have retained credit exposure could decrease the value of our assets and the net income and cash available to us.

The loans we make to our borrowers typically bear interest at a variable or floating interest rate. When market interest rates increase, the amount of revenue borrowers need to service their debt with us also increases. Some borrowers may be unable to make their debt service payments to us. As a result, an increase in market interest rates will increase the risk of default on the loans made by us. In addition, during periods of higher interest rates some of our borrowers experience a flattening or decreasing of property and casualty insurance premiums, and thus commissions. A decrease in the commissions received by our borrowers will reduce the revenues our borrowers have available to service their debt. As a result, an environment marked by the flattening or decreasing of property and casualty insurance premiums will increase the risk of default on the loans made by us. As well, an increase in interest rates could cause certain insurance companies to reduce their premium rates in an effort to sell more insurance and invest the resulting premiums in fixed-income securities to get the benefit of these higher rates. In such event, the amount of commissions our insurance agency borrowers earn could be adversely affected, further increasing the risk of default on loans made by us to these borrowers.

Our financial condition could be adversely affected if we were unable to fund our loans through sales to third parties. As a finance company, we secure money to lend to our borrowers from third parties. If our funding sources are no longer willing to loan us money, we will be unable to make additional loans which will reduce our revenues and net income.

In an effort to broaden our funding sources and to provide an additional source of liquidity, we have sold participation interests in our loans and have accessed, and intend to attempt to continue to access, the asset-backed securitization and warehouse funding markets. As of December 31, 2006, we had loan balances of $483.3 million, of which over 80% was funded through money obtained from unaffiliated third parties.

Under a typical asset-backed securitization, we sell a “pool” of secured loans to a special-purpose entity, generally a limited liability company. The special-purpose entity, in turn, typically issues securities that are collateralized by the pool and the holders of the securities are entitled to participate in certain pool cash flows. Several factors will affect our ability to sell participation interests in our loans, to fund our financing through warehouse facilities and to complete securitizations, including:

•	conditions in the securities markets, generally;

•	conditions in the asset-backed securities markets;

•	the credit quality and performance of our financial instruments and loans;

•	our ability to adequately service our financial instruments and loans;

•	our ability to monitor our borrowers and to implement collateral preservation; and

•	the absence of any downgrading or withdrawal of ratings given to securities previously issued in our securitizations.

We make certain assumptions regarding the profitability of our securitizations, participations, warehouse lines and other funding vehicles which may not prove to be accurate. If our assumptions are wrong, we could experience a decrease in the value of our assets and the net income and cash available to us.

In a securitization, participation or warehouse sale transaction, we may recognize a gain on sale resulting from related retained interest and/or servicing rights when we sell the assets. The value assigned to the retained interest and/or servicing asset depends upon certain assumptions we make about future performance of the sold loans, including the level of credit losses and the rate of prepayments. If actual credit losses or prepayment rates differ from the original assumptions, the value of the retained interest and/or servicing asset may decrease materially. For example, Brooke Credit recorded an impairment loss of $329,000 for the year ended December 31, 2006, which is included in Other income on Brooke Credit’s Consolidated Statements of Operations. We also make certain assumptions with respect to the discount rate. The value of the retained interest and/or servicing asset may also decrease materially as a result of changes in market interest rates. For example, as a result of the change in discount rate, the Company recorded an unrealized loss, net of taxes of $91,000, on the retained interest for the year ended December 31, 2005.

In addition, as noted above, changes in the volume of loans sold due to our inability to access the asset-backed securitization markets, or other funding sources, could materially affect our ability to originate new loans which would have a material adverse effect on our business, financial condition and results of operations. Decreases in the value of the retained interests and/or servicing asset in securitizations or warehouses that we have completed or loan participations we have sold due to market interest rate fluctuations or higher than expected credit losses on prepayments also could have a material adverse effect on our business, financial condition and results of operations.

A significant part of our business strategy involves the success of our affiliate, Brooke Franchise, in adding new franchisees to which we lend and providing collateral preservation services, and Brooke Franchise’s failure to grow or effectively provide services could reduce the number of loans Brooke Franchise refers to us and inhibit Brooke Franchise’s ability to provide upfront collateral preservation inspection services to us. A reduction in the number of loan referrals could reduce the number of loans we originate, which could reduce our profitability and ability to grow our business. Brooke Franchise’s inability to provide upfront collateral preservation inspection services to us could result in a temporary reduction in the level of upfront or pre-funding collateral preservation services or increase our expenses if we were unable to find a suitable replacement at a comparable cost.

We obtain a substantial portion of our business through loans to franchisees of Brooke Franchise, and Brooke Franchise provides collateral preservation services to us with respect to our retail insurance agency (franchise and captive) loan portfolio. The expansion strategy of Brooke Franchise consists principally of adding new franchise locations. The continued growth of Brooke Franchise is dependent upon a number of factors, including the availability of adequate financing and suitable franchise locations on acceptable terms, experienced management employees, the ability to obtain required government permits and licenses and other factors, some of which are beyond their control. In addition, Brooke Franchise competes for acquisition and expansion opportunities with entities that have substantially greater resources than Brooke Franchise does. We cannot assure you that Brooke Franchise will be able to continue to provide effective collateral preservation services or grow its business successfully through adding new franchise locations or by growing the operations of existing franchisees. Brooke Franchise’s failure to grow could materially reduce our loan originations volumes which could reduce our profitability and ability to grow our business. Although backup providers of collateral preservation services have been retained to provide ongoing collateral preservation services to us, replacing Brooke Franchise as the provider of our pre-funding collateral preservation services, may result in additional costs to us and a temporary reduction in the level of upfront or pre-loan funding collateral preservation services.

A significant part of our business strategy involves the success of our affiliate, Brooke Capital Advisors, Inc. (“Brooke Capital Advisors”), in sourcing managing general agency (“MGA”) and funeral home loans for us. A reduction in lending opportunities could reduce the number of loans we originate which could reduce our profitability and ability to grow our business.

We obtain a substantial portion of our business through loans to MGAs and funeral home owners sourced by Brooke Capital Advisors and Brooke Capital Advisors provides, or contracts with third parties to provide, collateral preservation services with respect to these loans. We cannot assure you that Brooke Capital Advisors will be able to identify a sufficient number of loan opportunities to enable us to continue the rate of growth we have seen in our MGA and funeral home loan portfolio. Brooke Capital Advisors’ failure to identify and present lending opportunities to us could materially reduce our loan origination volumes, which could reduce our profitability and ability to grow our business. Although backup providers of collateral preservation services have been retained to provide upfront and ongoing collateral preservation services to us, as we grow, we may need additional collateral preservation providers to conduct upfront, pre-funding inspection services, and ongoing collateral preservation services. If Brooke Capital Advisors fails to provide or contract with third parties necessary to provide collateral preservation services with respect to these loans, we may be required to reduce the number of loans originated to MGA borrowers which could reduce our profitability and ability to grow our business.

Our insurance agency borrowers’ businesses are dependent on the pricing of property and casualty insurance, which is cyclical. In the event the price of this insurance is reduced, our insurance agency borrowers’ revenues available to repay their loans to us will be reduced. The inability of our borrowers to repay loans made to them could result in increased credit losses. Increases in credit losses in connection with loans where we have retained credit exposure could decrease the value of our assets and the net income and cash available to us.

Many of our borrowers are primarily engaged in insurance agency and brokerage activities and derive revenues from commissions paid by insurance companies, which commissions are based in large part on the amount of premiums paid by their customers to such insurance companies. Premium rates are determined by insurers based on a fluctuating market. Historically, property and casualty insurance premiums have been cyclical in nature, characterized by periods of severe price competition and excess underwriting capacity, or soft markets, which generally have an adverse effect upon the amount of commissions earned by our insurance agency borrowers, followed by periods of high premium rates and shortages of underwriting capacity, or hard markets. The current insurance market generally may be characterized as “soft,” with a flattening or decreasing of premiums in most lines of insurance. As insurance carriers continue to outsource the production of premium revenue to independent brokers or agents, such as our insurance agency borrowers, those insurance carriers may seek to reduce further their expenses by reducing the commission rates payable to these borrowers. The reduction of these commission rates, along with general volatility and/or declines in premiums, may significantly undermine our borrowers’ profitability. A reduction in commission rates may significantly undermine our borrowers’ ability to repay loans to us. Because we do not determine the timing and extent of premium pricing changes, we cannot accurately forecast our borrowers’ commission revenues, including whether they will significantly decline. As a result, our budgets for future credit loss reserves, loan repayments and other similar items may have to be adjusted to account for unexpected changes in revenues. Furthermore, increases in credit losses in connection with loans where we have retained credit exposure could decrease the value of our assets and the net income and cash available to us.

We share brand name identity with Brooke Corp., Brooke Franchise, Brooke Capital Advisors and other affiliates. In the event of circumstances involving any of these entities that have a negative effect on the “Brooke” brand, we could likewise suffer if the negative impact harms our reputation or credibility in the market place, which could reduce the number of borrowers willing to obtain credit from us, reduce the number of collateral preservation providers willing to provide services to us, or reduce the number of funding sources willing to fund our loans or fund our loans at a reasonable cost. In either instance, if we were not able to originate an acceptable volume of loans or fund the loans we wish to originate on reasonable terms, our profitability and growth prospects would be reduced.

We have conducted our operations under the “Brooke” brand name for over ten years and have developed significant brand name identity in our target markets. Brooke Corp. has granted us a license to use the “Brooke” name. Brooke Corp. and our affiliates, Brooke Franchise, Brooke Capital Advisors, Brooke Savings Bank and other subsidiaries of Brooke Corp. conduct their operations under the Brooke name. In the event circumstances involving one or more of these entities results in damage to the Brooke name or brand, it could damage our ability to attract or retain borrowers, collateral preservation providers or funding institutions. It could also damage our ability to obtain or maintain the ratings we have in connection with our asset backed securities. These circumstances and others relating to the “Brooke” name or brand could result in a decrease in the number of loans we originate and a decrease in our profitability.

We may be required to repurchase loans sold with recourse or make payments on guarantees. In the event we are required to repurchase a loan of low quality, it may increase our exposure to credit losses. In the event a repurchased loan goes into default and we are unable to recover the full amount of the loan, we may experience credit losses which could decrease the value of our assets and the net income and cash available to us.

In some instances, we have sold loans to investors with full or partial recourse. For example, we may be obligated to repurchase a loan that is underperforming and for which the collateral values upon liquidation would not be sufficient to cover the balance of our loan. In the event of liquidation, we could suffer a credit loss which would decrease the value of our assets and the net income and cash available to us. Likewise, if we have guaranteed the performance of a loan we have sold to a third party, in the event of default under such a recourse loan, we may be required to pay the third party all or a part of the principal amount of such loan not recovered through the liquidation of the assets securing the loan. In the event we are required to make payments to a third party on a recourse loan, we could suffer a credit loss which would decrease the value of our assets and the net income and cash available to us.

We will be adversely affected if we do not have alternative sources of funds to repay our obligations as they mature.

Loans made by us are usually amortized for a period of between twelve years and fifteen years. We have funded a portion of our loan portfolio with funding facilities which will require all or partial repayment by us prior to the time that loans made by us are scheduled to be repaid, and we will be adversely affected if we do not have alternative sources of funds to repay these obligations as they mature. For example, we have funded certain of our loans through a warehouse facility that matures in 2009. In the event we are unable to find permanent financing for the loans in this warehouse facility or refinance this warehouse obligation on or prior to its maturity, Brooke Credit could be declared in default under the terms of the loan documents. As a result of the default, our cost of funds could increase and our cash flows from the facility could be reduced. In addition, a default under our obligations to the warehouse lender would constitute an event of default under certain other obligations we have outstanding which could result in the acceleration of such obligations. Brooke Credit may not be able to these other obligations if accelerated. Furthermore, a default in our obligations to our warehouse lender may cause other funding sources to cease financing our lending activities which would inhibit our growth.

We are dependent on key personnel, particularly the services of Michael S. Lowry. If Mr. Lowry were to separate from service with the combined company for any reason, our funding sources, rating agency and collateral preservation providers could become uncertain as to the combined company’s prospects and could take actions adverse to us. We are dependent upon the continued services of senior management, particularly the services of Michael S. Lowry. Mr. Lowry’s expertise and leadership have been instrument in the growth and profitability of Brooke Credit. In connection with the merger, we intend to enter into employment agreements with Mr. Lowry and other senior executives. We are currently seeking to retain a chief financial officer for the combined company. The loss of the services of any key personnel, by termination, death or disability, or our inability to identify, hire and retain other highly qualified personnel in the future, could cause our funding sources, rating agency and collateral preservation providers to become uncertain as to the combined company’s prospects and cause them to decide to withhold additional funding, downgrade or withhold a rating of our asset-backed securities, or refuse to provide additional collateral preservation services. The terms of certain of our financings provide for an event of default if Michael Lowry or other named senior managers are not replaced in a specified period of time following a separation in service which could result in the assessment of default interest, loan acceleration and the obligation to repay such financings prior to maturity. We may be required to pay more for the services of replacement management than our current senior management receives. We currently do not maintain key employee insurance with respect to any of our officers or employees.

With our method of funding our loans, our leverage may increase.

If we fund more of our loans with our cash or warehouse facilities that do not qualify as true sales pursuant to the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”, our current liabilities will increase. Our network of participating lenders and other business partners may become uncomfortable with such an increase in current liabilities and may cease funding our lending activities or cease funding them on favorable terms. As a result, we may not be able to sell loans we originate on terms acceptable to us or at all, which could hinder our ability to make the number of loans we desire and reduce the profitability of the loans we originate.

Because a significant part of our loans and insurance-related revenues derive from operations located in five states, our business may be adversely affected by conditions in these states.

A substantial portion of our loans is derived from operations located in the states of Florida, Texas, California, Kansas, and Virginia. Our revenues and profitability are affected by the prevailing regulatory, economic, demographic, weather, competitive, industry and other conditions in these states. Changes in any of these conditions could make it more costly or difficult for us to conduct our business. Adverse regulatory or industry developments in these states, which could include fundamental changes to the design or implementation of the insurance regulatory framework, could have a material adverse effect on our results of operations and financial condition. For example, our MGA loan opportunities in Florida have increased due to legislation giving certain insurance companies access to additional surplus on favorable terms through a surplus matching program. The access to additional surplus is contingent upon the insurance company receiving a certain level of new capital. Managing general agents that own or are affiliated with insurance companies in Florida have obtained loans from Brooke Credit to finance these capital injections. If this surplus matching program is discontinued or limited, Brooke Credit could experience fewer MGA lending opportunities in Florida and fewer MGA loan originations.

Our network may be vulnerable to security breaches and inappropriate use by Internet users, which could disrupt or deter future use of our services.

Concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services. Our failure to successfully prevent security breaches could significantly harm our business, reputation and results of operations and could expose us to lawsuits by state and federal consumer protection agencies, by governmental authorities in the jurisdictions in which we operate, and by consumers. Anyone who is able to circumvent our security measures could misappropriate proprietary information, including personal customer data, cause interruptions in our operations or damage our brand and reputation. A breach of our security measures could involve the disclosure of personally identifiable information and could expose us to a material risk of litigation, liability or governmental enforcement proceedings. We cannot assure you that our financial systems and other technology resources are completely secure from security breaches, password lapses or sabotage, and we have occasionally experienced attempts at “hacking.” We may be required to incur significant additional costs to protect against security breaches or to alleviate problems caused by any of these types of breaches. Any well publicized compromise of our security or the security of any other Internet provider could deter people from using our services or the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials, which could have a detrimental impact on our business. Furthermore, computer viruses may affect our ability to provide our services and adversely affect our revenues. Moreover, if a computer virus affecting our system were highly publicized, our reputation could be significantly damaged, resulting in the loss of current and future customers.

Our management, facilities and labor force may be insufficient to accommodate expected growth. If this happens, Brooke Credit could be required to limit its growth or risk originating loans of lower quality.

If we grow more quickly than anticipated, our management, facilities and labor force may become insufficient to accommodate our expected growth. For example, if Brooke Credit were unable to identify a sufficient number of quality loan underwriters or credit review professionals to accommodate increased loan originations, Brooke Credit could be required to limit the number of loans it originations or risk originating loans of lower quality. Also, although we have safeguards for emergencies and have arranged for back-up facilities to process information if the processing center in Phillipsburg, Kansas is not functioning, the occurrence of a major catastrophic event or other system failure could interrupt document processing or result in the loss of stored data.

If we fail to effectively manage our growth, our financial results could be adversely affected.

We believe that the success of a commercial finance business like ours depends on our ability to increase our interest-earning assets while continuing to maintain disciplined origination and credit decision-making. To that end, during the year ended December 31, 2006, our loan portfolio grew to approximately $483 million, representing an annual growth rate in 2006 of approximately 74%. We must continue to refine and expand our marketing capabilities, our management procedures, our network of collateral preservation providers, our internal controls and procedures, our access to financing sources and our technology. As we grow, we must continue to hire, train, supervise and manage new employees. We may not be able to hire and train sufficient lending and administrative personnel or develop management and operating systems to manage our expansion effectively. For example, if we were not able to hire and train underwriters or credit review professionals that can effectively analyze and review credit risks associated with our lending programs, credit quality could suffer and loan losses could increase. Increases in credit losses in connection with loans where we have retained credit exposure could decrease the value of our assets and the net income and cash available to us.

We may not achieve the same levels of growth in revenues and profits in the future as we have in the past.

Our business has experienced rapid growth in loan originations. Our ability to continue to grow our business will be subject to a number of risks and uncertainties and will depend in large part on, among other factors: (i) finding new opportunities in our existing and new markets; (ii) hiring, training and retaining skilled managers and employees; (iii) expanding and improving the efficiency of our operations and systems; (iv) maintaining loan quality; (v) maintaining and growing our funding sources and funding network; (vi) growing and maintaining our network of loan sources; (vii) maintaining and growing our network of collateral preservation providers; and (viii) maintaining and attracting customers. Accordingly, we may not achieve the same levels of growth in revenues and profits as we have historically.

We expect to face increased competition in our business that may negatively impact our revenue, profitability and market position.

We expect the historical success of our company to attract others to our target markets who will strive to compete directly or indirectly against us. Some of these competitors may be larger and better capitalized. Increased competition may reduce demand for our products and limit the amount of revenues we report. Competitors may develop or offer more attractive or lower cost products and services than ours which could erode our customer base or cause us to decrease the rates we offer customers and thus our interest spreads.

Our debt instruments contain restrictive covenants and other requirements that may limit our business flexibility by imposing operating and financial restrictions on our operations.

Certain of the agreements we have governing indebtedness contain financial covenants that impose ratios, tests, and restrictions on us, such as maximum prepayment rate; a maximum loan loss rate; a minimum fixed charge coverage ratio; a maximum cash leverage ratio; and a maximum total leverage ratio. Some of our notes also contain other restrictions, including but not limited to: the incurrence of indebtedness and liens; restrictions on the reorganization, transfer and merger of the combined company; the disposal of our properties other than in the ordinary course of business; entering into transactions with affiliates or into material agreements other than in the ordinary course of business; entering into pledge and negative pledge agreements; and the declaration of dividends, except in limited circumstances. Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions. These covenants may prevent us from expanding our operations and executing our business strategy. In addition, a breach of any of these covenants, ratios or tests could result in a default under the agreements governing our indebtedness.

The cash flows we receive from the interests we retain in our securitizations could be delayed or reduced due to the requirements of the agreements we have signed, which could impair our ability to operate.

We retain a subordinate interest in our asset backed securitization transactions. As a result, our receipt of future cash flows is governed by provisions that control the distribution of cash flows from the loans underlying our asset backed securities. In some circumstances, cash flows from the underlying loans must be used to reduce the outstanding balance of the senior notes issued in the term debt transactions and are not available to us until the full principal balance of the senior notes has been repaid. On a monthly basis, cash flows from the underlying loans in our securitizations must first be used to pay the interest on the senior notes, expenses of the term debt transaction and to maintain certain required reserves. Poor performance of a pool of loans we securitize could reduce or delay future cash flows and therefore could restrict the cash we have available to conduct our operations.

When we sell loans classified as a true sale pursuant to the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities,” we record a retained interest and/or servicing asset on our balance sheet. The amount we record is determined based upon certain assumptions made by management. If these assumptions are materially inaccurate, we may be required to write down these assets.

Subsequent to the initial calculation of the fair value of retained interest and servicing assets, we utilize a fair market calculation methodology to determine their ongoing fair market value. Ongoing fair value is calculated using the then current outstanding principal of the transferred notes receivable and the outstanding balances due unaffiliated purchasers, which are reflective of credit losses and prepayments prior to the fair value recalculation. The rates of write down of the retained interest are based on the current interest revenue stream. This revenue stream is based on the loan balances at the date the impairment test is completed, which will include actual prepayments on loans and any credit losses for those loans. If the assumptions used by management in the initial recording of the retained interest or servicing asset prove to be materially inaccurate, the future fair value of the retained interest or servicing asset may be less than originally expected resulting in an impairment loss. Impairment is evaluated and measured annually. For example, Brooke Credit recorded an impairment loss of $329,000 for the year ended December 31, 2006, which is included in Other income on Brooke Credit’s Consolidated Statements of Operations. As an additional example, as a result of a change in our discount rate assumption, the Company recorded an unrealized loss, net of taxes, of $91,000 on the retained interest for the year ended December 31, 2005.

Most of the loans we make are to privately-owned small and medium-sized companies, which present a greater risk of loss than loans to larger companies.

Our portfolio consists primarily of commercial loans to small and medium-sized, privately owned businesses. Compared to larger, publicly owned firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand or compete. These financial challenges may make it difficult for our borrowers to make scheduled payments of interest or principal on our loans. Accordingly, advances made to these types of borrowers entail higher risks than advances made to companies who are able to access traditional credit sources.

The collateral securing a loan may not be sufficient to protect us from a partial or complete loss if the loan becomes non-performing, and we are required to foreclose.

While most of our loans are secured by a lien on specified collateral of the borrower, there is no assurance that the collateral securing any particular loan will protect us from suffering a partial or complete loss if the loan becomes non-performing and we move to foreclose on the collateral. The collateral securing our loans is subject to inherent risks that may limit our ability to recover the principal of a non-performing loan. Listed below are some of the risks that may affect the value of different types of collateral in which we typically take a security interest.

•	our valuation of the collateral at the time we made the loan was not accurate;

•	there is a reduction in the demand for a borrower’s products or services;

•

the value of the collateral decreases due to loss of key customers, key employees or producers, changes in market or industry conditions (including the softening insurance market environment), borrower actions, ineffective or poor management, increased competition or other reason; and

•	the failure of the borrower to adequately maintain existing or recruit new customers;

Our insurance agency and managing general agency loans are not generally secured by tangible assets. Furthermore, our funeral home loans are generally not fully secured by tangible assets. Consequently, if any of these loans becomes non-performing, we could suffer a loss of some or all of our value in the loan. Our lending involves lending money to a borrower based primarily on the expected cash flow, profitability and enterprise value of a borrower rather than on the value of its tangible assets. Thus, if one of our loans becomes non-performing, our primary recourse to recover some or all of the principal of our loan would be to force the sale of the entire company as a going concern. The risks inherent in our type of lending include, among other things, the following:

•	reduced use of or demand for the borrower’s products or services and, thus, reduced cash flow of the borrower to service the loan as well as reduced value of the borrower as a going concern;

•	poor accounting systems of the borrower which adversely affect our ability to accurately predict the borrower’s cash flows;

•	economic downturns, political events and changes, regulatory changes, litigation that affects the borrower’s business, financial condition and prospects; and

•	poor management performance.

Additionally, many of our borrowers use the proceeds of our loans to make acquisitions. Poorly executed or poorly conceived acquisitions can tax management, systems and the operations of the existing business, causing a decline in both the borrower’s cash flow as well as the value of its business as a going concern. In addition, many acquisitions involve new management teams taking over control of a business. These new management teams may fail to execute at the same level as the former management team, which could reduce the cash flow of the borrower to service the loan as well as reduce the value of the borrower as a going concern.

We may incur lender liability as a result of our lending activities which could result in significant defense costs and possible judgments against us.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We may be subject to allegations of lender liability. We cannot assure you that these claims will not arise or that we will not be subject to significant defense costs and liability if a claim of this type did arise.

Some of our borrowers require licenses, permits and other governmental authorizations to operate their businesses, which licenses, permits or authorizations may be revoked or modified by federal, state and local governmental authorities. Any revocation or modification could impair the borrower’s ability to conduct business, generate cash flows necessary to repay obligations to us, and reduce the value of collateral securing our loan. As a result, a loss of the necessary licenses, permits and authorization could with respect to loans where we have retained credit exposure result in a credit loss which could reduce our revenues, cash flow and net income.

Our borrowers are required to have permits and/or licenses from various governmental authorities to operate their businesses. These governmental authorities may revoke or modify such licenses or permits if a borrower is found in violation of any regulation to which it is subject. In addition, these licenses may be subject to modification by order of governmental authorities or periodic renewal requirements. The loss of a permit, whether by termination, modification or failure to renew, could impair the borrower’s ability to continue to operate its business in the manner in which it was operated when we made our loan to it, which could impair the borrower’s ability to generate cash flows necessary to service our loan or repay indebtedness upon maturity, either of which outcomes would reduce our revenues, cash flow and net income.

Our loans to foreign borrowers may involve significant risks in addition to the risks inherent in loans to U.S. borrowers.

As of December 31, 2006, approximately $11 million of our on balance sheet loan portfolio are balances of Canadian borrowers. These loans may expose us to risks not typically associated with loans to U.S. borrowers. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility. For example, to the extent that any of our loans are denominated in foreign currency, they will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We do not currently employ hedging techniques to minimize these risks. Therefore, a movement of exchange rates against us could result in an increase in the costs of funds to us and, therefore, a reduction in our profits on these loans.

Many of our borrowers are captive insurance agents, and therefore, are dependent on the continued success, competitiveness, credit quality and financial condition of the captive carrier they represent. If the captive carrier’s success, competitiveness, credit quality or financial condition deteriorates, it may inhibit our captive borrowers’ ability to sell policies and earn commissions, which could affect their ability to pay their obligations to us.

Many of our borrowers are captive agents and therefore represent primarily one insurance carrier and derive revenues from commissions paid by primarily one carrier. If this carrier’s products become uncompetitive, the carrier is subject to negative publicity, the carrier experiences regulatory concerns, the commission rate the carrier pays its agents is reduced, the premiums charged to the carriers customers is reduced and correspondingly the commissions based on such premiums are reduced, the rating of the carrier is lowered, or the carrier otherwise experiences a material adverse condition or event, our borrower may likewise experience a reduction in revenues. A reduction in these borrowers’ revenues could affect their ability to repay us, which in turn could result in increased credit losses. Increases in credit losses in connection with loans where we have retained credit exposure could decrease the value of our assets and the net income and cash available to us.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures; non-compliance with the Sarbanes-Oxley Act may adversely affect us. We may not be able to accurately report our financial results or prevent fraud if we fail to maintain an effective system of internal controls over financial reporting.

The Sarbanes-Oxley Act of 2002 that became law in July 2002 and rules subsequently implemented by the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. require changes to some of our accounting and corporate governance practices, including the requirement that we issue a report on our internal controls as required by Section 404 of the Sarbanes-Oxley Act. We expect to be required to comply with Section 404 of the Sarbanes-Oxley Act with respect to the year ended December 31, 2007. We expect these rules and regulations to increase our accounting, legal and other costs, and to make some activities more difficult, time consuming and/or costly. Much of the accounting, legal and other costs associated with the Section 404 compliance are currently covered by the administrative services agreement Brooke Credit has with its parent company. However, if these costs are not covered by future administrative services arrangements, the increased expenses could reduce our income. Furthermore, in the event that we are unable to maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may, among other consequences, lose the confidence of investors, be de-listed if we are traded on an exchange, be subject to shareholder action, and/or be subject to fines and penalties. Effective internal controls over financial reporting are necessary for us to provide reliable financial reports, effectively prevent fraud and operate successfully as a public company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results will be harmed.

Brooke Credit has transferred a significant amount of assets and liabilities off balance in reliance on Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” In the event transfer of such assets and liabilities is subsequently determined to be inappropriate under SFAS 140, or if SFAS 140 is amended, our current off-balance sheet assets and liabilities could be required to be consolidated in our financial statements.

In the ordinary course of business, Brooke Credit sells its loans to special purpose entities. Some of these sale transactions are classified as true sales pursuant to FASB Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”). Transactions involving sales of assets classified as true sales under SFAS 140 have historically been subject to significant scrutiny by the Securities and Exchange Commission and have been an area of debate with the FASB. In August 2005, the FASB issued an exposure draft which proposes amendments to SFAS 140. This exposure draft seeks to clarify the derecognition requirements for financial assets and the initial measurement of interests related to transferred financial assets. During July 2006, the FASB continued re-deliberations on the August 2005 revised exposure draft. Brooke Credit has transferred a significant amount of assets and liabilities off balance in reliance on SFAS 140. In the event our transfer of such assets and liabilities is subsequently determined to be inappropriate under SFAS 140, or SFAS 140 is amended based on the provisions of the exposure draft, Brooke Credit’s current off-balance sheet liabilities could be required to be consolidated in the combined company’s financial statements. In addition, if we were required to fund our loans with financings that do not qualify as true sales pursuant to the criteria established by SFAS 140, our current liabilities would increase. Our network of participating lenders and other business partners may become uncomfortable with such an increase in current liabilities. As a result, we may not be able to sell loans we originate on terms acceptable to us or at all, which could hinder our ability to make the number of loans we desire and reduce the profitability of the loans we originate.

Risks Related to Our Common Stock

Brooke Corp. will be able to exert significant control over us and may act in a manner that is adverse to our other shareholders’ interests.

Immediately after the transaction, Brooke Corp. will beneficially own approximately 53.0% of our outstanding common stock. If certain adjusted earnings targets are met in 2007 and 2008, and assuming that no warrants or options of the combined company are exercised and no additional shares of the combined company’s common stock are otherwise issued, Brooke Corp. will beneficially own approximately 57.9% of our then outstanding common stock. As a result, Brooke Corp. will be able to exert significant influence over:

•	subject to the terms of the voting agreement to be entered into in connection with the consummation of the merger, the nomination, election and removal of our board of directors;

•	the adoption of amendments to our charter documents;

•	our management and policies; and

•	the outcome of any corporate transaction or other matter submitted to our shareholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets.

Brooke Corp.’s interests may conflict with the interests of other holders of our common stock and it may take actions affecting us with which other shareholders may disagree. For example, in order to retain control, Brooke Corp. may decide not to enter into a transaction in which our shareholders would receive consideration for their shares that is much higher than the cost of their investment in our common stock or than the then current market price of our common stock.

Our relatively low trading volume may limit shareholders’ ability to sell their shares.

Our average daily trading volume reported on the OTC Bulletin Board has been approximately 80,103 shares for the three-month period ended May 25, 2007. As a result of this low trading volume, shareholders may have difficulty selling a large number of shares of our common stock in the manner or at the price that might be attainable if our common stock were more actively traded.

The price of our common stock may fluctuate significantly, which may make it difficult for shareholders to resell common stock when they want or at a price they find attractive.

We expect that the market price of our common stock will fluctuate. Our common stock price can fluctuate as a result of a variety of factors, many of which are beyond our control. These factors include:

•	actual or anticipated variations in our quarterly operating results;

•	actual or anticipated changes in the dividends we pay on our common stock;

•	recommendations by securities analysts;

•	changes in interest rates and other general economic conditions;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	news reports relating to trends, concerns, litigation, regulatory changes and other issues in our industry;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts; and

•	relatively low trading volume.

FORWARD-LOOKING STATEMENTS

We believe that some of the information in this proxy statement constitutes forward-looking statements within the definition of the Private Securities Litigation Reform Act of 1995. However, the safe-harbor provisions of that act do not apply to statements made in this proxy statement. You can identify these statements by forward-looking words such as “may,” “expect,” “anticipate,” “contemplate,” “believe,” “estimate,” “intends,” and “continue” or similar words. You should read statements that contain these words carefully because they:

•	discuss future expectations;

•	contain projections of future results of operations or financial condition; or

•	state other “forward-looking” information.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors and cautionary language discussed in this proxy statement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by in such forward-looking statements, including among other things:

•	the number and percentage of our stockholders voting against the merger proposal and seeking conversion;

•	fluctuations in customer demand;

•	management of rapid growth;

•	general economic conditions; and

•	the business strategy and plans for the combined company’s business after the proposed merger.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement.

All forward-looking statements included herein attributable to any of Oakmont, Brooke Credit or any person acting on either party’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable laws and regulations, Oakmont, Brooke Credit and the combined company undertake no obligations to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

Before you grant your proxy or instruct how your vote should be cast or vote on the adoption of the Merger Agreement, you should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement could have a material adverse effect on Oakmont and/or the combined company.

PERSONS MAKING THE SOLICITATION, MEETING, VOTING RIGHTS AND REQUIREMENTS

Persons Making the Solicitation

The Proxy is solicited on behalf of the board of directors of Oakmont. The original solicitation will be by mail. Following the original solicitation, the board of directors expects that certain individual stockholders will be further solicited through telephone or other oral communications from directors or executive officers of Oakmont or Brooke Credit. The board of directors does not intend to use specially engaged employees or paid solicitors. The board of directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by Oakmont.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Special Meeting and provides boxes to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers discretionary voting authority with respect to such other business as may properly come before the Special Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Special Meeting, the shares represented by the Proxy will be voted. Where a stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Abstentions and broker non-votes will be included in determining whether a quorum is present at the meeting. Abstentions have the same effect as voting against a proposal. Broker non-votes, however, are not considered in determining whether a proposal is approved. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Michael C. Azar, President, Principal Accounting Officer and Secretary, Oakmont Acquisition Corp., 33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

Time, Date Location of Special Meeting

The Special Meeting will be held on                     , 2007 at 10:00 a.m. (Eastern Daylight Time) at 33 Bloomfield Hills Parkway, Ste. 240, Bloomfield Hills, Michigan 48304 and thereafter as it may be adjourned from time to time.

Voting Securities

The securities entitled to vote at the Special Meeting consist of all of the outstanding shares of Oakmont’s common stock, $0.0001 par value per share. The close of business on                     , 2007 has been fixed by the board of directors of Oakmont as the record date. Only Stockholders of record as of the record date may vote at the Special Meeting. As of February 28, 2007 there were 10,575,166 outstanding shares of Oakmont’s common stock entitled to vote at the Special Meeting.

Quorum

The presence at the Special Meeting of the holders of record of a number of shares of Oakmont’s common stock and Proxies representing the right to vote shares of Oakmont’s common stock in excess of one-half of the number of shares of Oakmont’s common stock outstanding as of the record date will constitute a quorum for transacting business.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of Oakmont’s common stock by: (i) each person known by Oakmont to own more than 5% of Oakmont’s common stock; (ii) each director and nominee for director; (iii) each officer of Oakmont named in the Summary Compensation Table included in Oakmont’s annual report; and (iv) all executive officers and directors of Oakmont as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. As of February 28, 2007, 10,575,166 shares of our common stock were issued and outstanding.

Name and Address of Beneficial Owner[1]	Number of Shares Beneficially Owned[2]		Percentage of common stock Beneficially Owned[2]
Robert J. Skandalaris	1,805,000	[3]	17.1%

Michael C. Azar	795,000	[4]	7.5%

David J. Langevin	180,000	[5]	1.7%

Frederick L. Hubacker	20,000		*

Andrew M. Rooke	0	[5]	*

Mark T. Behrman	20,000		*

Donald J. Spence	20,000		*
Azimuth Opportunity, Ltd[6] c/o WSmiths Finance Nemours Chambers P.O. Box 3170 Road Town, Tortola British Virgin Islands	966,000		9.1%
The Baupost Group, LLC[7] 10 St. James Street, Suite 2000 Boston, Massachusetts 02116	1,009,000		9.5%
Fir Tree, Inc.[8] 505 Fifth Avenue, 23rd Floor New York, New York 10017	998,200		9.4%
QVT Financial GP LLC[9] 1177 Avenue of the Americas, 9th Floor New York, New York 10036	851,450		8.1%
Andrew M. Weiss, PH.D10 29 Commonwealth Avenue, 10th Floor Boston, Massachusetts 02116	1,046,620		9.9%

All Directors and Officers as a group (7 persons)	2,480,000		23.4%

*	Less than 1%
1.	Unless otherwise indicated, the business address of each named person is 33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304.
2.	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of common stock subject to options held by that person that is or will become exercisable within sixty (60) days of the date hereof is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
3.	Includes 360,000 shares of common stock held by KrisLee & Associates, LLC. Mr. Skandalaris is the managing member of KrisLee & Associates, LLC, a limited liability company whose members are Mr. Skandalaris and his children. Also includes 360,000 shares of common stock held by QVM Oakmont Services LLC. Mr. Skandalaris is a managing member of QVM Oakmont Services LLC. QVM Oakmont Services LLC may distribute its shares to its members at a later date. To the extent such shares are not distributed to its members, they will be retained by QVM Oakmont Services LLC. Also includes 500,000 shares of Oakmont common stock purchased by Mr. Skandalaris through the open market for $5.73 per share on May 17, 2007.
4.	Includes 360,000 shares of common stock held by QVM Oakmont Services LLC. Mr. Azar is a managing member of QVM Oakmont Services LLC. QVM Oakmont Services LLC may distribute its shares to its members at a later date. To the extent such shares are not distributed to its members, they will be retained by QVM Oakmont Services LLC.
5.	Does not include any shares held by QVM Oakmont Services, LLC of which such person is a current member.
6.	Information is based exclusively on the Schedule 13G filed with the Securities and Exchange Commission by Azimuth Opportunity, Ltd., a British Virgin Islands company, on September 26, 2006. Peter Poole is a director of Azimuth Opportunity, Ltd.
7.	Information is based exclusively on the Schedule 13G filed with the Securities and Exchange Commission by The Baupost Group, LLC, a Massachusetts limited liability company, on February 13, 2007. Seth Klarman is the president of Baupost Group, LLC.
8.	Information is based exclusively on the Schedule 13G/A filed with the Securities and Exchange Commission by Fir Tree, Inc., a New York corporation, on February 14, 2007. Jeffrey Tannenbaum is the president of Fir Tree, Inc.
9.	Information is based exclusively on the Schedule 13G filed with the Securities and Exchange Commission by QVT Financial GP LLC, a Delaware limited liability company, on May 23, 2007. QVT Financial GP LLC is the General Partner of QVT Financial LP, a Delaware limited partnership (“QVT Financial”). QVT Financial is the investment manager for QVT Fund LP, a Cayman Islands limited partnership (the “Fund”), which beneficially owns 731,469 shares of Common Stock. QVT Financial is also the investment manager for a separate discretionary account managed for Deutsche Bank AG (the “Separate Account”), which holds 119,981 shares of Common Stock. QVT Financial has the power to direct the vote and disposition of the shares of Common Stock held by the Fund and the Separate Account. Accordingly, QVT Financial may be deemed to be the beneficial owner of an aggregate amount of 851,450 shares of Common Stock, consisting of the shares owned by the Fund and the shares held in the Separate Account.
10.	Information is based exclusively on the Schedule 13G filed with the Securities and Exchange Commission by Dr. Andrew M. Weiss, Ph.D, a United States citizen, on May 29, 2007. Shares reported for Dr. Weiss include: (i) 749,334 shares beneficially owned by a private investment partnership of which Weiss Asset Management, LLC is its sole general partner and which may be deemed to be controlled by Dr. Weiss, who is the Managing Member of Weiss Asset Management, LLC, and (ii) 297,286 shares held by a private investment corporation which may be deemed to be controlled by Dr. Weiss, who is the managing member of Weiss Capital, LLC, the Investment Manager of such private investment corporation. Dr. Weiss disclaims beneficial ownership of the reported shares as beneficially owned by him except to the extent of his pecuniary interest therein.

ITEM 1: THE MERGER PROPOSAL

The discussion in this document of the merger proposal and the principal terms of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement.

The Merger

Pursuant to the Merger Agreement, Brooke Credit will merge with and into Oakmont (the “combined company”). The combined company will operate under the name of “Brooke Credit Corporation.” At the closing, Brooke Corp. will receive merger consideration of approximately 15.1 million shares of the combined company’s common stock. In addition, approximately 1.2 million shares of the combined company’s common stock will be reserved for issuance in connection with the warrants to purchase Brooke Credit shares that are assumed by the combined company, and approximately 1.2 million shares of the combined company’s common stock will be issued or reserved for issuance in connection with stock or options expected to be granted pursuant to Brooke Credit’s 2007 Equity Incentive Plan. Prior to the closing of the merger, Brooke Credit anticipates granting up to an aggregate of 452,210 shares of Brooke Credit common stock, or options for such shares, to the following members of Brooke Credit’s management and board of directors pursuant to Brooke Credit’s 2007 Equity Incentive Plan: Branden Banks, Keith Bouchey, Barbara Davison, Anita Larson, Michael Lowry, Lindsay Olsen and Gage Zierlein. Any such stock, if outstanding immediately prior to the merger, will be converted into the combined company’s common stock pursuant to the merger exchange ratio. Any such options, if outstanding immediately prior to the merger, will be converted into options to purchase the combined company’s common stock, as adjusted to reflect the merger exchange ratio. An additional aggregate of 4.0 million shares of the combined company’s common stock will be issued to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, in the event the combined company achieves adjusted earnings of $15.0 million in 2007. An additional aggregate of 1.0 million shares of the combined company’s common stock will be issued to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, in the event the combined company achieves adjusted earnings of $19.0 million in 2008. Each share of the issued and outstanding common stock of Oakmont will be automatically converted into one share of the validly issued, fully paid and non-assessable authorized common stock of the combined company.

Background of the Merger

The terms of the Merger Agreement are the result of arm’s-length negotiations between representatives of Oakmont, Brooke Corp. and Brooke Credit (“Brooke” shall refer to Brooke Corp. and Brooke Credit, collectively). There is no affiliation or management overlap between Oakmont and Brooke. Each party acted and negotiated in its own interest throughout the process that culminated in the execution of the Merger Agreement. Although both Oakmont and Brooke have a relationship with Morgan Joseph (see “Item 1: The Merger Proposal - Interest of Morgan Joseph in the Merger”) and Morgan Joseph served as financial advisor to Brooke Credit in connection with the negotiation of the Merger Agreement, the management and board of directors of Oakmont on the one hand, and Brooke on the other hand, only considered the interests of their respective companies and stockholders in connection with the negotiation of the terms of the Merger Agreement. The following is a brief discussion of the background of these negotiations, the Merger Agreement and related transactions.

Oakmont was formed on April 15, 2005, to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Oakmont’s activities to date have been comprised solely of organizational activities, preparing for and consummating the IPO, and efforts associated with identifying a target for a business combination.

On July 18, 2005 Oakmont consummated its IPO of 8,000,000 units, with each unit consisting of one share of common stock and two warrants. On July 26, 2005, Oakmont consummated the closing of an additional 575,166 units that were subject to the underwriters’ over-allotment option. Gross proceeds from the IPO were approximately $51,451,000. After deducting the underwriting discounts and commissions and the IPO expenses, the total net proceeds to Oakmont from the IPO were approximately $47,361,000, of which $46,349,426 was deposited into an interest-bearing trust account (or $5.40 per share sold in the IPO). The remainder of the net proceeds of the IPO, approximately $1,012,000, has been used by Oakmont for business, legal and accounting due diligence on prospective acquisitions, tax payments and continuing general and administrative expenses. As of December 31, 2006, Oakmont had spent approximately $1,320,500, including approximately $1,065,500 of expenses incurred in its pursuit of a business combination, and approximately $255,000 paid in connection with taxes due on interest earned on the monies deposited in the trust account. Since the consideration to be issued in the merger consists solely of common stock, the proceeds held in the trust account as well as any other net proceeds not expended prior to the consummation of the merger will be used to finance the operations of the combined company. In connection with the IPO, Oakmont issued an option to Morgan Joseph for $100, to purchase up to a total of 720,000 Units. The Units (the “Underwriter Units”) issuable upon exercise of this option were identical to those offered in the IPO, except that each of the Warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $5.70. For further discussion of the Underwriter Units, see the section entitled, “Item 1: The Merger Proposal- Interest of Morgan Joseph in the Merger” in this proxy statement.

        Promptly following Oakmont’s IPO, management of Oakmont contacted the principal officers of several manufacturing, service and distribution companies, as well as investment bankers, private equity firms, consulting firms, business brokers, financial advisors, legal and accounting firms that specialize in servicing or representing manufacturing, distribution and service companies, other firms specializing in our target and other industries, as well as current and former senior executives of companies with whom members of Oakmont’s management have worked in the past. Through these efforts, we identified and reviewed information with respect to more than 20 acquisition and merger opportunities.

Through that process we found and ultimately entered into a definitive agreement with One Source Equipment Rental, LLC and its affiliated companies (“One Source”) for the acquisition of all of One Source’s assets (the “One Source Transaction”). One Source is a renter of equipment to the industrial and general construction markets in the Midwest. In connection with the definitive agreement, and as part of our shareholder approval process, on September 7, 2006 we filed a preliminary proxy statement with the Securities and Exchange Commission, outlining the terms of the One Source Transaction. On October 4, 2006, we received comments from the SEC regarding this proxy statement indicating, among other things, that the audit report regarding the audited financial statements of One Source included in the proxy statement was qualified, and as such would not be sufficient for compliance with applicable SEC rules. Recognizing this problem, and the deadline by which Oakmont is required to close a transaction, management undertook a dual phase approach of attempting to resolve the qualified audit report concern with the SEC, and simultaneously, beginning to search for new acquisition opportunities.

In connection with this renewed search, the management of Oakmont contacted the principal officers of general manufacturing, service and distribution companies, as well as investment banks, private equity firms, consulting firms, business brokers, financial advisors, legal and accounting firms that specialize in servicing or representing manufacturing, distribution and service companies, other firms specializing in our target and other industries, as well as current and former senior executives of companies with whom members of Oakmont’s management have worked in the past. Many of the persons and entities contacted had been originally contacted in connection with our original search for an acquisition candidate after our July 2005 initial public offering. Oakmont re-examined the acquisition and merger candidates it had examined prior to the One Source letter of intent, but determined these candidates remained unattractive for the reasons they were originally passed over or were otherwise not available due to consummating a transaction with another party or removing themselves from consideration of any transaction. From the time this renewed search began in October 2006 and through December 2006, Oakmont’s management did not find any potential acquisition or merger candidates that attracted enough interest for referral to Oakmont’s board of directors.

During this period, Oakmont management was aware that if the One Source transaction were ultimately terminated due to the qualified audit report issue and if a letter of intent were not executed for a new acquisition or merger on or before January 18, 2007, then Oakmont would be required to initiate liquidation under Delaware law. Nevertheless, Oakmont management reviewed every potential candidate on its merits, and does not believe it was influenced in its evaluation of potential acquisition or merger candidates by the January 18, 2007 deadline.

In February 2006, Brooke Credit engaged Morgan Joseph, through Morgan Joseph’s Chicago, Illinois office, to render financial advisory and investment banking services for Brooke Credit, including a best efforts private placement of debt securities resulting in a successful placement of notes that was consummated in November, 2006.

On November 15, 2006 Oakmont received comments from the SEC regarding the amendment to the preliminary proxy statement filed on October 27, 2006 that responded to the SEC comments received on October 4, 2006. These November 15, 2006 comments confirmed the SEC’s view that the One Source audited financial statements included in the preliminary proxy statement did not comply with applicable SEC rules because the related audit report was qualified. The applicable SEC comment went on to say that any further appeal of the determination would have to be made to the Office of the Chief Accountant of the Division of Corporation Finance of the SEC. In response to the SEC’s determination, we consulted with One Source and its outside auditor to determine whether there were alternative audit procedures that could be used that would provide an unqualified One Source audit report.

On or about December 13, 2006, after determining that alternative audit procedures were not viable, we decided to appeal the determination to the Office of the Chief Accountant, and the appeal was prepared and sent to the Office of the Chief Accountant of the Division of Corporation Finance on December 19, 2006. On December 22, 2006, the Office of the Chief Accountant contacted Oakmont’s outside legal counsel via telephone and reported the appeal would be denied. The denial was confirmed by SEC letter dated January 5, 2007.

On December 22, 2006, Oakmont management contacted the managing underwriter of its IPO, Morgan Joseph, through Morgan Joseph’s New York office. Morgan Joseph New York at this point was apprised of and continued to be updated on the status of the One Source Transaction. Morgan Joseph New York worked with Oakmont management to explore viable solutions to the audit report issue. Oakmont continued to work with its outside legal and accounting firms and Morgan Joseph through mid-January 2007 to determine if other alternatives were available that would comply with SEC requirements, including excluding from the One Source transaction the portion of One Source’s business that was the cause of the qualification in the audit report. Morgan Joseph New York was never engaged as a financial adviser by Oakmont, but it continued to hold the Underwriter Units.

Robert J. Skandalaris, Oakmont’s Chairman and Chief Executive Officer, as part of regular interaction with Morgan Joseph, contacted Morgan Joseph New York in early January 2007 to discuss the status of the One Source Transaction and available opportunities. At this point Mr. Skandalaris was informed that Brooke Credit might be interested in a transaction with Oakmont. Oakmont understands that Morgan Joseph considered Brooke Credit a possible transaction candidate for Oakmont based upon Morgan Joseph’s knowledge of Brooke Credit gained through Morgan Joseph’s role as placement agent in connection with Brooke Credit’s November 2006 private placement of $45 million aggregate principal amount of its senior notes and related warrants. In particular, Morgan Joseph was aware that Brooke Credit was interested in transactions that would increase the equity in its business and Morgan Joseph believed that an equity-based (i.e. all stock) transaction with Oakmont would accomplish this goal. For further discussion of Morgan Joseph’s interests on behalf of both Oakmont and Brooke Credit in the merger, including any potential conflicts therewith, see the section entitled, “Item 1: The Merger Proposal- Interest of Morgan Joseph in the Merger” in this proxy statement.

Although Oakmont announced in its IPO prospectus that we intended to focus our efforts on acquiring a manufacturing and distribution company in the industrial sector, we also said that our efforts in identifying prospective target businesses would not be limited to a particular industry. Indeed, Oakmont management and the Oakmont board never felt constrained in their search for acquisition or merger candidates. One Source, our former acquisition candidate, is in the business of selling and leasing high reach platforms, scissor lift equipment, backhoes and similar products and related equipment to the industrial and general construction markets, and our discussions with One Source began in October 2005, less than three months after our IPO. Therefore, when Brooke Credit was suggested as an attractive merger candidate it, like One Source, was considered equally with all other potential candidates, both within and without the manufacturing and distribution company focus.

In January 2007, Brooke Credit engaged Morgan Joseph Chicago as its exclusive financial advisor in connection with a potential transaction with Oakmont.

On or about January 9, 2007, Mr. Skandalaris was contacted by members of Morgan Joseph Chicago to further discuss the Brooke Credit opportunity. Having expressed an interest in a possible transaction, Oakmont signed a confidentiality agreement on January 10, 2007. Prior to being contacted by Morgan Joseph Chicago and Morgan Joseph New York, no officer or director of Oakmont was aware of Brooke Credit or that Brooke Credit was exploring strategic alternatives. Following the signing of the Confidentiality Agreement, Morgan Joseph Chicago provided Mr. Skandalaris with additional materials regarding Brooke Credit, including a confidential information memorandum containing historical operating and financial performance for Brooke Credit. Mr. Skandalaris also made general inquiries with respect to the business environment in which Brooke Credit operates, its competitive position within its market and its management and operational capabilities.

Based upon that information, on January 12, 2007, Mr. Skandalaris, Michael C. Azar, Oakmont’s President and a director, and Andrew Rooke, an Oakmont director, traveled to Brooke Credit’s offices to meet with management of Brooke Credit, its principal shareholder and Morgan Joseph Chicago, to discuss the business, a potential transaction, Oakmont and the business environment.

On January 15, 2007, Oakmont’s board of directors met to discuss the terms of a proposed letter of intent prepared by Oakmont management, the prospective business combination with Brooke Credit and the termination of the One Source Transaction. The Board unanimously authorized the termination of the One Source Transaction to be effective upon management’s conclusion that there were no viable alternatives that would provide an unqualified One Source audit report.

On January 15, 2007, Mr. Azar submitted the non-binding letter of intent to Brooke and Morgan Joseph Chicago. The initial draft of the letter of intent provided by Oakmont called for an all stock transaction with approximately 17.4 million shares of Oakmont common stock to be issued for all the outstanding equity securities of Brooke Credit. Oakmont generally based this number on the ratio of the latest available stockholders’ equity of each company, or approximately $63.1 million for Brooke Credit and approximately $38.8 million for Oakmont. Thus, the ratio of Brooke Credit’s stockholders’ equity to Oakmont’s stockholders’ equity was approximately 1.63 to 1. Applying this ratio to the approximately 10.6 million outstanding shares of Oakmont common stock would indicate the issuance of approximately 17.3 million Oakmont common shares to the equity holders of Brooke Credit. This number was adjusted slightly upwards to approximately 17.4 million Oakmont common shares and formed the basis for Oakmont’s initial offer.

Over the next several days, Oakmont and Brooke negotiated the terms of the letter of intent. Brooke wanted a higher price (i.e., more shares of Oakmont common stock), and Oakmont resisted. The parties agreed on the performance payment mechanism included in the Merger Agreement as a way to bridge Brooke’s desire for additional consideration with Oakmont’s desire to ensure such consideration was only paid for actual performance by the post-merger company. Initially, Brooke desired to substantially front-load the additional consideration to the 2007 annual performance period, while Oakmont desired to substantially back-load the additional consideration to the 2008 performance period. The parties settled on 4,000,000 additional Oakmont common shares payable if the financial benchmark for the 2007 performance period is met and 1,000,000 additional shares payable if the financial benchmark for the 2008 performance period is met, and that is the mechanism provided for in the Merger Agreement. The financial benchmarks were initially set by Oakmont based on the Brooke Credit projections for 2007 and 2008. Please see the section entitled “Item 1: The Merger Proposal—Brooke Credit Financial Projections” in this proxy statement. Oakmont also developed the definition of Adjusted Earnings used in the Merger Agreement, with only minor changes requested by Brooke that were quickly agreed to by Oakmont.

On January 17, 2007, the parties entered into the non-binding letter of intent providing for the acquisition of Brooke Credit for approximately 17.5 million shares of Oakmont common stock (valued at approximately $97.2 million based on the $5.57 closing price of Oakmont’s common stock on the OTCBB on January 17, 2007) plus up to an additional 5 million shares of Oakmont common stock (valued at approximately $27.9 million based on the same closing price) payable in the event the post-merger company achieves certain financial targets.

Oakmont also terminated the One Source Transaction on January 17, 2007. The One Source Transaction was terminated due to the SEC’s final determination that a qualified One Source audit report would not comply with applicable SEC rules and Oakmont’s determination, after exhaustive search, that there were no viable alternatives that would provide an unqualified One Source audit report.

Within days of executing the definitive letter of intent, Oakmont delivered to Brooke an extensive due diligence request list. Brooke Credit responded by providing Oakmont with access to its electronic data room and other material which contained a significant amount of due diligence information. Brooke Credit also delivered a due diligence request list to Oakmont, and our management provided information responsive to the request. Simultaneously, we worked with our counsel and Brooke Credit’s counsel to prepare a first draft of the Merger Agreement.

On January 25, 2007, we delivered the first draft of the Merger Agreement to Brooke, which resulted in additional discussions and negotiations of various aspects of the proposed acquisition. Succeeding drafts of the transaction documents were prepared in response to comments and suggestions of the parties and their counsel, with management and counsel for both Oakmont and Brooke engaging in numerous telephonic conferences and negotiating sessions. Between January 18, 2007 and February 2, 2007, legal and professional advisors of Oakmont and Brooke conducted extensive negotiations of certain of the business and legal terms and conditions contained in the Merger Agreement. In particular, the structure of the transaction was revised to provide for a three-party transaction involving the merger of Oakmont with and into a newly-formed, wholly-owned Kansas subsidiary to effect the reincorporation of Oakmont as a Kansas corporation, followed immediately by the merger of Brooke Credit with and into that Kansas corporation. Additionally, the representations and warranties of Oakmont and Brooke Credit were negotiated and expanded in both cases, and the indemnification provisions were narrowed for both parties and the disclosure schedules were prepared.

On February 5, 2007, Oakmont’s board of directors met by telephone conference call to discuss the terms of the prospective acquisition and related financing transaction. After discussion, the board unanimously approved the terms of the Brooke Credit transaction, the Agreement and Plan of Merger and the 2007 Equity Incentive Plan.

On February 8, 2007, Oakmont entered into an Agreement and Plan of Merger with Brooke Corp. and Brooke Credit. On February 8, 2007, Oakmont issued a press release describing the transaction. On February 9, 2007, Oakmont filed a Current Report on Form 8-K announcing the execution of the Agreement and Plan of Merger and disclosing the terms thereof.

On March 14, 2007, we filed a preliminary proxy statement with the SEC outlining the terms of the Brooke Credit transaction.

On April 12, 2007 we received comments from the SEC regarding this preliminary proxy statement, including comments regarding the structure and mechanics of the reincorporation merger. Upon evaluating these comments, Oakmont, and Brooke decided to simplify the structure of the transaction by moving from a three-party merger with the reincorporation to a more straight-forward two party merger with Oakmont surviving as a Delaware corporation and changing its name to “Brooke Credit Corporation” in connection with the closing.

On April 30, 2007, Oakmont’s board of directors approved the Amended and Restated Merger Agreement.

On April 30, 2007, Oakmont entered into an Amended and Restated Agreement and Plan of Merger with Brooke Corp. and Brooke Credit providing for the simplified merger structure, and filed a Form 8-K announcing the execution of the Amended and Restated Agreement and Plan of Merger and the terms thereof. All references in this proxy statement to the “Merger Agreement” are to the Amended and Restated Agreement and Plan of Merger.

Oakmont’s Board of Directors’ Reasons for the Approval of the Merger

The final agreed-upon consideration in the Merger Agreement was determined through negotiation between Oakmont and Brooke, and if all performance targets are met and assuming the Brooke Credit warrants are exercised will consist of a total of approximately 22.5 million shares of combined company common shares with a value of approximately $124.9 million (based on the last sale price of $5.56 of Oakmont common stock on the OTCBB on February 8, 2007, the date of the original Agreement and Plan of Merger).

Oakmont’s board evaluated this consideration and the Merger Agreement generally to determine whether the amount of the consideration was reasonable and whether the proposed merger was in the best interests of Oakmont’s stockholders. In connection with this evaluation, Oakmont’s board of directors reviewed a presentation prepared by Brooke Credit management and the confidential information memorandum prepared in connection with Brooke Credit’s November 2006 private placement of senior notes, as well as information obtained in briefings by Oakmont management regarding Brooke Credit’s management team, business model and other matters. The materials provided by Brooke Credit included historical financial information and financial projections for Brooke Credit, and the board carefully analyzed this information. The financial projections are included herein in the section entitled “Item 1: The Merger Proposal - Brooke Credit Financial Projections.” In particular, the board considered the historical and projected sales, earnings, cash flow and book value of Brooke Credit. Oakmont’s directors evaluated this information in light of their own respective experience in using similar financial information to value companies in connection with the purchase and sale of companies and businesses with which they were familiar, and unanimously determined that the consideration to be paid to Brooke Credit’s equity holders was fair and reasonable and that the proposed merger was in the best interests of Oakmont’s stockholders. The Oakmont board did not perform a formal valuation analysis with respect to Brooke Credit and did not consider engaging an advisor to perform such an analysis.

Oakmont’s directors have extensive experience in the purchase and sale of companies and businesses. Messrs. Skandalaris, Azar and Langevin are all principals of Quantum Value Management, LLC, a private equity firm. Mr. Hubacher is Executive Director of Conway, MacKenzie & Dunleavy, a nationally recognized turnaround and crises management consulting firm. Prior to that Mr. Hubacher was a Senior Executive Consultant for Apollo Management L.P., a $10 billion private equity firm. Mr. Behrman is the Chief Executive Officer of Giordano Securities Group. Mr. Spence is President of the Home Health Care division of Respironics, Inc., and previously served as President and Chief Executive officer of GKN Sinter Metals, Inc.

The Oakmont board of directors was aware of the impact the entry of the January 17, 2007 letter of intent had on Oakmont’s liquidation requirements under its certificate of incorporation, and that if the letter of intent had not been entered into by January 18, 2007 Oakmont would have been required to initiate liquidation under Delaware law. The board considered that Brooke was also aware of the January 17, 2007 deadline and that Brooke may have felt the deadline gave it additional leverage in the negotiation of the letter of intent. Finally, the board was aware of the interests of Morgan Joseph in the proposed merger and its various engagements by and relationships with both Oakmont and Brooke Credit. See “Item 1: The Merger Proposal - Interest of Morgan Joseph in the Merger.” Nevertheless, the Oakmont board reviewed the proposed Brooke Credit transaction strictly on its merits in reaching its unanimous conclusion that the consideration was reasonable and that the proposed merger was in the best interests of Oakmont’s stockholders.

The Oakmont board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, the Oakmont board of directors did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of the Oakmont board may have given different weight to different factors.

In considering the acquisition, the Oakmont board of directors gave considerable weight to the following positive factors:

•

Brooke Credit serves a borrowing base that Oakmont management believes has been historically underserved. Oakmont believes Brooke Credit faces limited competition within its target markets. See the section entitled “Information About Brooke Credit – Competition” and “- Competitive Strengths – Target Markets” for additional information regarding Brooke Credit’s limited competition and target markets. Oakmont believes this limited competition provides Brooke Credit with ample room for organic growth.

•

Oakmont management believes Brooke Credit’s business model has application to other service businesses. Brooke Credit’s business model targets lending to insurance-related service providers, borrowers that have historically been underserved by traditional asset-based lenders. Oakmont management believes that this model can also be applied to other service provider borrowers with strong recurring cash flows that have also been historically underserved by asset-based lenders. Oakmont believes expanding Brooke Credit’s target market beyond insurance-related service providers would provide additional markets for growth and help to diversify Brooke Credit’s business.

•

The strength of Brooke Credit’s funding network. Brooke Credit’s diverse funding platform includes the sale of loan participations and asset-backed securities to a network of over 150 banks. Brooke Credit also has lines of credit with DZ Bank AG, Fifth Third Bank, and other financial institutions with cumulative availability of approximately $100 million. This diverse funding platform provides access to capital that will allow Brooke Credit to grow its business and take advantage of business opportunities as they become available.

•

The ability of Brooke Credit to mitigate its credit losses. Oakmont management believes one of the critical benchmarks of Brooke Credit’s business model is the superior performance of its underlying loan portfolio, evidenced by only $525,000 of credit losses in the fiscal year ended December 31, 2006 on total loans of $483.3 million as of December 31, 2006.

•

Oakmont management believes the combined company’s size and available cash after the merger provides the opportunity to significantly increase the size of post-merger company’s operations through organic growth, branch expansion, entry into additional markets and further add-on acquisitions.

In considering the acquisition, the Oakmont board of directors also considered the following negative factors:

•

The intangible nature of the collateral typically securing the loans made by Brooke Credit may not retain sufficient value to fully collateralize the loan in the event of default by the borrower, resulting in higher credit losses for Brooke Credit than might be experienced if its loans were secured by tangible assets.

•

A substantial portion of Brooke Credit’s current loans are sourced through affiliates of Brooke Corp. and Brooke Credit relies on these affiliates to source future loans, concentrating risk for Brooke Credit on the continued performance by Brooke Corp. and its affiliates.

•

Brooke Credit’s current business is highly concentrated in the insurance services market, so any adverse events or economic trends disproportionately affecting that market would adversely and disproportionately impact Brooke Credit.

The Oakmont board of directors also considered the potential risks related to the acquisition, including the following:

•	Oakmont stockholders could vote against the merger and exercise their conversion rights.

•	The other risks discussed in the section entitled “Risk Factors” beginning on page 13.

Given the above considerations, Oakmont’s board of directors believes that a business combination with Brooke Credit will provide Oakmont stockholders an opportunity to participate in the growth of a finance company. The foregoing discussion of the factors considered by the Oakmont board of directors is not exhaustive, but the board of directors believes it includes the material factors considered in the board’s evaluation of the acquisition. Each director reached the conclusion to approve the proposed merger in light of the factors described above and based on such other factors as each director deemed appropriate. The board of directors did not assign any specific weight to these factors in making its determination and individual directors may have considered other factors in making their assessment.

Satisfaction of 80% Test

It is a requirement that the first business acquired by Oakmont after its initial public offering have a fair market value equal to at least 80% of Oakmont’s net assets at the time of acquisition, including the amount in the trust account. As of December 31, 2006, the net asset value of Oakmont was approximately $48.1 million, and 80% of that amount was approximately $38.5 million.

In evaluating whether this test was met, the Oakmont board of directors first determined that the consideration being paid upon the closing of the merger, comprised of approximately $90.1 million of combined company common stock to be issued to the equity holders of Brooke Credit in connection with the closing of the mergers (based on the last sale price of Oakmont common stock of $5.56 on the OTCBB on February 8, 2007, the date of the original Agreement and Plan of Merger), was negotiated at arms-length and appropriately reflected the fair market value of Brooke Credit. The board noted that the shares to be issued to the equity holders of Brooke Credit upon closing of the merger will represent approximately 57.8% of the shares of the post-merger company expected to be outstanding immediately after the closing, implying a fair market value for Brooke Credit of approximately $155.9 million. This in turn indicates that immediately after the closing of the merger the pre-merger Oakmont stockholders will own approximately 37.7% of the then outstanding combined company common stock, with an implied fair market value of approximately $58.7 million.

The board also considered other factors in determining that the test was met. The board noted the historical and projected sales, earnings, cash flow and book value of Brooke Credit set forth in the materials the board reviewed in connection with its approval of the transaction, including the Brooke Credit projections included in the section “Item 1: The Merger Proposal - Brooke Credit Financial Projections.” The board evaluated the fair market value of Brooke Credit based on this information and in light of the directors’ respective experience in using similar financial information to value companies in connection with the purchase and sale of companies and businesses with which they were familiar. The experience of Oakmont’s directors in the purchase and sale of companies and businesses is discussed in the second paragraph of the previous section, entitled “Oakmont’s Board of Directors’ Reasons for the Approval of the Merger.”

Based on all these factors, the board of directors unanimously determined that the 80% requirement was met.

Brooke Credit Financial Projections

        Brooke Credit does not as a matter of course make public long-term projections as to future sales, earnings, or other results. However, Brooke Credit’s management prepared the projected financial information set forth below for inclusion in a confidential information memorandum that was subsequently provided to Oakmont in connection with their discussions of a possible transaction. The projected financial information set forth below was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the Securities and Exchange Commission, generally accepted accounting principles or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation and presentation of projected financial information, but, in the view of Brooke Credit’s management and subject to the key assumptions described below, was prepared on a reasonable basis and presents, to the best of Brooke Credit management’s knowledge and belief as of the date of its preparation, the expected course of action and the expected future financial performance of Brooke Credit. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the projected financial information. The financial projections are included below solely for the purpose of giving Oakmont stockholders access to the same non-public information that was provided to the Oakmont board of directors. These projections were prepared by Brooke Credit in July 2006 in connection with the private placement of debt unrelated to the Oakmont merger discussions, have not been updated since that time, and do not reflect any changes in Brooke Credit or its business that have occurred since that time or that may occur in connection with the consummation of the merger with Oakmont.

The projected financial information included in this proxy statement has been prepared by, and is the responsibility of, Brooke Credit’s management. Summers, Spencer & Callison, CPAs, Chartered, has neither examined nor compiled the accompanying projected financial information and, accordingly, Summers, Spencer & Callison, CPAs, Chartered does not express an opinion or any other form of assurance with respect thereto. The Summers, Spencer & Callison, CPAs, Chartered report included into this proxy statement relates to Brooke Credit’s historic financial information. It does not extend to the projected financial information and should not be read to do so.

The assumptions and estimates underlying the projected financial information are inherently uncertain and, though considered reasonable by Brooke Credit’s management as of the date of its preparation, are subject to significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information, including, among others, risks and uncertainties due to general business, economic, regulatory, market and financial conditions, as well as changes in Brooke Credit’s business, financial condition or results of operations. Accordingly, the projected results may not be indicative of Brooke Credit’s future performance and actual results may differ materially from those presented in the projected financial information. Inclusion of the projected financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the projected financial information will be achieved.

Brooke Credit does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations. Accordingly, Brooke Credit does not intend to update or otherwise revise the projected financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, Brooke Credit does not intend to update or revise the projected financial information to reflect changes in general economic or industry conditions.

($ in thousands)	2006	2007	2008	2009
Income Statement
Interest Income (Gross)	$37,243	$55,889	$78,623	$108,516
Less: Interest due Participations & Securitizations	(19,948)	(28,907)	(40,506)	(55,677)
Gain on Sale of Notes Receivable (Participations & Securitizations)	14,432	20,345	27,454	37,251
Less: Amortization of IOSR	(3,085)	(5,312)	(8,630)	(12,903)
Other Income (Loan Prepayment Fees)	360	572	811	1,124

Total Income	29,002	42,587	57,752	78,312

Warehouse Lines Interest Expense	(2,598)	(4,597)	(6,274)	(8,555)
OC Debt Interest Expense	(996)	(1,854)	(4,993)	(7,866)
OC Revolver Interest Expense	0	(130)	(648)	(2,418)
Senior Notes Interest Expense	(2,475)	(4,950)	(4,950)	(4,950)
Interest Income	74	171	181	171
Payroll Expense	(1,927)	(2,506)	(3,257)	(4,234)
Amortization (servicing asset only)	(910)	(1,081)	(930)	(793)
Other Operating Expenses:
Securitization Expense	(2,534)	(4,747)	(6,975)	(9,898)
Collateral Preservation Expense	(3,629)	(5,122)	(7,384)	(10,436)
Shared Services with Parent	(1,800)	(2,250)	(2,813)	(3,516)
Loan Fee Income	6,372	10,688	14,552	19,916
Other Operating Expenses	(1,639)	(2,113)	(2,943)	(4,216)
Transaction Fees & Expenses	(250)	0	0	0
Financing Fee Amortization	(225)	(450)	(450)	(450)

Total Expenses	(12,537)	(18,940)	(26,883)	(37,246)

Income before Taxes	16,465	23,647	30,869	41,065
Taxes	(6,257)	(8,986)	(11,730)	(15,605)

Net Income	$10,208	$14,661	$19,139	$25,460

($ in thousands)	2006	2007	2008	2009
Balance Sheet
Current Assets:
Cash	$12,042	$17,773	$17,218	$21,743
Notes & Receivables	54,094	47,802	42,267	37,396
Other Receivables	574	674	674	674
Securities	75,388	136,333	212,683	310,986
Interest-Only Strip Receivable (Participations only)	2,932	2,254	1,670	1,172

Total Current Assets	145,129	204,837	274,512	371,971

Other Assets:
Deferred Charges	565	351	136	0
Contract Database	196	50	0	0
Servicing Asset (Participations only)	4,122	3,040	2,110	1,317
Capitalized Financing Fee	2,025	1,575	1,125	675

Net Other Assets	6,908	5,016	3,371	1,992

Total Assets	$152,037	$209,853	$277,883	$373,963

Current Liabilities:
Accounts Payable	583	583	583	583
Interest Payable	719	719	719	719
Income Tax Payable to Parent	6,257	8,986	11,730	15,605
Deferred Income Tax Payable	323	323	323	323
Payable to Parent	0	0	0	0
Payable under Participation Agreement	15,566	13,715	12,084	10,647

Total Current Liabilities	23,448	24,326	25,439	27,877

Other Liabilities:
Warehouse Lines	13,212	19,289	27,465	38,528
OC Debt	9,713	42,247	73,143	102,561
OC Revolver	0	1,968	8,355	32,878
Senior Notes (new debt)	45,000	45,000	45,000	45,000
Servicing Liability	96	89	83	79

Total Liabilities	91,470	132,919	179,486	246,923

Stockholders’ Equity	60,567	76,934	98,397	127,040

Total Liabilities & Stockholders’ Equity	$152,037	$209,853	$277,883	$373,963

($ in thousands)	2006		2007		2008		2009
Financial Ratios
Total Debt* / Equity	6.8	x	7.9	x	8.7	x	9.4	x
Total Debt* / Total Capitalization	87%		89%		90%		90%
Equity / Underlying Loans	14%		12%		11%		10%

Total Debt*	$410,245		$609,766		$859,900		$1,193,442
Equity	60,567		76,934		98,397		127,040

Total Capitalization	$479,812		$686,700		$958,297		$1,320,482

Underlying Loan Balance	$435,641		$631,820		$885,577		$1,219,520
ABS Balances	197,335		374,195		595,167		878,537
Participations	144,985		127,067		110,770		95,938

*	Total debt includes off-balance sheet debt (participations and ABS balances from securitizations)

Assumptions Underlying Projections

Underlying Loans

•	Loan originations

	Actual	Projected		Projected
($ million)	Jan-Apr 2006	May-Dec 2006	Full Yr 2006*	2007	2008	2009
Brooke Franchise Loans	$39.9	$73.0	$112.9	$141.3	$176.6	$440.7
Allstate Loans	10.6	17.2	27.8	28.0	39.2	54.8
MGA Insurance Loans	14.9	19.4	34.3	45.0	67.5	101.3
Funeral Loans	10.5	25.8	36.3	56.0	78.4	109.8

Total	$75.9	$135.4	$211.3	$270.3	$361.7	$486.6

*	Original budget of $202 million

•	Loan pricing

Brooke Franchise Loans	Prime + 350 bps

Allstate Loans	Prime + 450 bps

MGA Insurance Loans	Prime + 450 bps

Funeral Loans	Prime + 375 bps

•	Loss rate for GOS calculation – 50 bps for loans in securitizations; 0 bps for loans in participations (non-recourse)

•	Loan prepayment fee (income to BCC) – 350 bps fee on an assumed 25 bps per month of total underlying loans prepaid within the first 5 years

Operating Expenses

•	Loan fee income

•	Loan fee income is an upfront fee charged to borrowers, ranging from 300-500 bps of loan originations:

Brooke Franchise Loans	300 bps

Allstate Loans	500 bps

MGA Insurance Loans*	500 bps

Funeral Loans*	500 bps

* Through 2006, loan fee income for MGA loans and Funeral loans is 330 bps

•	Interest expense

Warehouse Lines (all-in cost)	LIBOR + 240 bps

OC Debt	Prime + 273 bps

OC Revolver	Prime + 250 bps

Senior Notes (new debt)	11.00%

•	Interest income – 3.0% on cash balances

•	Payroll expenses – 30% annual growth

•	Securitization expense – upon securitization, upfront expense of 150 bps on the ABS balance sold; ongoing expense of 50 bps per year on the underlying loan balance held in securitizations

•	Collateral preservation expense – per Figure 3.19 below

•	Charges for shared services with Parent

2006 - $1.8MM

2007 - $2.3MM

2008 - $2.8MM

2009 - $3.5MM

•	Other operating expenses – including servicing expenses for securitizations and participations, facility costs, marketing, fees shared with banks, etc.

2006 - $1.6MM

2007 - $2.1MM

2008 - $2.9MM

2009 - $4.2MM

Loan Funding

•	Securitizations

•	Twice a year (June and December) of all loans originated in the interim period (no Funeral and MGA loans in securitizations until 2007)

•	20% over-collateralization

•	Interest rate to ABS of Prime minus 75 bps

•	Financing for over-collateralization

•	OC Debt – secured by the over-collateralization of each new securitization, with availability on 75% of this asset (or 15% of underlying loans securitized), at Prime plus 273 bps

•	Servicing fee – 120 bps

•	Term – 144 months (12 years)

•	Participations

•	Monthly for the remainder of 2006 on all Funeral and MGA loans originated

•	Interest rate to purchasers of loan participations of Prime plus 175 bps

•	Servicing fee – 25 bps

•	Term – 144 months (12 years)

•	Financing for New Originations

•	Warehouse Lines – 83% of all principal balances, provided at LIBOR plus 240 bps

•	OC Revolver – secured by the over-collateralization of the 1st six securitizations, provided at Prime plus 250 bps

Figure 3.19 – CP Services Providers

	2005			Current
Target Market	Primary Provider	Initial Fee	Annual Ongoing Fee	Primary Provider	Initial Fee	Annual Ongoing Fee
BFC franchisees	BFC	50 bps	50 bps	BFC	50 bps	50 bps
Allstate agents	BFC	150 bps	150 bps	BFC	50 bps	50 bps
MGA	BFC	150 bps	150 bps	NCA[1]	100 bps	100 bps
Funeral homes	BFC	150 bps	150 bps	Johnson Consulting[1]	100 bps	100 bps
	SFH	150 bps	100 bps	SFH[1]	100 bps	100 bps

(1)	CP Services are contracted through Brooke Brokerage Corp.

Interest of Oakmont’s Directors and Officers in the Merger

In considering the recommendation of the board of directors of Oakmont to vote for the proposal to approve the merger proposal, you should be aware that certain members of the Oakmont board have agreements or arrangements that provide them with interests in the merger that differ from, or are in addition to, those of Oakmont stockholders generally. In particular:

•

If the merger is not consummated by July 18, 2007, Oakmont will be liquidated. In such event, the 1,980,000 shares of common stock held by Oakmont’s directors and officers that were acquired before the IPO would be worthless because Oakmont’s directors and officers are not entitled to receive any of the liquidation proceeds for such shares; however, they may participate in any liquidation distribution with respect to any shares of common stock issued in or after the IPO. The 1,980,000 shares acquired prior to the IPO had an aggregate market value of $11,068,200 on March 31, 2007, based upon the last sale price of $5.59 on the OTCBB on March 30, 2007, the last trading date preceding such date.

•

The Oakmont officers and directors have also purchased an aggregate of 1,629,000 warrants in the public market for an aggregate purchase price of $820,177. Such warrants had an aggregate market value of $814,500 on March 31, 2007, based upon the last sale price of $0.50 on the OTCBB on March 30, 2007, the last trading date preceding such date. All of the warrants will become worthless if the merger is not consummated.

•

If Oakmont liquidates prior to the consummation of a business combination and distributes the proceeds held in trust to our public stockholders, Robert J. Skandalaris, our Chairman of the Board and Chief Executive Officer, and Michael C. Azar, our President, Principal Accounting Officer and Secretary, will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that Messrs. Skandalaris and Azar will be able to satisfy those obligations.

Interest of Morgan Joseph in the Merger

Morgan Joseph was the managing underwriter of Oakmont’s IPO. As part of its underwriting compensation Oakmont sold Morgan Joseph, for $100, an option to purchase up to a total of 720,000 Oakmont units identical to the Oakmont units sold to the public in the IPO, except that both of the warrants included in each unit entitle Morgan Joseph to purchase a share of Oakmont’s common stock for $5.70 per share, rather than the $5.00 per share exercise price of the warrants included in the IPO units sold to the public. The option to purchase the units is exercisable for a price of $7.50 per unit and may be exercised beginning upon the consummation of our merger with Brooke Credit. The option to purchase the units as well as the Warrants underlying the units expire on July 11, 2009. If the proposed merger with Brooke Credit is not consummated by the July 18, 2007 liquidation deadline and Oakmont is liquidated, this option will have no further economic value.

Morgan Joseph also served as financial advisor to Brooke Credit in connection with the negotiation of the merger. In connection with such services, Morgan Joseph has received $50,000 of compensation for delivery of a fairness opinion to Brooke Corp.’s board, and is entitled to receive additional compensation upon the closing of the merger. If the merger is consummated, Brooke Credit will pay Morgan Joseph a cash fee equal to 5.0% of the amount of cash and cash held in trust funds on Oakmont’s balance sheet as of the closing date of the merger. This fee will range from $2.5 million assuming maximum conversion by the Oakmont shareholders to $2.0 million, assuming minimum conversion by the Oakmont shareholders. A change of control of Brooke Credit would have no impact on the amount of the fee. Brooke Credit has also agreed to reimburse Morgan Joseph’s reasonable out-of-pocket expenses up to $50,000 in the aggregate. Brooke Credit has agreed to indemnify Morgan Joseph for certain liabilities arising out of its engagement, including liabilities under federal securities laws. Morgan Joseph will only receive this additional compensation from Brooke Credit if the merger is consummated.

Morgan Joseph has provided investment banking and financial advisory services to Brooke Credit in the past, acting as placement agent in connection with Brooke Credit’s November 2006 private placement of $45 million aggregate principal amount of its Senior Notes and related warrants, for which Morgan Joseph received customary compensation comprising a cash fee of $2,250,000, warrants to purchase 100,446 shares of Brooke Credit common stock and reimbursement of Morgan Joseph’s reasonable out-of-pocket expenses, which were less than $50,000 in the aggregate. The warrants have a nominal strike price.

Finally, Morgan Joseph has been engaged by Brooke Franchise Corporation, an affiliate of Brooke Credit, to provide investment banking and financial advisory services, for which Morgan Joseph may receive customary compensation including a cash fee, warrants and expenses under certain circumstances.

Material Federal Income Tax Consequences of the Merger

The following is a discussion of the material United States federal income tax consequences to holders of Oakmont common stock resulting from the merger with Brooke Credit and the exercise of an Oakmont shareholder’s conversion rights. This summary is limited to holders of Oakmont stock that are U.S. holders and who hold their Oakmont stock as “capital assets” within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date hereof, all of which may change, possibly with retroactive effect. Any such change could affect the continuing validity of the discussion. This discussion assumes that the merger and other transactions will be completed in accordance with the terms of the Merger Agreement.

This summary discussion does not address all aspects of U.S. federal income taxation which may be important to a U.S. holder in light of that holder’s particular circumstances or to a U.S. holder subject to special rules, including:

•	tax-exempt organizations;

•	holders whose “functional currency” as defined in the Code is other than the U.S. dollar;

•	a bank, insurance company, or other financial institution;

•	a dealer or broker in securities;

•	traders in securities;

•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•	S corporations and other pass-through entities;

•	a stockholder exercising dissenter’s rights;

•	a person liable for the alternative minimum tax;

•	holders who acquired their shares of stock pursuant to the exercise of options or similar derivative securities, through a tax-qualified retirement plan or otherwise as compensation; or

•	holders who hold their shares as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction.

In addition, this summary does not address any United States federal estate or gift tax consequences nor any state, local, or foreign tax consequences to holders of Oakmont common stock.

No ruling from the Internal Revenue Service (“IRS”) will be obtained as to the U.S. federal income tax consequences of the merger, the exercise of the conversion rights, or the other transactions. No opinion of counsel will be obtained as to the U.S. federal income tax consequences to holders of Oakmont common stock of the merger, the exercise of the conversion rights or the other transactions.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of stock that is: (i) a citizen or individual resident of the U.S.; (ii) a corporation or other entity taxable as a corporation, created or organized in or under the laws of the United States or any political subdivision thereof; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

HOLDERS OF OAKMONT COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE NON-INCOME TAX AND ANY FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES TO THEM OF THE MERGER, AND EXERCISE OF THE CONVERSION RIGHTS.

Consequences of Exercising Conversion Rights

If a holder of shares of Oakmont common stock elects to exercise the conversion rights, the holder will generally recognize gain or loss equal to the difference between the amount of cash received as a result of exercising such rights and the holder’s adjusted tax basis in Oakmont’s common shares.

THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND EXERCISE OF CONVERSION RIGHTS. IN ADDITION, THE DISCUSSION DOES NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT ON, A HOLDER OF OAKMONT COMMON STOCK INDIVIDUAL CIRCUMSTANCES. MOREOVER, THE DISCUSSION DOES NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL INCOME TAX CONSEQUENCES OF THE MERGER, AND EXERCISE OF CONVERSION RIGHTS. ACCORDINGLY, HOLDERS OF OAKMONT COMMON STOCK ARE STRONGLY URGED TO CONSULT WITH THEIR TAX ADVISOR TO DETERMINE THE PARTICULAR CONSEQUENCES OF THE MERGER AND EXERCISE OF CONVERSION RIGHTS.

Anticipated Accounting Treatment

The merger of Oakmont and Brooke Credit will be accounted for as a recapitalization of Brooke Credit. Because Oakmont is not an operating company and Brooke Corp. will have control of the combined company, the merger is treated as the issuance of shares of Brooke Credit for the net tangible assets of Oakmont (consisting principally of cash) and no goodwill will be recorded in connection with the merger. After the merger, the financial statements of Brooke Credit will be presented for all periods and the financials of Oakmont will no longer be presented.

Regulatory Matters

The merger and the transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirement or approval, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or HSR Act.

Comparison of the Oakmont Charter and Bylaws with the Restated Charter and Bylaws

The following summary, which does not purport to be a complete statement of the differences between the rights of the stockholders of Oakmont and the stockholders of the combined company, sets forth certain differences, between the Oakmont Charter and the Restated Charter, and between the Oakmont Bylaws and the Restated Bylaws. The summary is not intended to be complete and is qualified in its entirety by reference to the Merger Agreement, the Restated Charter and the Restated Bylaws (copies of which are attached to this Proxy Statement as Annexes A, B and C, respectively), and the Delaware General Corporation Law (the “DGCL”). Stockholders of Oakmont may obtain copies of the Oakmont Charter and Oakmont Bylaws at no cost by writing or telephoning us at: Oakmont Acquisition Corp., 33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304, Attention: Michael C. Azar, Telephone Number (248) 220-2001. Except as noted below, the following changes to the Oakmont Charter and Bylaws will become effective without stockholder approval upon consummation of the merger.

Corporate Charters

Authorized Stock

The Oakmont Charter authorizes 36,000,000 of capital stock, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share). The Oakmont Charter expressly grants to the board the power to issue shares of preferred stock in one or more series having voting powers, and such designations, preferences, and relative, participating, optional or other special rights as may be stated in the resolutions providing for the issuance of the series. As outlined in the section entitled, “Item 3: Amendment to Certificate of Incorporation,” we are asking stockholders for approval to increase the authorized shares in the Restated Charter to 100,000,000, divided into 99,000,000 shares of common stock (par value $0.01 per share) and 1,000,000 shares of undesignated preferred stock. The proposed changes to Oakmont’s capital structure will provide a sufficient number of available shares to enable us to close the proposed merger and adopt the 2007 Equity Incentive Plan, and allow the board of directors of the combined company to designate various series of preferred stock from time to time, each series with such dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices, the liquidation preferences, the number of shares constituting any such series and the designation thereof, and to increase or decrease the number of shares of any such series.

There are currently no plans, proposals, or arrangements to issue any of the additional authorized shares of common stock remaining after the share issuances to be made in connection with the merger with Brooke Credit, other than those that will be made in connection with awards granted under the 2007 Equity Incentive Plan.

Corporate Purpose

Both charters state that the purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the DGCL.

Limitation on Director Liability

Both charters contain, as permitted by DGCL Section 102(b)(7), a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of a fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL relating to unlawful dividends or stock repurchases, or (iv) for any transaction from which the director derived any improper personal benefit.

Indemnification of Officers, Directors, Employees and Agents

The Oakmont Charter provides Oakmont shall indemnify, to the full extent permitted by Section 145 of the DGCL, all persons whom it may indemnify pursuant thereto, and states that expenses that may be paid under the statute shall be advanced to an indemnified person prior to a final resolution of such matter upon receipt of an undertaking from such person to repay such amount if it shall ultimately be determined that the person was not entitled to be so indemnified. The Restated Charter provides that the Corporation shall indemnify all persons whom it may indemnify pursuant Section 145 of the DGCL. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby. Any repeal or modification of the foregoing provisions by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Classified Board of Directors

The Oakmont Charter provides that the directors of the Corporation shall be divided into three classes of equal size as nearly as possible, each of which shall serve a three year term. The Restated Charter does not deal with the classification or the terms of service of the board.

SPAC Provisions

The Oakmont Charter contains numerous provisions relating to the Corporation’s status as a so-called “special purpose acquisition corporation”, including procedures relating to a Business Combination and the termination of Oakmont under certain circumstances. The Restated Charter contains none of these provisions.

Bylaws

Annual Meetings

Both sets of Bylaws state that such annual meeting shall be held at such time on such day as the board in each year determines. Both charters provide for advance notice to the Corporation of business to be brought before the annual meeting of stockholders, including nominations for directorships. The Restated Bylaws provide for specific and detailed procedures to be followed with respect to director nominations at the annual meeting.

Special Meetings

The Oakmont Bylaws state that a special meeting may be called by a majority of the entire board of directors or the Chief Executive Officer or the Chairman of Oakmont, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of Oakmont issued and outstanding and entitled to vote. The Restated Bylaws state the chairman, the chief executive officer, or the board can call a special meeting of the stockholders, and the chief executive officer shall call a special meeting at the request of stockholders holding not less that forty percent of the outstanding shares of stock entitled to vote at the meeting.

Written Consents

The Oakmont Bylaws provide that a written consent of stockholders in lieu of a meeting requires the approval of only the minimum number of votes that would have been necessary to take action at such meeting. The Oakmont Bylaws require Oakmont to provide to all stockholders prompt written notice of the taking of action by written consent of less than all of the stockholders. The Restated Bylaws provide that any action required to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a written consent of the stockholders.

Number of Directors

Under the Oakmont Bylaws, the board of Oakmont can have between one and nine directors. The number of directors of Oakmont is to be fixed from time to time by the board of directors. The Restated Bylaws provide that the board shall consist of between one and eight members, and the number of directors shall be fixed from time to time by a resolution adopted by a majority of the board of directors. After the merger, the combined company will have seven directors.

Terms of Directors

The Oakmont Bylaws provide for a staggered board of directors divided into three classes. The term of office of those directors of the first class shall expire at the next annual meeting of Oakmont, the second class one year thereafter and the third class two years thereafter. At each annual election held after such classification and election, directors shall be chosen for a full three-year term, as the case may be, to succeed those directors whose terms expire. As outlined in the section entitled, “Item 4: Amendment to Bylaws,” we are asking stockholders to amend the Bylaws to provide for one class of directors, each of which to hold office until his or her successor shall have been elected and qualified.

Special Meetings of Directors

The Restated Bylaws provide that special meetings of the directors may be called by or at the request of the chairman, the chief executive officer, or any two directors, whereas the Oakmont Bylaws state that special meetings of the board can only be called by the Chief Executive Officer or by a majority of the entire board.

Quorum and Voting at Board Meetings

The Oakmont Bylaws state that a majority of the entire board shall constitute a quorum for the transaction of business at board meetings. The Restated Bylaws provide that a quorum shall be a majority of directors in office. Both sets of bylaws provide that the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

Compensation of Directors

The Oakmont Bylaws state that the directors may be paid their expenses of attendance at each meeting of the board and may be paid a fixed amount (in cash or other consideration) for attendance at each meeting or a stated salary as a director. The Restated Bylaws are silent on the issue of director compensation and expense reimbursement.

Executive Officers

The Restated Bylaws state that the officers of the combined company shall be a chairman, a chief executive officer, a president, a chief financial officer, a vice-president, a secretary, and a treasurer. The Oakmont Bylaws do not require Oakmont to have a vice president.

Indemnification of Directors and Officers

The Oakmont Bylaws and the Restated Bylaws both contain certain indemnification language tracking the language of the DGCL with respect to indemnification matters.

Amendments of Bylaws

The Oakmont Bylaws contain provisions permitting either the stockholders or the board to amend the bylaws. The Restated Bylaws provide that the bylaws may be adopted, amended or repealed at any meeting of the board or the stockholders, provided that notice of the proposed change was given in the notice of the meeting and, in the case of the board, in a notice given no less than twenty-four hours prior to the meeting.

The Merger Agreement

The following summary of the material provisions of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. All stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the merger.

General; Structure of Merger

On February 8, 2007, Oakmont entered into an Agreement and Plan of Merger with Brooke Corp. and Brooke Credit. On April 30, 2007, Oakmont, Brooke Corp. and Brooke Credit executed an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”). If consummated, Brooke Credit will be merged with and into Oakmont, and as a result the combined company will become a public company owned by Brooke Corp. and the stockholders of Oakmont. At closing, Brooke Corp. will receive merger consideration of approximately 15.1 million shares of the combined company’s common stock with a value of approximately $86.7 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007, the date of the Merger Agreement and a value of approximately $         million, based on the closing stock price of $         as reported on the OTCBB on                     , 2007. In addition, approximately 1.2 million shares of the combined company’s common stock will be issued or reserved for issuance in connection with stock or options expected to be granted pursuant to Brooke Credit’s equity incentive plan, and approximately 1.2 million shares of the combined company’s common stock will be reserved for issuance in connection with the warrants to purchase Brooke Credit shares that are assumed by the combined company. The common stock underlying these awards under the equity incentive plan and warrants had an aggregate value of approximately $13.8 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007, and an aggregate value of approximately $             million, based on the closing stock price of $             as reported on the OTCBB on             , 2007. An additional aggregate of 4.0 million shares of the combined company’s common stock will be issued to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, should the combined company achieve adjusted earnings of $15.0 million in 2007. An additional aggregate of 1.0 million shares of the combined Company’s common stock will be issued to former Brooke Credit Stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, should the combined company achieve adjusted earnings of $19.0 million in 2008. The contingent consideration has a value of approximately $28.7 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007 and a value of approximately $         million, based on the closing stock price of $         as reported on the OTCBB on                     , 2007. The total aggregate value, assuming the issuance of all those shares, is approximately $129.2 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007, and approximately $         million, based on the closing stock price of $         as reported on the OTCBB on                     , 2007.

Adjusted earnings for the applicable period shall mean the actual audited net after tax income of the combined company adjusted as follows:

•	Plus all actual after tax amortization expense for intangibles resulting from the merger;

•

Plus the actual after tax amount of any negative impact to earnings associated with certain warrants, including deal related costs arising out of accounting treatment for warrants, put/call rights, options or other employee equity incentive plans; and

•	Minus an amount intended to approximate interest earned on the cash in the trust account during the applicable period.

Reference is made to the Merger Agreement attached hereto as Annex A which provides a more detailed explanation of the calculation of adjusted earnings. Brooke Credit’s adjusted earnings, calculated in the manner set forth in the Merger Agreement, for the last three fiscal years was approximately $7,036,000 in 2006, $6,098,000 in 2005 and $2,212,000 in 2004.

The contingent consideration has a current value of approximately $28.7 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007, the date of the Merger Agreement.

Brooke Corp. and Brooke Credit approved and adopted the Merger Agreement and the transactions contemplated thereby prior to their execution of the Merger Agreement. Accordingly, no further action is required to be taken by Brooke Corp. or Brooke Credit to approve the Merger Agreement and the transactions contemplated thereby.

Closing and Effective Time of the Merger

The closing of the merger will take place promptly following the satisfaction of the conditions described below under “The Merger Agreement—Conditions to the Closing of the Merger,” unless Oakmont and Brooke Corp. agree in writing to another time. The merger is expected to be consummated within two (2) business days following the approval of the merger at the Special Meeting of Oakmont’s stockholders described in this proxy statement.

Representations and Warranties

The Merger Agreement contains representations and warranties of each of Brooke Corp. and Brooke Credit relating, among other things, to:

•	proper corporate organization and similar corporate matters;

•	the authorization, performance and enforceability of the Merger Agreement;

•	the capitalization of Brooke Credit;

•	the absence of violation of any applicable law or any agreement to which Brooke Corp. or Brooke Credit is a party;

•	financial information;

•	taxes;

•	finance company compliance;

•	absence of certain changes;

•	absence of undisclosed liabilities;

•	absence of litigation;

•	compliance with laws, including environmental laws;

•	title to and condition of properties, including all equipment and real properties;

•	insurance;

•	contracts and commitments;

•	labor matters;

•	employee and employee benefits matters;

•	intellectual property;

•	absence of brokers or finders; and

•	absence of an untrue statement of material fact or material omission necessary to make the representations and warranties not misleading.

The Merger Agreement contains representations and warranties of Oakmont relating, among other things, to:

•	proper corporate organization and similar corporate matters;

•	the authorization, performance and enforceability of the Merger Agreement;

•	the capitalization of Oakmont;

•	the absence of violation of any applicable law or any agreement to which Oakmont is a party;

•	the compliance with the rules and regulations of the SEC in all Oakmont filings since April 15, 2005;

•	financial information;

•	taxes;

•	absence of certain changes;

•	absence of undisclosed liabilities;

•	absence of litigation;

•	compliance with laws, including environmental laws;

•	title to and condition of properties, including all equipment and real properties;

•	insurance;

•	contracts and commitments;

•	labor matters;

•	employee and employee benefits matters;

•	intellectual property;

•	absence of brokers or finders; and

•	absence of an untrue statement of material fact or material omission necessary to make the representations and warranties not misleading.

Covenants

Oakmont, Brooke Corp. and Brooke Credit have each agreed to take such actions as are necessary, proper or advisable to consummate the merger. Oakmont and Brooke Credit have also agreed, subject to certain exceptions, to continue to operate each of its respective business in the ordinary course prior to the closing and not, among other actions, to take the following actions without the prior written consent of the other:

•	amend its organizational documents;

•

authorize or issue any shares of capital stock or any subscription, option, warrant, call right, preemptive right or other agreement or commitment obligation it to issue, sell, deliver or transfer any interest or security in it;

•	sell, transfer or agree to sell or transfer any assets other than in the ordinary course of business;

•	acquire any assets except in the ordinary course of business, or merge with any other entity;

•	create or incur any material encumbrance of any kind on any assets or properties;

•

change any financial or tax accounting practice, policy or method, make or revoke any election relating to taxes, file any amended tax return or claim for refund, or settle any material claim relating to taxes;

•	violate or breach any material contract;

•	make any loan, advance or capital contribution to or investment in any other entity or person other than in the ordinary course of business;

•	incur any indebtedness or enter into any guarantee of indebtedness, or incur any other material liability or obligation other than in the ordinary course of business;

•	cancel or forgive any material debts or claims or redeem or repay any indebtedness for borrowed money;

•	take any action that would prevent the merger from qualifying as a reorganization under the Internal Revenue Code; or

•

in the case of Brooke Corp. or Brooke Credit, solicit or furnish any information to any prospective buyer, commence or conduct any negotiations to enter into any agreement with any other party concerning the sale of Brooke Credit, its business or equity securities or any part thereof and, in the case of Oakmont, solicit or furnish any information to any prospective seller, commence or conduct any negotiations to enter into any agreement with any other party concerning the purchase of its business or equity securities or any part thereof.

The Merger Agreement also contains additional covenants of the parties, including covenants providing that:

•

for a period of five years following the closing, Brooke Corp. and its affiliates shall be prohibited from competing with the business conducted by Brooke Credit immediately prior to the closing in the U.S.; provided, however, that Brooke Corp. and its affiliates may still make loans on an incidental or occasional basis so long as they do not specifically promote or advertise that they make such loans and may still make commission advance loans to Brooke Franchise franchisees;

•

for a period of one year following the closing, Brooke Corp. shall not solicit for employment any employee who was an employee of Brooke Credit immediately prior to the closing except with the prior consent of the combined company or if such employee has not been employed by the combined company for a period of six months prior to such solicitation;

•	subsequent to the closing, Oakmont and Brooke Corp. shall maintain as confidential the books, records and other information pertaining to the business of the other;

•

for a period of six years following the closing, the combined company shall indemnify, defend and hold harmless the officers, directors, employees and agents of Oakmont, Brooke Corp. and Brooke Credit against damages arising out of claims brought or make by third parties based on the actions of such persons in such capacity prior to the closing;

•	Oakmont and Brooke Credit shall provide access to all its respective properties, books, records, and employees to the other party for the purpose of performing due diligence pending the closing;

•	Oakmont shall prepare and file with the SEC this proxy statement;

•

upon filing of the definitive proxy statement, Oakmont shall hold a meeting of its stockholders for the purpose of soliciting the proxies to vote in favor of the merger and the adoption of the incentive plan;

•

Oakmont shall ensure that the disclosures contained in the proxy are in compliance with the General Corporation Law of the State of Delaware, and Brooke Corp. and Brooke Credit shall ensure that the disclosures contained in the proxy with respect to Brooke Credit do not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

•	Oakmont shall file a Form 8-K announcing the closing and such other information that may be required to be disclosed with respect to the merger transaction;

•	Oakmont and Brooke Credit shall cooperate with one another in the public announcements pertaining to the merger; and

•	Oakmont, Brooke Corp. and their respective affiliates shall not engage in any transactions involving the securities of Oakmont prior to the time of making a public announcement of the merger.

Conditions to Closing of the Merger

General Conditions

Consummation of the Merger Agreement and the related transactions is conditioned on the Oakmont stockholders, at a meeting called for these purposes, adopting the Merger Agreement and approving the merger. In connection with the merger proposal, the Oakmont stockholders will also be asked to approve the incentive plan, increase Oakmont’s authorized Capital Stock and declassify Oakmont’s board of directors. If the merger proposal is approved, but the incentive plan or proposed increase in capital stock is not approved, the merger will not occur, unless the proposed capital stock increase is approved and Brooke Corp. waives the requirement for the incentive plan approval.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon normal closing conditions in a transaction of this nature, including:

•

holders of twenty percent (20%) or more of the shares of Oakmont common stock issued in Oakmont’s IPO and outstanding immediately before the consummation of the merger shall not have exercised their rights to convert their shares into a pro rata share of the trust account in accordance with Oakmont’s certificate of incorporation;

•

the delivery by each party to the other party of a certificate to the effect that the representations and warranties of the delivering party are true and correct in all respects as of the closing and all covenants, agreements and obligations contained in the Merger Agreement have been materially complied with by the delivering party;

•	there shall be no order, stay, judgment or decree being issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of such transactions;

•	the approval of the merger and the Merger Agreement by each party’s board of directors;

•	the completion of due diligence of the other party to such party’s satisfaction;

•	the receipt of necessary consents and approvals by third parties and the completion of necessary proceedings; and

•	the absence of litigation or threatened litigation against any party to the Merger Agreement with respect to the transactions contemplated thereby.

Brooke Corp.’s and Brooke Credit’s Conditions to Closing

The obligations of Brooke Corp. and Brooke Credit to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change with respect to Oakmont’s business, financial condition, assets or operation since Brooke Corp.’s review of Oakmont through the closing;

•

Mr. Skandalaris shall have used his reasonable best efforts to acquire up to 333,333 shares of Oakmont common stock through open market purchases while not in possession of material nonpublic information;

•	Oakmont shall have delivered agreements to the holders of Brooke Credit warrants giving such holders equivalent warrant rights in Oakmont following the closing;

•	the receipt of lock-up agreements executed by each of KrisLee & Associates, LLC, Mr. Skandalaris and Mr. Azar;

•

the receipt of letters from resignation from all directors of Oakmont, other than Mr. Skandalaris and Mr. Azar, and the appointment of three independent directors nominated by Brooke Corp. and the appointment of two directors nominated by Brooke Corp.;

•	the receipt of a registration rights agreement;

•	the receipt of an opinion from Winston & Strawn LLP that the transactions contemplated by the Merger Agreement constitute one or more tax-free reorganizations under the Internal Revenue Code;

•	the approval by Brooke Corp. of the articles of incorporation and bylaws of Oakmont; and

•	the receipt of resolutions of Oakmont authorizing and approving the Merger Agreement and consummation of the merger.

Oakmont’s Conditions to Closing

The obligations of Oakmont to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things:

•	there shall have been no material adverse change with respect to Brooke Credit’s business, financial condition, assets or operation since Oakmont’s review of Brooke Credit through the closing;

•	the receipt of employment agreements between the combined company and Michael Lowry and any other management member of Brooke Credit as mutually agreed upon by Oakmont and Brooke Corp.;

•	the receipt of lock-up agreements executed by each of Brooke Corp., Michael Lowry, Anita Larson and Morgan Joseph & Co. Inc.;

•

the receipt of a voting agreement by Brooke Corp., a shared services agreement between Brooke Corp. and the combined company and a tax allocation agreement between Brooke Corp. and the combined company; and

•	the receipt of resolutions of Brooke Corp. authorizing and approving the Merger Agreement and consummation of the merger.

Indemnification

Brooke Corp. agrees to indemnify, defend and hold harmless the combined company and its directors, officers, employees and controlled and controlling persons for any damages or losses, whether as a result of any third party claim or otherwise, which arise as a result of or in connection with the inaccuracy, misrepresentation and breach of representations and warranties, including breaches of agreements and covenants of Brooke Corp.

The combined company agrees to indemnify, defend and hold harmless Brooke Corp., its directors, officers, employees and controlled and controlling persons for any damages or losses, whether as a result of any third party claim or otherwise, which arise as a result of or in connection with the inaccuracy, misrepresentation and breach of representations and warranties, including breaches of agreements and covenants of Oakmont.

With certain exceptions, claims for indemnification for breach of a representation, warranty, agreement or covenant may be asserted by either party only if the indemnifying party’s obligations exceed $250,000, after which point the indemnifying party is only obligated to indemnify the other party from and against all damages in excess of $250,000. With certain exemptions, the aggregate liability of the indemnifying party for breaches of representations, warranties, agreements and covenants is capped at $2,000,000.

Notwithstanding the foregoing, no claim for indemnification for a breach of a representation, warranty, agreement or covenant may be made by the parties after the lapse of twenty-four months following the closing, provided, however, there is no time limitation for a party’s ability to bring a claim for breaches of the other party’s representations and warranties relating to (i) proper corporate organization and similar corporate matters, (ii) the authorization, performance and enforceability of the Merger Agreement, (iii) capitalization, (iv) taxes, (v) compliance with laws and orders, and (vi) employee benefit plans.

Termination

The Merger Agreement may be terminated at any time, but not later than the closing, as follows:

•	by mutual written consent of Oakmont and Brooke Corp.;

•

by either Oakmont or Brooke Corp. if the closing has not occurred on or before July 18, 2007, provided the terminating party has not prevented the closing from occurring on or before such date through breach of a representation, warranty or covenant; and

•

by Oakmont or Brooke Corp. if the other party has breached any of its covenants or representations and warranties in any material respect and such breach has not been waived in writing by the other party.

If permitted under applicable law, either Brooke Corp. or Oakmont may waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement and waive compliance with any agreements or conditions for the benefit of itself or such party contained in the Merger Agreement. The condition requiring that the holders of fewer than 20% of the shares of Oakmont common stock issued in its IPO affirmatively vote against the merger proposal and demand conversion of their shares into cash may not be waived. We cannot assure you that all of the conditions will be satisfied or waived. To the extent a waiver by either Brooke Corp. or Oakmont results in a wavier of a material term of the Merger Agreement, or any material terms of the Merger Agreement change as a result of a waiver, Oakmont’s board of directors will resolicit shareholder approval for the merger.

Effect of Termination

In the event of proper termination by either Oakmont or Brooke Corp., the Merger Agreement will become void and have no effect, without any liability or obligation on the part of Oakmont or Brooke Corp., except that:

•	the rights of the parties to bring actions against each other for breach of the Merger Agreement will survive; and

•	the parties’ obligations relating to confidentiality, public disclosure and indemnification shall survive termination of the Merger Agreement.

Fees and Expenses

If the merger is completed, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the combined company. If the merger is not completed, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, provided, however, that in the event that a party breaches its nonsolicitation covenant and the closing does not occur, such breaching party agrees to reimburse the non-breaching party for its actual expenses, up to a maximum amount of $500,000.

Public Announcements

Oakmont and Brooke Corp. have agreed that until closing or termination of the Merger Agreement, the parties will:

•	cooperate in good faith to jointly prepare all press releases and public announcements pertaining to the Merger Agreement and the transactions governed by it; and

•

not issue or otherwise make any public announcement or communication pertaining to the Merger Agreement or the transaction without the prior consent of the other party, which shall not be unreasonably withheld by the other party, except as may be required by applicable laws or court process.

Choice of Law and Jurisdiction

The Merger Agreement is construed and shall be interpreted under the laws of the State of Kansas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties stipulate that any action or other proceeding may be commenced and prosecuted in the federal or state courts having jurisdiction over Johnson County, Kansas, and the parties stipulate to the personal jurisdiction thereof.

Employment and Non-Competition Agreements

A condition to the closing of the merger is that Michael Lowry and any other management member of Brooke Credit as mutually agreed by Oakmont and Brooke Corp. (collectively, the “Management Members”) enter into employment and noncompetition agreements with the combined company upon the consummation of the merger. Some of these agreements (including Mr. Lowry’s agreement) are expected to include non-competition covenants.

The agreements for the Management Members create “at-will” employment and allow either party to terminate at any time upon written notice to the other party with or without good cause or for any or no cause.

In addition to an annual base salary as set forth in the applicable employment agreement, the agreements entitle the applicable employees to participate in any short-term or long-term bonus or incentive compensation plans programs or arrangements as are designated by the combined company in its sole discretion. The Management Members are also entitled to any other benefits specified in the personnel policies established from time to time by the combined company.

During and subsequent to each Management Member’s employment, the Management Member shall keep confidential any confidential information of the combined company or its affiliates.

In the event that Management Member’s employment is terminated for any reason, Management Member agrees not to directly or indirectly solicit by any means insurance, financial services, insurance agency, agency consulting or loan business from any clients, franchise agents or lenders of the combined company or any of its affiliates for a period of two (2) years from and after the effective date of the termination of employment. The Management Member may also covenant for a period of two (2) years from the termination to directly or indirectly solicit or hire any of the franchise agents, brokers, producers or employees of the combined company or any of its affiliates to work for or contract with such Management Member or any person or company competitive with the combined company or any of its affiliates.

The form of employment agreements for the Management Members is attached as Annex D. We encourage you to read the form of employment agreements in their entirety.

Common Stock Ownership Following the Merger

Following completion of the merger, and assuming no earnout shares are issued and no Oakmont warrants are exercised: (i) Oakmont stockholders of record will own 10,575,166 shares of the combined company’s common stock, or 37.7% of the shares, assuming minimum conversion by the Oakmont stockholders (defined as none of the Oakmont stockholders exercising their conversion rights), and 8,461,190 shares of the combined company, or 30.2% of such shares, assuming maximum conversion (defined as holders of 19.99% of the Oakmont IPO shares exercising their conversion rights), and (ii) Brooke Credit shareholders will own 17,455,090 shares of the combined company’s common stock, which is 62.3% of such shares assuming minimum conversion, and 67.3% of such shares assuming maximum conversion.

Assuming all earnout shares are issued following the merger and no Oakmont warrants are exercised: (i) Oakmont stockholders of record will own 10,575,166 shares of the combined company’s common stock, or 32.1% of the shares, assuming minimum conversion, and 8,461,190 shares of the combined company, or 27.4% of the shares, assuming maximum conversion, and (ii) Brooke Credit shareholders will own 22,455,090 of the shares of the combined company’s common stock, which is 68% of the shares assuming minimum conversion, and 72.6% of the shares assuming maximum conversion.

Servicing Agreement

A condition to the closing of the merger is that Brooke Corp. enter into an amended and restated servicing agreement with the combined company upon the consummation of the merger. Prior to the merger, Brooke Corp. and Brooke Credit were parties to a servicing and tax allocation agreement pursuant to which Brooke Corp. provided document management, audit, risk management, transportation, marketing, human resource, regulatory, information technology, and accounting services to Brooke Credit. The amended and restated servicing agreement will provide for the continuation of these services through December 31, 2008, and the combined company will pay Brooke Corp. $2.3 million for the provision of these services through December 31, 2007. This fee is a $500,000 increase from the $1.8 million paid in 2006 and 2005. The increase in the fee for 2007 is based upon a number of factors, including the increase in the value of the license granted to Brooke Credit to use the “Brooke” name, and additional services to be provided and increased costs to be incurred by Brooke Credit in 2007, including Sarbanes Oxley Act Section 404 compliance services and services provided and to be provided and costs incurred and to be incurred in connection with the merger and post-merger operations. Later in 2007 Brooke Corp. and Brooke Credit will negotiate the fees for these services for calendar year 2008. In addition, the amended and restated servicing agreements provides for a license from Brooke Corp. to the combined company to use the name “Brooke.”

Registration Rights Agreement

A condition to the closing of the merger is that Brooke Corp. enter into a registration rights agreement with the combined company upon the consummation of the merger. The registration rights agreement provides that upon the expiration of the sale restrictions contained in the lock-up agreements delivered by Brooke Corp and its affiliates, the combined company shall prepare and file a shelf registration statement covering the shares of the combined company subject to the registration rights agreement. The holders of a majority of the shares subject to the agreement are also entitled to make one demand, at any time after the expiration of the lock-up agreements, that the combined company register the shares. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are no longer subject to the lock-up agreements. The combined company will bear the expenses incurred in connection with the filing of any such registration statements.

Voting Agreement

A condition to the closing of the merger is that Brooke Corp. enter into a voting agreement with the combined company upon the consummation of the merger. The voting agreement provides that until the expiration of the sale restrictions contained in the lock-up agreements delivered by KrisLee & Associates, LLC, Robert J. Skandalaris and Michael C. Azar, Brooke Corp. agrees to vote all of its voting securities of the combined company in favor of the board of directors of the combined company consisting of (i) three independent directors designated by Brooke Corp. and approved by Robert J. Skandalaris, (ii) two directors designated by Brooke Corp. and approved by Mr. Skandalaris, and (iii) two directors designated by Mr. Skandalaris and approved by Brooke Corp. (the “Oakmont Representatives”). Brooke Corp. also agrees to vote its shares to ensure that the Oakmont Representatives are not removed from the board of directors of the combined company (subject to exceptions for breach of fiduciary duty or for cause) unless such removal is approved by Mr. Skandalaris.

Each of Oakmont’s initial stockholders also entered into a letter agreement with Oakmont and Morgan Joseph & Co. Inc. pursuant to which, among other things: each agreed to vote all shares initially owned by him in accordance with the majority of the shares of Oakmont common stock voted by the public stockholders.

Oakmont Common Stock Purchases

It is a condition to Brooke Corp.’s and Brooke Credit’s respective obligations to close the merger that Mr. Skandalaris, Oakmont’s Chairman and Chief Executive Officer, use reasonable best efforts to acquire up to 333,333 shares of Oakmont common stock through open market purchases while not in the possession of material nonpublic information. See “The Merger Agreement - Conditions to Closing of the Merger – Brooke Corp’s and Brooke Credit’s Conditions to Closing.” Mr. Skandalaris fulfilled this condition on May 17, 2007 when he purchased 500,000 shares of Oakmont common stock for $5.73 per share through an open market purchase. Mr. Skandalaris has informed us he intends to vote these shares in favor of all of the proposals, including the proposed merger. Unlike the shares of Oakmont common stock he received as a founder of Oakmont that Mr. Skandalaris is required to vote in accordance with the voting of a majority of the shares of Oakmont common stock issued in Oakmont’ IPO, Mr. Skandalaris can vote these shares that he acquired on the open market after the IPO as he may determine, in his sole discretion.

Mr. Michael Lowry, Brooke Credit’s Chief Executive Officer, has announced that he intends to purchase up to 100,000 shares of Oakmont common stock through open market purchases, although Mr. Lowry has no obligation to do so under the Merger Agreement or otherwise. Mr. Lowry has informed us he intends to purchase Oakmont common stock as an indication of his confidence in the outlook for the combined company. Mr. Lowry has informed us he also intends to effect such purchases after the filing of a preliminary proxy statement containing Brooke Credit’s first quarter 2007 financial results and otherwise while he is not in possession of material nonpublic information and otherwise while such purchases will not violate any applicable securities laws. Nevertheless, Mr. Lowry is not obligated to purchase all, or even any, of the 100,000 shares, and he could decide not to purchase any shares, or to purchase fewer than 100,000 shares, for any reason. Mr. Lowry has informed us he intends to vote any Oakmont shares he acquires in favor of all the proposals, including the proposed merger, because he believes the proposed merger and other proposals are in the best interest of Brooke Credit and Oakmont. Mr. Lowry is not currently affiliated with Oakmont and is not subject to any contractual or other obligations with respect to the voting of any Oakmont shares he may own as of the record date. Mr. Lowry has an interest in the consummation of proposed merger because he is currently the Chief Executive Officer of Brooke Credit, he is expected to be the Chief Executive Officer of the combined company and he is expected to hold Brooke Credit common stock and/or common stock options immediately prior to the consummation of the proposed merger, in addition to any shares of Oakmont common stock he may acquire as discussed above.

Vote Required

The merger proposal will be approved only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the merger and the public stockholders owning less than 20% of the shares sold in the IPO both vote against the merger proposal and exercise their conversion rights. After careful consideration, Oakmont’s board of directors determined unanimously that the merger proposal is fair to and in the best interests of Oakmont and its stockholders. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL DESCRIBED ABOVE.

ITEM 2: APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN OF THE COMBINED COMPANY

Introduction

The Board of Directors of Oakmont believe that the proposed 2007 Equity Incentive Plan (the “Plan”) will be effective in attracting directors, executives and employees to the combined company and its subsidiaries following the merger and in providing long-term incentives and rewards to those directors, executives and employees responsible for the combined company’s continued growth. The Board further believes that incentive stock options and nonqualified stock options granted under the Plan would provide a form of incentive that aligns the economic interests of management and other employees with those of the stockholders of the combined company following the merger.

The Board desires a plan that gives it flexibility to determine what types of awards are beneficial to the combined company, its employees, directors and stockholders as changes occur with respect to compensation trends, accounting treatment of awards, tax treatment of awards to the combined company or its employees or directors, or its cash flow needs.

The Plan will provide the flexibility that the Board desires. In addition to incentive stock options and nonqualified stock options, the Plan will allow the Board or its compensation committee, as the administrator of the Plan, to award restricted shares, stock appreciation rights, performance shares, performance units, and restricted share units to employees and directors.

On                         , 2007, the Board of Directors of Oakmont approved the adoption of the Plan. Each of the merger proposal, the incentive plan proposal and the amendment to certificate of incorporation proposal is conditioned upon the approval of each of the others. This means that if any of the merger proposal, incentive plan proposal or the amendment to certificate of incorporation proposal is not approved, the merger will not be approved, the incentive plan will not become effective and the amendment to the certificate of incorporation increasing Oakmont’s capital stock will not take place. However, if the merger proposal and the amendment to certificate of incorporation proposal are approved, the merger may still occur and the certificate of incorporation may be amended if Brooke Corp. waives the requirement for the incentive plan approval.

Material Features of the Plan

The material features of the Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the Plan, the full text of which is set forth as Annex E to this proxy statement.

Administration

The Plan will be administered by the Compensation Committee of the Board of Directors of the combined company (the “Committee”). All members of the Committee will be non-employee “outside” directors of the combined company and such members are eligible to participate in the Plan. The Committee will have the authority to determine, within the limits of the express provisions of the Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

Types of Awards

Awards under the Plan may include restricted shares of common stock (“Restricted Shares”), nonqualified stock options, incentive stock options (“ISOs”), stock appreciation rights (“SARs”), performance shares, performance units, restricted share units, as well as other types of awards that the Committee in its discretion may determine are consistent with the objectives and limitations of the Plan. Restricted Shares are shares of common stock issued to a recipient subject to such terms and conditions, including, without limitation, forfeiture or resale to the combined company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance. An SAR is the right to receive cash, common stock or both based on the increase in the market value of the shares of common stock covered by such SAR from the initial date of the performance period for such SAR to the date of exercise. A performance share is the right to receive, upon satisfying designated performance goals within a performance period, cash, common stock or both based on the market value of shares of common stock covered by such performance shares at the close of the performance period. A performance unit is the right to receive cash, common stock or both upon satisfying designated performance goals within a performance period. A restricted share unit is the right to receive cash, Common Stock, or a combination of cash and shares of Common Stock, based on the market value of a specified number of shares of Common Stock, subject to such terms and conditions, including, without limitation, forfeiture, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

The Committee may determine that all or a portion of an award may be deferred, that it may be vested at such times and upon such terms as the Committee may select, or that a recipient must be an employee or director at the time the award is paid or exercised. The Plan provides that ISOs may be granted to a recipient during a calendar year only if the aggregate fair market value (determined as of the time an ISO is granted) of common stock with respect to which ISOs are exercisable for the first time by such recipient during any calendar year under the Plan and any other “incentive stock option plans” maintained by the combined company does not exceed $100,000.

Neither the combined company nor any subsidiary receives from the recipient of an award any consideration for the granting of the award.

Eligible Recipients of Awards

The Committee may grant awards to any of the combined company’s employees, to any employee of one of the combined company’s direct or indirect subsidiaries, to a member of the combined company’s Board of Directors or to a member of the board of directors of one of the combined company’s direct or indirect subsidiaries. No Plan participant may receive more than 250,000 shares of common stock in any calendar year under the Plan pursuant to the grant of awards. The number of persons that would have been employed by the combined company and its direct and indirect subsidiaries and non-employee directors as of December 31, 2006 was approximately 20. Such number may increase with acquisitions or as a result of the combined company’s growth. No ISO may be granted to a director who is not also an employee of the combined company or one of its subsidiaries.

Assignability

No award granted pursuant to the Plan is transferable or assignable by its recipient other than by will or the laws of descent and distribution.

Shares Subject to the Plan

An aggregate of 500,000 shares of common stock is reserved for issuance under the Plan. All of such shares may be issued in connection with the exercise of ISOs. Shares of common stock not actually issued (as a result, for example, of the lapse of an option, the failure of a recipient to earn an award or the payment of an award in cash or a combination of cash and Common Stock) are available for additional grants. Shares of common stock to be delivered or purchased under the Plan may be either authorized but unissued common stock or treasury shares.

Anti-Dilution Protection

In the event of any changes in the capital structure of the combined company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of common stock subject to the Plan or in the number of shares of common stock subject to an outstanding award.

Merger, Consolidation, Reorganization, Liquidation, Etc.

If after the date of the adoption of the Plan, the combined company becomes a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors is authorized under the Plan to make such arrangements it deems advisable with respect to outstanding awards, which shall be binding upon the recipients of such awards, including, but not limited to, the substitution of new awards for any awards then outstanding, the assumption of any such awards, and the termination of or payment for such awards.

Market Value Restrictions

The amounts of certain awards are based on the fair market value of a share of common stock at a specified point in time. The exercise price per share of common stock under each nonqualified stock option or ISO granted under the Plan, which is paid to the combined company at the time of the exercise, shall be determined by the Committee, but may not be less than the fair market value of such common stock on the date of grant of such option. “Fair market value” of a share of common stock as of a given date is defined by the Plan to be the average of the daily market price for the 10 consecutive trading days immediately preceding the valuation date, with the market price for each such trading day while our common stock is traded on the NASDAQ Global Market to be the closing price, regular way, on such day. The market value of a share of common stock on the date an SAR is granted shall be the base value of such SAR.

No Repricing

Except for adjustments made pursuant to the anti-dilution provisions of the Plan, or by reason of a merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the exercise or purchase price under any outstanding award granted under the Plan may not be decreased after the date of grant, nor may any outstanding award granted under the Plan be surrendered to the combined company as consideration for the grant of a new award with a lower exercise or purchase price in the absence of the approval of the holders of a majority of the shares of our common stock present in person or by proxy at a duly constituted meeting of our shareholders.

Unfunded Plan

The Plan shall be unfunded. The combined company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

Amendments and Termination

The Board of Directors may at any time terminate or amend the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No amendment may be made that would increase the maximum number of shares of common stock that may be issued under the Plan (unless such increase is a result of a change in the capital structure of combined company), materially increase the benefits accruing to participants under the Plan, change the expiration date of the Plan, or delete or amend the market value restrictions contained in the Plan on the stock option exercise price or the base value of an SAR without the prior approval of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at a duly constituted meeting of stockholders. Further, no amendment that would otherwise require stockholder approval as a matter of applicable law, regulation or rule may be made without such approval. The Committee may grant awards under the Plan at any time prior to the tenth anniversary of the effective date of the Plan (                     , 2017, if the Plan is approved by stockholders at the Special Meeting on     , 2007), on which tenth anniversary date the Plan will expire except as to Awards then outstanding thereunder (which Awards shall remain in effect until they have expired according to their terms or until the twentieth anniversary of the Plan, whichever first occurs). No Incentive Stock Option shall be exercisable later than 10 years following the date it is granted.

Awards to be Granted Under the Plan

The exact types and amounts of any awards to be made by the Committee to any eligible employees or directors pursuant to the Plan are not presently determinable. As a result of the discretionary nature of the Plan, it is not possible to state who the participants in such Plan will be, the number of options or other awards to be received by any person or group, or the benefits that would have been received by certain persons or groups under the Plan during the last fiscal year if the Plan had been in effect during the year.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and/or exercise of awards under the Plan are as described below. The following information is not a definitive explanation of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

Restricted Shares

A recipient will not be taxed at the date of an award of Restricted Shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such Shares to the recipient, elects under Section 83(b) of the Internal Revenue Code to include in income the fair market value of the Restricted Shares as of the date of such transfer. The combined company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the combined company, unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the recipient as dividends and will not be deductible by the combined company.

Incentive Stock Options

The Plan is intended to qualify as an incentive stock option plan within the meaning of Section 422 of the Internal Revenue Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes on either the grant or the exercise of the ISO. An ISO may not be granted to a director who is not also an employee of the combined company or one of its subsidiaries.

If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to him (the required statutory “holding period”), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the combined company will not be entitled to a deduction with respect to the shares of stock so issued.

If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, or (ii) the gain on the sale. The combined company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss. Generally, if an ISO is not exercised within three months following a participant’s termination of employment, the ISO will be treated as a nonqualified stock option.

Ordinarily, the excess of the fair market value of the shares on the date of exercise over the option price is an alternative minimum tax addition. A corresponding alternative minimum tax subtraction is allowed in the year in which the shares are disposed. See “Alternative Minimum Tax,” below.

Nonqualified Stock Options

The recipient of a nonqualified stock option under the Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The combined company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

Stock Appreciation Rights

A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of an SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our common stock from the date of grant of the SAR to the date of exercise) and (b) we will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

Performance Shares, Performance Units and Restricted Share Units

A recipient of performance shares, performance units or restricted share units will not recognize any income for federal income tax purposes on the date of the grant of the right to receive performance shares, performance units or restricted share units. The recipient will recognize ordinary income for federal income tax purposes at the time of receipt of cash and/or common stock with respect to the performance share or units (at the time any restrictions lapse in the case of restricted share units) in an amount equal to the excess, if any, of the fair market value of the performance shares or units on the date the cash and/or common stock is received over the price, if any, of the performance shares or units on the date of grant. The combined company will be entitled to a deduction on the date of receipt of the common stock or cash by the recipient in an amount equal to the ordinary income recognized by the recipient. Upon disposition of any stock received, the recipient will recognize long-term or short-term capital gain or loss depending upon the period for which he or she has held the stock in an amount equal to the difference between the amount realized and the fair market value of the stock on the date of receipt.

Alternative Minimum Tax

In addition to the federal income tax consequences described above, a recipient may be subject to the alternative minimum tax (“AMT”), which is payable only to the extent it exceeds the recipient’s regular tax liability. The AMT is assessed on the recipient’s alternative minimum taxable income in excess of an exemption amount that varies by filing status. For purposes of computing the AMT, the alternative minimum taxable income is equal to taxable income (1) increased by tax preference items and (2) increased or reduced by certain AMT “adjustments.” Federal law currently provides for a minimum tax credit that may be applied against the recipient’s regular tax liability in years following a year in which the recipient is subject to AMT. The minimum tax credit is limited to the excess, if any, of the regular tax over the tentative AMT for the year. Any credit not used because of the limitation may be carried forward indefinitely.

If approved by our stockholders, the Plan shall be effective on that date.

Vote Required

Because the Plan has already been approved by Brooke Corp. (as the sole stockholder of Brooke Credit), the approval of the Plan by our stockholders is for the continuation of the Plan by the combined company following the merger. The approval of the Plan will require the affirmative vote of the holders of a majority of the shares of Oakmont’s common stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PLAN IN SUBSTANTIALLY THE SAME FORM AS ANNEX E TO THIS PROXY STATEMENT.

ITEM 3: AMENDMENT TO CERTIFICATE OF INCORPORATION

Change in Capital Structure

Oakmont will be required to increase the number of authorized shares of common stock as a result of the proposed merger and adoption of the new 2007 Equity Incentive Plan. The total number of shares that Oakmont will have authority to issue will be increased from 36,000,000, of which 35,000,000 are common stock (par value $0.0001 per share) and 1,000,000 are preferred stock (par value $0.0001 per share), to 100,000,000, of which 99,000,000 will be shares of common stock (par value $0.01 per share) and 1,000,000 will be shares of undesignated preferred stock. For a description of the ownership of common stock following the proposed merger, see the section entitled, “Item 1: The Merger Proposal - Common Stock Ownership Following the Merger.” Oakmont currently has no shares of preferred stock outstanding. For a description of the rights of holders of preferred stock that may be issued following the proposed merger, see the section entitled, “Description of Oakmont Common Stock and Other Securities - Preferred Stock.”

Of the 36,000,000 shares of common stock currently authorized under the current certificate of incorporation, as of February 28, 2007, 10,575,166 shares of our common stock were issued and outstanding, and 17,150,332 shares were reserved for issuance upon exercise of our currently outstanding public warrants. As a result, only 8,274,502 shares of common stock currently remain available for future issuance. It is anticipated that in connection with the proposed merger, we will initially issue approximately 15.1 million shares of our common stock and will initially reserve an additional 2.4 million shares for issuance to Brooke Credit warrant and option holders, an additional 5.0 million shares for issuance if the contingent consideration adjusted earnings targets are net in 2007 and 2008, and an additional 500,000 shares of common stock in connection with awards under the 2007 Equity Incentive Plan.

The proposed changes to Oakmont’s capital structure in the certificate of incorporation will provide a sufficient number of available shares to enable us to close the proposed merger and adopt the 2007 Equity Incentive Plan and will provide the board of directors with the ability to issue additional shares of common stock and/or designate and issue one or more series of preferred stock without requiring stockholder approval except as otherwise may be required by applicable law or the rules of any stock exchange or trading system on which the securities may be listed or traded. There are no current plans or intentions to issue any additional shares of common stock. The availability of additional authorized shares of stock will enable the board of directors to act expeditiously when favorable opportunities arise to enhance Oakmont’s capital structure. Additional shares may be issued in order to effect a business combination. In addition, issuance of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Oakmont has no present plans, agreements, commitments, undertakings or proposals for the issuance of additional shares of stock except as described in described in this proxy statement.

Each of the merger proposal, the incentive plan proposal and the amendment to certificate of incorporation proposal is conditioned upon the approval of each of the others. This means that if any of the merger proposal, incentive plan proposal or the amendment to certificate of incorporation proposal is not approved, the amendment to the certificate of incorporation increasing Oakmont’s capital stock will not take place.

For a description of the changes to Oakmont’s certificate of incorporation that will become effective without further stockholder approval if the proposed merger is consummated, see the section entitled, “Item 1: The Merger Proposal - Comparison of the Oakmont Charter and Bylaws with the Restated Charter and Bylaws.”

Vote Required

Approval of the amendment to the certificate of incorporation to increase the capital stock of Oakmont requires the affirmative vote of the holders of a majority of the shares of Oakmont’s common stock present or represented at the meeting. If our stockholders do not approve the proposed amendment to the certificate of incorporation, we will not be able to effectuate the proposed merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AS DESCRIBED ABOVE.

ITEM 4: AMENDMENT TO BYLAWS

Removal of Classified Board of Directors

Oakmont’s Bylaws currently provide that its board of directors be divided into three classes of equal size as nearly as possible, each of which shall serve a three year term. The Board of Directors recommends shareholder approval of a proposal to amend our Bylaws to eliminate the current classification of our board of directors. In the absence of such a classification, each of the directors would be elected and hold office until his or her successor is elected at the next annual meeting of stockholders. Oakmont’s board of directors has considered the merits of the classified board structure. While the board of directors believes that the classified board structure would promote continuity and stability, it also believes that the annual election of directors would increase the board of director’s accountability to shareholders.

The approval of the amendment to bylaws proposal is not a condition to approval of the other proposals. If our stockholders do not approve the proposed amendment to the Oakmont Bylaws, our board of directors would remain classified and the directors would remain in office for their respective three-year terms, subject to any earlier liquidation of Oakmont.

For a description of the changes to Oakmont’s Bylaws that will become effective without further stockholder approval if the proposed merger is consummated, see the section entitled, “Item 1: The Merger Proposal - Comparison of the Oakmont Charter and Bylaws with the Restated Charter and Bylaws.”

Vote Required

Approval of the declassification of the board of directors in the amended Bylaws requires the affirmative vote of the holders of a majority of the shares of Oakmont’s common stock present or represented at the meeting. Approval of the proposed amendment to the Bylaws is not a condition to consummating the merger. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE BYLAWS AS DESCRIBED ABOVE.

INFORMATION ABOUT BROOKE CREDIT

History

Brooke Credit Corporation (“Brooke Credit”) is a specialty finance company based in Overland Park, Kansas that lends primarily to locally-owned businesses that sell insurance. Brooke Credit’s core target market consists of retail insurance agencies, and managing general agencies, where the sale of insurance is their primary business. In addition, Brooke Credit loans money to funeral home owners, where insurance is often an important, although not primary, part of their business. Currently, Brooke Credit is a wholly owned subsidiary of Brooke Corporation, a holding company that is listed on the NASDAQ Global Market under the ticker symbol BXXX. Brooke Credit started its lending programs in 1996 to serve as a finance company for the capital needs (primarily for business acquisitions) of the franchisees of Brooke Franchise Corporation (“Brooke Franchise”), an affiliate of Brooke Credit and one of the largest franchisors of property and casualty independent insurance agencies in the United States. In subsequent years, Brooke Credit leveraged its expertise of loaning money to Brooke Franchise franchisees to lend money to other insurance-related businesses that are not franchisees of Brooke Franchise, including non-franchise retail insurance agencies, managing general agencies and funeral homes. Brooke Credit’s website can be found at www.brookecredit.com. The information found on Brooke Credit’s website is not, however, a part of this proxy statement and any reference to Brooke Credit’s website is intended to be an inactive textual reference only and is not intended to create any hypertext link.

Lending Programs

Brooke Credit is focused on lending to small “main street businesses” across America, primarily in insurance-related industries which have historically been underserved by traditional lenders. Brooke Credit lends to four types of borrowers:

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Retail insurance agents and agencies that are franchisees of Brooke Franchise, a sister company. Brooke Franchise franchisees primarily focus on the sale of property and casualty insurance to consumers and businesses. Retail insurance agents and agencies primarily need Brooke Credit’s capital to finance acquisitions of other retail agencies and, to a lesser degree, agency expansions and operations. These loans are secured by the franchise business and personal guarantees by the individual franchise owners. Lending to franchisees of Brooke Franchise represents the most seasoned of all Brooke Credit’s lending programs. Loan types within this lending program generally vary depending on the development stage or maturity of a franchise business and may have repayment terms ranging from 8 months to 15 years.

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Retail insurance agents and agencies that are not franchisees of Brooke Franchise. Brooke Credit makes loans to these borrower types primarily for acquisition of retail agencies with three or more years of operating history and also to borrowers that primarily focus on the sale of property and casualty insurance. These loans are made with repayment terms ranging from 10 to 12 years and are secured primarily by the underlying agency businesses or by a renewable stream of sales commissions and personal guarantees by the individual agency owner.

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Managing General Agencies (“MGAs”) in which the sale of insurance is their primary business. MGAs are insurance businesses that typically whole sell insurance products to retail agents and agencies, frequently on behalf of an affiliated insurance company. Brooke Credit makes loans to these borrower types primarily for acquisitions of MGAs or to finance the capitalization of an affiliated insurance company. These loans are made with repayment terms ranging from 7 to 10 years and are secured by the underlying MGA businesses or by a renewable stream of underwriting and sales commissions and in some cases, by the stock of insurance companies affiliated with the MGA borrower.

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Independent funeral home owners in which the sale of insurance is not their primary business but an often important part of their business (the sale of pre-need life insurance). Brooke Credit makes loans to these borrower types, primarily for acquisition of funeral homes with three or more years of operating experience. These loans are typically made with repayment terms ranging from 12 to 15 years and are secured primarily by the underlying funeral home business, which typically includes commercial real property, and by personal guarantees from individual funeral home owners.

Loan Portfolio by Borrower Type as of December 31, 2006

($ in millions)

	Aggregate Principal Amount	Percentage of All Loans
Retail insurance agents (franchise)	$279.0	58%
Retail insurance agents (non-franchise)	54.0	11%
Funeral Home Loans	56.0	12%
MGA Loans	89.5	18%
Misc. Loans	4.8	1%

	$483.3	100.0%

A large percentage of Brooke Credit’s borrowers are retail insurance agents and agencies that are franchisees of Brooke Franchise. Brooke Franchise franchisees may have one or more of the following contractual relationships with Brooke Franchise or one of its affiliates:

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Franchise Agreement – Pursuant to this agreement, Brooke Franchise provides a business model, use of a registered trade name, access to suppliers, and a license for an internet-based management system. In exchange for these services Brooke Franchise Corporation charges an initial franchise fee. Brooke Franchise also charges an ongoing fee that is generally 15% of the franchisee’s revenues.

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Buyers Assistance Plan – Pursuant to this agreement, Brooke Franchise assists its franchisees in the acquisition and conversion of businesses into franchises. The services provided under the buyers assistance plan include pre-closing inspections and reports.

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Service Center Agreement - Pursuant to this agreement, Brooke Franchise receives additional fees in the form of an additional share of franchisees’ commissions in payment for a franchisee’s optional use of a Brooke Franchise service center. At such centers, a franchisee shares with other franchisees use of office space and such services as the services of customer service representatives.

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Office Rent Agreement – Brooke Investment, Inc., an affiliate of Brooke Credit, may lease office facilities for its franchisees and will license such facilities to the franchisee for use in the operation of their businesses. In such instances, the franchisee is obligated to pay Brooke Investment rent and other facilities related costs.

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Agreement for Sale of Agency Assets – Pursuant to this Agreement, Brooke Franchise sells agency assets to a person or entity that has agreed to become a franchisee. The purchase price and terms of such transactions vary depending on the type, size, and location of the business as well as other factors. Although generally such transactions involve the sale of assets, infrequently businesses will be sold through the sale of stock.

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Deferred Payment Agreement - Pursuant to this agreement, Brooke Franchise provides commission advances to pay for marketing, training, operational and other expenses, and defers certain amounts owed by the franchisee to Brooke Franchise. In exchange, the franchisee agrees to implement a marketing plan, training plan and other plans mutually agreed upon.

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Financial Guaranty Policy – Borrowers of Brooke Credit Corporation, including franchisees of Brooke Franchise, may be charged a fee for a financial guaranty policy purchased from DB Indemnity, LTD, a Bermuda captive insurance company affiliated with Brooke Credit.

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Errors and Omissions Coverage – Brooke Franchise’s franchisees obtain their professional liability coverage through companies affiliated with Brooke Credit. Primary coverage is obtained through CJD & Associates, LLC, a sister company of Brooke Credit, for which franchisees pay fees and commissions. DB Group, LTD, a Bermuda captive insurance company affiliated with Brooke Credit, issues excess professional liability coverage that is utilized and paid for by Brooke Franchise’s franchisees.

Sourcing

We believe that Brooke Credit has established itself as a leading lender in its target markets. Brooke Credit’s credit applications are primarily generated from referrals from its loan sourcing network, a group of industry consultants with which Brooke Credit has developed a relationship and who have clients that need the financing offered by Brooke Credit, and from the results of internal marketing efforts. In many cases, industry participants that are part of Brooke Credit’s sourcing network also provide collateral preservation and loss mitigation services during the life of a loan for an ongoing fee. We believe that franchisors and consultants are more likely to refer loans to Brooke Credit because Brooke Credit’s competitors are less likely to purchase post-funding collateral preservation and loss mitigation services during the life of the originated loan. We believe this provides for a symbiotic relationship where referral sources are strategically aligned and economically motivated to forward high quality loan opportunities to Brooke Credit and provide high quality value added support to address credit problems as they arise.

Underwriting

Over the years, Brooke Credit has acquired an underwriting expertise in loaning money to insurance and funeral home professionals, which includes detailed risk profiling, personality testing, revenue analysis, supplier relationships, marketing activities, producer relationships and customer retention. In addition to the repayment, financial condition, and collateral analyses of each application, Brooke Credit emphasizes the analysis of an applicant’s human capital and focuses on loaning money to individuals with a successful track record, demonstrable financial commitment and experience in their profession.

Collateral Preservation Services

Brooke Credit utilizes industry consultants (including Brooke Franchise) to perform upfront and ongoing collateral preservation services. These consultants assist Brooke Credit in performing due diligence, monitoring the borrowers’ business performance, identifying negative operating trends and providing management expertise to address such negative trends. In instances where the borrowers have failed to perform, Brooke Credit, with the assistance of these consultants, works to assume management of the business, address any relevant operating problems and then sell or facilitate the sale of the business to another interested party. In addition, as noted in the section entitled “—Sourcing” above, because of their contacts and reputation in their respective industries, these consultants represent a valuable source of referrals for loan applications. These consultants receive an ongoing collateral preservation fee over the term of the loan which is a percentage of the outstanding loan balance. Brooke Credit utilizes these sources of loan applications because the consultants have a monetary incentive as a result of the ongoing fee to refer quality credit applications to us. Furthermore, Brooke Credit feels that these consultants are more likely to refer loans to Brooke Credit as most of Brooke Credit’s competitors are less likely to purchase post-funding collateral preservation services.

Brooke Credit generally utilizes three levels of collateral preservation services. The first level of collateral preservation includes protections that are a natural result of a franchise or agency relationship, such as the franchise program offered by Brooke Franchise or an agency program offered by a captive insurance company. The collateral preservation benefits offered by enrollment in such a program includes (i) access to large company resources such as branding and administrative support; (ii) a lock box arrangement facilitated by the franchisor or captive carrier that helps ensure loan payments are made on a timely basis; (iii) access to franchisor or captive carrier generated revenue trend reports; and (iv) a franchisor and captive insurer with a vested interest in the success of their agents. The second level of collateral preservation includes initial due diligence of an applicant, such as borrower interviews and inspection reports, and ongoing routine contact with borrowers, collection of information for credit reviews and periodic collateral inspections. The third level is specialized consulting in instances where the borrowers have defaulted on payment or have breached other loan covenants. These consultants assist Brooke Credit in management of the business of the affected borrower, addressing relevant operating problems and selling or facilitating the sale of the business to another interested party.

No compensation is paid by Brooke Credit for the first level of collateral preservation, since it is the natural result of an existing relationship the borrower has with a franchisor or captive insurance company. However, consultants are paid up to 1% of the original principal balance of the loan to assist Brooke Credit with initial due diligence and, until the loan is repaid, up to 1/12 of 1% of the current loan balance on a monthly basis to assist in the ongoing monitoring of borrower performance. Additional fees which vary on a case by case basis may be paid to consultants for management and liquidation services. For the year ended December 31, 2006, Brooke Credit paid approximately $4,263,000 to collateral preservation providers. Of this amount, approximately $1,906,000 was associated with up initial collateral preservation services, and approximately $2,357,000 was associated with on going collateral preservation services. For the period ending March 31, 2007, Brooke Credit paid approximately $385,000 to collateral preservation providers. Of this amount, approximately $110,000 was associated with initial collateral preservation services, and approximately $275,000 was associated with ongoing collateral preservation services.

Loan Funding

Brooke Credit funds its loans through a combination of the following three funding mechanisms.

(1) Off-Balance Sheet Loan Participations: This involves the true sale of loan participation interests in individual loans. Brooke Credit generally sells the loans to a network of over 150 banks and financial institutions.

(2) Off-Balance Sheet Loan Securitizations: Having established a track record through loan participations, Brooke Credit pioneered the first securitization of insurance agency loans in April 2003, which involved the issuance of $13.4 million in rated asset-backed securities. Subsequently, Brooke Credit has sold to its lender network five additional issues totaling $174.3 million in such securities.

(3) On-Balance Sheet Funding: These loan amounts are funded from Brooke Credit cash and short-term financing. Brooke Credit has five lines of credit (collectively, the “Warehouse Lines”) with a cumulative availability of approximately $100 million, which provides Brooke Credit with an immediate source of capital to fund loans. In addition, Brooke Credit is considering alternative warehouse structures which may result in the sale of our warehouse loans off balance sheet.

Breakout of Loan Funding

($ in millions)

	2006		2005		2004
	Aggregate Principal Amount	Percentage of All Loans	Aggregate Principal Amount	Percentage of All Loans	Aggregate Principal Amount	Percentage of All Loans
Participations	$150.4	31%	$91.5	33%	$85.4	47%
Securitizations	$167.9	35%	$140.6	51%	$53.2	29%
On-Balance Sheet	$165.0	34%	$45.3	16%	$44.8	24%

	$483.3	100%	$277.4	100%	$183.4	100%

Note: On-Balance Sheet funding includes loans funded with Warehouse Lines, with Brooke Credit cash and non-true sale loan participations.

Portfolio Performance

As a specialty lender, we believe the critical benchmark for Brooke Credit is the performance of its underlying loan portfolio. We believe Brooke Credit has a sourcing platform, experienced and disciplined underwriting, and an innovative collateral preservation platform. In our opinion, these enable Brooke Credit to better measure, monitor and control credit quality and all of these features have played an integral part in favorable credit history which is evidenced by low cumulative credit losses to date.

Competition

We believe Brooke Credit faces limited competition within its target markets. Because lender specialization or specialized underwriting expertise is typically required in order to make credit worthy loans to insurance-related businesses, most lenders generally shy away from these loan types because they lack this expertise. For the insurance sector, Oak Street Funding, a specialty finance company, serves as Brooke Credit’s primary competitor and for the death care industry, Midwest Bankers, a specialty finance company, serves as its primary competitor.

Competitive Strengths

Brooke Credit’s Business Model

Brooke Credit has built a business model in lending to insurance-related entities, which involve borrowers that we believe have historically been under-served by traditional lenders. This business model includes a loan sourcing network, a group of consultants developed by Brooke Credit through the expenditure of significant resources, which provides loan candidates, and proven credit underwriting expertise. Brooke Credit’s business model also includes a collateral preservation platform, a series of special services and protections developed by the Brooke Credit for its specific needs, which features use of industry consultants and franchisors within the insurance and death care industries in monitoring and fixing distressed businesses, resulting in, we believe, better control over credit quality.

Target Markets

We believe Brooke Credit’s target markets have been historically underserved by traditional financing providers and that these segments have growth profiles with expanding credit needs. According to the FutureOne 2006 Agency Universe Study conducted by the Independent Insurance Agents and Brokers of America, there were approximately 37,500 independent insurance agencies in the United States in 2006. According to the U.S. Department of Labor, Bureau of Statistics, there were over 400,000 individual licensed insurance agencies in the United States in 2004. We believe that a significant number of agency owners nearing retirement age and seeking liquidity exist within the insurance industry, which we believe represents a good growth opportunity for Brooke Credit. According to the 2004 National Directory of Morticians, there are more than 21,000 independently owned funeral homes in the United States. We believe the recent announcement of Service Corporation International’s merger with Alderwoods Group, Inc. will result in the sale of certain overlapping funeral home locations, as required by the Federal Trade Commission, which we believe represents a good growth opportunity for Brooke Credit.

Brooke Credit has Achieved Substantial Growth and Portfolio Performance

During 2006, Brooke Credit achieved an annualized growth rate in its loan portfolio balances of approximately 74%, which includes on and off balance sheet loans. We believe the critical benchmark for Brooke Credit is the performance of its underlying loan portfolio, which historically has performed well as evidenced by its low cumulative loss experience.

Brooke Credit is a Market Leader

Based on historical performance, we believe that Brooke Credit is a market leader of providing capital to small businesses in the insurance and death care industries. Because traditional or generalist lenders typically lack the underwriting expertise that is required to make loans secured by insurance businesses or funeral homes, Brooke Credit faces limited competition.

Brooke Credit has Significant Relationships with Diversified Funding Sources

Brooke Credit has a diverse funding platform which features the sale of loan participations and asset-backed securities to a nationwide network of over 150 banks. This network of banks and finance companies purchases Brooke Credit’s specialized loans, was developed by Brooke Credit over a period of years as a result of Brooke Credit’s competitive rates and loan quality, and as of December 31, 2006 held over $250,000,000 in loans originated by Brooke Credit. Brooke Credit pioneered the first securitization of insurance agency loans in April 2003, which has resulted in six securitizations to-date with over $187.7 million in rated and un-rated asset-backed securities being issued. Brooke Credit has further enhanced its funding platform through utilization of five bank lines with cumulative availability of approximately $100 million, which also provides Brooke Credit with an immediate source of capital to fund loans.

Brooke Credit has a Capital Structure for Continued Growth

As of December 31, 2006, Brooke Credit had stockholders’ equity of approximately $64.4 million which represents an increase of 2,121% as compared to year-end 2001 equity of $2.9 million. Increases in Brooke Credit’s equity since 2001 have primarily resulted from several equity injections by Brooke Corp. of approximately $41.0 million and through retained earnings. Brooke Credit’s December 31, 2006 stockholders’ equity represents approximately 13.3% of its portfolio balances on such date, which includes on and off balance sheet loans.

Brooke Credit Offers a Collateral Preservation Platform

Brooke Credit utilizes industry consultants (including Brooke Franchise) to perform upfront and ongoing collateral preservation services on all of Brooke Credit’s borrowers. These industry consultants include licensed insurance professionals and funeral homes directors who assist Brooke Credit in performing due diligence, monitoring the borrowers’ business performance, identifying negative operating trends and providing management expertise to address negative trends. We believe Brooke Credit’s relationships with these collateral preservation providers help enhance credit quality.

Strategy

We believe Brooke Credit has experienced significant profitable growth opportunities for its loan programs. During 2006, Brooke Credit originated $297.6 million in new loans from existing loan programs while maintaining high credit quality. Although management has no immediate plans to expand its lending programs beyond insurance agencies and funeral home owners, it will continue to consider opportunities in which it can leverage existing underwriting expertise to make loans to more insurance related businesses.

Employees

Brooke Credit has 16 full-time employees, most of whom are underwriters and credit review personnel. Staffing is limited because Brooke Credit contracts third parties to perform most loan servicing and administrative services such as human resources, legal, technology and accounting services.

Facilities

Brooke Credit’s principal executive offices are located in premises at 10950 Grandview Drive, Suite 600, Overland Park, Kansas 66210, and its telephone number is (913) 661-0123. Brooke Credit occupies these premises, which are leased by Brooke Corp., pursuant to a shared services agreement it has with Brooke Corp. In addition, during the first quarter of 2007, Brooke Credit opened a loan production office in Nashville, Tennessee. The properties from which Brooke Credit’s operations are conducted are not materially important to it. Brooke Credit’s management believes that its facilities will be adequate for current and proposed operations. In management’s opinion, adequate insurance has been purchased for the above-referenced properties.

Regulation

Brooke Credit’s lending activities are targeted to businesses and are generally unregulated. However, usury and other laws may apply. There are many states that have statutes regulating the activities of brokering loans or providing credit services to individuals or businesses. Such laws may pertain to the receipt of advance fees, misrepresentations or omissions to state any material facts in connection with loans or services, engagement in fraud or deception or registration.

Service Marks, Trademarks and Patents

Brooke Credit sells its services and products under service marks and trademarks licensed to Brooke Credit by Brooke Corp. Brooke Credit considers these service marks and trademarks, in the aggregate, to be of material importance to its business. Brooke Credit owns no registered patents that are material to its business.

Legal Proceedings

Brooke Credit has from time to time been party to claims and lawsuits that are incidental to its business operations. While ultimate liability with respect to these claims and litigation is difficult to predict, management believes that the amount, if any, that Brooke Credit is required to pay in the discharge of liabilities or settlements in these matters will not have a material adverse effect on Brooke Credit’s consolidated results of operations or financial position.

BROOKE CREDIT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise indicates, all references to the “Company,” “we,” “our,” or “us” in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section are to Brooke Credit prior to the merger.

Amounts in this section have been rounded to the nearest thousand, except percentages, ratios and per share data. Unless otherwise indicated, or unless the context otherwise requires, references to years in this section mean our fiscal years ended December 31.

General

We are a specialty finance company that lends primarily to locally-owned businesses that sell insurance. The Company’s target market consists of retail insurance agencies, and managing general agencies, where the sale of insurance is their primary business. In addition, Brooke Credit loans money to funeral home owners, where the sale of insurance is often an important, although not primary, part of their business.

We are focused on lending to small “main street businesses” across America, primarily in insurance-related industries which have historically been underserved by traditional lenders. The Company lends to four primary types of borrowers:

•

Retail insurance agents and agencies that are franchisees of Brooke Franchise Corporation (“Brooke Franchise”), a sister company. Loan balances associated with this lending program were $301,924,000, $278,971,000 and $198,366,000 as of March 31, 2007, December 31, 2006 and December 31, 2005, respectively. Loan balances increased from March 31, 2007 compared to December 31, 2006 by approximately 8% and from December 31, 2006 compared to December 31, 2005 by approximately 41%.

•

Retail insurance agents and agencies that are not franchisees of Brooke Franchise. This lending program primarily includes loans made to captive retail insurance agents and agencies. Loan balances associated with this lending program were $58,104,000, $54,031,000 and $33,260,000 as of March 31, 2007, December 31, 2006 and December 31, 2005, respectively. Loan balances increased from March 31, 2007 compared to December 31, 2006 by approximately 8% and from December 31, 2006 compared to December 31, 2005 by approximately 62%.

•

Managing general agencies, in which the sale of insurance is their primary business. Loan balances associated with this lending program were $88,746,000, $89,433,000 and $10,832,000 as of March 31, 2007, December 31, 2006 and December 31, 2005, respectively. Loan balances decreased from March 31, 2007 compared to December 31, 2006 by approximately 1% and increased from December 31, 2006 compared to December 31, 2005 by approximately 726%.

•

Independent funeral home owners, in which the sale of insurance is not their primary business but an often important part of their business (the sale of pre-need life insurance). Loan balances associated with this lending program were $59,379,000, $56,016,000 and $27,952,000 as of March 31, 2007, December 31, 2006 and December 31, 2005, respectively. Loan balances increased from March 31, 2007 compared to December 31, 2006 by approximately 6% and from December 31, 2006 compared to December 2005 by approximately 100%.

As of March 31, 2007, December 31, 2006 and December 31, 2005, loan balances in which Brooke Credit has retained interest and/or servicing rights, totaled approximately $512,743,000, $483,278,000 and $277,414,000, respectively, a 6% increase for the three months ended March 31, 2007 and a 74% increase for the 12-month period ended December 31, 2006. The loan balances discussed exclude related party loans made to Brooke Corp. and other Brooke Corp. subsidiaries. Of the loan balances as of March 31, 2007, December 31, 2006 and December 31, 2005, $77,298,000, $165,003,000 and $45,280,000, respectively, were on-balance sheet and $435,445,000, $318,275,000 and $232,134,000, respectively, were off-balance sheet. On-balance sheet loans consist of (1) those loans held in inventory on the balance sheet, (2) those loans sold to participating lenders that do not qualify as true sales pursuant to the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”), and (3) those loans sold to our warehouse entities that do not qualify as true sales pursuant to the criteria established by SFAS 140. Off-balance sheet loans consist of (1) those loans sold to participating lenders that qualify as true sales pursuant to the criteria established by SFAS 140, and (2) those loans sold to qualifying special-purpose entities that qualify for a true sale pursuant to the criteria established by SFAS 140.

As of March 31, 2007, loan balances were comprised of 1,102 loans with 806 obligors, resulting in an average balance per loan of approximately $465,000 and an average balance per obligor of $636,000. As of December 31, 2006, loan balances were comprised of 1,156 loans with 750 obligors, resulting in an average balance per loan of approximately $418,000 and an average balance per obligor of approximately $644,000. As of December 31, 2005, loan balances were comprised of 968 loans with 513 obligors, resulting in an average balance per loan of $287,000 and average balance per obligor of $541,000. The number of loans, number of obligors and loan balances discussed exclude related party loans made to Brooke Corp. and other Brooke Corp. subsidiaries.

A majority of our loans are variable rate loans and are based on the New York Prime rate (“Prime”) as published in the Wall Street Journal. However, we have fixed rates on approximately 1% of our portfolio. Typically the interest rate adjusts daily based on Prime; however, approximately 8% of our portfolio as of March 31, 2007 adjusts annually based on Prime and an immaterial amount of our loans adjust monthly based on Prime. As of March 31, 2007, December 31, 2006 and December 31, 2005, our variable loan portfolio had a weighted average index rate of approximately 3.74%, 3.79% and 3.63%, respectively, above Prime. The interest rates discussion excludes related party loans made to Brooke Corp. and other Brooke Corp. subsidiaries.

As of March 31, 2007, December 31, 2006 and December 31, 2005, the weighted average seasoning period of the loans in our portfolio was 15 months, 14 months and 14 months, respectively. As of March 31, 2007, December 31, 2006 and December 31, 2005, the weighted average months to maturity or remaining term was 127 months, 131 months and 136 months, respectively. The seasoning period discussion excludes related party loans made to Brooke Corp. and other Brooke Corp. subsidiaries.

The Company mitigates credit risk by retaining industry consultants and franchisors (“Collateral Preservation Providers”) to provide certain collateral preservation services, including assistance in the upfront analysis of a credit application, assistance with due diligence activities, assisting in ongoing surveillance of a borrower’s business and providing certain loss mitigation activities associated with distressed loans. Loss mitigation activities typically include marketing support, operational support, management services and liquidation services. For these collateral preservation services, Brooke Credit shares a portion of the loan fee and interest income received on loan balances over the life of the loans.

In 2005, Brooke Franchise and Brooke Brokerage Corporation were the sole Collateral Preservation Providers. However, as loan balances increased during 2006 and 2007, Brooke Credit correspondingly increased the number of Collateral Preservation Providers that it utilizes to help mitigate credit exposure and maintain credit quality. During the three-month period ending March 31, 2007 and March 31, 2006, Brooke Credit paid $1,033,000 and $957,000, respectively, in collateral preservation fees to Collateral Preservation Providers. For the years ended December 31, 2006 and December 31, 2005, Brooke Credit paid $4,263,000 and $827,000, respectively, in collateral preservation fees to Collateral Preservation Providers. As of March 31, 2007, Collateral Preservation Providers in which Brooke Credit has contracted to purchase collateral preservation services included Brooke Franchise, Brooke Brokerage Corporation’s subsidiary, CJD & Associates, L.L.C., and First Life Brokerage, Inc. (Brooke Capital Advisors, Inc. as of February 2007), all affiliates, and Marsh Berry & Company, a non-affiliate. In some cases, affiliates may contract with unaffiliated third parties to assist them in providing collateral preservation services.

Results of Operations

In recent years, our results of operations have been significantly impacted by the growth of our portfolio, the expansion of our loan funding sources, the development of a securitization model and the expansion of our lending programs. The following table shows income and expenses (in thousands, except percentages and per share data) for the three months ended March 31, 2007 and 2006 and for the years ended December 31, 2006, 2005 and 2004, and the percentage change from period to period.

	Three months ended March 31, 2007	2007 % increase (decrease) over 2006	Three months ended March 31, 2006	Year Ended December 31, 2006	2006% Increase (decrease) over 2005	Year Ended December 31, 2005	2005% Increase (decrease) over 2004	Year Ended December 31, 2004
Operating revenues
Interest income	$15,061	89%	$7,948	$42,728	85%	$23,106	85%	$12,506
Participating interest expense	(7,634)	63	(4,691)	(23,581)	90	(12,432)	84	(6,767)
Gain on sale of notes receivable	7,121	937	687	7,409	(1)	7,459	205	2,448
Other income	168	200	56	224	(29)	316	394	64

Total operating revenues	14,716	268	4,000	26,780	45	18,449	124	8,251
Operating expenses
Other operating interest expense	1,665	441	308	3,125	63	1,920	168	717
Payroll expense	514	32	389	1,596	8	1,483	3	1,441
Amortization	293	60	183	876	(22)	1,120	15	973
Other operating expenses	2,624	145	1,072	5,999	114	2,802	150	1,121

Total operating expenses	5,096	161	1,952	11,596	58	7,325	72	4,252
Income from operations	9,620	370	2,048	15,184	36	11,124	178	3,999
Interest expense	1,670	209	541	3,919	204	1,288	99	648

	Three months ended March 31, 2007	2007 % increase (decrease) over 2006	Three months ended March 31, 2006	Year Ended December 31, 2006	2006% Increase (decrease) over 2005	Year Ended December 31, 2005	2005% Increase (decrease) over 2004	Year Ended December 31, 2004
Income before income taxes	$7,950	428	$1,507	11,265	15	$9,836	194	$3,351
Income tax expenses	3,021	428	573	4,281	15	3,738	228	1,139

Net income	$4,929	428%	$934	$6,984	15%	$6,098	176%	$2,212

Basic net income per share	$.86	353%	$.19	$1.25	4%	$1.22	177%	$0.44
Diluted net income per share	$.86	353%	$.19	$1.25	2%	$1.22	177%	$0.44

Interest Income

We typically sell most of the loans we originate to funding institutions as loan participations and to qualifying special purpose entities in which the loans are used to issue asset-backed securities and secure off-balance sheet bank debt. Prior to either type of sale transaction, we typically hold these loans on our balance sheet and earn interest income during that time. After the loans are sold, we continue to earn interest income from the retained residual assets in these off-balance sheet loans. For the three-month period ended March 31, 2007 as compared to the comparable period in 2006, interest income increased approximately 89%. For the 12 months ended December 31, 2006 compared to the comparable period in 2005, interest increased approximately 85% and for the 12 months ended December 31, 2005, compared the comparable period in 2004, interest income increased approximately 85%. The increase in interest income is the direct result of corresponding increases in our loan portfolio balances in which the Company earns interest.

Participating Interest Expense

A portion of the interest income that we receive on our loans is paid out to the purchasers of its loans, such as participating lenders and qualifying special purpose entities. Payments to these holders are accounted for as participating interest expense, which is netted against interest income in the consolidated statements of operations. Participating interest expense increased primarily as a result of the increase in loans sold to participating lenders and qualifying special purpose entities. Participation interest expense represented approximately 51% and 59%, respectively, of our interest income for the three months ended March 31, 2007 and 2006. Participation interest expense represented approximately 55%, 54% and 54%, respectively, of our interest income for the year ended December 31, 2006, 2005 and 2004.

For the three-month period ending March 31, 2007, as a percentage of interest income, participating lender interest expense decreased primarily as a result of increased utilization of on-balance sheet lines of credits during the first quarter of 2007 to fund loans until such loans are sold to participating lenders or qualified special purpose entities. Interest expense associated with on-balance sheet bank lines of credits is included in operating interest expense.

Participating interest expense is expected to increase at a faster pace in future reporting periods, as we initiated a $150,000,000 off-balance sheet facility with Fifth Third Bank in March 2007 to sell on a revolving basis, a pool of its loans, to a qualifying special purpose entity. The impact of this facility, which replaces the previous $85,000,000 on-balance sheet facility with Fifth Third Bank, is expected to reduce future operating interest income and correspondingly increase participating interest expense.

Gain on Sales of Notes Receivable

When the sale of a loan is classified as a true sale pursuant to the criteria established by SFAS 140, gains or losses are recognized, loans are removed from the balance sheet and residual assets, such as securities, interest-only strip receivables and servicing assets, are recorded. For residual assets resulting from loan participations, accounted for as a true sale, we typically record servicing assets and interest-only strip receivables. For residual assets resulting from loans sold to qualifying special purpose entities, accounted for as a true sale, we typically record securities consisting primarily of three types; interest-only strip receivables in loans sold, retained over-collateralization in interests in loans sold and cash reserves. Revenues from gain on sales of notes receivables increased for the three-month period ended March 31, 2007, as compared to 2006 by 937%. The increase occurred primarily because we sold more notes receivables off-balance sheet during the first quarter of 2007, most of which resulted from the sale of loans in connection with the off-balance sheet facility provided by Fifth Third Bank during March of 2007. Revenues from gain on sales of notes receivables decreased slightly in 2006, as compared to 2005. The decrease occurred primarily because we sold more loans to qualifying special purpose entities, in which these entities issued asset-backed securities, in 2005 than in 2006. Revenues from gain on sales of notes receivables increased in 2005, as compared to 2004 because we sold more loans in 2005.

We estimate the value of our interest-only strip receivables, servicing assets and interest-only strip receivables portion of securities balances by calculating the present value of the expected future cash flows from the interest and servicing spread, reduced by our estimate of credit losses and note receivable prepayments. The interest and servicing spread is the difference between the rate on the loans sold and the rate paid to participating lenders or the rate paid to investors and lenders to qualifying special purpose entities. Over time, as we receive cash from the payment of interest and servicing income, we reduce the value of the residual asset by writing down the interest asset and amortizing the servicing assets.

When the sale of a loan is not classified as a true sale pursuant to the criteria established by SFAS 140, the sale is classified as a secured borrowing, no gain on sale is recognized, and the note receivable and the corresponding payable under participation agreement remain on the balance sheet.

In a true sale, there are only two components of the gain on sale of notes receivable: the gain associated with our ongoing servicing responsibilities and the gain associated with the interest income we receive.

The first component of the gain on sales of notes receivable is the gain associated with our ongoing servicing responsibilities. When the sale of a loan participation is accounted for as a true sale, we retain servicing responsibilities for which we typically receive annual servicing fees ranging from 0.25% to 1.375% of the outstanding balance. A gain or loss is recognized immediately upon the sale of a loan participation based on whether the annual servicing fees are greater or less than the cost of servicing, which is estimated at 0.25% of the outstanding loan balance. The gain or loss associated with loan servicing is determined based on a present value calculation of future cash flows from servicing the underlying loans, net of servicing expenses and prepayment assumptions. For the three months ended March 31, 2007 and 2006, the net gains (losses) from loan servicing totaled ($266,000) and $599,000, respectively, which consisted of gains (losses) from servicing benefits. The decrease in net gains from loan servicing benefits in 2007 is primarily the result of decreased true-sale loan participation sales during the first quarter of 2007. For the years ended December 31, 2006, 2005 and 2004, the net gains (losses) from loan servicing totaled $2,609,000, $753,000 and $1,971,000, respectively. The decrease in net gains from loan servicing benefits and servicing losses in 2005 is primarily the result of increased securitization activity and relatively fewer loan participation sales.

The second component of the gain on sale of notes receivable is the gain on sale we record associated with the interest-only strip receivable benefit based on a present value calculation of future expected cash flows of the interest spread on the underlying loans sold, net of prepayment and credit loss assumptions. At March 31, 2007, December 31, 2006 and December 31, 2005, this spread for true sale loan participations was approximately 2.20%, 2.24%, 1.65%, respectively. The spread associated with loan participation decreased slightly at March 31, 2007 compared to December 31, 2006 primarily as a result of selling loans to participating lenders at slightly higher cost of funds during the first quarter. The spread increased significantly at December 31, 2006 compared to December 31, 2005, primarily as a result of Brooke Credit expanding its network of participating lenders resulting in increased competition for its loans. At March 31, 2007, December 31, 2006 and December 31, 2005, this spread for loans sold to qualifying special purpose entities was 4.79%,3.56% and 3.52%, respectively. The spread increased significantly at March 31, 2007 compared to December 31, 2006, primarily as a result of improved pricing resulting from the Fifth Third off-balance sheet facility which closed in March 2007. These spread percentages discussed exclude the spread associated with related party loans sold, however the following discussion of interest benefit gains and losses include related party loans sold, as those amounts are consolidated in our results of operations. During the three months ended March 31, 2007 and 2006, the net gains from interest-only strip receivable benefits totaled $7,387,000 and $88,000, respectively, which included gross gains from interest-only strip receivable benefits of $8,124,000 and $658,000, respectively, and losses from write downs of retained interest asset to fair market value of $737,000 and $570,000, respectively. The increase in net gains from interest benefits in 2007 is primarily the result of increased loan sales to qualifying special purpose entities during 2007, mainly resulting from the Fifth Third facility during March 2007. During 2006, 2005 and 2004, the net gains from interest benefits totaled $4,800,000, $6,706,000 and $477,000, respectively, which included gross gains from interest benefits of $7,339,000, $8,476,000, and $2,255,000, respectively, and losses from write downs of retained interest asset to fair market value of $2,539,000, $1,770,000 and $1,778,000, respectively. The decrease in net gains from interest benefits in 2006 is primarily the result of selling fewer loans to qualifying special purpose entities in 2006 and the increase in 2005 is primarily the result of increased loan originations, increased level of loan sales to qualifying special purpose entities and increased loan participation sales as compared to 2004.

Gains (losses) from servicing and interest benefits are typically non-cash gains (losses) as we receive cash equal to the carrying value of the loans sold. A corresponding adjustment has been made on the Statement of Cash Flows to reconcile net income to net cash flows from operating activities. Gain-on-sale accounting requires us to make assumptions regarding prepayment speeds and credit losses for loans sold which qualify as true sales pursuant to the criteria established by SFAS 140. The performances of these loans are monitored, and adjustments to these assumptions will be made if necessary. Underlying assumptions used in the initial determination of future cash flows on the participation loans and loans sold to qualifying special purpose entities accounted for as sales include the following:

	Business Loans (Adjustable Rate Stratum)	Business Loans (Fixed- Rate Stratum)
Prepayment speed*	10.00%	8.00%
Weighted average life (months) **	134	36
Expected credit losses*	0.50%	0.21%
Discount Rate*	11.00%	11.00%

*	Annual rates
**	As of March 31, 2007

During the fourth quarter of 2005, the discount rate assumption was changed from 8.50% to 11.00%. Several factors were considered when determining the discount rate. As a starting point for analyzing this assumption, a range of the risk-free rate was used to determine a base discount rate. This base discount rate was then adjusted for various risk characteristics associated with the sold loans.

The most significant impact from the loans sold has been the removal of loans from our balance sheet that we continue to service. As of March 31, 2007, December 31, 2006 and December 31, 2005, the balances of those off-balance sheet assets totaled $435,445,000, $318,275,000 and $232,134,000, respectively, or 85%, 66% and 84%, respectively, of our portfolio. These amounts exclude sales of related party loans of $12,896,000, $3,177,000 and $5,166,000, respectively, as of March 31, 2007, December 31, 2006 and December 31, 2005. The increased level of off-balance sheet assets in 2007 is primarily the result of a larger loan portfolio and the continued sale of loan participations and the sale of loans to qualifying special purpose entities. During 2006, off-balance sheet asset, as a percentage of our total loan portfolio decreased from the prior year, primarily as a result of more loans being held in inventory by means of on-balance sheet lines of credit. The Company expects increased levels of loans being sold off-balance sheet primarily as a result of the Fifth Third facility secured in March 2007 and similar type facilities in which the Company plans to secure.

Loan Servicing Assets and Liabilities

When we recognize non-cash gains for the servicing benefits of loan participation sales, we book that amount as a loan servicing asset on our balance sheet. This amount is equal to our estimate of the present value of future cash flows resulting from the servicing spread. We recognize such assets only when the income allocated to our servicing responsibilities exceeds our cost of servicing, which we typically estimate at 0.25% of the loan value being serviced. Components of the servicing asset as of March 31, 2007 were as follows (in thousands):

Estimated cash flows from loan servicing fees	$7,606
Less:
Servicing Expense	(1,333)
Discount to present value	(2,288)

Carrying Value of Retained Servicing Interest in Loan Participations	$3,985

The carrying value of retained servicing interest in loan participations excludes the servicing interest on related party loans sold. At March 31, 2007 and December 31, 2006, the amount of servicing interest attributable to related party loans sold was $48,000 and $52,000, respectively.

In connection with the recognition of non-cash losses for the servicing liabilities of loan participation sales, the present value of future cash flows was recorded as a servicing liability. Components of the servicing liability as of March 31, 2007 were as follows (in thousands):

Estimated cash flows from loan servicing fees	$0
Less:
Servicing expense	39
Discount to present value	(18)

Carrying Value of Retained Servicing Liability in Loan Participations	$21

The carrying value of retained servicing liability in loan participations excludes the servicing liability on related party loans sold. At March 31, 2007, the amount of servicing liability attributable to related party loans sold was $44,000.

Loan Participations-Interest-Only Strip Receivable Asset

To the extent that the difference between the rate paid by us to participating lenders and the rate received from our borrowers exceeds the maximum of 1.375% allocated to the servicing benefit, we recognize a non-cash asset, called an “Interest-only strip receivable asset,” on our balance sheet. This amount is equal to our estimate of the present value of expected future cash flows resulting from this interest spread, net of credit loss (to the extent loans are sold to participating lenders with recourse to Brooke Credit) and prepayment assumptions. Components of the interest receivable asset as of March 31, 2007 were as follows (in thousands):

Estimated cash flows from interest income	$5,502
Less:
Estimated credit losses*	(40)
Discount to present value	(1,314)

Carrying Value of Retained Interest in Loan Participations	$4,148

*	Estimated credit losses from liability on sold recourse loans with balances totaling $2,200,000 as of March 31, 2007. Credit loss estimates are based upon experience, delinquency rates, collateral adequacy, market conditions and other pertinent factors.

The carrying value of retained interest in loan participations excludes the interest on related party loans sold. At March 31, 2007 and December 31, 2006, the amount of interest attributable to related party loans sold was $13,000 and $14,000.

Securitization-Interest-Only Strip Receivable Asset

The terms of our securitizations and off-balance sheet bank debt require the over-collateralization of the pool of loan assets that back the securities issued and off-balance sheet debt secured. We retain ownership of the over-collateralization interest in loans sold, which is included in its securities balances, and have historically borrowed money from commercial banks to fund this investment. The fair value of the over-collateralization interest in the loans sold to qualifying special purpose entities that have issued asset-backed securities has been estimated at the par value of the underlying loans less the asset-backed securities sold. The fair value of the over-collateralization interest in the loans sold to qualifying special purpose entities that have secured bank debt is based on the present value of future expected cash flows using management’s best estimates of key assumptions, credit losses (0.50% annually), prepayment speed (10.00% annually) and discount rate (11.00%) commensurate with risks involved. The fair value of the cash reserves has been estimated at the cash value of the reserve account.

Additionally, we recognize a non-cash gain from subordinate interest spread in the loans sold, in which we recognize an interest-only strip receivable included within its securities balance. The amount of gain or loss recorded on the sale of notes receivable to qualifying special purpose entities depends in part of the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the assets retained based on their relative fair value at the date of transfer. To initially obtain fair value of retained interest-only strip receivable resulting from the sale of notes receivable to qualifying special purpose entities, quoted market prices are used, if available. However, quotes are generally not available for such retained residual assets. Therefore, we typically estimate fair value for these assets. The fair value of the interest-only strip receivables retained is best on the present value of future expected cash flows using managements best estimate of key assumptions, credit losses (0.50% annually), prepayment speed (10.00% annually) and discount rate (11.00%) commensurate with the risks involved.

Although we do not provide recourse on the transferred notes and are not obligated to repay amounts due to investors and creditors of the qualifying special purpose entities, our retained interest assets are subject to loss, in part or in full, in the event credit losses exceed initial and ongoing management assumptions used in the fair market value calculation. Additionally, a partial loss of retained assets could occur in the event actual prepayments exceed management’s initial and ongoing assumptions used in the fair market calculation. The carrying values of securities, resulting from loan sale activities to qualifying special purpose entities were $79,227,000 and $50,320,000 at March 31, 20007, December 31, 2006 and December 31, 2005, respectively. As of March 31, 2007, these securities were comprised of $22,368,000 and interest-only strip receivables, $56,009,000 in retained over-collateralization interest in loans sold and $850,000 in cash reserves. As of December 31, 2006, these securities were comprised of $12,094,000 and interest-only strip receivables, $37,003,000 in retained over-collateralization interests in loans sold and $1,223,000 in cash reserves. The value of our securities balances is subject to credit and prepayment risks on the transferred financial assets.

Components of the interest receivable portion of securities as of March 31, 2007 were as follows (in thousands):

Estimated cash flows from interest income	$40,959
Less:
Estimated credit losses	(4,996)
Discount to present value	(13,595)

Carrying Value of Interest Receivable Portion of Securities	$22,368

Other Income

The increase in other income during 2007 is primarily attributable to increased prepayment premium income received on loans that prepaid prior to scheduled maturity date, in which we are entitled to prepayment premium income. The decrease in other income during 2006 compared to 2005 is primarily attributable to an impairment loss of $329,000 for the year ended December 31, 2006. During 2006, the securitized pools of loans experienced increases in the prepayment rate, and, as a result, management determined that an “other than temporary” impairment occurred.

Other Operating Interest Expense

The increase in other operating expense in 2007, 2006 and 2005 is primarily attributable to Brooke Credit retaining more loans on our balance sheet, resulting in the increased utilization of the lines of credit. Operating interest expense is expected to reduce in future reporting periods, as we initiated a $150,000,000 off-balance sheet facility from Fifth Third Bank in March of 2007 to sell on a revolving basis a pool of its loans to a qualifying special purpose entity. The impact of this facility, which replaces the previous $85,000,000 on-balance sheet facility with Fifth Third Bank, is expected to reduce future operating interest expense and correspondingly increase participating lender interest expense. We typically use these lines of credit to fund our loans until the loans are sold in a securitization.

Other Operating Expenses

The increase in other operating expenses in 2007 is partially attributable to an increase in credit losses experienced in the loan portfolio during the first quarter of 2007 of $671,000 compared to $181,000 for the first quarter of 2006. Additionally, loan fees shared with bank that purchased loan participations increased to $349,000 for the three-month period ended March 31, 2007 from $66,000 for the same period in 2006. Also contributing to the increase was the decrease in loan fees collected and the increase in underwriting and financial guaranty policy expenses.

The increase in other operating expenses in 2006 and 2005 is partially attributable to an increase in fees paid to consultants for assistance in monitoring borrower performance, consulting with borrowers and otherwise assisting Brooke Credit in the preservation of collateral and improvement of borrower financial performance. Collateral preservation fees increased $3,436,000, or 415%, to $4,263,000 for the year ended December 31, 2006 from $827,000 for the year ended December 31, 2005. Additionally, other operating expenses increased as a result of increased expenses associated with securitization activities during 2006 and 2005, which include legal fees, advisor fees, accounting fees, program fees, origination fees and other fees related to securitizations and the corresponding lines of credit. Total securitization related expenses increased $740,000, or 55%, to $2,089,000 for the year ended December 31, 2006 from $1,349,000 for the year ended December 31, 2005. During 2006, accounting, legal and other costs associated with the Sarbanes-Oxley Section 404 compliance were paid by Brooke Credit’s parent company pursuant to an administrative services agreement. Such costs are paid by the parent company during 2007; however, if these costs are not covered by future administrative services agreements, our other operating expenses could increase if not offset by a corresponding reduction in the administrative services fee.

Interest Expense

Interest expense increased for the three-month period ended March 31, 2007 and for the 12-month period ending December 31, 2006 primarily as a result of increased bank debt and a private placement debt offering in the fourth quarter of 2006, which was incurred to fund the over-collateralization of our warehouse facilities and securitizations, to retire bank debt with less favorable repayment terms and to fund the loan portfolio growth.

Income Before Income Taxes

The Company’s income before income taxes increased for the three months ended March 31, 2007 compared to the comparable period in 2006 primarily because of the increased interest income resulting from prior portfolio growth and the gain on sale revenues that resulted from the off-balance sheet facility with Fifth Third Bank that closed on March 30, 2007.

The Company’s income before income taxes increased approximately 15% for the year ended December 31, 2006 compared to 2005 primarily because of increased interest income resulting from an increase in Brooke Credit’s loan origination volume and an increase in notes receivables balances held on Brooke Credit’s balance sheet at a lower cost of funds.

For the period ended December 31, 2006 compared to 2005, Brooke Credit’s revenues and portfolio balances increased approximately 45% and 74%, respectively. Revenues and income before income taxes during 2006 grew at a slower rate than the growth in our portfolio balances during the period, primarily because revenues and earnings typically trail the origination of a loan as interest income is earned or gain on sale revenues result from the sale of the loan.

Brooke Credit recognizes interest income on new originated loans when earned. The following table shows the growth in the Brooke Credit’s portfolio as of the end of each quarter period during 2006. Additionally, the table reflects the estimated months of interest earned from the increases in portfolio balances throughout 2006. Although the portfolio increased 74 percent during 2006 to $483,300,000 , the weighted average portfolio balance in which Brooke Credit received a full year of interest benefit totaled approximately $331,500,000 because loan originations occurred throughout the year in which the number of actual accrued interest days was less than 365 days.

Period	Portfolio Balances	Portfolio increase from prior period	Months of earned interest in 2006
December 31, 2005	$277.4	$0	12 months
March 31, 2006	$317.6	$40.2	9 to 12 months
June 30, 2006	$377.4	$59.8	6 to 9 months
September 30, 2006	$412.5	$35.1	3 to 6 months
December 31, 2006	$483.3	$70.8	0 to 3 months

Brooke Credit typically sells loans within six to nine months following the loan origination date. When transfers meet the criteria to be accounted for as a true sale, established by SFAS 140, “Accounting and Transfers of Servicing of Financial Assets and Extinguishments of Liabilities,” a gain on sale is recognized when the note receivable is sold. As of December 31, 2006, Brooke Credit had $165,003,000 in loan balances held in inventory for eventual sale, as compared to $45,280,000 at December 31, 2005, an increase of $119,723,000 or 264%. As of March 31, 2007, Brooke Credit had $77,298,000 in loan balances held in inventory for eventual sale, as compared to $165,003,000 on December 31, 2006, a $87,705,000 decrease or 53%. This decrease in inventory during the first quarter of 2007 primarily resulted from the sale of loans in connection with the off-balance sheet facility with Fifth Third Bank which was secured on March 30, 2007. The sale of loans in the first quarter of 2007 significantly increased gain on sale revenues which significantly increased our income before income taxes. Because the Company’s inventory is significantly less following the sale of loans in March of 2007, gain on sales revenues are likely to be less in future reporting periods compared to the first quarter of 2007 unless loan originations are such that its inventoried loan balances are replenished to comparable levels at December 31, 2006.

Income Taxes

For the three months ended March 31, 2007 and March 31, 2006, we incurred income tax expenses of $3,021,000 and $573,000, respectively, resulting in effective tax rates of 38% and 38%, respectively. For the years ended December 31, 2006, 2005 and 2004, we incurred income tax expenses of $4,281,000, $3,738,000 and $1,139,000, respectively, resulting in effective tax rates of 38%, 38% and 34%, respectively. As of March 31, 2007, December 31, 2006 and 2005, we had current income tax liabilities of $988,000, $782,000 and $3,738,000, respectively, and deferred income tax liabilities of $10,383,000, $8,881,000 and $247,000, respectively. In 2006 we revised the manner in which we defer recognition of revenues, for tax purposes, on loans sold until interest payments are actually received. In 2005 and 2004, Brooke Credit paid tax amounts to Brooke Corp. based upon pretax income including those amounts that are deferrable for tax purposes, pursuant to the Servicing and Tax Allocation Agreement between Brooke Credit and Brooke Corp. That agreement was revised during 2006 and the amounts that are deferred for tax purposes are no longer paid to Brooke Corp. but are instead deferred on Brooke Credit’s balance sheet as deferred income tax payables. In addition, Brooke Credit recorded amounts due to taxing authorities in future years for those amounts previously paid to Brooke Corp.; a corresponding receivable from Brooke Corp. is recorded. As a result, a significant deferred tax liability was recorded during 2006 for these amounts.

Balance Sheet

The following table shows selected assets and liabilities as of March 31, 2007, December 31, 2006, 2005 and 2004, and the percentage change from year to year.

(in thousands, except percentages)	As of March 31, 2007	2007 % Increase (decrease) over 2006	As of December 31, 2006	2006 % Increase (decrease) over 2005	As of December 31, 2005	2005 % Increase (decrease) over 2004	As of December 31, 2004

Notes receivable	$81,470	(48)%	$168,001	268%	$45,624	(5)%	$48,147
Interest earned not collected on notes	4,042	18	3,432	144	1,404	16	1,213
Securities	79,227	57	50,320	13	44,681	161	17,115
Interest-only strip receivable	4,161	(8)	4,511	215	1,434	(43)	2,509
Deferred charges	5,449	(4)	5,691	631	779	20	650
Receivable from parent (payable to parent)	10,214	(24)	13,501	204	(12,978)	21	(16,532)
Accounts payable	3,449	25	2,751	823	298	26	237
Payable under participation agreements	42,745	20	35,726	144	14,664	498	2,452
Deferred income tax payable	10,986	24	8,881	3,496	247	(5)	259
Debt	67,540	(52)	139,554	390	28,502	(27)	39,283
Warrant obligation	2,703	(4)	2,821	—	—	—	—

Notes Receivable and Interest Earned not Collected

        Notes receivable balances vary, sometimes significantly from period to period, as a result of our decision to temporarily retain more or fewer loans on our balance sheet until they are sold off-balance sheet to participating lenders or qualifying special purpose entities. Note balances on March 31, 2007 as compared to balances on December 31, 2006 decreased primarily as a result of previously held notes receivables on-balance sheet at December 31, 2006 being sold off-balance sheet during the first quarter of 2007, most of which resulted from the sale of loans in connection with the off-balance sheet facility provided by Fifth Third Bank during March of 2007. Notes receivable balances increased at December 31, 2006 compared to balances on December 31, 2005 primarily as a result of increased volume of loan originations and the use of on-balance sheet bank lines of credit. No loss allowance has been made for the notes receivable held on our balance sheet because we typically hold these assets for a period of approximately six to nine months and, therefore, have a short-term exposure to loss, and we have experienced limited credit losses. Interest earned not collected on notes (accrued interest income) increased primarily because of the increase in the loan portfolio.

Securities

The securities balance primarily consists of two types of securities, interest-only strip receivables in loans sold to qualifying special purpose entities, retained over-collateralization interests in loans sold to qualifying special purpose entities and cash reserves. The terms of our securitizations and off-balance sheet bank debt require the over-collateralization of the pool of loan assets that back the securities and off-balance sheet debt secured. We retain ownership of the over-collateralization interest in the loans sold, which is included in our securities balances. As cash is received for the interest-only strip receivable as well as the principal attributable to our over-collateralization retained interest, the securities balance declines. As of March 31, 2007, securities balances increased primarily resulting from the sale of loans during the first quarter of 2007 in connection with the off-balance sheet facility provided by Fifth Third Bank. The 2006 securities balance increased primarily as the result of a loan securitization during the third quarter of 2006. The 2005 securities balance increased primarily as the result of two loan securitizations during 2005.

Interest-Only Strip Receivable

The interest-only strip receivable balance represents the expected future cash flows resulting from the interest spread, associated with loan participations sold, net of credit loss (to the extent loans are sold to participating lenders with recourse to Brooke Credit) and prepayment assumptions. The interest-only strip receivables associated with loan participations, decreased during 2007 primarily as a result of fewer loans being sold as loan participations and more loans being sold to qualifying special purpose entities. The interest-only strip receivables increased in 2006 primarily as a result of increased loan participations being sold during 2006. The decline in 2005 compared to 2004 was the result of Brooke Credit closing two securitizations in 2005 and selling fewer loans as loan participations in 2005.

Deferred Charges

Deferred charges include fees paid to establish and increase our bank lines of credits and costs associated with a private placement debt offering that closed during 2006. Deferred charges increased during 2006 primarily as a result of the private placement debt offering costs and the fees paid with the Fifth Third Bank on-balance sheet line of credit closing, of which both occurred in 2006. Deferred charges increased in 2005 compared to 2004 as a result of expenses incurred to increase a line of credit. Deferred charges decreased during 2007 primarily because fewer additional deferred charges being incurred during the first quarter and a portion of previously deferred charges being realized during the first quarter of 2007.

Receivable from Brooke Corp./Payable to Brooke Corp.

The receivable from Brooke Corp. includes notes receivable, accrued interest and an amount due to Brooke Credit from Brooke Corp. for tax amounts Brooke Credit paid to Brooke Corp. that were not yet due to tax authorities. The receivable from Brooke Corp. increased primarily as a result of the change in the Servicing and Tax Allocation Agreement between Brooke Credit and Brooke Corp. during 2006. The increase in the deferred income tax payable also primarily resulted from the change in the Servicing and Tax Allocation Agreement between Brooke Credit and Brooke Corp. during 2006.

For the years ended 2006, 2005 and 2004, Brooke Credit filed or will file its federal income tax return on a consolidated basis with Brooke Corp. For years prior to 2006, pursuant to the Servicing and Tax Allocation Agreement between Brooke Credit and Brooke Corp., Brooke Credit paid to Brooke Corp. its share of any such consolidated tax liabilities for the fiscal tax years calculated as 38% (38% in 2005, 34% in 2004) of Brooke Credit’s pretax earnings. As taxes were paid to Brooke Corp. on all pretax earnings, Brooke Credit did not record deferred taxes on those items with temporary differences between financial reporting amounts and the tax basis. Rather, Brooke Corp. recognized the resulting deferred tax liabilities. The Company did, however, recognize the deferred tax liabilities that resulted from the accumulated other comprehensive income items for each year presented. For the year 2006, pursuant to the Servicing and Tax Allocation Agreement between Brooke Credit and Brooke Corp., Brooke Credit is obligated to pay to Brooke Corp. its share of any such consolidated tax liabilities for the 2006 fiscal tax year. The amount is calculated as 38% of Brooke Credit’s taxable income, excluding any income resulting from deferred liabilities from any prior tax year or years related to gains on sale. In 2006, Brooke Credit began to recognize the deferred tax liabilities that result from the gain on sale revenues.

Pursuant to the Servicing and Tax Allocation Agreement for tax years prior to 2006, as discussed above, Brooke Credit paid Brooke Corp. amounts for taxes on pretax earnings which will become due to the respective taxing authorities in future years. Accordingly, Brooke Corp.’s balance sheet reflected a deferred tax liability for these prepaid amounts. Effective January 1, 2007, Brooke Credit and Brooke Corp. entered into an agreement that obligates Brooke Corp. to pay back to Brooke Credit the deferred tax amounts based upon a pre-determined payment schedule. The pre-determined payment schedule approximates the timing these amounts will be due to the respective taxing authorities. The Company’s balance sheet reflects a deferred tax liability for these amounts until paid to the taxing authorities and a corresponding receivable from Brooke Corp. until such prepaid amounts are recovered. At March 31, 2007 and December 31, 2006, the amount of the receivable from Brooke Corp. and the amount of the deferred tax liability resulting from this arrangement is $4,304,000 and $5,223,000, respectively.

The amounts payable to the parent in 2005 and 2004 represented amounts due to Brooke Corp. as a result of the cash required for operations being held in a common corporate checking account. Beginning in 2006, Brooke Credit no longer keeps cash in a common corporate account nor relies on Brooke Corp. for cash required for operations.

Accounts Payable

Accounts payable include ordinary accrued expenses, collateral preservation fees due to Collateral Preservation Providers and amounts due to the securitization entities as a result of loan payment timing. Accounts payable increased in 2007 and 2006 primarily as a result of increased level of collateral preservation amounts due, which were the direct result of the growth in the portfolio. Also contributing to the increase in 2006 and 2005 was the timing of loan payments on certain securitized loans.

Payable under Participation Agreements

Payable under participation agreements is the amount we owe to funding institutions that have purchased participating interests in loans pursuant to transactions that do not meet the true sale test of SFAS 140. Payable under participation agreements increased in 2007, 2006 and 2005 because we sold more loans pursuant to transactions that did not meet the true sale test.

Debt

During the first quarter of 2007, debt decreased significantly as the result of on-balance sheet bank lines used to inventory notes receivables being reduced as a result of loans being sold off-balance sheet in connection with the off-balance sheet facility provided by Fifth Third Bank during March of 2007.

Debt increased during 2006 primarily as the result of a private placement debt offering that closed in the fourth quarter of 2006 as well as the continued utilization of bank lines during 2006. The increased debt allowed Brooke Credit to hold more loans on our balance sheet, resulting in increased interest income, until such loans are sold to participating lenders or securitizations.

Deferred Income Tax Payable

The increase in the deferred income tax payable primarily resulted from the change in the Servicing and Tax Allocation Agreement between Brooke Credit and Brooke Corp. during 2006. See “—Receivable from Brooke Corp. / Payable to Brooke Corp.” above for further discussion of this amount.

Warrant Obligation

The warrant obligation consists of the detachable warrants issued in connection with the private placement debt offering during the fourth quarter of 2006. The warrant obligation decreased at March 31, 2007 compared to December 31, 2006, resulting from a decrease in the fair market value which required the Company to decrease the value of the puttable warrant liability and decrease interest expense, in accordance with SFAS 150. No warrant obligation existed at December 31, 2005 or 2004.

The following tables provide information regarding our notes receivables, notes participations and asset-backed securities and notes payables principal balances and the corresponding weighted interest rates as of the end of each quarter in 2006, 2005 and 2004 (excluding Brooke Corp. and sister company balances). Notes receivables balances include the loans originated, even though the notes may no longer be on our balance sheet and exclude $6,175,000, $5,510,000 and $19,850,000 in Brooke Corp. and sister company loans at December 31, 2006, 2005 and 2004, respectively. Notes participations are comprised of loan participation interests that we have sold to our funding institutions and loans sold to qualifying special purpose entities used to secure off-balance sheet securities and bank debt. The notes participations balance includes participations sold that are classified as a true sale and those that are not classified as a true sale or payable under participation agreements, however, it excludes Brooke Corp. and sister company loan participations sold of $5,858,000, $5,166,000 and $16,505,000 at December 31, 2006, 2005 and 2004, respectively. Loan participations purchased and held by Brooke Corp. or sister companies of $5,345,000, $2,705,000 and $0 at December 31, 2006, 2005 and 2004, respectively, are included in the note participations balance presented below. Loans sold to qualifying special purpose entities exclude the over-collateralization amount associated with the sold loans of $37,003,000, $32,898,000 and $13,332,000 at December 31, 2006, 2005 and 2004, respectively. Notes payable balances are comprised of borrowings to fund the loans that we have made and include primarily borrowings under our lines of credit, bank borrowings and other debt.

Notes Receivable

(in thousands, except percentages)	2006 Principal	2006 Weighted Rate	2005 Principal	2005 Weighted Rate	2004 Principal	2004 Weighted Rate
1st Quarter	$317,631	11.11%	$200,923	9.12%	$119,010	7.77%
2nd Quarter	377,393	11.47%	230,043	9.29%	137,473	7.80%
3rd Quarter	412,473	11.75%	259,860	9.77%	163,819	7.90%
4th Quarter	483,278	11.85%	277,414	10.19%	183,384	8.18%

Notes Participations (includes true sale participations and participations not classified as true sales) and Asset-Backed Securities*

(in thousands, except percentages)	2006 Principal	2006 Weighted Rate	2005 Principal	2005 Weighted Rate	2004 Principal	2004 Weighted Rate
1st Quarter	$230,497	8.60%	$156,970	6.67%	$93,669	5.31%
2nd Quarter	248,754	9.02%	164,240	6.85%	107,814	5.38%
3rd Quarter	309,414	9.14%	170,045	7.61%	117,812	5.65%
4th Quarter	314,317	9.21%	213,900	7.73%	127,704	5.99%

*	Amount sold excludes the over-collateralized portion of the loans sold to qualifying special purpose entities.

Notes Payable

(in thousands, except percentages)	2006 Principal	2006 Weighted Rate	2005 Principal	2005 Weighted Rate	2004 Principal	2004 Weighted Rate
1st Quarter	$55,133	8.65%	$19,905	7.79%	$12,370	7.89%
2nd Quarter	85,671	8.35%	38,689	6.60%	15,828	7.69%
3rd Quarter	90,131	7.97%	55,046	6.50%	28,322	5.67%
4th Quarter	139,554	8.44%	28,502	8.82%	39,283	5.72%

Loan Quality

For the three months ended March 31, 2007 and March 31, 2006, $671,000 and $181,000, respectively, in credit losses occurred on loans in our portfolio. Of these credit losses, for the three months ended March 31, 2007, $3,000 were associated with on-balance sheet loans, $0 associated with off-balance sheet loans which have been sold to participating lenders and $668,000 associated with off-balance sheet loans which have been sold to qualifying special purpose entities. In the retained over-collateralization interest we hold in loans sold to qualifying special purpose entities, we did realize a write-down of our securities balance as a result of the credit losses in these loans sold. Of the credit losses realized by us as of March 31, 2007, 100% were associated with retail agency loans to franchisees of Brooke Franchise. No amount of credit loss was experienced on the loans to Brooke Corp. or sister companies during the three months ended March 31, 2007 and 2006.

For the 12 months ended December 31, 2006 and 2005, $525,000 and $13,000, respectively, in credit losses occurred on loans in our portfolio. Of these credit losses, for the year ended December 31, 2006, $168,000 were associated with on-balance sheet loans, $357,000 associated with off-balance sheet loans which have been sold to qualifying special purpose entities and $0 associated with off-balance sheet loans which have been sold to participating lenders. In the retained over-collateralization interest we hold in loans to qualifying special purpose entities, we did realize a write-down of our securities balance as a result of the credit losses in the loans sold. Of the credit losses realized by us as of December 31, 2006, 74% were associated with retail agency loans to franchisees of Brooke Franchise and approximately 26% were associated with retail agency loans that are not franchisees of Brooke Franchise. No amount of credit loss was experienced on the loans to Brooke Corp. or sister companies during 2007, 2006, 2005 or 2004.

At March 31, 2007, December 31, 2006 and December 31, 2005, $5,488,000, $2,291,000 and $627,000, respectively, loan balances were delinquent 60 days or more. Of the delinquent loans as of March 31, 2007, $2,314,000 were on-balance sheet loans, $1,902,000 were off-balance sheet loans which have been sold to participating lenders and $1,272,000 were off-balance sheet loans which have been sold to qualifying special purpose entities. Of these delinquent loans as of March 31, 2007, 71% were associated with retail agency loans to franchisees of Brooke Franchise and 29% were associated with loans to independent funeral home owners. Of these delinquent loans as of December 31, 2006, $1,931,000 were on-balance sheet loans and $360,000 were off-balance sheet loans which have been sold to participating lenders. Of these delinquent loans as of December 31, 2006, 89% were associated with retail agency loans to franchisees of Brooke Franchise and 11% were associated with retail agency loans that are not franchisees of Brooke Franchise. No amounts of Brooke Corp. or sister company loans were delinquent 60 days or more in 2007, 2006, 2005 or 2004.

We believe one important factor which has resulted in favorable credit performance for Brooke Credit, its participating lenders and investors, results from the cash management feature imposed by Brooke Credit on our retail agency borrowers, which represents approximately 70% and 69% of on and off-balance sheet loans at March 31, 2007 and December 31, 2006, respectively, excluding related party loans. Under this cash management feature, debt servicing associated with these loans are typically submitted directly to us from insurance companies or deducted from commissions received by Brooke Franchise prior to payment of commissions to the borrower and most other creditors. We believe that credit problems associated with retail agency loans are more likely to be identified when we monitor borrower revenues on a monthly or quarterly basis rather than by monitoring Brooke Credit’s loan delinquencies.

We believe another important factor which has resulted in favorable credit performance for Brooke Credit, its participating lender and purchasers of its loans, is utilization of Collateral Preservation Providers to perform collateral preservation services. These services assist the lender in monitoring borrower performance, advising borrowers and otherwise assisting Brooke Credit in the preservation of collateral and improvement of borrower financial performance.

Although credit performance has been favorable for Brooke Credit and purchasers of its loans, the level of credit losses and the level of payment delinquencies increased during 2006 and 2007. We believe that this increase is primarily attributable to increased strain placed on its borrowers resulting from conditions in which Brooke Credit had little or no control, such as increasing interest rates and a softening premium insurance market. Many of our borrowers are primarily engaged in insurance agency and brokerage activities and derive revenues from commissions paid by insurance companies, which commissions are based in large part on the amount of premiums paid by their customers to such insurance companies. Premium rates are determined by insurers based on a fluctuating market. Historically, property and casualty insurance premiums have been cyclical in nature, characterized by periods of severe price competition and excess underwriting capacity, or soft markets, which generally have an adverse effect upon the amount of commissions earned by our insurance agency borrowers, followed by periods of high premium rates and shortages of underwriting capacity, or hard markets. The current insurance market generally may be characterized as “soft,” with a flattening or decreasing of premiums in most lines of insurance. The Company expects increased levels of payment delinquencies and credit loss for Brooke Credit, and purchasers of its loans, as the full impact of these market conditions are felt by its borrowers.

Although we believe that credit loss exposure to Brooke Credit is limited on loans sold to qualifying special purpose entities in which we retain over-collateralization interest in loans sold and the loan participations sold with recourse, the 0.50% credit loss assumption used to calculate retained interest reduced Brooke Credit’s expected retained interest associated with these loans by approximately $5,036,000 and $3,278,000 as of March 31, 2007 and December 31, 2006 to allow for credit losses, which also reduced the amount of gain on sale revenue recognized at the time of each loan sale and resulted in a reduction of the carrying value of the corresponding asset on Brooke Credit’s balance sheet. Other than these reductions in asset totals, Brooke Credit has not established a separate credit loss reserve.

Perhaps a greater risk to Brooke Credit is the indirect exposure to credit losses that may be incurred by participating lenders and investors and lenders that provide funding to our qualifying special purpose entities. In those cases in which Brooke Credit does not bear direct exposure to credit loss, if losses by participating lenders and investors and lenders that provide funding to our qualifying special purpose entities reach unacceptable levels, then Brooke Credit may not be able to sell or fund loans in the future. Our business model requires access to funding sources to originate new loans, so the inability to sell loans would have a significant adverse effect on Brooke Credit.

Loan Stratifications

As of March 31, 2007 and December 31, 2006, loan balances in which Brooke Credit has retained interest and/or servicing rights, totaled approximately $512,743,000 compared to $483,278,000 as of December 31, 2005, resulting in a 6% increase. Of the loan balances as of March 31, 2007, $77,298,000 were on-balance sheet loans and $435,445,000 were off-balance sheet loans, compared to $165,003,000 on-balance sheet loans and $318,275,000 off-balance sheet loans as of December 31, 2006. The loan balances discussed exclude related party loans made to Brooke Corp. and other Brooke Corp. subsidiaries.

Following are various stratification tables of loan balances as of March 31, 2007 and December 31, 2006. All stratification tables below exclude related party loans made to Brooke Corp. and other Brooke Corp. subsidiaries.

Analysis of Loan Balances: On-balance sheet and off-balance sheet loans: The following tables analyze on-balance sheet and off-balance sheet loans, categorized by loan type, as of March 31, 2007 and December 31, 2006.

All loans (on-balance sheet and off-balance sheet loans combined):

Loan Type (in thousands, except percentages and number of loans)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) of loan balance over 2006	# of Loans at March 31, 2007	# of Loans at December 31, 2006
Retail agency - franchise	$301,924	$278,971	8%	897	962
Managing general agency	88,746	89,433	(1)%	18	18
Funeral home owners	59,379	56,016	6%	78	75
Retail agency - non-franchise	58,104	54,031	8%	102	91
Other	4,590	4,827	(5)%	7	10

Total	$512,743	$483,278	6%	1,102	1,156

Loan Type (in thousands, except percentages and number of loans)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) of loan balance over 2006	# of Loans at March 31, 2007	# of Loans at December 31, 2006
Minimum loan balance	$1	$1	—%
Maximum loan balance	$22,240	$22,500	(1)%
Total number of loans	1,102	1,156	(5)%
Average balance per loan	$465	$418	11%

On-balance sheet loans only:

Loan Type (in thousands, except percentages)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) over 2006
Retail agency - franchise	$52,467	$99,795	(47)%
Managing general agency	10,215	11,043	(7)
Funeral home owners	13,390	38,605	(65)
Retail agency - non-franchise	761	13,876	(95)
Other	465	1,684	(72)

Total on-balance sheet	$77,298	$162,756	(53)

Off-balance sheet loans only:

Loan Type (in thousands, except percentages)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) over 2006
Retail agency - franchise	$249,457	$179,176	39%
Managing general agency	78,531	78,390	0
Funeral home owners	45,989	17,411	164
Retail agency - non-franchise	57,343	40,155	43
Other	4,125	3,143	31

Total off-balance sheet	$435,445	$318,275	32

Analysis of Remaining Term: The following table analyzes the remaining terms of our loans as of March 31, 2007 and December 31, 2006.

All loans (on-balance sheet and off-balance sheet loans combined):

Month Range (in thousands, except percentages and number of months)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) over 2006
< 24 months	$63,084	$49,023	29%
>=24 months and <48 months	4,308	5,146	(16)
>=48 months and <72 months	5,036	469	974
>=72 months and <96 months	19,633	21,445	(8)
>=96 months and <120 months	104,563	94,096	11

Month Range (in thousands, except percentages and number of months)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) over 2006
>=120 months and <144 months	51,627	62,243	(17)%
>=144 months and <168 months	130,791	121,603	8
>=168 months and <192 months	128,968	124,520	4
>=192 months	4,733	4,733	—

Total	$512,743	$483,278	6

Minimum remaining term in months*	—	—	—
Maximum remaining term in months	238	241	(1)
Weighted average remaining term in months*	127	131	(3)%

*	Includes past due loans, therefore, zero months remaining was used in the calculation for the past due loans.

Analysis of Loan Seasoning: The following table analyzes the loan seasoning period of our loans as of March 31, 2007 and December 31, 2006.

All loans (on-balance sheet and off-balance sheet loans combined):

Month Range (in thousands, except percentages and number of months)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) of loan balance over 2006	% of March 31, 2007 Portfolio	% of December 31, 2006 Portfolio
< 24 months	$404,084	$383,698	5%	79%	79%
>=24 months and <48 months	93,720	85,867	9	18	18
>=48 months and <72 months	13,687	12,380	11	3	3
>=72 months and <96 months	1,142	1,152	(1)	—	—
>=96 months and <120 months	110	181	(39)	—	—

Total	$512,743	$483,278	6%	100%	100%

Minimum seasoning months	—	—	—%
Maximum seasoning months	101	107	(6)%
Weighted average seasoning months	15	14	7%

Analysis of Current Interest Rates: The following table analyzes the current interest rates of our loans as of March 31, 2007 and December 31, 2006.

All loans (on-balance sheet and off-balance sheet loans combined):

Interest Rate Range (in thousands, except percentages)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) over 2006
< 7.5%	$70	$79	(11)%
>= 7.50% and < 8.50%	4,456	4,477	—
>= 8.50% and < 9.50%	2,730	2,764	(1)

Interest Rate Range (in thousands, except percentages)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) over 2006
>= 9.50% and < 10.50%	1,045	2,235	(53)%
>= 10.50% and < 11.50%	23,302	55,695	(58)
>= 11.50% and < 12.50%	357,754	297,271	20
>= 12.50% and < 13.50%	122,918	120,451	2
>= 13.50% and < 14.50%	468	306	53

Total	$512,743	$483,278	6

Minimum interest rate	4.00%	4.00%	—
Maximum interest rate	13.75%	13.70%	—
Weighted average interest rate	11.74%	11.85%	(1)

Analysis of Obligor Concentrations: The following table analyzes obligor concentrations of our loans as of March 31, 2007 and December 31, 2006.

All loans (on-balance sheet and off-balance sheet loans combined):

Loan Balance Range (in thousands, except percentages and number of obligors)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) of loan balance over 2006	# of Obligors for the Period Ending March 31, 2007	# of Obligors for the Period Ending December 31, 2006
< $2 million	$300,922	$267,614	12%	757	700
>=$2 million and <$4 million	97,066	95,737	1	36	36
>=$4 million and <$6 million	18,132	22,216	(18)	4	5
>=$6 million and <$8 million	21,136	13,240	60	3	2
>=$8 million and <$10 million	24,878	33,157	(25)	3	4
>=$10 million and <$12 million	10,531	10,723	(2)	1	1
>=$12 million and <$14 million	—	—	—	—	—
>=$14 million and <$16 million	—	—	—	—	—
>=$16 million and <$18 million	17,838	—	—	1	—
>=$18 million and <$20 million	—	18,091	(100)	—	1
>=$20 million and <$22 million	—	—	—	—	—
>=$22 million and <$24 million	22,240	22,500	(1)	1	1

Total	$512,743	$483,278	6%	806	750

Loan Balance Range (in thousands, except percentages and number of obligors)	Period ended March 31, 2007	Period ended December 31, 2006	2007% inc (dec) of loan balance over 2006	# of Obligors for the Period Ending March 31, 2007	# of Obligors for the Period Ending December 31, 2006
Minimum loan balance	$1	$1	—%
Maximum loan balance	$22,240	$22,500	(1%)
Total number of obligors	806	750	7%
Average loan balance	$636	$644	(1%)

Analysis of Top 10 Geographic Concentrations: The following table analyzes geographic concentrations of our loans as of March 31, 2007 and December 31, 2006.

All loans (on-balance sheet and off-balance sheet loans combined):

Geographic Location (in thousands, except percentages)	Period ended March 31, 2007	Period ended December 31, 2006	2007 % inc (dec) over 2006	% of March 31, 2007 Portfolio	% of December 31, 2006 Portfolio
Florida	$116,235	$115,355	1%	22%	24%
Texas	71,189	68,027	5	14	14
California	69,870	65,453	7	14	14
Kansas	29,935	28,505	5	6	6
Missouri	26,392	16,107	64	5	3
Virginia	26,094	17,129	52	5	4
Illinois	14,782	14,935	(1)	3	3
Pennsylvania	13,845	13,710	1	3	3
Arizona	13,650	13,360	2	3	3
Oklahoma	12,301	8,932	38	2	1

Total	$394,293	$361,513	9%	77%	75%
All other states	$118,450	$121,765	(3)%	23%	25%

Grand total	$512,743	$483,278	6%	100%	100%

Liquidity and Capital Resources

Our cash and cash equivalents were $3,566,000, $4,358,000, $2,855,000 and $5,697,000 as of March 31, 2007, December 31, 2006, 2005 and 2004, respectively. Our current ratios (current assets to current liabilities) were 2.54, 1.67, 2.27, and 1.52 at March 31, 2007, December 31, 2006, 2005 and 2004, respectively. The increase in our current ratio from December 31, 2007 to March 31, 2007 is primarily the result of the sale of loans off-balance sheet in connection with the Fifth Third Bank facility closing in March of 2007, which reduced current liabilities. The decrease in our current ratio from 2005 to 2006 is primarily the result of an increase in the amount of loan participation sales not classified as true sales which are accounted for as payable under participation agreements on the balance sheet and increased utilization of on-balance sheet bank lines of credit to fund loan origination activity. The increase in our current ratio from 2004 to 2005 is primarily due to an increase in securities related to our loan securitizations in 2005, the purchase of which was primarily financed with long-term debt. Our current ratio and cash balances will be adversely affected if increased levels of loan participations not classified as true sales continue to increase or utilization of short-term bank debt or bank lines of credit to fund loan origination activities increase.

Our cash and cash equivalents decreased a total of $792,000 from December 31, 2006 to March 31, 2007. During the first quarter of 2007, net cash of $12,441,000 resulted from operating activities. A cash inflow of $89,624,000 resulted from a decrease in notes receivables which was primarily sold to the company’s off-balance sheet warehouse lines. Proceeds resulting from the sale of loans off-balance, in connection with the Fifth Third facility closed during March 2007, resulted in significant proceeds which sale of loans off balance sheet reduced liabilities compared to December 31, 2007 by $72,323,000 and also repaid advanced during the first quarter used to fund loan originations. Cash used in operating activities decreases as we fund and retain loans. Cash provided by operating activities increases as we sell loans to participants, securitization entities and/or warehouse entities. The fluctuation in our cash used and provided by operating activities is primarily dependent upon these two activities. Net cash of $21,941,000 was used in investing activities primarily as the result of a cash outflow in the amount of $21,941,000 for the purpose of acquiring subordinate investment interests in loan pools sold to off-balance sheet qualifying special purpose entities. Net cash of $8,708,000 was provided by financing activities primarily as the result of a cash inflow of $6,928,000 in proceeds from long-term debt.

Our cash and cash equivalents increased a total of $1,503,000 from December 31, 2005 to December 31, 2006. During 2006, net cash of $17,008,000 was used in operating activities. A cash outflow of $125,965,000 was used to fund an increase in notes receivables prior to loan securitization and $98,372,000 was provided by the increase in other liabilities, primarily from the increase in net proceeds from the lines of credit and the increase in non-true sale participations classified as payable under participation agreements. Cash used in operating activities decreases as we fund and retain loans. Cash provided by operating activities increases as we sell loans to participants, securitization entities and/or warehouse entities. The fluctuation in our cash used and provided by operating activities is primarily dependent upon these two activities. Net cash of $13,948,000 was used in investing activities primarily as the result of a cash outflow in the amount of $13,312,000 for the purpose of acquiring subordinate investment interests in securitized loan pools. Net cash of $32,459,000 was provided by financing activities primarily as the result of a cash inflow of $17,500,000 in capital contributions and $45,606,000 in proceeds from long-term debt.

Our cash and cash equivalents decreased a total of $2,842,000 from December 31, 2004 to December 31, 2005. During 2005, net cash of $2,966,000 was used by operating activities. A cash inflow of $5,982,000 resulted from securitization activity and $10,527,000 was used to reduce other liabilities. This was due to paydowns on the lines of credit partially offset by an increase in non-true sale participations classified as payable under participation agreement. Net cash of $22,078,000 was used by investing activities primarily as the result of a cash outflow in the amount of $21,778,000 for the purpose of acquiring subordinate investment interests in securitized loan pools. Net cash of $22,202,000 was provided by financing activities with $15,000,000 of cash provided by capital contributions, $16,198,000 in cash provided by loan proceeds from long-term debt and $8,967,000 of cash used to make payments on other short-term and long-term debt.

Our lending activities have been funded primarily through loan participation sales, asset-backed securitizations and bank lines of credit. Our operating activities used cash of $17,008,000 in 2006 and $2,966,000 in 2005. The changes in operating cash resulted primarily from changes in our loan inventory. We expect our loan portfolio to continue to increase in 2007. Our capital and loan funding needs are largely met through the sources discussed below. However, to fund this anticipated loan growth, additional common equity, or alternative types of equity, may also be required to improve capital-to-asset ratios, fund collateral margin requirements of bank lines of credit, fund increases in loan inventory or fund purchases of securities associated with loan securitizations. To the extent we need to raise additional capital, we do not intend to rely on capital investments from Brooke Corp., and in certain circumstances we may solicit capital investments from other investors.

Consistent with these plans, in February 2007, our Brooke Corp. entered into a definitive agreement by which we expect to merge with Oakmont, which has a significant amount of cash in trust. If the merger closes as expected, it will result in significantly more capital equity within our Company to grow our loan portfolio. Additionally, with the planned merger we would become a public reporting company which should increase opportunities for Brooke Credit to solicit investments from investors in the future. The merger is subject to numerous closing conditions and, therefore, there is no guarantee that the merger will close. See the section entitled, “Item 1: The Merger Proposal–The Merger” in this proxy statement for further discussion of the pending transaction.

Loan Participations

We continue to rely on loan participation sales as a source of funding those loan types that are not yet qualified for our bank lines of credit or the securitization model and also those loans that are prohibited from being sold to our warehouse entities due to excess concentration restrictions, which includes obligor and geographic concentration restrictions. As our portfolio continues to grow, the sale of loan participation interests remains an essential source of funding. Loan participation balances, including on and off-balance sheet loan participations and excluding related party loan participations, was $194,398,000, $183,450,000, $106,171,000 and $87,866,000, respectively, at March 31, 2007, December 31, 2006, 2005 and 2004. We expect to sell similar amounts of loan participations to our lender network in 2007.

Asset Securitizations

In recent years, we have relied on securitizations to fund an increasing share of our loan portfolio. Asset-backed securities totaling $0, $52,346,000, $83,500,000 and $20,000,000 were issued in 2007, 2006, 2005 and 2004, respectively. Based on our experience in recent years, we believe we can continue to sell asset-backed securities in the future. However, if the market for these securities is such that we cannot, then we believe that the funding shortfall can be partially offset with the sale of more loan participations through our lender network and with increased borrowing from our bank lines of credit.

Off-balance Sheet Bank Debt

During the 1st quarter of 2007, we structured an off-balance sheet transaction, involving the sale of loans to Brooke Warehouse Funding, in which loans were used by Brooke Warehouse Funding, LLC to secure bank debt, through its wholly owned subsidiary, from Fifth Third Bank, in which Brooke Credit is not obligated to repay. Previously, Brooke Warehouse Funding secured bank debt directly from Fifth Third Bank, which was categorized as on-balance sheet bank debt to Brooke Credit. We plan to continue to utilize Brooke Warehouse Funding, LLC as a source of loan funding. Off-balance sheet bank debt outstanding to Fifth Third Bank totaled $127,763,000 at March 31, 2007 and no off-balance sheet debt was outstanding in 2006, 2005 and 2004. Based on Brooke Credit’s experience, it believes it can continue to sell loans to Brooke Warehouse Funding, LLC and similar qualified special purpose entities in the future. However, if the market for these securities is such that it cannot, then Brooke Credit believes that the funding shortfall can be partially offset with the sale of more loan participations through its lender network and with increased borrowing from its on-balance sheet bank lines of credit.

On-balance Sheet Bank Debt

As part of our loan sale activities to qualifying special purpose entities, we regularly invest in subordinate securities. Subordinate securities represent the required over-collateralization of the pool of loan assets that back the securities sold to investors or bank debt to creditors. We retain ownership of the resulting subordinate loan tranche and have historically borrowed money from commercial banks to fund these investments. Cash flows associated with these subordinate securities are subordinate to cash flow distributions to the trustee over the transferred assets, servicer of the transferred loans, collateral preservation providers of the transferred loans and unaffiliated purchasers. Cash flows associated with subordinate securities are subject to loss of cash flow resulting from credit losses and prepayments associated with the transferred loans. Subordinate securities totaling $21,941,000, $13,312,000, $21,778,000 and $4,882,000, respectively, were acquired in the three-month period ended March 31, 2007 and the 12-month period ending December 31, 2006, 2005 and 2004, respectively, and corresponding bank debts of $0, $9,700,000, $16,198,000 and $3,750,000, respectively, were incurred in the three-month period ended March 31, 2007 and the 12-month period ending December 31, 2006, 2005 and 2004. The amount of bank debt that we incur in 2007 will be dependent in part on the level of loan sale activities to qualifying special purpose entities. Additionally, the dependence on bank debt may be reduced if the merger with Oakmont is completed, as additional equity capital will be available to fund over-collateralization requirements.

On-balance Sheet Private Placement Debt

In November 2006, Brooke Credit closed a private placement debt offering consisting of $45,000,000 in 12% per annum fixed rate notes, with 5% warrants, to a group of accredited institutional investors. Approximately $18.2 million of the loan proceeds were used to repay borrowings used to fund the over-collateralization requirements associated with securitizations previously closed by Brooke Credit, and the remainder of proceeds were used to fund Brooke Credit’s growing loan portfolio and pay various closing costs associated with the transaction. The direct debt issuance costs related to the note issuance totaled approximately $4,646,000. These costs were deferred and are being amortized using the effective interest method over the life of the notes. This includes warrants issued to the placement agent, Morgan Joseph & Co. Inc., in the amount of 2% of the offering or $900,000. The number of shares exercisable under the placement agent warrants is

100,446. The total amount of amortization resulting from debt issuance costs for the three-month period ended March 31, 2007 and the 12-month period ended December 31, 2006 was $109,000 and $69,000, respectively. The maturity date of the senior secured notes is April 30, 2013. No principal payments are required until maturity. The notes are collateralized by a lien on substantially all of Brooke Credit’s assets, including accounts, general intangibles and instruments, but are not collateralized by loans sold to warehouse special purpose entities and membership interest of certain special purpose entities. In addition, the secured parties have agreed to release their interest in loans sold to participating lenders and securitization special purpose entities.

The Company is permitted to prepay the notes, in whole or in part, any time after November 1, 2009; however, a prepayment premium does apply. If the notes are prepaid between November 1, 2009 and October 31, 2010, a prepayment penalty of 6% applies. If the notes are prepaid between November 1, 2010 and October 31, 2011, a prepayment penalty of 3% applies. If prepaid after October 31, 2011 no prepayment penalty will be charged. A change of control event could cause the note holders to require Brooke Credit to prepay the notes in part or in full. Certain of the mandatory repurchase events are outside the control of Brooke Credit.

The notes contain the following financial covenants: maximum prepayment rate on Brooke Credit’s loan portfolio of 20%; maximum loan loss rate of 1.5%; minimum fixed charge coverage ratio as scheduled; maximum cash leverage ratio as scheduled; and maximum total leverage ratio as scheduled. The notes also contain other restrictions, including but not limited to: the incurrence of indebtedness and liens; the reorganization, transfer and merger of Brooke Credit; the disposal of its properties other than in the ordinary course of business; entering into transaction with affiliates or into material agreements other than in the ordinary course of business; entering into pledge and negative pledge agreements; and the declaration of dividends, except in limited circumstances.

In conjunction with this financing, Brooke Credit issued warrants to the noteholders to acquire 5% of Brooke Credit’s common stock for a nominal exercise price ($0.01), subject to anti-dilution adjustments. The number of shares which may be obtained upon the exercise of these warrants is 338,262. These warrants were exercisable immediately and expire on October 31, 2014, eight years from the date of the debt offering closing.

The Company plans to continue to utilize bank debt, or debt similar to the private placement debt secured in 2006, as a viable option to continue to grow its loan portfolio. The extent of bank or other debt to be incurred in the future depends on the success of Brooke Credit in securing increased capital equity through the planned merger, as discussed above.

On-balance Sheet Bank Lines of Credit

In recent years, we have funded an increasing number of originated loans through our warehouse lines of credit providers, leading up to the time of loan securitizations. Additionally, as part of our bank lines of credit, we are required to over-collateralize loans funded through these warehouse lines, in which we typically fund these over-collateralization requirements by utilizing other lines of credit or short-term debt. As of March 31, 2007, we had four bank lines of credit with combined limits of approximately $15,000,000, as compared to five bank lines of credit with combined limits of approximately $100,000,000 on December 31, 2006. During the first quarter of 2007, we replaced an $85,000,000 on-balance sheet warehouse facility with Fifth Third Bank with an off-balance sheet financing arrangement. Our plans are to fund an increasing number of loans with off-balance sheet bank debt as compared to on-balance sheet lines of credit.

Subject to the above uncertainties, we believe that our existing cash, cash equivalents and funds generated from operating, investing and financing activities will be sufficient to satisfy our normal financial needs for the next twelve months even if the contemplated merger does not close. Additionally, subject to the above, we believe that funds generated from future operating, investing and financing activities will be sufficient to satisfy our future financing needs, including the required annual principal payments of our long-term debt and any future tax liabilities even if the contemplated merger does not close.

Capital Commitments

The following summarizes our contractual obligations as of March 31, 2007 and the effect those obligations are expected to have on our liquidity and cash flow in future periods (in thousands):

	Payments Due by Period
	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Contractual Obligations
Short-term borrowings	$17,706	$17,706	$—	$—	$—
Long-term debt	49,834	3,888	3,579	—	42,367
Interest payments*	38,075	7,505	11,664	11,736	7,170

Total	$105,615	$29,099	$15,243	$11,736	$49,537

*	Includes interest on short-term and long-term borrowings.

Our principal capital commitments consist of bank lines of credit and term loans. We have entered into enforceable, legally binding agreements that specify all significant terms with respect to the contractual commitment amounts in the table above. These binding agreements contain numerous covenants, restrictions and default provisions. The following summarizes our bank loans and other long-term obligations as of March 31, 2007, December 31, 2006 and December 31, 2005.

(in thousands)	March 31, 2007	December 31, 2006	December 31, 2005
DZ BANK AG Deutsche Zentral-Genossenschaftsbank line of credit. Maximum line of credit available of $80,000,000. Collateralized by notes receivable. Line of credit due August 2009. Interest rate is variable and was at 7.07% at March 31, 2007, with interest due monthly.	$—	$—	$6,078

Valley View Bank line of credit. Maximum line of credit available of $4,000,000. Collateralized by notes receivable. Line of credit due January 2007, subsequently extended to July 2007. Interest rate is variable and was 10.25% at March 31, 2007, with interest and principal due monthly.	2,294	2,605	2,708

Fifth Third Bank, Canadian Branch line of credit. Maximum line of credit available of $10,000,000 (Canadian dollars). Collateralized by notes receivable. Line of credit due February 2007 subsequently extended to February 2008. Interest rate is variable and was 7.00% at March 31, 2007, with interest due monthly.	8,353	8,329	—

Fifth Third Bank line of credit. Maximum line of credit available of $80,000,000. Collateralized by notes receivable. This loan was paid in full on March 30, 2007.	—	68,233	—

Home Federal Savings and Loan Association of Nebraska line of credit. Maximum line of credit available of $7,500,000. Collateralized by cash flows of securities and other assets. Line of credit due November 2009. Interest rate is variable and was 9.50% at March 31, 2007, with interest and principal due monthly.	7,059	7,477	—

Company debt with banks. These notes are payable to banks and collateralized by various assets of Brooke Credit. Interest rates on these are 10.00%. Maturities range from January 2008 to February 2009.	7,467	10,606	19,716

Falcon Mezz. Partners II, LP, FMP II Co.-Investment, LLC and JZ Equity Partners PLC note payable. This $45,000,000 note has an associated discount of $2,633,000. Collateralized by assets of the Company. The note principal is due at maturity, April 2013. Interest rate is fixed at 12.00%, with interest due quarterly.	42,367	42,304	—

(in thousands)	March 31, 2007	December 31, 2006	December 31, 2005

Total bank loans and notes payable	67,540	139,554	28,502

Less: Current maturities and short-term debt	(21,594)	(96,660)	(12,272)

Total long-term debt	$45,946	$42,894	$16,230

The note payable to DZ Bank AG Deutsche Zentral-Genossenschaftsbank contains certain financial covenants within the credit and security agreement, which include the following requirements of Brooke Credit: (a) maintain a minimum stockholders’ equity of (i) $6,000,000, plus (ii) 75% of cumulative positive consolidated net income for all fiscal quarters (after adjustments for distributions to it sole shareholder, and excluding any fiscal quarter for which consolidated net income was negative), plus (iii) 75% of all equity and subordinated debt issued or incurred by Brooke Credit or its subsidiaries and (b) Brooke Credit must maintain, as at the end of each fiscal quarter, a positive consolidated net income for the four fiscal quarter period then ending. Under the credit and security agreement, Brooke Corp., is also subject to certain minimum stockholders’ equity requirements.

The note payable to Valley View Bank contains a covenant to maintain a minimum stockholders’ equity of $6,100,000.

The note payable to Fifth Third Bank, Canadian Branch, contains a covenant to maintain a minimum stockholders’ equity of $35,000,000.

The note payable to Fifth Third Bank, which was paid off in March of 2007, contained covenants to maintain a minimum stockholders’ equity of $40,000,000 and maintain positive net income for the trailing four quarters. Brooke Corp. is also subject to certain minimum stockholders’ equity requirements. The Fifth Third Bank warehouse facility also placed restrictions on certain other warehouse line indebtedness to a maximum of $85,000,000.

The note payable to Home Federal Savings and Loan Association of Nebraska contains a covenant to maintain a minimum stockholders’ equity of $40,000,000.

The note payable to Falcon Mezzanine Partners II, LP, FMP II Co.-Investment, LLC and JZ Equity Partners PLC contains the following covenants: maximum prepayment rate on Brooke Credit’s loan portfolio of 20%; maximum loan loss rate of 1.5%; minimum fixed charge coverage ratio as scheduled; maximum cash leverage ratio as scheduled; and maximum total leverage ratio as scheduled.

Total balances of our bank lines of credit collateralized by notes receivable were $60,481,000, $79,167,000 and $8,786,000 as of March 31, 2007, December 31, 2006 and 2005, respectively. These balances were collateralized by notes receivables totaling $72,772,000, $95,246,000 and $11,976,000, as of March 31, 2007, December 31, 2006 and 2005, respectively.

The other bank loans and other long-term obligations do not contain covenants that require Brooke Credit to maintain minimum financial ratios or net worth; restrict Brooke Credit’s ability to buy or sell assets; restrict Brooke Credit’s ability to incur additional debt; or include any subjective acceleration clauses. The Company is in compliance with all of its debt covenants.

The agreements governing Brooke Credit’s notes payable to Falcon Mezzanine Partners II, LP, FMP II Co-Investment, LLC and JZ Equity Partners PLC each contain default provisions relating to a failure to pay amounts when due, a breach of a representation, warranty or covenant (including a financial covenant), the existence of a material adverse change Brooke Credit’s financial condition, a fundamental change to Brooke Credit’s structure or business, or a change of control of Brooke Credit and certain of its affiliates. In the event of a default under any of the notes, Brooke Credit’s obligations may become automatically due or may be accelerated at the option of the lender. Upon an event of default, default interest may apply and the lender may, at its option, demand payment, collect on its note, foreclose on the security granted to it, and execute on guaranties.

Brooke Credit’s other debt instruments and agreements contain default provisions similar to those in the notes, and also include the following: failure by certain of Brooke Credit’s affiliates to perform their obligations under servicing and other agreements, failure of an unaffiliated servicer to perform its obligations under servicing agreements, failure to maintain a minimum stockholders’ equity, failure to maintain, as at the end of each fiscal quarter, a positive consolidated net income for the four fiscal quarter period then ending, failure of Brooke Corp. to maintain certain minimum stockholders’ equity requirements, and failure to abide by restrictions limiting warehouse indebtedness. In the event of a default under these debt instruments, the obligations to the lender may be accelerated at the option of the lender. Upon an event of default, default interest may apply and the lender may, at its option, demand payment, collect on its loan, foreclose on the security granted to it, and execute on guaranties. In addition, in certain circumstances, the lender may retain cash flows generated by certain assets.

The proposed merger will require the consent of the note holders and Brooke Credit’s bank and long term debt lenders. Receipt of these consents is a condition to the closing of the proposed merger under the terms of the Merger Agreement, although Brooke Credit and Oakmont could mutually agree to waive this condition with respect to one or more required consents. Nevertheless, if a consent is not received from a note holder or lender such that the maturity date with respect to a material amount of Brooke Credit’s debt would accelerate and the debt become due and payable as a result of the merger, Brooke Credit and Oakmont do not expect to waive the condition to closing and the proposed merger will not be consummated unless and until the applicable waiver is obtained. Brooke Credit is seeking the required consents and expects to receive them prior to the date of the shareholder meeting.

Critical Accounting Policies

Our established accounting policies are summarized in footnotes 1 and 2 to our consolidated financial statements for the three months ended March 31, 2007 and March 31, 2006 and for the years ended December 31, 2006, 2005 and 2004. As part of our oversight responsibilities, we continually evaluate the propriety of our accounting methods as new events occur. We believe that our policies are applied in a manner that is intended to provide the user of our financial statements with a current, accurate and complete presentation of information in accordance with generally accepted accounting principles.

We believe that the following accounting policies are critical. These accounting policies are more fully explained in the referenced footnote 1 to our consolidated financial statements for the three months ended March 31, 2007 and March 31, 2006 and for the years ended December 31, 2006 and 2005.

The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, revenues and expenses. The following discussions summarize how we identify critical accounting estimates, the historical accuracy of these estimates, sensitivity to changes in key assumptions, and the likelihood of changes in the future. The following discussions also indicate the uncertainties in applying these critical accounting estimates and the related variability that is likely to result during 2007.

Discount, Prepayment and Credit Loss Rates Used to Record Loan Participation Sales and Loans Sales to Qualifying Special Purpose Entities

We regularly sell the loans that we originate to banks, finance companies and qualifying special purpose entities. Accounting for the sale of these loans and the subsequent tests for impairment are summarized in footnote 2 to our consolidated financial statements for the years ended December 31, 2006 and 2005.

Loan participations and the sale of loans to qualifying special purpose entities represent the transfer of notes receivable, by sale, to “participating” lenders or special purpose entities. The fair value of retained interests and servicing assets resulting from the transferred loans are recorded in accordance with the criteria established by SFAS 140 “Accounting for Transfer and Servicing of Financial Assets and Extinguishments of Liabilities.” We typically estimate fair value based on the present value of future expected cash flows, which requires us to make assumptions about credit losses, prepayment speed and discount rates. Most of our loans are adjustable rate loans on which, in 2006, we assumed credit losses of 0.50% each year, prepayment speeds of 10.00% each year and a discount rate of 11.00%.

When the Company sells notes receivables to qualifying special purpose entities, it retains all over-collateralization interest in loans sold and cash reserves. The fair value of the over-collateralization interests in loans sold to qualifying special purpose entities that have issued asset-backed securities has been estimated at the par value of the underlying loans less the asset-backed securities sold. The fair value of the over-collateralization interest in loans sold to qualifying special purpose entities that have secured bank debt is based on the present value of future expected cash flows using management’s best estimates of key assumptions, credit losses (0.50% annually), prepayment speed (10.00% annually) and discount rate (11.00%) commensurate with the risk involved. The fair value of the cash reserves has been estimated at the cash value of the reserve account.

These assumptions regarding discount rate, prepayment rate and credit loss rate are made based on historical comparisons, management’s experience and the trends in actual and forecasted portfolio prepayment speeds, portfolio credit losses, risk-free interest rates and market interest rates. We regularly analyze the accuracy of our assumptions of prepayment speeds, credit losses and discount rate and make changes when necessary. We believe that changes to these assumptions are unlikely during the remainder of 2007. However, it is important to note that our actual annualized prepayment rate for the entire portfolio has increased to approximately 16.2% through the 12-month period ending March 31, 2007 primarily due to increased asset ownership transfers to borrowers within our portfolio, new loan documents being executed on existing loans to improve security interests, and the increasing interest rate environment. We expect that over the remaining life of the loan portfolio, several cycles of increasing and decreasing prepayment rates will likely occur primarily resulting from fluctuations in key interest rates and changes in the insurance marketplace.

As of December 31, 2006, we tested retained interests for impairment and the resulting analysis of prepayments speeds and credit losses for the various loan pools indicated that our assumptions were appropriate. During 2006 the securitized pools of loans experienced an increase in the prepayment rate, and as a result, management determined that an “other than temporary” impairment occurred. We recorded an impairment loss of $329,000 for the year ended December 31, 2006, which is included in Other income on the Consolidated Statements of Operations. We believe that over the life of the securitizations the prepayment rate assumption used continues to be appropriate. No impairment was recognized in the years ended December 31, 2005 and December 31, 2004. The effect of variances in the assumptions can be significant and the impact of changes in these estimates is more specifically described in footnote 2 to our consolidated financial statements for the years ended December 31, 2006 and 2005.

Subsequent to the initial calculation of the fair value of retained interest, we utilize a fair market calculation methodology to determine the ongoing fair market value of the retained interest. Ongoing fair value is calculated using the then current outstanding principal of the transferred notes receivable and the outstanding balances due unaffiliated purchasers, which are reflective of credit losses and prepayments prior to the fair value recalculation. The rates of write down of the retained interest are based on the current interest revenue stream. This revenue stream is based on the loan balances at the date the impairment test is completed, which will include all prepayments on loans and any credit losses for those loans. As of December 31, 2006, as a result of the above mentioned increased prepayment speeds, the fair value of the retained interests declined during 2006 resulting in an impairment loss.

Amortization

The rates of amortization of Servicing assets are based on our estimate of repayment rates, and the resulting estimated maturity dates, of the loans that we service. Loan repayment rates are determined using assumptions about credit losses, prepayment speed and discount rates as outlined in the discussion above about the fair values of servicing assets. As of December 31, 2006, an analysis of prepayment speeds and credit losses indicated that our assumptions were appropriate and the maturity date estimates were reasonable. Although significant changes in estimates are not expected, because of the relatively large remaining asset balance, changes in our estimates that significantly shorten the estimated maturity dates could significantly impact our results. We do not anticipate a change in these estimates during 2007.

Loan Origination Expenses

We typically sell loans soon after origination and retain responsibility for loan servicing. However, most of our operating expenses are associated with loan origination. We analyze our lending activities to estimate how much of our operating expenses should be allocated to loan origination activities and, therefore, matched, or offset, with the corresponding loan origination fees collected from borrowers at loan closing. The estimated allocations of payroll and operating expenses to loan origination activities are based on management’s observations and experience, job descriptions and other employment records and payroll records. Although not expected, significant changes in our estimate of expense allocations could significantly impact our results, because loan fees amounts are significant to us.

Income Tax Expense

An estimate of income tax expense is based primarily on historical rates of actual income tax payments. The estimated effective income tax rate used for the three months ended and during 2006 to calculate income tax expense was 38%. Although not expected, significant changes in our estimated tax rate could significantly impact our results. This estimate may change during 2007, dependent upon Brooke Credit filing a federal tax return separate from Brooke Corp. Historically and currently, we are wholly-owned by Brooke Corp., and, therefore, are a part of Brooke Corp.’s consolidated federal tax return. If we become less than 80% owned by Brooke Corp. during 2007, we will be required to file a separate federal tax return.

Revenue Recognition Policies

Interest income, net. The Company recognizes interest income when earned. A portion of the interest income that Brooke Credit receives on its loans is paid out to the holders of its participation interests and qualifying special purpose entities. Payments to these holders are accounted for as participating interest expense, which is netted against gross interest income. Participating interest expense was $7,634,000 and $4,691,000, respectively for the three-month period ending March 31, 2007 and March 31, 2006 and $23,581,000, $12,432,000 and $6,767,000, respectively, for the years ended December 31, 2006, 2005 and 2004.

Gain on sale of notes receivable. When the sale of a loan to participating lenders and qualifying special purpose entities meets the criteria to be accounted for as a true sale, established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” a gain on sale is recognized when the note receivable is sold. When Brooke Credit sells notes receivable, it typically retains servicing rights and interest income. Gains or losses on sales of notes receivable depend, in part, on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold, the retained interest and the servicing assets based on their relative fair value at the date of transfer.

Loan origination fees. Loan origination fees charged to borrowers are offset against loan origination expenses incurred during the underwriting and placement of loans and are, therefore, not recorded as revenues. However, since it is our practice to sell our loans soon after origination, in the future if loan origination fees exceed direct loan origination expenses, the excess will be reported as income. Loan origination fees reimburse Brooke Credit for cash outflows associated with the up-front issuance costs such as financial guaranty policy premiums, travel expenses for location inspections or meetings with the borrowers, and placement of the loans to outside investors.

Warrants

The warrant obligation consists of the detachable warrants issued in connection with the debt offering during the fourth quarter of 2006. The detachable noteholder warrants are within the scope of SFAS 150, “Accounting for Certain Financial

Instruments with Characteristics of Both Liabilities and Equity”. SFAS 150 requires issuers to classify as liabilities (or assets under certain circumstances) free-standing financial instruments which, at inception, require or may require an issuer to settle an obligation by transferring assets.

SFAS 150 requires the detachable warrants issued to the noteholders to be classified as a liability. Upon commencement of the put period or five years from the date of close, the holders of these warrants could exercise their rights to force Brooke Credit to repurchase the warrants and/or warrant shares at the appraised value of the common stock, less the warrant exercise price of $0.01 per share. The fair market value of the warrants at the close of the offering, on November 1, 2006, was $2,737,000, using a valuation model obtained from CBIZ Valuation Group, LLC, a third-party valuation expert.

As of March 31, 2007 and December 31, 2006, the fair market value of these warrants was $2,703,000 and $2,821,000 respectively. The increase in the fair market value for the three-month period ended March 31, 2007 and for the 12 months ended December 31, 2006 required Brooke Credit to record an increase in the value of the puttable warrant liability and additional interest expense of approximately $118,000 and $84,000, respectively, in accordance with SFAS 150. At each balance sheet date, any change in the calculated fair market value of the warrant obligation must be recorded as additional interest costs or financing income. Since the exercise price of the warrants is nominal, the change in the fair market value of the warrants represents the additional cost or income for the period.

Also in accordance with SFAS 150, the noteholder warrants were initially recorded as a discount to the notes based on the fair market value of the warrants at November 1, 2006, or approximately $2,737,000. The discount on the notes is amortized over the life of the notes using the effective interest method. The amount of amortization resulting from discount accretion for the three months ended March 31, 2007 and for the 12 months ended December 31, 2006 was $63,000 and $41,000, respectively. See “Liquidity and Capital Resources—Private Placement Debt” for further discussion of the debt offering and the noteholder warrants.

With respect to the previously described critical accounting policies, we believe that the application of judgments and assumptions is consistently applied and produces financial information which fairly depicts the results of operations for all years presented.

Off Balance Sheet Arrangements

As part of our ongoing operations, we make loans to fund purchases or startups of insurance agencies, managing general agencies or funeral homes or ongoing working capital needs. We engage in the sale of loan participation interests in individual loans to banks and finance companies and the sale of loans to qualifying special purpose entities. These typically meet the requirements of true sales as outlined in SFAS 140. The sale of loan participations and sales of loans to qualifying special purpose entities have resulted in the removal of a significant amount of loans from our balance sheet. The loan sales enable us to:

•	Reduce our capital investment in our financing subsidiary;

•	Reduce credit risk by removing loans from the balance sheet;

•	Recognize gains on sales of loans; and

•	Fund additional loans.

Even when loans are removed from the balance sheet, however, some risk is retained with respect to those loans that are sold with recourse and the over-collateralized portion of loans sold to qualifying special purpose entities. See “Retained Securities” and “Loans Sold with Recourse,” below. Credit losses associated with recourse notes, retained interest held in securities and retained servicing obligations in excess of management’s assumptions could materially and adversely affect our operations and financial condition. Although credit performance has historically been favorable for us, our participating lenders and our asset-backed security investors and lenders, the level of credit losses and payment delinquencies increased during the three months ended March 31, 2007 and during 2006 due, in part, to increasing interest rates and a softening insurance premium insurance market. We expect increased levels of delinquencies, defaults and credit losses as the full impact of these market conditions are felt by Brooke Credit’s borrowers.

Loan Sales

When the sale of a loan is classified as a true sale pursuant to the criteria established by SFAS 140, gains or losses are recognized, loans are removed from the balance sheet and residual assets, such as securities, interest-only strip receivables and servicing assets, are recorded. For residual assets resulting from loan participations, accounted for as a true sale, we typically record servicing assets and interest-only strip receivables. For residual assets resulting from loans sold to qualifying special purpose entities, accounted for as a true sale, we typically records securities consisting primarily of three types: interest-only strip receivables in loans sold, retained over-collateralization in interests in loans sold and cash reserves.

We estimate the value of our interest-only strip receivables, servicing assets and the interest-only strip receivables portion of securities balances by calculating the present value of the expected future cash flows from the interest and servicing spread, reduced by our estimate of credit losses and note receivable prepayments.

The fair value of the over-collateralization interest in the loans sold to qualifying special purpose entities that have issued asset-backed securities has been estimated at the par value of the underlying loans less the asset-backed securities sold. The fair value of the over-collateralization interest in the loans sold to qualifying special purpose entities that have secured bank debt is based on the present value of future expected cash flows using management’s best estimates of key assumptions regarding prepayments and credit losses.

The following table reports for each of the transactions involving loans sales to qualifying special purpose entities involving the issuance of asset-backed securities and off-balance sheet debt during fiscal years 2003, 2004, 2005, 2006 and 2007 (1) the amount of loans sold to a qualifying special purpose entity, (2) the amount of asset-backed securities issued or bank debt advanced as a part of the transaction, (3) the amount of servicing income received by Brooke Credit for the three-month period ended March 31, 2007, (4) the fair value of the securities balances for the period ended March 31, 2007, (5) the portion of the security comprised of the interest-only strip receivable, and (6) the portion of the security comprised of the over-collateralization and cash reserves.

Off-balance Sheet Transactions with QSPE Table (in thousands)
Date of Securitization	Original Amount of Loans Sold	Original Amount of Asset-Backed Securities Issued and Bank Debt	Servicing Income Received During 2007	Fair Value at March 31, 2007	Retained Interest at March 31, 2007	Retained Equity & Cash Reserves at March 31, 2007
April 2003	$15,825	$13,350	$1	$1,980	$190	$1,790
November 2003	23,526	18,500	1	3,113	208	2,905
June 2004	24,832	20,000	2	3,471	865	2,606
March 2005	40,993	32,000	8	8,722	2,163	6,559
December 2005	64,111	51,500	13	12,072	3,196	8,876
July 2006	65,433	52,346	16	15,837	3,897	11,940
March 2007	127,763	105,822	0	34,032	11,849	22,183

Total	$362,483	$293,518	$41	$79,227	$22,368	$56,859

At March 31, 2007, December 31, 2006 and 2005, we had transferred assets with balances totaling $448,341,000, $323,699,000 and $241,107,000, respectively, that were accounted for as true sales (includes related party loans sold accounted for as true sales of $12,896,000, $3,177,000 and $5,166,000 at March 31, 2007, December 31, 2006 and December 31, 2005, respectively), resulting in pre-tax gains for the three months ended March 31, 2007 and the years ended December 31, 2006, 2005 and 2004 of $7,121,000, $7,409,000, $7,459,000 and $2,448,000, respectively. Purchasers of these notes receivable obtained full control over the transferred assets (i.e. notes receivable) and obtained the right, free of conditions that constrain them from taking advantage of that right, to pledge or exchange the notes receivable. Furthermore, the agreements to transfer assets do not entitle, or obligate, us to repurchase or redeem the notes receivable before their maturity, except in the event of an uncured breach of a representation or warranty.

Servicing and Retained Interest Assets

When we sell loan participations, we generally retain servicing income and recognize non-cash gains for the servicing benefits related to the loan sale. In recognizing such gains, we book a loan servicing asset on our balance sheet equal to our estimate of the present value of future cash flows resulting from the servicing spread. We recognize such assets only when the income allocated to our servicing responsibilities exceeds our cost of servicing, which we typically estimate at 0.25% of the loan value being serviced. On loan participations, we are typically paid annual servicing fees ranging from 0.25% to 1.375% of the outstanding loan balance. On loans sold to qualifying special purpose entities, we are typically paid annual servicing fees ranging from 0.10% to 0.25% of the outstanding balances of the transferred financial assets. When the annual service fees paid to us are less than the minimum cost of servicing, which is estimated at 0.25% of the outstanding balance, a servicing liability is recorded.

To the extent that the difference between the rate paid by us to participating lenders and to asset-backed security investors and off-balance sheet debt providers of qualifying special purpose entities and the rate received by us from borrowers exceeds the maximum percentage allocated to the servicing benefit, we recognize a non-cash asset, called an “Interest-only strip receivable,” on our balance sheet. This amount is equal to our estimate of the present value of future cash flows resulting from this interest spread. With respect to sale of loan participations, our right to interest income is not subordinate to the purchaser’s interests and we share interest income with purchasers on a pro rata basis. Although not subordinate to the purchaser’s interests, our retained interest-only strip receivable is subject to credit and prepayment risks on the transferred assets. On loan participations sold with recourse, our retained interest-only strip receivable is subject to credit risk on the transferred assets.

At March 31, 2007, December 31, 2006 and December 31, 2005, we recorded the value of the servicing asset at $4,033,000, $4,564,000 and $2,726,000, respectively, and the value of the servicing liability at $66,000, $74,000 and $115,000, respectively. At March 31, 2007, December 31, 2006 and 2005, we recorded the fair value of retained interest at $26,529,000, $16,605,000 and $12,592,000, respectively, with $4,161,000, $4,511,000 and $1,434,000, respectively, listed as Interest-only strip receivable on our balance sheet, and $22,368,000, $12,094,000 and $11,158,000, respectively, in retained interest carried in our securities.

Components of the loan servicing asset, servicing liability, interest-only strip receivable asset relating to loan participation sales as of March 31, 2007 were as follows (in thousands):

	Servicing Asset	Servicing Liability	Interest- only Strip Receivable
Estimated cash flows from loan servicing fees/interest income	$7,606	$0	$5,502
Less:
Servicing expense	(1,333)	39
Estimated credit losses*			(40)
Discount to present value	(2,288)	(18)	(1,314)

Carrying Value	$3,985	$21	$4,148

*	Estimated credit losses on loans sold with recourse with balances totaling $2,200,000 as of March 31, 2007. Credit loss estimates are based upon experience, delinquency rates, collateral adequacy, market conditions and other pertinent factors.

The above calculations exclude the retained servicing asset, servicing liability and interest-only strip receivables on related party loans sold. At March 31, 2007, the servicing asset on related party loans sold was $48,000, the servicing liability on related party loans sold was $44,000 and the interest-only strip receivable on related party loans sold was $13,000.

Retained Securities

The terms of our securitizations and off-balance sheet debt require the over-collateralization of the pool of loan assets that back the securities issued and off-balance sheet debt secured. We retain ownership of the over-collateralization interest in loans sold, which is included in the securities balances, and has historically borrowed money from commercial banks to fund this investment. For residual assets resulting from loans sold to qualifying special purpose entities, accounted for as true sale, we typically record securities consisting primarily of three types; interest-only strip receivables in loans sold, retained over-collateralization in interest in loans sold and cash reserves. As of March 31, 2007, December 31, 2006 and December 31, 2005, we had securities balances totaling $79,227,000, $50,320,000 and $44,681,000, respectively. The carrying value for the corresponding marketable securities approximates the fair value as calculated by the Company using reasonable assumptions. The value of our retained residual assets is subject to credit and prepayment risks on the transferred financial assets.

In connection with the recognition of non-cash gains for the interest benefits of asset-backed securities sales, the present value of future cash flows were recorded as an interest-only strip receivable asset and included on the balance sheet as part of the investment securities balance. Components of the interest-only strip receivable asset as of March 31, 2007 were as follows (in thousands):

Estimated cash flows from interest income	$40,959
Less:
Estimated credit losses	(4,996)
Discount to present value	(13,595)
Carrying Value of Retained Interest in Asset-Backed Securities	$22,368

We annually evaluate and measure the retained interests and servicing assets for potential impairment. Impairment testing involves comparing our current discounted value of future interest and servicing revenue with our carrying value for the retained interest and servicing assets. If the new discounted revenue stream is less than the value on the books, further analysis is performed to determine if an “other than temporary” impairment has occurred. If an “other than temporary” impairment has occurred, we write the asset to the new discounted revenue stream.

The actual annualized prepayment rate on our loans increased to approximately 16.2% during the 12 months ended March 31, 2007 primarily due to increased asset ownership transfers to other borrowers within our portfolio, new loan documents being executed on existing loans to improve security interests and the increasing interest rate environment. We expect that, over the remaining life of the loan portfolio, several cycles of increasing and decreasing prepayment rates will likely occur, primarily resulting from fluctuations in key interest rates and changes in the insurance marketplace. During 2006, the securitized pools of loans experienced increases in the prepayment rate, and, as a result, management determined that an “other than temporary” impairment occurred. We recorded an impairment loss of $329,000 for the year ended

December 31, 2006, which is included in Other income on the Consolidated Statements of Operations. We believe that over the life of the securitizations the prepayment rate assumption used continues to be appropriate. No impairment was recognized in the years ended December 31, 2005 and December 31, 2004.

In addition, we conduct sensitivity analysis to evaluate the potential impact of a 10% to 20% change in the key economic assumptions used in valuing our retained interest and servicing assets. These key economic assumptions include prepayment speed, expected credit losses and discount rate. As of December 31, 2006, an increase in these key economic assumptions by 10% to 20% generally results in decreases of 1% to 7% in the value of the retained interest and servicing assets. More drastic changes to economic and market conditions than those we have modeled would likely lead to greater diminution in the value of the retained interest and servicing assets.

Loans Sold with Recourse

Of the loans on our balance sheet at March 31, 2007, December 31, 2006 and December 31, 2005, $2,200,000, $2,247,000 and $3,807,000, respectively, were sold to various participating lenders with recourse to our company. Such recourse is limited to the amount of actual principal and interest loss incurred and any such loss is not due for payment to the participating lender until such time as all collateral is liquidated, all actions against the borrower are completed and all liquidation proceeds applied. However, participating lenders may be entitled to periodic advances from us against liquidation proceeds in the amount of regular loan payments. At March 31, 2007, all such recourse loans a) had no balances more than 60 days past due; and b) had adequate collateral. Approximately $368,000 of such recourse loan participations were in default at March 31, 2007.

Market Conditions and Strategies Affecting Sale and Securitization Transactions

Our lending operations depend on our ability to sell loans to participating lenders and qualifying special purpose entities. We believe that our relationships with participating lenders, investors of asset-backed securities and creditors have been good, that loan purchaser interest in our loans has been strong, and that we will continue to have available purchasers of our loan participation interests and asset-backed securities. Several factors, however, will affect our ability to sell loans to participating lenders and qualifying special purpose entities, including:

•	conditions in the securities markets, generally;

•	conditions in the asset-backed securities markets;

•	changes in interest rates and their impact on credit losses and prepayment speed;

•	the credit quality and performance of our financial instruments and loans;

•	our ability to adequately service our financial instruments and loans; and,

•	the absence of any material downgrading or withdrawal of ratings given to securities previously issued in our securitizations.

One of our goals is to fund an increasing number of originated loans through the sale of loans to qualifying special purpose entities, which requires the over-collateralization of the pool of loans assets that back the securities issued and off-balance sheet debt secured. We have historically borrowed money from commercial banks to fund this investment. To do so, our debt could increase. The increase in our debt may cause purchasers of our loans to become uncomfortable and, as a result, we may not be able to sell participation interests in loans we originate on terms acceptable to us or at all. Such result would have a material adverse effect on our operations and prospects for growth. Accordingly, we are cautiously monitoring our increased debt and the comfort of our loan purchasers and will modify our method of funding practices as needed to maintain a significant network of purchasers of loans.

A material change in any of the foregoing economic and market conditions would likely have a material adverse effect on our ability to sell loans. In addition, such changes in economic and market conditions could lead to an impairment in the value of our retained interest and servicing assets. Either the loss of our loan sale markets or an impairment in the retained interest and servicing assets could, in turn, have a material adverse effect on our results of operations and financial condition.

In the event of such material change in economic and market conditions, we would likely examine a range of strategic options, including evaluating our current capital structure; the availability of credit sources in addition to the loan participation, loan securitization and bank debt; a possible curtailment in our lending operations; and, an examination of our internal cost and operating structure. We would make no such change prior to thoroughly evaluating our alternatives and market conditions. While our management cannot predict market conditions or the reactions of our loan purchasers to changes in market conditions or our strategies, we are unaware of any trends or uncertainties that are reasonably likely to materially reduce our ability to sell loans and remove them from our balance sheet under current accounting rules, or any need to consider any such strategic options at this time.

Proposed Accounting Changes

In August 2005, the Financial Accounting Standards Board (FASB) issued an exposure draft which amends Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This exposure drafts seeks to clarify the derecognition requirements for financial assets and the initial measurement of interests related to transferred financial assets that are held by a transferor. Our current off-balance sheet securitizations could be required to be consolidated in our financial statements based on the provisions of the exposure draft. During July 2006 the FASB continued redeliberations on the August 2005 revised Exposure Draft on accounting for transfers of financial assets, and discussed whether to (a) redeliberate three decisions made during the transfers project, (b) combine discussions and decisions related to the servicer discretion project with the transfers project, and (c) redeliberate the limitations on a QSPE’s ability to hold passive derivative financial instruments and the initial measurement of the transferor’s beneficial interests. The FASB made the following decisions: 1) To proceed with redeliberations on the proposed guidance related to rollovers of beneficial interests, 2) To address issues pertaining to the permitted activities of a QSPE jointly by combining discussions and decisions related to servicer discretion (formerly a separate project on the FASB’s agenda) with the transfers project, 3) To redeliberate the issues of initial measurement of interests that continue to be held by the transferor and passive derivative financial instruments held by a QSPE that pertain to a transferor’s beneficial interests. This decision reversed the previous decision made at the June 7, 2006 meeting to delete consideration of these issues, 4) To defer making a decision regarding participating interests (paragraph 8(a)) and transferability requirements (paragraph 9(b)) until completion of redeliberations on the permitted activities of a QSPE and the effects of continuing involvements on isolation. We will continue to monitor the status of the exposure draft and consider what changes, if any, could be made to the structure of the securitizations to continue to derecognize loans transferred to the securitization special purpose entities. At March 31, 2007 and December 31, 2006, the securitization qualifying special purpose entities held loans totaling $279,931,000 and $167,870,000, respectively, which we could be required to consolidate into our financial statements under the provisions of this exposure draft. A revised exposure draft around this issue could potentially be issued in the second quarter of 2007.

Recently Issued Accounting Pronouncements

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS 155, “Accounting for Certain Hybrid Instruments”, an amendment of SFAS 133 and 140. The provisions of this standard allow financial instruments that have embedded derivatives to be accounted for as a whole instrument if the holder elects to account for the whole instrument on a fair value basis, and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. The new standard also amends SFAS 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006, which, for Brooke Credit, is fiscal year 2007. The residual interests in securitizations are freestanding instruments, not hybrid instruments, and do not contain any material embedded derivatives requiring separation from the host contract. The Company does not anticipate a material effect on its consolidated financial statements by the issuance of SFAS 155.

In March 2006, the FASB issued an amendment to SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” The amendment was SFAS 156, “Accounting for Servicing of Financial Assets.” This Statement requires servicing assets and liabilities to be initially valued at fair value. This provision does not have a material impact to Brooke Credit’s financial statements, as the servicing assets and liabilities have initially been valued at fair value. In addition, this Statement permits an entity to choose to continue to amortize servicing rights in proportion to and over the period of estimated net servicing income, as currently required under SFAS 140, or report servicing rights at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur. The effective date of this Statement is as of the beginning of the first fiscal year that begins after September 15, 2006, which, for the Company, is fiscal year 2007. However, the Company elected to early adopt this Statement as of December 31, 2005 and continues to value servicing assets and liabilities based on the amortization method. Therefore, there is not a material impact to the financial statements.

On July 14, 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an Interpretation of SFAS 109, “Accounting for Income Taxes.” FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes. Specifically, FIN 48 addresses the timing of the recognition of income tax benefits. FIN 48 requires the financial statement recognition of an income tax benefit when the company determines that it is more-likely-than-not that the tax position will be ultimately sustained. FIN 48 is effective for fiscal years beginning after December 15, 2006, which, for Brooke Credit, is fiscal year 2007. Management is currently assessing what impact, if any, the application of this standard could have on Brooke Credit’s results of operations and financial position.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value measurements in financial reporting. While the standard does not expand the use of fair value in any new circumstance, it has applicability to several current accounting standards that require or permit entities to measure assets and liabilities at fair value. This standard defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Application of this standard is required for Brooke Credit beginning in 2008. Management is currently assessing what impact, if any, the application of this standard could have on Brooke Credit’s results of operations and financial position.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This statement is effective as of the end of the fiscal year ending after December 15, 2006, which, for Brooke Credit, is fiscal year 2007. The Company believes this will not have a material impact to the financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for an entity’s first fiscal year that begins after November 15, 2007, which, for Brooke Credit, is fiscal year 2008. Management is currently assessing what impact, if any, the application of this standard could have on Brooke Credit’s results of operations and financial position.

Related Party Transactions

At March 31, 2007, Brooke Credit was a wholly owned subsidiary of Brooke Corp. The Company relies on Brooke Corp. to provide facilities, administrative support, cash management, and legal services. The Company paid a monthly administrative fee of $187,500 in 2007, $150,000 in 2006, $150,000 in 2005 and $75,000 in 2004 for these shared services. The total amount paid to Brooke Corp. for these shared services was $563,000 and $450,000 for the three months ended March 31, 2007 and 2006, respectively. These fees totalled $1,800,000, $1,800,000 and $900,000 were paid for the years ended December 31, 2006, 2005 and 2004, respectively.

From time to time, Brooke Corp. may guarantee contractual performance of Brooke Credit in the ordinary course of business.

In December 2001, Brooke Credit made a loan to Brooke Corp. in the amount of $4,700,000 with a maturity in one year. This note was renewed each year with the interest paid at renewal. The note stated a fixed interest rate of 9.50%. Interest of $495,000 was paid in February 2005 and the maturity date was extended to July 1, 2006. In December 2005, the principal balance was paid in full and the accrued interest of $371,000 was paid.

In October 2004, Brooke Credit made a loan to Brooke Corp. in the amount of $8,500,000 with a maturity date of October 15, 2011. Payments of principal and interest were due monthly. The note stated an initial interest rate of 7.00%, with a variable interest rate of 200 basis points over the New York Prime rate. In August 2005, the principal balance was paid in full and the accrued interest of $55,000 was paid.

In January 2005, Brooke Credit made a loan to Brooke Corp. in the amount of $3,000,000 with a maturity date of June 30, 2005. Payment of principal and interest were due at maturity. Interest of $83,000 was paid in June 2005 and the maturity date was extended to July 31, 2005. In August 2005, the principal balance was paid in full and the accrued interest of $19,000 was paid.

In November 2005, Brooke Credit made a loan to Brooke Corp. in the amount of $5,000,000 with a maturity date of November 15, 2007. Payments of principal and interest are due monthly. The note stated an initial interest rate of 8.5%, with a variable interest rate of 150 basis points over the New York Prime rate. Interest accrued on the loan at March 31, 2007 was $8,000. At March 31, 2007, Brooke Credit’s total loss exposure related to this loan was $242,000 as $1,519,000 of the $1,761,000 principal balance was sold without recourse to unaffiliated lenders.

In November 2006, Brooke Credit made a loan to Brooke Corp. in the amount of $7,500,000 with a maturity date of April 15, 2013. Payments of principal and interest are due monthly. The note stated an initial interest rate of 11.75%, with a variable interest rate of 350 basis points over the New York Prime rate. Interest accrued on the loan at March 31, 2007 was $39,000. At March 31, 2007, Brooke Credit’s total loss exposure related to this loan was $7,129,000 as none of the $7,129,000 principal balance was sold without recourse to unaffiliated lenders. Brooke Corp. has agreed with Brooke Credit and Oakmont to repay the loan in full without any prepayment premium on December 31, 2007 unless Brooke Credit shall have sold its loan to unaffiliated lenders prior to such date.

In January 2007, the Company made a loan to Brooke Corp. in the amount of $9,500,000 with a maturity date of May 5, 2007. Interest payments are due monthly. The note has a fixed interest rate of 10%. Interest accrued on the loan at March 31, 2007 was $81,000. At March 31, 2007, the Company had no loss exposure as the entire $9,500,000 principal balance was sold without recourse for $9,500,000 to unaffiliated lenders.

Prior to November 2006, the majority of cash required for operations was kept in a common corporate checking account and amounts due to or amounts due from Brooke Corp. were recorded in the balance sheet as a payable or receivable from Brooke Corp. At December 31, 2005, the amount due to Brooke Corp. for this arrangement was $17,083,000. In conjunction with the close of the subordinated debt offering, Brooke Credit no longer keeps cash in a common corporate checking account nor relies on Brooke Corp. for cash required for operations. At March 31, 2007, the amount due to Brooke Corp. for this arrangement was $0.

Pursuant to the Servicing and Tax Allocation Agreement for tax years prior to 2006, Brooke Credit paid Brooke Corp. amounts for taxes on pretax earnings which will become due to the respective taxing authorities. Accordingly, Brooke Corp.’s balance sheet reflected a deferred tax liability for these prepaid amounts in future years. Effective January 1, 2007, Brooke Credit and Brooke Corp. entered into an agreement that obligates Brooke Corp. to pay back to Brooke Credit the deferred tax amounts based upon a pre-determined payment schedule. The pre-determined payment schedule approximates the timing these amounts will be due to the respective taxing authorities. The Company’s balance sheet reflects a deferred tax liability for these amounts until paid to the taxing authorities and a corresponding receivable from Brooke Corp. until such prepaid amounts are recovered. At March 31, 2007, the amount of the receivable from Brooke Corp. and the amount of the deferred tax liability resulting from this arrangement is $4,304,000.

The amounts due to and due from Brooke Corp. were netted, and recorded as a parent company receivable or a parent company payable, accordingly. In addition, the amount payable to Brooke Corp. for currently payable income taxes is reflected as such within the current liabilities section on the consolidated balance sheet.

(in thousands)	March 31, 2007	December 31, 2006	December 31, 2005
Notes and interest receivable*	$5,910	$8,278	$4,104
Amount due from (to) parent company	4,304	5,223	(17,082)

Reported as receivable from (payable to) parent	$10,214	$13,501	$(12,978)

Amount reported as income tax payable to parent	$(385)	$(782)	$(3,738)

*	At March 31, 2007, Brooke Credit’s net notes and interest receivable related to Brooke Corp. loans was $5,910,000, as $12,608,000 of the outstanding principal and interest balance of $18,518,000 was sold without recourse to unaffiliated lenders. At December 31, 2006, Brooke Credit’s net notes and interest receivable related to Brooke Corp. loan was $8,278,000, as $1,497,000 of the outstanding principal and interest balance of $9,775,000 was sold without recourse to unaffiliated lenders.

In connection with retail insurance agency loans originated, beginning in 2004, Brooke Credit entered into Collateral Preservation Agreements with Brooke Franchise. Under these agreements, Brooke Franchise provides Brooke Credit with collateral preservation services and assistance with loss mitigation of distressed franchise loans. Brooke Franchise is compensated by upfront and ongoing fees paid by Brooke Credit. Compensation paid to Brooke Franchise for services provided under these agreements was $636,000 and $419,000 for the three months ended March 31, 2007 and March 31, 2006, respectively, and $2,114,000, $727,000 and $191,000 for the years ended December 31, 2006, 2005 and 2004, respectively. The amount payable to Brooke Franchise at March 31, 2007 for services provided under these agreements was $202,000.

In connection with funeral home and managing general agency loans originated, beginning in 2005, Brooke Credit entered into Collateral Preservation Agreements with CJD & Associates, L.L.C., a wholly owned subsidiary of Brooke Brokerage Corporation. Under these agreements, CJD & Associates, L.L.C. provides Brooke Credit with collateral preservation services and assistance with loss mitigation of distressed loans. CJD & Associates, L.L.C. is compensated by upfront and ongoing fees paid by Brooke Credit. Compensation paid to CJD & Associates, L.L.C. for services provided under these agreements was $337,000 and $1,336,000 for the three months ended March 31, 2007 and March 31, 2006, respectively, and $1,336,000 and $100,000 for the years ended December 31, 2006 and 2005, respectively. At March 31, 2007, Brooke Credit also had $129,000 payable to CJD & Associates, L.L.C. related to a loan origination.

Commencing in December 2006, in connection with managing general agency loans Brooke Credit originated, Brooke Credit entered into Collateral Preservation Agreements with First Life Brokerage, Inc., a wholly owned subsidiary of First American Capital Corporation, a public company of which Brooke Corp. owned approximately 56% as of March 31, 2007. Under these agreements, First Life Brokerage, Inc. provides Brooke Credit with collateral preservation services and assistance with loss mitigation of distressed loans. First Life Brokerage is compensated by upfront and ongoing fees paid by Brooke Credit. Compensation paid to First Life Brokerage for services provided under these agreements was $397,000 and $0 for the three months ended March 31, 2007 and March 31, 2006, respectively, and $147,000, for the year ended December 31, 2006. The amount payable to First Life Brokerage at March 31, 2007 for services provided under these agreements was $137,000.

In conjunction with loan closings and participation transactions, Brooke Credit purchases financial guaranty policies, which are policies that protect the participating lenders against credit losses. The policies are purchased through CJD & Associates, L.L.C. and are issued by DB Indemnity. DB Indemnity is a captive subsidiary of Brooke Investments, Inc. The total cost of these policies for the three months ended March 31, 2007 and March 31, 2006 was $408,000 and $269,000, respectively, and the policies provided for total coverage of $24,002,000 and $17,929,000, respectively. For the years ended December 31, 2006, 2005 and 2004 was $2,245,000, $960,000 and $984,000, respectively, and the policies provided for total coverage of $139,262,000, $64,018,000 and $61,072,000. The amount payable to DB Indemnity for these policies at March 31, 2007 was $129,000. At March 31, 2007 and December 31, 2006, the prepaid insurance expense asset for amounts paid for financial guaranty policies purchased was $1,104,000 and $841,000, respectively. Beginning in the fourth quarter of 2006, the premium amounts are refundable from DB Indemnity to Brooke Credit if the policy is cancelled. The policy would be cancelled when the loan insured by the policy is sold as part of an asset-backed securitization. The amount receivable from DB Indemnity for cancelled policies at March 31, 2007 and December 31, 2006 was $0 and $21,000, respectively. Brooke Brokerage Corporation is the direct owner of 100% of the ownership interests of CJD & Associates, L.L.C.

At March 31, 2007, Brooke Credit had a receivable from Brooke Agency Services Company LLC, a wholly owned subsidiary of Brooke Corp., for $1,124,000 as a result of the timing of certain securitized loan payments at the end of the year. At December 31, 2006, Brooke Credit had a receivable from Brooke Agency Services Company LLC for $463,000 as a result of the timing of certain securitized loan payments at the end of the year. Brooke Agency Services Company LLC is licensed as an insurance agency and was created to serve as the agent of record for property, casualty, life and health insurance offered by Brooke Franchise’s network of franchisees. Brooke Agency Services Company LLC has acquired ownership of franchise agreements from Brooke Corp. and/or Brooke Franchise as part of an arrangement to preserve collateral on behalf of Brooke Credit, as required by the securitization process. Brooke Agency Services Company LLC has contracted with Brooke Corp. and/or Brooke Franchise for performance of any obligations to agents associated with all such franchise agreements.

At March 31, 2007, December 31, 2006 and December 31, 2005, related party notes receivable, interest receivable and total loss exposure associated with the notes receivable consist of the following:

(in thousands)	March 31, 2007	December 31, 2006	December 31, 2005
Brooke Corporation. Various notes receivable with interest rates ranging from 9.75% to 11.75%. Maturities range from November 2007 to April 2013.	$18,391	$9,724	$4,808
Less: Brooke Corporation loans sold	(12,520)	(1,490)	(720)
Brooke Franchise Corporation. Single note receivable with an interest rate of 11.75% and a maturity of September 2015.	1,080	1,099	2,363
Less: Brooke Franchise Corporation loans sold	(1,080)	(1,099)	(2,363)
Brooke Investments, Inc. Various notes receivable with interest rates ranging from 11.75% to 12.25%. Maturities range from October 2011 to January 2021.	1,996	2,030	549
Less: Brooke Investments, Inc. loans sold	(1,687)	(1,714)	(206)
CJD & Associates, L.L.C. Single note receivable with an interest rate of 8.75% and a maturity of November 2010.	1,472	1,556	1,878
Less: CJD & Associates, L.L.C. loans sold	(1,471)	(1,555)	(1,877)
Plus: Related party loan participations not classified as a true sale	3,861	2,681	—

Total related party notes receivable, net	10,042	11,232	4,432
Interest earned not collected on related party notes *	151	75	39

Total related party notes and interest receivable, net	$10,193	$11,307	$4,471

*	The Company has a corresponding liability for interest payable to participating lenders of related party notes in the amounts of $109,000, $28,000 and $20,000 at March 31, 2007, December 31, 2006 and 2005, respectively.

The Company received total interest of $545,000 and $219,000 for the three-month period ending March 31, 2007 and March 31, 2006, respectively, from related party notes receivable in the above table, of which $287,000 and $131,000, respectively, was paid to participating lenders. The Company received total interest of $962,000, $2,583,000 and $1,426,000 for the years ended December 31, 2006, 2005 and 2004, respectively, from related party notes receivable listed in the above table, of which $585,000, $1,013,000 and $793,000, respectively, was paid to participating lenders.

The Company has sold loans made to Brooke Corp. and other Brooke Corp. subsidiaries that have increased (decreased) the gain on sale of notes receivable by $(2,000) and $166,000 for the three-month period ended March 31, 2007 and March 31, 2006, respectively, and for the 12-month period ended $13,000, $24,000 and ($27,000) at December 31, 2006, 2005 and 2004, respectively.

At March 31, 2007, December 31, 2006 and December 31, 2005, loan participations purchased by related parties and the corresponding interest payable consists of the following:

(in thousands)	March 31, 2007	December 31, 2006	December 31, 2005
The DB Group, Ltd. Various loan participations with interest rates ranging from 9.25% to 11.50%. Maturities range from July 2007 to June 2021.	1,274	$1,079	$961
DB Indemnity. Various loan participations with interest rates ranging from 7.75% to 11.50%. Maturities range from July 2007 to May 2017.	3,887	4,266	1,744

Total related party loan participations	5,161	5,345	2,705
Interest payable to related party loan participations	122	61	9

Total related party loan participations and interest payable	$5,283	$5,406	$2,714

The Company paid $87,000 and $62,000 for the three months ended March 31, 2007 and March 31, 2006, respectively, and $327,000, $213,000 and $0 to related party participating lenders for participating interest for the years ended December 31, 2006, 2005 and 2004, respectively.

Michael S. Lowry, President and Chief Executive Officer of Brooke Credit, and Shawn Lowry, Vice President of Brooke Corporation and President and Chief Executive Officer of Brooke Franchise are the co-members of First Financial Group, L.C. In June 2001, First Financial Group, L.C., guaranteed 65% of a Company loan to Palmer, L.L.C. of Baxter Springs, Kansas and received a 15% profit interest in Palmer, L.L.C. as consideration. The loan was originated on June 1, 2001 and was paid off on December 28, 2006.

Kyle L. Garst, Senior Vice President of Brooke Franchise, is the sole manager and sole member of American Financial Group, L.L.C. In October 2001, First Financial Group, L.C. and American Financial Group, L.L.C. each guaranteed 50% of a Company loan to The Wallace Agency, L.L.C. of Wanette, Oklahoma and each received a 7.5% profit interest in The Wallace Agency. The loan was originated on October 15, 2001 and is scheduled to mature on January 1, 2014. At March 31, 2007, all but an immaterial amount of the entire loan principal balance of $305,000 was sold to unaffiliated lenders. The Company’s exposure to loss on to this loan totals $210,000, of which $210,000 is the recourse obligation by Brooke Credit on a loan participation balance.

Impact of Inflation and General Economic Conditions

Although inflation has not had a material adverse effect on our financial condition or results of operations in our last three fiscal years, increases in the inflation rate are generally associated with increased interest rates. A significant and sustained increase in interest rates could adversely affect our borrowers’ ability to repay the variable rate loans that we have made to them and thereby adversely affect our profitability. Such an interest rate increase could also adversely affect our profitability by increasing our interest expenses and other operating expenses.

A significant change in the credit markets could also have an adverse impact on our operations. Our lending operations depend on our ability to sell either loan participation interests or securities backed by insurance agency loans to banks and finance companies. Several factors will affect our ability to sell participation interests in our loans and to complete securitizations, including:

•	conditions in the securities markets, generally;

•	conditions in the asset-backed securities markets;

•	changes in interest rates and their impact on credit losses and prepayment speed;

•	the credit quality and performance of our financial instruments and loans;

•	our ability to adequately service our financial instruments and loans; and

•	the absence of any material downgrading or withdrawal of ratings given to securities previously issued in our securitizations.

A significant change in interest rates or in the willingness to extend credit could have a significant and adverse impact on our ability to make loans.

A significant change in interest rates could also affect the cash flows associated with our servicing assets and liabilities; our retained interest assets related to our loan participation and securitization sales, and the value of our investment in the subordinate interests in our securitizations. We make certain assumptions about the rate of prepayment by our borrowers and the credit losses of our loan portfolio. In the event of additional increases in interest rates, it is reasonable to expect that credit losses would increase, as our borrowers find it increasingly costly to make their interest payments. As reported above, although credit performance has been favorable for Brooke Credit and its participating lenders and investors, the level of credit losses for Brooke Credit and payment delinquencies increased for the three months ended March 31, 2007 and during 2006 due, in part, to increasing interest rates and a softening insurance premium insurance market. We expect increased levels of delinquencies, defaults and credit losses as the full impact of these market conditions are felt by Brooke Credit’s borrowers. Also as reported above, the actual annualized prepayment rate on Brooke Credit’s loans has increased in part due to the increasing interest rate environment. We expect that, over the remaining life of Brooke Credit’s loan portfolio, several cycles of increasing and decreasing prepayment rates will likely occur, primarily resulting from fluctuations in key interest rates and changes in the insurance marketplace.

As a result of the increased prepayment speeds, the fair value of retained interests from transferred loans declined during 2006. Management continues to analyze the decline and, upon testing of impairment as of December 31, 2006, an impairment loss of $329,000 was incurred for the year.

Our business is also impacted by the cyclical pricing of property and casualty insurance, which may adversely affect our borrowers’ performance and, thus, our financial performance. Our borrowers primarily derive their revenues from commissions paid by insurance companies, which commissions are based largely on the level of premiums charged by such insurance companies. Because these premium rates are cyclical, our financial performance is dependent, in part, on the fluctuations in insurance pricing. Although the current insurance market generally may be characterized as “soft,” with a flattening or decreasing of premiums in most lines of insurance, it is likely that insurance pricing will decrease further in the future, subjecting us to lower commissions on the insurance placed by our borrowers.

A steep decline in insurance pricing could have a significant and adverse impact on our borrowers, because the commissions that they earn would likely decrease along with insurance pricing. That adverse impact could hurt our borrowers’ ability to make timely payment of principal and interest on our loans. Additionally, the softening insurance market could result in increased prepayments within our loan portfolio, as more borrowers are likely to sell their business during difficult market conditions.

A general decline in economic activity in the United States or in one of the states or geographic regions in which we operate such as California, Texas, Florida, the Southwest, the Midwest or the Southeast, could also affect our results and financial condition.

An adverse change in economic activity could reduce the ability of individuals and small businesses—the key customers for many of our borrowers—to purchase insurance and other financial services. In such event, the revenue growth rate of our borrowers could flatten or decline, in turn reducing our revenues and hurting our borrowers’ ability to make timely interest and principal payments on their loans.

All other schedules have been omitted because they are either inapplicable or the required information has been provided in the consolidated financial statements or the notes thereto.

Quantitative and Qualitative Disclosures about Market Risk

We originate loans which will generally be sold to funding institutions as participation interests or to accredited investors as asset-backed securities. The substantial majority of the loans are adjustable-rate loans based on a prime rate plus a margin and interest rate changes will impact their value, and may impact credit losses and prepayments associated with the loans. Although credit performance has been favorable for us, our participating lenders and investors, the level of credit losses and payment delinquencies increased for the three months ended March 31, 2007 and during 2006 due, in part, to increasing interest rates. We expect increased levels of delinquencies, defaults and credit losses as the full impact of these market conditions are felt by Brooke Credit’s borrowers.

Also, the actual annualized prepayment rate on loans has increased to approximately 16.2% for the 12 months ended March 31, 2007 primarily due to increased asset ownership transfers to other borrowers within our portfolio, new loan documents being executed on existing loans to improve security interests, and the increasing interest rate environment. We expect that, over the remaining life of the loan portfolio, several cycles of increasing and decreasing prepayment rates will likely occur, primarily resulting from fluctuations in key interest rates and changes in the insurance marketplace. As a result of the increased prepayment speeds, the fair value of retained interests from transferred loans declined during 2006. Management continues to analyze the decline and, upon testing of impairment as of December 31, 2006, an impairment loss of $329,000 was incurred for the year.

When interest rates on our loan assets do not adjust at the same rates as our liabilities associated with those assets, our earnings are subject to risk. Interest rate risk associated with loan assets and funding liabilities prior to the sale of the loans is minimized by the fact that loans are generally held for less than one year. We further manage interest rate risk on loan assets and liabilities remaining after the sale of the loans by matching our cost of funds with the rate structure of the underlying loans. We apply interest rates on those assets and liabilities that float at a spread above the prime rate, so that, when interest rates on the assets adjust, the interest rates on the liabilities adjust correspondingly.

When we make loans to borrowers in Canada, our loans are denominated in foreign currency. These loans are subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation, and political developments. We do not currently employ hedging techniques to minimize these risks.

When loans are sold, and the sale of participation interests or sale of loans to qualifying special purpose entities are classified as a true sale, we record a gain on sale for the interest benefit based on a present value calculation of future cash flows of the underlying loans, net of prepayment and credit loss assumptions. When the sale of a loan participation interest is accounted for as a true sale, we retain servicing responsibilities for which we receive annual servicing fees based on a percentage of the outstanding balance. The gain or loss associated with loan servicing is determined based on present value calculations of future cash flows from the servicing the underlying loans, net of prepayment assumptions. The present value calculations of future cash flows of underlying loans and future cash flows from the servicing of underlying loans are based in part on management’s estimates of discount rates. Underlying loans with adjustable interest rates are evaluated separately from loans with fixed interest rates. A significant rise in interest rates could result in the impairment of retained interest and servicing assets and adversely affect Brooke Credit’s business financial condition and results of operation. Impairment is evaluated and measured annually. As reported above, upon testing of impairment as of December 31, 2006, an impairment loss of $329,000 was incurred for the year. No impairment was recognized in the years ended December 31, 2005 and 2004. We continuously monitor market conditions, interest rate changes and market comparables, evaluate the propriety of the discount rate utilized in our assumptions, and assess interest rate sensitivity as an indication of interest rate risk.

At December 31, 2006, key economic assumptions used in measuring the retained interests and servicing assets when loans were sold or securitized during the year were as follows (rates per annum):

	Business Loans (Adjustable Rate Stratum)*	Business Loan (Fixed-Rate Stratum)
Prepayment speed	10.00%	8.00%
Weighted average life (months)	134	36
Expected credit losses	0.50%	0.21%
Discount rate**	11.00%	11.00%

*	Rates for these loans are adjusted based on an index (for most loans, the New York prime rate plus 3.50%, but for others the New York prime rate plus up to 5%). Contract terms vary but, for most loans, the rate is adjusted daily. Prior to the third quarter of 2004, contract terms on loans generally provided for rates to be adjusted annually to the New York prime rate plus 3.5%.
**	During the fourth quarter of 2005, the discount rate assumption was changed from 8.50% to 11.00%.

At March 31, 2007, key economic assumptions and the sensitivity of the current fair value of residual cash flows to immediate 10 percent and 20 percent adverse changes in those assumptions are as follows:

Business Loans (Fixed & Adjustable Rate Stratum) (in thousands except percentages)
Prepayment speed (annual rate)	8.00% -10.00%
Impact on fair value of 10% adverse change	$(643)
Impact on fair value of 20% adverse change	$(1,367)
Expected credit losses (annual rate)	0.21% -0.50%
Impact on fair value of 10% adverse change	$(317)
Impact on fair value of 20% adverse change	$(634)
Discount rate (annual)*	11.00%
Impact on fair value of 10% adverse change	$(1,093)
Impact on fair value of 20% adverse change	$(2,112)

*	During the fourth quarter of 2005, the discount rate assumption was changed from 8.50% to 11.00%.

These sensitivities are hypothetical and should be used with caution. The effect of a variation in a particular assumption on the value of the retained interests and servicing assets is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities.

The above adverse changes for prepayment speed and discount rate are calculated on our retained interests and servicing assets on loans sold totaling $435,445,000 (excludes related party loans sold of $12,896,000), as of March 31, 2007. The above adverse changes for expected credit losses are calculated on Brooke Credit’s retained interests in loans sold with recourse to participating lenders and loans sold to qualifying special purpose entities. The calculations exclude the retained interest-only strip receivables and servicing assets on related party loans sold. The interest-only strip receivables on related party loans sold was $13,000 and $14,000 at March 31, 2007 and December 31, 2006, respectively. The servicing asset on related party loans sold was $48,000 and $52,000 at March 31, 2007 and December 31, 2006, respectively.

The following illustrate how the changes in fair values were calculated for 10% and 20% adverse changes in discount rate assumptions.

Effect of Increases in Assumed Discount Rate on Servicing Asset

	Fixed & Adjustable Rate Stratum
(in thousands)	10% Discount Rate Increase	20% Discount Rate Increase
Estimated cash flows from loan servicing fees	$7,606	$7,606
Servicing expense	(1,333)	(1,333)
Discount of estimated cash flows	(2,422)	(2,549)

Carrying value of servicing asset after effect of increases	3,851	3,724
Carrying value of servicing asset before effect of increases	3,985	3,985

Decrease of carrying value due to increase in discount rate	$(134)	$(261)

Effect of Increases in Assumed Discount Rate on Retained Interest (Interest Only Strip Receivable, including retained interest carried in Securities balance)

	Fixed & Adjustable Rate Stratum
(in thousands)	10% Discount Rate Increase	20% Discount Rate Increase
Estimated cash flows from interest income	$46,462	$46,462
Estimated credit losses	(5,036)	(5,036)
Discount of estimated cash flows	(15,869)	(16,761)

Carrying value of retained interests after effect of increases	25,557	24,665
Carrying value of retained interests before effect of increases	26,516	26,516

Decrease of carrying value due to increase in discount rate	$(959)	$(1,851)

At this time, we do not utilize derivative instruments to hedge against changes in interest rates or for any other purpose.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements were derived by applying pro forma adjustments to Brooke Credit’s historical consolidated financial statements included elsewhere in this proxy statement. The unaudited pro forma condensed consolidated balance sheets present the consolidated historical balance sheets of Brooke Credit at December 31, 2006 and March 31, 2007, giving effect to the merger as if it had occurred on December 31, 2006 and March 31, 2007, respectively. The unaudited pro forma condensed consolidated statements of operations for the year ending December 31, 2006 and the three-month period ending March 31, 2007 give effect to the merger as if it had occurred at January 1, 2006 and January 1, 2007, respectively.

The unaudited pro forma condensed consolidated financial statements have been prepared assuming two different levels of stockholder approval by the Oakmont stockholders. The merger will not be approved if the holders of 20% or more of the Oakmont common stock vote against the merger and elect to exercise their conversion rights. The pro forma financial statements have therefore been prepared based on the following two alternative assumptions:

•	Assuming Maximum Approval: This presentation assumes that none of the Oakmont stockholders exercise their conversion rights; and

•	Assuming Minimal Approval: This presentation assumes that 19.99% of Oakmont stockholders exercise their conversion rights.

The unaudited pro forma condensed consolidated balance sheets as of December 31, 2006 and March 31, 2007, and statements of operations for the periods presented are for informational purposes only and should be read in conjunction with the historical financial statements of Brooke Credit and Oakmont and the related notes thereto. The unaudited pro forma information is not necessarily indicative of the financial position or results of operation that may have actually occurred had the merger taken place on the dates noted, or the future financial position or operating results of the combined company.

The unaudited pro forma condensed consolidated financial statements were prepared treating the merger as a recapitalization of Brooke Credit for accounting purposes. Because Oakmont is not an operating company, the merger is treated for these purposes as the issuance of shares of Brooke Credit for the net tangible assets of Oakmont (consisting principally of cash) and no goodwill will be recorded in connection with the merger. Because Oakmont is not an operating company and the merger is not treated as a business combination for accounting purposes, Oakmont’s historical financial statements are not separately presented in these pro forma statements. Oakmont’s historical financial statements are included elsewhere in this proxy statement and should be read in conjunction with these pro forma condensed consolidated financial statements.

We are providing this information to aid you in your analysis of the financial aspects of the merger. We derived this information from the audited financial statements of Oakmont and Brooke Credit as of December 31, 2006 and the unaudited financial statements of Oakmont and Brooke Credit as of March 31, 2007. Oakmont, on the one hand, and Brooke Credit and Brooke Corp., on the other hand, do not assume any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with Brooke Credit’s audited financial statements and related notes included elsewhere in this proxy statement and the Oakmont audited financial statements included elsewhere in this proxy statement.

The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma condensed combined statements of operations and the pro forma condensed balance sheet do not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Assuming Maximum Approval

(in thousands)

	As of December 31, 2006
	Brooke Credit	Adjustments		Pro Forma
ASSETS
Current Assets
Cash	$4,358	$47,404	(a)
		(3,000	)(b)	48,762
Restricted cash	564			564
Notes & interest receivable, net	171,433			171,433
Other receivables	496			496
Securities	50,320			50,320
Interest-only strip receivable	4,511			4,511

Total Current Assets	231,682	44,404		273,839
Other Assets
Deferred charges	5,691			5,691
Servicing asset	4,564			4,564
Receivable from parent	13,501			13,501
Prepaid expenses and other assets	1,037			1,037

Net Other Assets	24,793	—		24,793

Total Assets	$256,475	$44,404		$298,632

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,751			$2,751
Interest payable	1,457			1,457
Income tax payable to parent	782			782
Current deferred income tax payable	1,196			1,196
Payable under participation agreements	35,726			35,726
Short term debt	96,644			96,644
Current maturities of long-term debt	16			16

Total Current Liabilities	138,572	—		138,572

	As of March 31, 2007
	Brooke Credit	Adjustments		Pro Forma
ASSETS
Current Assets
Cash	$3,566	$47,785	(a)
		(3,000	)(b)	49,143
Restricted cash	458			458
Notes & interest receivable, net	85,512			85,512
Other receivables	5,969			5,969
Securities	79,227			79,227
Interest-only strip receivable	4,161			4,161

Total Current Assets	178,893	44,785		223,678
Other Assets
Deferred charges	5,449			5,449
Servicing asset	4,053			4,033
Receivable from parent	10,214			10,214
Prepaid expenses and other assets	1,263			1,263

Net Other Assets	20,959	—		20,959

Total Assets	$199,852	$44,785		$244,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,449			$3,449
Interest payable	1,545			1,545
Income tax payable to parent	385			385
Current deferred income tax payable	603			603
Payable under participation agreements	42,745			42,745
Short term debt	17,706			17,706
Current maturities of long-term debt	3,888			3,888

Total Current Liabilities	70,321	—		70,321

	As of December 31, 2006
	Brooke Credit	Adjustments		Pro Forma
Non-Current Liabilities
Long-term deferred income tax payable	7,685			7,685
Servicing liability	74			74
Long-term debt less current maturities	42,894			42,894
Warrant obligation	2,821			2,821

Total Liabilities	192,046	—		192,046

Stockholders’ Equity
Common stock	57	212	(c)(d)	269
Additional paid-in capital	44,034	44,192	(e)	88,226
Retained earnings	20,040	—		20,040
Accumulated other comprehensive income	298			298

Total Stockholders’ Equity	64,429	44,404		108,833

Total Liabilities and Stockholders’ Equity	$256,475	$44,404		$298,632

	As of March 31, 2007
	Brooke Credit	Adjustments		Pro Forma
Non-Current Liabilities
Long-term deferred income tax payable	10,383			10,383
Servicing liability	66			66
Long-term debt less current maturities	45,946			45,946
Warrant obligation	2,703			2,703

Total Liabilities	129,419	—		129,419

Stockholders’ Equity
Common stock	57	212	(c)(d)	269
Additional paid-in capital	44,034	44,573	(e)	88,607
Retained earnings	24,969	—		24,969
Accumulated other comprehensive income	1,373			1,373

Total Stockholders’ Equity	70,433	44,785		115,218

Total Liabilities and Stockholders’ Equity	$199,852	$44,785		$244,637

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Assuming Maximum Approval

(in thousands, except per share data)

	Year Ended December 31, 2006
	Brooke Credit	Adjustments	Pro Forma
Operating Revenues
Interest income, net	$19,147		$19,147
Gain on sale of notes receivable	7,409		7,409
Other income	224		224

Total operating revenues	26,780	—	26,780

Operating Expenses
Other operating interest expenses	3,125		3,125
Payroll expense	1,596		1,596
Amortization	876		876
Other operating expenses	5,999		5,999

Total operating expenses	11,596	—	11,596

Income from Operations	15,184	—	15,184

Other Expenses
Interest expense	3,919		3,919

Total other expenses	3,919	—	3,919

Income before income taxes	11,265	—	11,265
Provisions for income taxes	4,281		4,281

Net income	$6,984	$—	$6,984

Earnings per share:
Basic earnings per share	$1.25		$0.26
Basic weighted average shares	5,130,000		26,898,338	(f)
Diluted earnings per share	$1.25		$0.15
Diluted weighted average shares	5,130,000		45,180,588	(f)

	Three-Month Period Ended March 31, 2007
	Brooke Credit	Adjustments	Pro Forma
Operating Revenues
Interest income, net	$7,427		$7,427
Gain on sale of notes receivable	7,121		7,121
Other income	168		168

Total operating revenues	14,716	—	14,716

Operating Expenses
Other operating interest expenses	1,665		1,665
Payroll expense	513		513
Amortization	293		293
Other operating expenses	2,624		2,624

Total operating expenses	5,096	—	5,096

Income from Operations	9,620	—	9,620

Other Expenses
Interest expense	1,670		1,670

Total other expenses	1,670	—	1,670

Income before income taxes	7,949	—	7,949
Provisions for income taxes	3,021		3,021

Net income	$4,929	$—	$4,929

Earnings per share:
Basic earnings per share	$0.86		$0.18
Basic weighted average shares	5,280,127		26,898,338	(f)
Diluted earnings per share	$0.86		$0.11
Diluted weighted average shares	5,280,127		45,180,588	(f)

Unaudited Pro Forma Condensed Consolidated Balance Sheet

Assuming Minimum Approval

(in thousands)

	As of December 31, 2006
	Brooke Credit	Adjustments		Pro Forma
ASSETS
Current Assets
Cash	$4,358	$37,633	(a)
		(3,000	)(b)	38,991
Restricted cash	564			564
Notes & interest receivable, net	171,433			171,433
Other receivables	496			496
Securities	50,320			50,320
Interest-only strip receivable	4,511			4,511

Total Current Assets	231,682	34,633		264,068
Other Assets
Deferred charges	5,691			5,691
Servicing asset	4,564			4,564
Receivable from parent	13,501			13,501
Prepaid expenses and other assets	1,037			1,037

Net Other Assets	24,793	—		24,793

Total Assets	$256,475	$34,633		$288,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,751			$2,751
Interest payable	1,457			1,457
Income tax payable to parent	782			782
Current deferred income tax payable	1,196			1,196
Payable under participation agreements	35,726			35,726
Short term debt	96,644			96,644
Current maturities of long-term debt	16			16

Total Current Liabilities	138,572	—		138,572

	As of March 31, 2007
	Brooke Credit	Adjustments		Pro Forma
ASSETS
Current Assets
Cash	$3,566	$38,014	(a)
		(3,000	)(b)	38,580
Restricted cash	458			458
Notes & interest receivable, net	85,512			85,512
Other receivables	5,969			5,969
Securities	79,227			79,227
Interest-only strip receivable	4,161			4,161

Total Current Assets	178,893	35,014		213,907
Other Assets
Deferred charges	5,449			5,449
Servicing asset	4,033			4,033
Receivable from parent	10,214			10,214
Prepaid expenses and other assets	1,263			1,263

Net Other Assets	20,959	—		20,959

Total Assets	$199,852	$35,014		$234,866

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$3,449			$3,449
Interest payable	1,545			1,545
Income tax payable to parent	385			385
Current deferred income tax payable	603			603
Payable under participation agreements	42,745			42,745
Short term debt	17,706			17,706
Current maturities of long-term debt	3,888			3,888

Total Current Liabilities	70,321	—		70,321

	As of December 31, 2006
	Brooke Credit	Adjustments		Pro Forma
Non-Current Liabilities
Long-term deferred income tax payable	7,685			7,685
Servicing liability	74			74
Long-term debt less current maturities	42,894			42,894
Warrant obligation	2,821			2,821

Total Liabilities	192,046	—		192,046
Stockholders’ Equity
Common stock	57	195	(c)(d)	252
Additional paid-in capital	44,034	34,438	(e)	78,472
Retained earnings	20,040	—		20,040
Accumulated other comprehensive income	298	—		298

Total Stockholders’ Equity	64,429	34,633		99,062

Total Liabilities and Stockholders’ Equity	$256,475	$34,633		$288,861

	As of March 31, 2007
	Brooke Credit	Adjustments		Pro Forma
Non-Current Liabilities
Long-term deferred income tax payable	10,383			10,383
Servicing liability	66			66
Long-term debt less current maturities	45,946			45,946
Warrant obligation	2,703			2,703

Total Liabilities	129,419	—		129,419
Stockholders’ Equity
Common stock	57	195	(c)(d)	252
Additional paid-in capital	44,034	34,819	(e)	78,853
Retained earnings	24,969	—		24,969
Accumulated other comprehensive income	1,373	—		1,373

Total Stockholders’ Equity	70,433	35,014		105,447

Total Liabilities and Stockholders’ Equity	$199,852	$35,014		$234,866

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Assuming Minimum Approval

(in thousands, except per share data)

	Year Ended December 31, 2006
	Brooke Credit	Adjustments	Pro Forma
Operating Revenues
Interest income, net	$19,147		$19,147
Gain on sale of notes receivable	7,409		7,409
Other income	224		224

Total operating revenues	26,780	—	26,780

Operating Expenses
Other operating interest expenses	3,125		3,125
Payroll expense	1,596		1,596
Amortization	876		876
Other operating expenses	5,999		5,999

Total operating expenses	11,596	—	11,596

Income from Operations	15,184	—	15,184

Other Expenses
Interest expense	3,919		3,919
Total other expenses	3,919	—	3,919

Income before income taxes	11,265	—	11,265
Provisions for income taxes	4,281		4,281

Net income	$6,984	$—	$6,984

Earnings per share:
Basic earnings per share	$1.25		$0.28
Basic weighted average shares	5,130,000		25,184,162	(f)
Diluted earnings per share	$1.25		$0.16
Diluted weighted average shares	5,130,000		43,466,412	(f)

	Period Ended March 31, 2007
	Brooke Credit	Adjustments	Pro Forma
Operating Revenues
Interest income, net	$7,427
Gain on sale of notes receivable	7,121
Other income	168

Total operating revenues	14,716	—

Operating Expenses
Other operating interest expenses	1,665
Payroll expense	513
Amortization	293
Other operating expenses	2,624

Total operating expenses	5,096	—

Income from Operations	9,620	—

Other Expenses
Interest expense	1,670
Total other expenses	1,670	—

Income before income taxes	7,949	—
Provisions for income taxes	3,021

Net income	$4,929	$—

Earnings per share:
Basic earnings per share	$0.86		$0.19
Basic weighted average shares	5,280,127		25,184,162	(f)
Diluted earnings per share	$0.86		$0.12
Diluted weighted average shares	5,280,127		43,466,412	(f)

Notes to Unaudited Pro Forma Condensed Consolidated

Balance Sheets and Statements of Operations

(in thousands, except per share data and percentages)

Significant Assumptions and Adjustments

(a)	Reflects the following adjustments to Oakmont cash:

	March 31, 2007		December 31, 2006
	Maximum Approval	Minimum Approval	Maximum Approval	Minimum Approval
Oakmont cash	$49,236	$49,236	$48,942	$48,942
Less: Cash paid upon conversion of common stock*	—	(9,265)	—	(9,265)
Less: Deferred interest on above	—	(506)	—	(506)
Oakmont liab	(451)	(451)	(538)	(538)
Less: Estimated Oakmont transaction costs	(1,000)	(1,000)	(1,000)	(1,000)

	$47,785	$38,014	$47,404	$37,633

*	19.99% of net proceeds from Oakmont’s initial public offering deposited into the trust account, which amounted to approximately $46,349,000.
(b)	Reflects payment of Brooke Credit Corporation’s transaction costs, assumed $3,000,000.
(c)	In connection with the merger, all of the Brooke Credit Corporation outstanding common stock will be converted into common stock of Oakmont.
(d)	Conversion of Brooke Credit Corporation common stock for Oakmont common stock and issuance of 16,323,172 shares.
(e)	The following will be recorded to Stockholders’ Equity as a result of the Brooke Credit merger:

	March 31, 2007		December 31, 2006
	Maximum Approval	Minimum Approval	Maximum Approval	Minimum Approval
Cash to Brooke Credit Corporation from Oakmont	$47,785	$38,014	$47,404	$37,633	(a)
Conversion of Brooke Credit common stock for Oakmont common stock*	(212)	(195)	(212)	(195	) (c)(d)
Brooke Credit Corporations estimated transaction costs	(3,000)	(3,000)	(3,000)	(3,000	) (b)

Proforma additional paid-in capital adjustment	$44,573	$34,819	$44,192	$34,438

*	Assumes no exercise of Brooke Credit warrants.
(f)	At the closing of the Brooke Credit merger, Oakmont will issue common stock, par value of $0.01 per share, to the stockholders of Brooke Credit. The shares below are assumed to be outstanding for the entire year ended December 31, 2006 and the three-month period ending March 31, 2007. Therefore, actual shares outstanding and weighted average shares outstanding are assumed to be the same.

	As of March 31, 2007 and December 31, 2006
	Maximum Approval	Minimum Approval*
	100%	80.01%
Oakmont common stock issued to Brooke Credit stockholders***	16,323,172	16,323,172
Oakmont number of shares outstanding	10,575,166	8,860,990

Total number of shares outstanding	26,898,338	25,184,162

	As of March 31, 2007 and December 31, 2006
	Maximum Approval	Minimum Approval*
Dilutive effect of Brooke Credit outstanding warrants upon exercise***	1,131,918	1,131,918
Dilutive effect of Oakmont IPO warrants upon exercise	17,150,332	17,150,332

Dilutive number of shares outstanding**	45,180,588	43,466,412

*	Minimum shares calculated by taking Oakmont weighted average shares and subtracting 1,714,176 conversion shares (19.99% of IPO shares).
**	The number of Oakmont shares available for the 2007 Equity Incentive Plan will be 500,000 upon close of the merger. These shares have not been included in the diluted number of shares above as they have not yet been granted.
***	Share amounts exclude the impact of the up to 5,000,000 shares issuable to Brooke Corporation and the other stockholders of Brooke Credit that are issuable contingent upon 2007 and 2008 adjusted earnings.

EXECUTIVE OFFICERS, DIRECTORS, EXECUTIVE COMPENSATION, CORPORATE GOVERNANCE

AND OTHER INFORMATION ABOUT THE COMBINED COMPANY

Composition of the Combined Company Board After the Merger

As a condition to the merger, each director of Oakmont, other than Messrs. Skandalaris and Azar, will resign and Brooke Corp. will nominate three independent directors and two other directors for election to the board of directors of the combined company. Brooke Corp. has indicated it intends to nominate the following persons to the board of directors of the combined company: Michael S. Lowry, Anita F. Larson, Barbara Davison, Lindsay Olsen and Keith Bouchey.

Set forth below are the names, ages and positions of the persons who are expected to serve as the directors and officers of the combined company following the merger:

Name	Age	Position
Robert J. Skandalaris	54	Director
Michael C. Azar	43	Director
Anita F. Larson	45	Director
Michael S. Lowry	31	Chief Executive Officer and Director
Leland G. Orr	44	Interim Chief Financial Officer
Keith Bouchey	56	Director
Barbara Davison	44	Director

Robert J. Skandalaris, Age 54, has been Chairman of the Board and Chief Executive Officer of Oakmont since its inception. Mr. Skandalaris is currently a Managing Director and Principal of Quantum Value Management, LLC, the general partner of Quantum Value Partners, LP. Mr. Skandalaris is also the founder and current Chairman of Noble International Ltd., a full-service provider of tailored laser welded blanks and tubes for the automotive industry. Prior to founding Noble in 1993, Mr. Skandalaris was Vice Chairman and a shareholder of The Oxford Investment Group, Inc., a Michigan-based merchant banking firm, and served as Chairman and Chief Executive Officer of Acorn Asset Management, a privately held investment advisory firm. Mr. Skandalaris began his career as a Certified Public Accountant with the national accounting firm of Touche Ross & Co. Additionally, Mr. Skandalaris is author of “Rebuilding the American Dream”, a book about restoring American jobs and competitiveness through innovation and entrepreneurship. Mr. Skandalaris holds a B.A. from Michigan State University and a M.S.A. from Eastern Michigan University.

Michael C. Azar, Age 43, has been President, Principal Accounting Officer, Secretary and a Director of Oakmont since its inception. Mr. Azar is currently a Managing Director and Principal of Quantum Value Management, LLC, the general partner of Quantum Value Partners, LP. Mr. Azar has served as Vice President and Secretary for Noble International, Ltd., since 1996. Mr. Azar also served as a member of Noble’s Board of Directors from December 1996 until November 1997. Mr. Azar is also an executive officer of Veri-Tek International, Corp., a publicly traded equipment manufacturer. Prior to joining Noble, Mr. Azar was employed as General Counsel to River Capital, Inc., an investment banking firm. Mr. Azar holds a B.A. from Kalamazoo College and a J.D. from the University of Detroit.

Anita F. Larson, Age 45, is Chairman of the Board and Director of Brooke Credit and Chief Operating Officer and Director of Brooke Corp. Ms. Larson joined Brooke Corp. in 1999. In January 2005, Ms. Larson was elected to Brooke Corp.’s board of directors and appointed as its President and Chief Operating Officer. She was General Counsel from 1999 until January 2005, Vice President from 2001 until January 2005, Secretary from 2001 until January 2005, and Assistant Secretary from 2000 until 2001. Ms. Larson joined Brooke Credit’s board in January 2006. Prior to joining Brooke Corp., Ms. Larson was Vice President and Counsel of The Equitable Life Assurance Society of the United States, New York, New York, Chief Administrative Officer of First Security Benefit Life Insurance and Annuity Company of New York, and Second Vice President and Counsel of Security Benefit Group, Inc., Topeka, Kansas. Ms. Larson received a Bachelor of Arts Degree in English from the University of Kansas and a Juris Doctorate Degree from the University of Kansas School of Law.

Michael S. Lowry, Age 31, has served as President, Chief Executive Officer and Director of Brooke Credit since February 2003. Mr. Lowry joined Brooke Credit as a loan officer in 1998 and was elected its Vice President in 2000. Mr. Lowry also served as Vice President of Brooke Corp. from 2000 until 2003. Prior to Brooke Credit, Mr. Lowry was an Assistant Vice President of Sunflower Bank in Salina, Kansas.

Leland G. Orr, Age 44, has served as Interim Chief Financial Officer of Brooke Credit since March 2007. Previously Mr. Orr acted as Chief Financial Officer of Brooke Credit from 1996 through 2005. Mr. Orr also serves as Director, Chief Financial Officer, Treasurer and Assistant Secretary of Brooke Corp. having served as a director and officer since Brooke Corp.’s inception in 1986. Mr. Orr has been Brooke Corp.’s Chief Financial Officer since 1995, Treasurer since 1986, and Assistant Secretary since 2001. Mr. Orr served as Brooke Corp.’s President from 2003 until January 2005 and as Secretary from 1986 until 2001. Prior to assuming the role of Brooke Corp.’s Chief Financial Officer, Mr. Orr served as President of Brooke State Bank, Jewell, Kansas, and as an accountant with Kennedy McKee and Company, LLP (formerly Fox & Company) in Dodge City, Kansas. He is a Certified Public Accountant and a member of each of the American Institute of Certified Public Accountants and the Kansas Society of Certified Public Accountants. Mr. Orr received a Bachelor of Science Degree in Accounting from Fort Hays State University in Hays, Kansas.

Lindsay Olsen, Age 45, has served as an independent director of Brooke Credit since 2001. Mr. Olsen also serves as the President of the Mortgage Investment Trust Corporation (MITC), a company based in Lenexa, Kansas that he founded in 1991. Prior to founding MITC, Mr. Olsen was a Senior Vice President at Columbia Savings in Lawrence, Kansas. During his tenure at Columbia Savings, Mr. Olsen also served as Chief Executive Officer of Cambridge Capital Group in Santa Ana, California, a subsidiary of Columbia Savings. Currently, Mr. Olsen is also Chairman of the Board for TriCentury Bank in Simpson, Kansas. Mr. Olsen has a Bachelor in Business Administration from the University of Kansas and a Graduate Degree from the University of Texas, Graduate School of Savings Institution Management.

Keith Bouchey, Age 56, has served as an independent director of Brooke Credit since April 2006. Mr. Bouchey is a Board of Director of the First Community Bancshares, Inc., Overland Park, Kansas, and also serves as Senior Executive Vice President and Chief Financial Officer of it and its wholly owned subsidiary bank, First Community Bank, Lee’s Summit, Missouri, a $521 million closely held bank holding company. Mr. Bouchey served five years as the Executive Financial Officer of Gold Banc Corporation, Inc., Leawood, Kansas, a publicly traded multi-bank holding company, from November 1995 until he joined First Community Bancshares in 2000. Previously, Mr. Bouchey was employed as a principal of GRA, Thompson, White & Co., P.C., a regional bank accounting and consulting firm. Mr. Bouchey served at GRA, Thompson, White & Co., P.C. for seventeen years as the managing director of the firm’s regulatory services practice. Mr. Bouchey is also a director, officer and shareholder of Holyrood Bancshares, Inc., a $32.0 million closely-held, one- bank holding company located in Holyrood, Kansas; and a director and shareholder of UBT Bancshares, Inc., a $388.0 million closely-held, one-bank holding company located in Marysville, Kansas which owns United Bank & Trust.

Barbara Davison, Age 44, has served as an independent director of Brooke Credit since April 2006. Ms. Davison is currently president of the Investment Training and Consulting Institute, Inc. (ITCI), located in Auburn, Kansas. ITCI provides training and consulting in the areas of investments, derivatives, risk management, M&A strategies and communications development to management, operations and auditors. Ms. Davison has been one of the highest-ranking instructors for the Institute of Internal Auditors for over 12 years. Ms. Davison also provides training and consulting to many Fortune 500 companies both domestically and internationally. Previously, Ms. Davison served a vice president for a financial institution where she directed investment operations for the general account and mutual funds. Ms. Davison’s responsibilities also included portfolio management of two mutual funds, which were part of a $7.0 billion portfolio. Prior to her seven years in investments, Ms. Davison was manager of internal audit for six years, where she was responsible for the management of corporate audit activities, computer security, information systems audits and assisted in new business strategies. Ms. Davison is a Certified Internal Auditor, a Certified Investments and Derivatives Auditor, a Certified Information Systems Auditor and a Fellow in the Life Management Institute. Ms. Davison has obtained her Series 7 and Series 65 from the National Association of Securities Dealers. Ms. Davison has authored five books including Auditing Investments, Auditing Derivatives Strategies, Understanding and Auditing Mergers and Acquisitions, Understanding and Auditing Investment and Derivative Strategies and Presentation, and Persuasion and Facilitation Skills for Auditors. Ms. Davison has been a member of The Institute of Internal Auditors since 1986 and is a Distinguished Faculty Member.

Executive Compensation

Except as provided in the employment agreements referred to below, compensation for the executive officers of the combined company has not yet been determined.

Employment Agreements

As a condition to the merger, the combined company will enter into an employment agreement with Michael Lowry. For a description of those employment agreements, please see the section entitled “Item 1: The Merger Proposal—Employment Agreements.” The combined company does not expect to have any other employment agreements as of the closing of the merger.

Director Compensation

Compensation of the directors of the combined company has not yet been determined.

Board of Directors Committees

Audit Committee

Upon consummation of the merger, the board of directors of the combined company will establish an audit committee with three members, each an independent director under NASDAQ listing standards. The purpose of the audit committee will be to appoint, retain, set compensation of, and supervise the combined company’s independent accountants, review the results and scope of the audit and other accounting related services and review the combined company’s accounting practices and systems of internal accounting and disclosure controls. Since the combined company audit committee will not be formed until the consummation of the merger, it has not held any prior meetings.

Compensation Committee

Upon consummation of the merger, the board of directors of the combined company will establish a compensation committee with three members, each an independent director under NASDAQ listing standards. The purpose of the compensation committee will be to review and approve compensation paid to the combined company’s officers and to administer the combined company’s incentive compensation plans, including authority to make and modify awards under such plans.

Committee on Directors and Board Governance

Upon consummation of the merger, the combined company will form a Committee on Directors and Board Governance in connection with the consummation of the merger. The Committee on Directors and Board Governance will have three members, each an independent director under NASDAQ listing standards, and will be responsible for overseeing the selection of persons to be nominated to serve on the combined company’s board of directors. The Committee on Directors and Board Governance will consider stockholder recommendations regarding candidates for director submitted in writing to the board. Stockholders wishing to submit such recommendations may do so by sending a written notice, together with supporting information, to the Secretary of Oakmont a reasonable period of time prior to the mailing of Oakmont’s Proxy Statement for the related Special Meeting. The suggested nominee must also provide a statement of consent to being considered for nomination.

Stock Options and Stock Grants

There have been no stock options or grants exercised prior to the date of this proxy statement.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Oakmont consummated its IPO on July 18, 2005. In the IPO, Oakmont sold 8,575,166 units, which includes 575,166 units that were purchased pursuant to the underwriters’ over allotment option. Each unit consists of one share of Oakmont common stock and two redeemable common stock purchase warrants, each to purchase one share of Oakmont common stock. Oakmont common stock, warrants and units are quoted on the OTCBB under the symbols OMAC.OB, OMACW.OB and OMACU.OB, respectively. Oakmont units commenced public trading on July 18, 2005, and its common stock and warrants commenced separate public trading on July 18, 2005. The closing price for each share of common stock, warrant and unit of Oakmont on February 7, 2007, the last trading day before announcement of the execution of the Merger Agreement, was $5.60, $0.50 and $6.60, respectively.

There is no established public trading market for the securities of Brooke Credit.

The following table sets forth the high and low closing bid quotations for the calendar quarter indicated since such units, common stock and warrants commenced public trading on July 18, 2005. The over-the-counter market quotations reported below reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. Prior to July 18, 2005, there was no established public trading market for our units, common stock or warrants.

	Units		Common Stock		Warrants
Quarter ended	High	Low	High	Low	High	Low
September 30, 2005 (from July 18, 2005)	$6.25	$5.95	$5.37	$5.10	$0.80	$0.55
December 31, 2005	$6.30	$5.93	$5.34	$5.15	$0.83	$0.58
March 31, 2006	$7.00	$6.05	$5.60	$5.23	$1.14	$0.80
June 30, 2006	$7.00	$6.05	$5.55	$5.38	$1.00	$0.71
September 30, 2006	$7.00	$6.08	$5.39	$5.27	$0.92	$0.56
December 31, 2006	$6.37	$6.00	$5.46	$5.35	$0.47	$0.34
March 31, 2007	$6.60	$6.24	$5.60	$5.47	$0.60	$0.37
June 30, 2007 (through May 22, 2007)	$7.09	$6.50	$5.75	$5.58	$0.80	$0.50

Oakmont and Brooke Credit will use their reasonable best efforts to obtain a listing for trading on the NASDAQ Global Market of the combined company’s common stock, warrants and units. In the event the combined company’s common stock, warrants and units are listed on the NASDAQ Global Market after the closing of the merger, the symbols will change to ones determined by the combined company and NASDAQ that are reasonably representative of the corporate name or business of the combined company. Until a listing on NASDAQ is approved, it is expected that the combined company’s common stock, warrants and units will be quoted on the OTCBB.

Holders

Oakmont currently has approximately 10 holders of record of our common stock.

Oakmont has no compensation plans under which its equity securities are authorized for issuance.

Dividends

Certain of Brooke Credit’s debt instruments contain certain covenants that will restrict the combined company’s ability to pay dividends following the merger.

DESCRIPTION OF OAKMONT COMMON STOCK AND OTHER SECURITIES

Oakmont Executive Compensation

No officer or director of Oakmont has received any cash compensation for services rendered. Oakmont pays Quantum Associates, LLC, an affiliate of Messrs. Skandalaris, Azar and Langevin a fee of $7,500 per month for providing Oakmont with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, including a conference room, in Bloomfield Hills, Michigan. However, this arrangement is solely for Oakmont’s benefit and is not intended to provide Messrs. Skandalaris, Azar and Langevin compensation in lieu of a salary. No other executive officer or director has a relationship with or interest in Quantum Associates, LLC.

Capital Structure and IPO

Oakmont’s authorized capital stock consists of 36,000,000 shares, of which 35,000,000 consists of common stock ($0.0001 par value per share) and 1,000,000 consists of preferred stock ($0.0001 par value per share). On July 18, 2005, Oakmont consummated an IPO of 8,000,000 units. Each unit consists of one share of common stock and two warrants, each to purchase one share of common stock. The units were sold at an offering price of $6.00 per unit, and, on July 26, 2005, the underwriter exercised its over-allotment option for 575,166 units, with Oakmont receiving aggregate net proceeds of approximately $47,361,000. Our units, common stock and warrants are each quoted on the OTC Bulletin Board under the symbols OMACU.OB, OMAC.OB, and OMACW.OB, respectively.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to the IPO in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in the IPO or purchased following the IPO in the open market by any of our initial stockholders, officers and directors. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the merger only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the merger and public stockholders owning less than 20% of the shares sold in the IPO exercise their conversion rights discussed below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the IPO if we are forced to liquidate. The amount in the trust account otherwise available for distribution to our public stockholders in the event of our liquidation will be reduced by the costs of liquidation and by the amount of valid claims by creditors. We cannot estimate the actual amount that would be distributed in the event of our liquidation. This amount will depend on when liquidation occurs, the expenses we incur prior to and in connection with liquidation, including but not limited to the expenses associated with obtaining stockholder approval of a plan of liquidation, and the amount of interest earned on the funds held in the trust account prior to liquidation.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation, as amended, authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock have been issued. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

There are currently 17,150,332 warrants outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share (other than those warrants underlying the representative’s purchase option, which have an exercise price of $5.70), subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	July 12, 2006.

The warrants will expire July 11, 2009 at 5:00 p.m., New York City local time.

We may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $.01 per warrant;

•	at any time after the warrants become exercisable;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. We are in the process of updating the prospectus relating to the common stock issuable upon exercise of the warrants, so no prospectus is currently available.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Conversion Rights

In connection with the proposed merger, each public stockholder has the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the merger and the merger is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in the IPO.

Demand for conversion may be made by checking the box on the proxy card provided for that purpose and returning the proxy card in accordance with the instructions provided.

In addition, if your shares are held in “street name,” then by 5:00 p.m., New York City time, on                     , 2007, your bank or broker must electronically transfer your shares to the DTC account of Continental Stock Transfer & Trust Company, our stock transfer agent, and provide Continental Stock Transfer necessary stock powers, written instructions that you want to convert your shares into a pro rata share of the trust account and a written certificate addressed to us. The written certificate should state that you were the holder of record as of the record date, you have held the shares since the record date and you will continue to hold the shares through the closing of the acquisition. If your bank or broker does not provide each of these documents to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, attn: Mark Zimkind, tel. (212) 845-3287, fax (212) 616-7616 by 5:00 p.m., New York City time, on                     , 2007, your shares will not be converted into cash.

If you hold your shares in “street name” and demand conversion of your shares and later decide that you do not want to convert such shares, your banker broker must make arrangements with Continental Stock Transfers & Trust Company, at the telephone number stated above, to withdraw the conversion. To be effective, withdrawals of shares previously submitted for conversion must be completed by 5:00 p.m., New York City time, on                     , 2007.

If you perfect your conversion rights, we will convert each share of common stock you own into a pro rata portion of the trust account in which $46,349,426 million of the net proceeds of our initial public offering is held, plus interest earned thereon. Based on the $49,228,191 held in the trust account at March 31, 2007, we estimate that you will be entitled to convert each share of common stock that you hold into approximately $5.74.

If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own these shares.

You may not trade or otherwise transfer any shares for which you have requested conversion. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate.

If the acquisition is not completed, then these shares will not be converted into cash, and Continental Stock Transfer & Trust Company will return any “street name” shares to the submitting bank or broker.

It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of the merger. Public stockholders who convert all of their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in the IPO exercise their conversion rights.

EXPERTS

The financial statements of Oakmont as of December 31, 2005 and for the period from April 15, 2005 (inception) to December 31, 2005 included in this proxy statement have been audited by Goldstein Golub Kessler LLP, to the extent and for the period set forth in their report included herein, and are included herein in reliance upon such report given upon authority of said firm as experts in accounting and auditing.

The financial statements of Oakmont as of December 31, 2006 and for the year ended December 31, 2006 included in this proxy statement have been so included in reliance on the report of Freedman & Goldberg, PLLC, given upon authority of said firm as experts in accounting and auditing.

The financial statements of Brooke Credit as of December 31, 2006, 2005 and 2004 included in this proxy statement have been so included in reliance on the report of Summers, Spencer & Callison, CPAs, Chartered, independent auditors, given on the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

We have obtained director and officer liability insurance to cover liabilities of our directors and officers that may occur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify and advance expenses to, to the fullest extent permitted by the Delaware General Corporation Law, any of our directors and officers, against any and all costs, expenses or liabilities incurred by them by reason of having been a director or officer.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that, in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We refer you to the reports filed with the SEC for further information about Oakmont. The reports filed with the SEC can be inspected and copied at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Oakmont files its reports, proxy statements and other information electronically with the SEC. You may access information on Oakmont at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement.

All information contained in this proxy statement relating to Oakmont has been supplied by Oakmont, and all such information relating to Brooke Credit has been supplied by Brooke Credit. Information provided by either of Oakmont or Brooke Credit does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this proxy statement, or if you have questions about the merger, you should contact:

Oakmont Acquisition Corp.

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, Michigan 48304

STOCKHOLDER PROPOSALS

Oakmont will hold an annual meeting of stockholders in 2007 only if the merger is not consummated. If such a meeting is held, stockholders who intend to present a proposal at the 2007 Annual Meeting of Stockholders for inclusion of such proposal in Oakmont’s proxy materials are required to provide notice of such proposal to Oakmont a reasonable time before Oakmont begins to print and mail its proxy materials for that meeting. Oakmont will identify the cut-off date for such proposals in advance of any meeting. The persons named in Oakmont’s proxies for its annual meeting of stockholders to be held in 2007 may exercise discretionary voting power with respect to any such proposal as to which Oakmont does not receive timely notice. Oakmont reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

REQUEST TO RETURN PROXIES PROMPTLY

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the proxy card. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/s/ Michael C. Azar
President, Principal Accounting Officer and Secretary

Bloomfield Hills, Michigan

            , 2007

INDEX TO FINA NCIAL STATEMENTS

BROOKE CREDIT CORPORATION

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	FS-2

Consolidated Balance Sheets as of December 31, 2006 and 2005	FS-3

Consolidated Statements of Operations for the Years Ended December 31, 2006, 2005 and 2004	FS-4

Consolidated Statements of Changes in Stockholders Equity for the Years Ended December 31, 2006, 2005 and 2004	FS-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2006, 2005, 2004	FS-6

Notes to Consolidated Financial Statements	FS-7

Unaudited Interim Financial Statements

Unaudited Consolidated Balance Sheets as of March 31, 2007 and December 31, 2006	FS-31

Unaudited Consolidated Statement of Operations for the three months ended March 31, 2007 and for the three months ended March 31, 2006	FS-32

Unaudited Consolidated Statements of Changes in Stockholders’ Equity for the periods ended March 31, 2007, December 31, 2006 and December 31, 2005	FS-33

Unaudited Consolidated Statements of Cash Flows for the three months ended March 31, 2007 and the three months ended March 31, 2006	FS-34

Unaudited Notes to Consolidated Financial Statements	FS-35

OAKMONT ACQUISITION CORP.

Audited Financial Statements

Report of Independent Registered Public Accounting Firm	FS-59

Balance Sheets as of December 31, 2006 and 2005	FS-60

Statement of Operations for the Period from April 15, 2005 (Inception) to December 31, 2006, for the Year Ended December 31, 2006 and for the Period from April 15, 2005 (Inception to December 31, 2005	FS-61

Statement of Stockholders’ Equity for the Period from April 15, 2005 (Inception) to December 31, 2006, for the Year Ended December 31, 2006 and for the Period from April 15, 2005 (Inception) to December 31, 2005	FS-62

Statement of Cash Flows for the Period from April 15, 2005 (Inception) to December 31, 2006, for the Year Ended December 31, 2006 and for the Period from April 15, 2005 (Inception) to December 31, 2005	FS-63

Notes to Financial Statements	FS-64

Unaudited Interim Financial Statements

Unaudited Condensed Balance Sheets as of March 31, 2007 and December 31, 2006	FS-70

Unaudited Condensed Statement of Operations for the period from April 15, 2005 (Inception) to March 31, 2007, for the three months ended March 31, 2007 and for the three months ended March 31, 2006	FS-71

Unaudited Condensed Statement of Cash Flows for the period from April 15, 2005 (Inception) to March 31, 2007, for the three months ended March 31, 2007 and for the three months ended March 31, 2006	FS-72

Unaudited Statement of Stockholders’ Equity for the Period from April 15, 2005 (Inception) to March 31, 2007	FS-73

Unaudited Notes to Condensed Financial Statements	FS-74

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Brooke Credit Corporation:

We have audited the accompanying consolidated balance sheets of Brooke Credit Corporation as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Brooke Credit Corporation as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 to the financial statements, certain errors resulting in the understatements of previously reported notes receivable and payable under participation agreements as of December 31, 2006 and 2005, were discovered by management during the current year. Accordingly, the financial statements have been restated to correct the error.

/s/ Summers, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

February 26, 2007

(except Note 15 as to which the date is May 25, 2007)

Brooke Credit Corporation

Consolidated Balance Sheets

DECEMBER 31, 2006 AND 2005

(in thousands, except share amounts)

	(restated) 2006	(restated) 2005
ASSETS

Current Assets
Cash	$4,358	$2,855
Restricted cash	564	—
Notes & interest receivable, net	171,433	47,028
Other receivables	496	591
Securities	50,320	44,681
Interest-only strip receivable	4,511	1,434

Total Current Assets	231,682	96,589

Other Assets
Deferred charges	5,691	779
Servicing asset	4,564	2,726
Receivable from parent	13,501	—
Prepaid expenses and other assets	1,037	342

Net Other Assets	24,793	3,847

Total Assets	$256,475	$100,436

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$2,751	$298
Interest payable	1,457	664
Income tax payable to parent	782	3,738
Current deferred income tax payable	1,196	—
Payable to parent	—	12,978
Payable under participation agreements	35,726	14,664
Short term debt	96,644	8,787
Current maturities of long-term debt	16	3,485

Total Current Liabilities	138,572	44,614

Non-current Liabilities
Long-term deferred income tax payable	7,685	247
Servicing liability	74	115
Long-term debt less current maturities	42,894	16,230
Warrant obligation	2,821	—

Total Liabilities	192,046	61,206

Stockholders' Equity
Common stock, $0.01 par value, 50,000,000 shares authorized, 5,650,000 and 5,000,000 shares issued and outstanding	57	65
Less: Treasury stock, 14,500 shares at cost	—	(15)
Additional paid-in capital	43,134	25,641
Additional paid-in capital—warrants	900	—
Retained earnings	20,040	13,056
Accumulated other comprehensive income	298	483

Total Stockholders' Equity	64,429	39,230

Total Liabilities and Stockholders' Equity	$256,475	$100,436

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Consolidated Statements of Operations

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in thousands, except per share data)

	2006	2005	2004
Operating Revenues
Interest income, net	$19,147	$10,674	$5,739
Gain on sale of notes receivable	7,409	7,459	2,448
Other income	224	316	64

Total operating revenues	26,780	18,449	8,251

Operating Expenses
Other operating interest expense	3,125	1,920	717
Payroll expense	1,596	1,483	1,441
Amortization	876	1,120	973
Other operating expenses	5,999	2,802	1,121

Total operating expenses	11,596	7,325	4,252

Income from operations	15,184	11,124	3,999

Other Expenses
Interest expense	3,919	1,288	648

Total other expenses	3,919	1,288	648

Income before income taxes	11,265	9,836	3,351
Provision for income taxes	4,281	3,738	1,139

Net income	$6,984	$6,098	$2,212

Net income per share:
Basic*	$1.25	$1.22	$0.44
Diluted**	$1.25	$1.22	$0.44

*	using weighted average common stock shares of 5,130,000, 5,000,000 and 5,000,000 as of December 31, 2006, 2005 and 2004, respectively
**	using weighted average common stock shares of 5,130,000, 5,000,000 and 5,000,000 as of December 31, 2006, 2005 and 2004, respectively

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Consolidated Statements of Changes in Stockholders’ Equity

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in thousands, except common shares)

	Common Shares	Common Stock	Treasury Stock	Add'l Paid- in Capital	Retained Earnings	Accum. Other Comprehensive Income	Total
Balance, December 31, 2003	100	$15	$(15)	$2,191	$4,746	$366	$7,303
Capital contribution				8,500			8,500
Equity change in par $1 to $0.01*
Equity stock split 50,000:1*	4,999,900	50		(50)
Comprehensive income:
Interest-only strip receivable, change in fair market value, net of income taxes						136	136
Net income					2,212		2,212

Total comprehensive income							2,348

Balance, December 31, 2004	5,000,000	$65	$(15)	$10,641	$6,958	$502	$18,151

Balance, December 31, 2004	100	$15	$(15)	$10,691	$6,958	$502	$18,151
Capital contribution				15,000			15,000
Equity change in par $1 to $0.01*
Equity stock split 50,000:1*	4,999,900	50		(50)
Comprehensive income:
Interest-only strip receivable, change in fair market value, net of income taxes						(19)	(19)
Net income					6,098		6,098

Total comprehensive income							6,079

Balance, December 31, 2005	5,000,000	$65	$(15)	$25,641	$13,056	$483	$39,230

Balance, December 31, 2005	100	$15	$(15)	$25,691	$13,056	$483	$39,230
Retire treasury stock		(15)	15
Equity change in par $1 to $0.01*
Equity stock split 50,000:1*	4,999,900	50		(50)
Equity issuance	650,000	7		(7)
Capital contribution				17,500			17,500
Warrant issuance				900			900
Comprehensive income:
Interest-only strip receivable, change in fair market value, net of income taxes						(296)	(296)
Currency translation adjustment, net of income taxes						111	111
Net income					6,984		6,984

Total comprehensive income							6,799

Balance, December 31, 2006	5,650,000	$57	$—	$44,034	$20,040	$298	$64,429

*	The par value of common stock was changed from $1.00 per share to $0.01 per share in the 4th quarter of 2006. The Company issued a 50,000-for-1 stock split in 2006.

These entries are shown as if the transactions occurred in 2004 for comparative purposes. The reclassification does not affect total equity.

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Consolidated Statements of Cash Flows

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

(in thousands)

	2006	2005	2004
Cash flows from operating activities:
Net income	$6,984	$6,098	$2,212

Adjustments to reconcile net income to net cash flows from operating activities:
Amortization expense	876	1,120	973
Amortization of debt issuance costs	69	—	—
Accretion of debt discount	41	—	—
Change in puttable warrant obligation	84	—	—
Gain on sale of notes receivable	(7,409)	(7,459)	(2,448)
Imparment loss	329	0	0

(Increase) decrease in assets:
Notes & interest receivable, net	(125,965)	5,982	(34,315)
Other receivables	95	(543)	102
Other assets	7,392	2,144	246

Increase (decrease) in liabilities:
Accounts payable	2,453	219	11
Other liabilities	98,043	(10,527)	25,430

Net cash used in operating activities	(17,008)	(2,966)	(7,789)

Cash flows from investing activities
Cash payments for deferred charges	(636)	(300)	(695)
Cash payments for securities	(13,312)	(21,778)	(4,882)

Net cash used in investing activities	(13,948)	(22,078)	(5,577)

Cash flows from financing activities
Capital contributions	17,500	15,000	8,500
Inflows from parent	84,820	75,785	252,951
Outflows to parent	(101,903)	(75,814)	(247,197)
Loan proceeds from long-term debt	45,606	16,198	3,750
Cash payments for debt issuance costs	(3,746)	—	—
Loan proceeds from short-term debt, net	9,896	(297)	1,005
Payments on bond maturities	—	(4,315)	(705)
Payments on long-term debt	(19,714)	(4,355)	(1,324)

Net cash provided by financing activities	32,459	22,202	16,980

Net increase (decrease) in cash and cash equivalents	1,503	(2,842)	3,614
Cash and cash equivalents, beginning of year	2,855	5,697	2,083

Cash and cash equivalents, end of year	$4,358	$2,855	$5,697

Supplemental disclosures:
Cash paid for interest	$30,430	$14,619	$7,942

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Notes to Consolidated Financial Statements

YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

1. Summary of Significant Accounting Policies

(a) Organization

Brooke Credit Corporation (the “Company”) was incorporated under the laws of the State of Kansas on January 22, 1988 under the name Hess Monuments, Inc. Its name was changed to Brooke Management, Inc. in August 1990 and then to Brooke Credit Corporation in July 1994. The Company’s principal office is located in Overland Park, Kansas. The Company is a wholly owned subsidiary of Brooke Corporation (the “Parent Company”), a Kansas corporation, whose stock is listed on The NASDAQ Stock Market under the symbol “BXXX”. Brooke Corporation’s registered office is located in Overland Park, Kansas.

The Company is a specialty finance company that lends primarily to locally-owned businesses that sell insurance. The Company’s core target market consists of independent insurance agencies, captive insurance agencies and managing general agencies, where the sale of insurance is their primary business. In addition, the Company loans money to funeral home owners, where the sale of insurance is often an important, although not primary, part of their business. The Company’s lending programs feature the use of collateral preservation providers, which includes industry consultants and franchisors, such as the Company’s sister companies, Brooke Franchise Corporation, Brooke Brokerage Corporation through CJD & Associates, L.L.C. and First Life Brokerage, Inc., in the preservation of collateral and assistance with loss mitigation during the life of the originated loan. The Company funds its loans through a combination of the following three funding mechanisms: Off-Balance Sheet Loan Participations, involving the true sale of loan participation interests in individual loans; Off-Balance Sheet Loan Securitizations, involving the issuance of rated and unrated asset-backed securities; and, On-Balance Sheet Funding, involving the funding of loan amounts from the Company’s cash and warehouse lines of credit.

The Company directly owns 100% of the membership interests of Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC, Brooke Capital Company, LLC, Brooke Securitization Company V, LLC, and Brooke Securitization Company 2006-1, LLC that were organized in Delaware as bankruptcy-remote special purpose entities as part of the process of securitizing loans originated by the Company. To the extent required by the securitization process, separate financial statements are prepared for each securitization subsidiary. These securitization entities are the purchasers of the Company’s loans pursuant to a true sale and the issuer of certain floating rate asset-backed notes pursuant to various indenture agreements. The financial information of these subsidiaries is not consolidated with the Company’s financial information.

The Company directly owns 100% of the membership interests of Brooke Credit Funding, LLC that was organized in Delaware as a bankruptcy-remote special purpose entity as part of the warehouse line of credit with Autobahn Funding Company, LLC. Brooke Credit Funding, LLC has separate financial statements which are consolidated with the Company’s financial information. This entity is the purchaser of loans originated by the Company pursuant to a true sale and also the borrowing entity with Autobahn Funding Company, LLC.

The Company directly owns 100% of the membership interests of Brooke Warehouse Funding, LLC that was organized in Delaware as a bankruptcy-remote special purpose entity as part of the warehouse line of credit with Fountain Square Commercial Funding Corporation. Brooke Warehouse Funding, LLC has separate financial statements which are consolidated with the Company’s financial information. This entity is the purchaser of loans originated by the Company pursuant to a true sale and also the borrowing entity with Fountain Square Commercial Funding Corporation.

The Company directly owns 100% of the stock of Brooke Canada Funding, Inc. that was organized in New Brunswick, Canada for the purpose of originating and purchasing loans in Canada as part of the warehouse line of credit with the Canadian branch of Fifth Third Bank. Brooke Canada Funding, Inc. has separate financial statements which are consolidated with the Company’s financial information. This entity is the purchaser of loans originated by the Company and also the borrowing entity with the Canadian branch of Fifth Third Bank.

(b) Use of Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures.

Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

The following are significant estimates made by management:

•	The discount, prepayment and credit loss rates used to calculate fair value of interest-only strip receivables, servicing assets and servicing liabilities resulting from loan participation sales

•	The discount, prepayment and credit loss rates used to calculate fair value of securities resulting from asset-backed securitizations

•	Amortization

•	Allocation of payroll and operating expenses associated with the origination and servicing of loans

•	Amount of current and deferred income tax expense and payable

It is at least reasonably possible these estimates will change in the near term.

(c) Cash Equivalents

For purposes of the statements of cash flows, the Company considers all cash on hand, cash in banks and short-term investments purchased with a maturity of three months or less to be cash and cash equivalents.

(d) Restricted Cash

The Company holds amounts in escrow in a cash account for certain borrowers for the purpose of paying debt service, property taxes and/or property insurance typically paid during the first year of the loan. The balance held in escrow for these purposes was $564,000 in 2006 and $0 in 2005.

(e) Notes and Interest Receivable, Net

The net notes receivable included as part of the “Notes and interest receivable, net” asset category are available for sale. Based on management’s experience, the carrying value approximates the fair value. Accordingly, any changes in the net notes receivable balances are classified as an operating activity.

(f) Allowance for Doubtful Accounts

The Company’s credit loss exposure is limited to on-balance sheet loans held in inventory for eventual sale and the Company’s retained interest in loans which have been securitized. A credit loss assumption is inherent in the calculations of retained interest-only strip receivables resulting from loans that are sold, however, no loss allowances have been made for on-balance sheet loans held in inventory for eventual sale because these loans are typically held for less than one year before being sold to investors and, therefore, have a short-term exposure to loss. Additionally, commissions received by the Company’s sister company, Brooke Franchise Corporation, are typically distributed to the Company for loan payments prior to distribution of commissions to the franchisee borrower and most other creditors. Similarly, the loan payments associated with the captive insurance agent borrowers are typically deducted from the agent borrower’s commissions and paid to the Company.

Loans and accounts receivables are written off when management determines that collection is unlikely. This determination is made based on management’s experience and evaluation of the debtor’s creditworthiness.

(g) Other Receivables

Other receivables include amounts due from Brooke Agency Services Company LLC, a wholly owned subsidiary of Brooke Corporation, as a result of the timing of certain securitized loan payments at the end of the period and sub-servicing income due to the Company for special servicing performed by the Company in connection with the Company’s securitizations and warehouses. Most of these amounts are collected within 30 days and all amounts are collected within 12 months after the date of recording.

(h) Securities

The carrying values of securities were $50,320,000 and $44,681,000 at December 31, 2006 and 2005, respectively, and consisted primarily of three types of securities: interest-only strip receivables in loan securitizations, retained interests in loan securitizations and cash reserves. These securities are classified as available for sale under the Statement of Financial Accounting Standards (“SFAS”) 115, “Accounting for Certain Investments in Debt and Equity Securities.” The aggregate carrying values of $50,320,000 and $44,681,000 at December 31, 2006 and 2005, respectively, for the corresponding marketable securities approximates the fair value as calculated by the Company using reasonable assumptions.

Loan securitizations represent the transfer of notes receivable by sale to a bankruptcy-remote special purpose entity that issues asset-backed notes to accredited investors.

The carrying values of the interest-only strip receivables in loan securitizations were $12,094,000 and $11,158,000 at December 31, 2006 and 2005, respectively. The carrying values of subordinated tranches (equity interest in securities balance) were $37,003,000 and $32,898,000 at December 31, 2006 and 2005, respectively. The carrying values of cash reserves were $1,223,000 and $625,000 at December 31, 2006 and 2005, respectively. The amount of unrealized gain on the interest-only strip receivable was $89,000 and $575,000, at December 31, 2006 and 2005, respectively. The interest-only strip receivables have varying dates of maturities ranging from the fourth quarter of 2014 to the second quarter of 2021.

When the Company sells note receivables in securitizations, it retains an interest-only strip receivable, a subordinated tranche and cash reserve accounts, all of which are retained interests in the loan securitizations. The amount of gain or loss recorded on the sale of notes receivable in securitizations depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer. To initially obtain the fair value of the retained interests resulting from the securitization of note receivables, quoted market prices are used if available. However, quotes are generally not available for such retained interests, so the Company typically estimates fair value based on the present value of future expected cash flows estimated using management’s best estimates of key assumptions, credit losses (0.50% annually), prepayment speed (10.00% annually) and discount rates (11.00%) commensurate with the risks involved.

Upon the securitization of financial assets, unaffiliated purchasers of the transferred assets obtain full control over the assets and obtain the right to freely pledge or transfer the note receivables. Servicing associated with the transferred assets is primarily the responsibility of unaffiliated servicing companies, which are compensated directly from cash flows generated from the transferred assets.

Although the Company does not provide recourse on the transferred notes and is not obligated to repay amounts due to unaffiliated purchasers, its retained interest is subject to loss, in part or in full, in the event credit losses exceed initial and ongoing management assumptions used in the fair market value calculation. Additionally, a partial loss of retained interest could occur in the event actual prepayments exceed management’s initial and ongoing assumptions used in the fair market calculation.

Cash flows associated with the Company’s retained interest in the transferred assets are subordinate to cash flow distributions to the trustee over the transferred assets, servicer of the transferred loans, collateral preservation providers of the transferred loans and unaffiliated purchasers. Actual prepayments and credit losses will impact the amount and frequency of cash flow distributions to the Company from its retained interest. Although the Company expects to receive a certain level of cash flow over the life of the securitized receivables and the term of the securitization notes, the Company will not receive full return of its retained interest until all obligations with respect to underlying loans are met.

Subsequent to the initial calculation of the fair value of retained interest, the Company utilizes a fair market calculation methodology to determine the ongoing fair market value of the retained interest. Ongoing fair value is calculated using the then current outstanding principal of the transferred note receivables and the outstanding balances due unaffiliated purchasers, which are reflective of credit losses and prepayments prior to the fair value recalculation. Additionally, the Company completes an ongoing analysis of key assumptions used in the fair market value calculation to ensure that such assumptions used in the calculation are viable, based on current and historical prepayment and credit loss trends within similar asset types. Based upon this analysis and due to the current interest rate environment at the time of the analysis the discount rate assumption used in the asset valuation was increased from 8.50% to 11.00% in the fourth quarter of 2005. All other assumptions remain the same. Management may make necessary adjustments to key assumptions based on current and historical trends, which may result in an immediate reduction or impairment loss in the fair market value of retained interest. As a result of the change in discount rate, the Company recorded an unrealized loss, net of taxes, of $91,000 on the retained interest for the year ended December 31, 2005. No impairment loss resulted from the change in the discount rate for the year ended December 31, 2005. During 2006 the securitized pools of loans experienced an increase in the prepayment rate, and as a result, management determined that an “other than temporary” impairment occurred. The Company recorded an impairment loss of $329,000 for the year ended December 31, 2006, which is included in Other income on the Consolidated Statements of Operations. The Company believes that over the life of the securitizations the prepayment rate assumption used continues to be appropriate. Summarized in footnote 2 is a sensitivity analysis or stress test on retained interests to determine the impact of a 10% and 20% variance in key assumptions currently used by management to calculate the fair value of retained interests.

Footnote 2 also contains a table summarizing the principal balances of loans managed by the Company, which includes the subordinate tranche (equity interest in securities balance) within the securitized note receivables. Included within the table are delinquency and net credit loss trends of managed receivables at December 31, 2006 and December 31, 2005.

(i) Interest-only strip receivable

The aggregate carrying values of interest-only strip receivables were $4,511,000 and $1,434,000 at December 31, 2006 and 2005, respectively. Interest-only strip receivables represent the fair value of an asset resulting from the sale of notes receivable to a participating bank. The amount of unrealized gain (loss), on the interest-only strip receivable was $98,000 and ($92,000) at December 31, 2006 and 2005, respectively. The interest-only strip receivables have varying dates of maturities ranging from the third quarter of 2011 to the first quarter of 2027.

When the Company sells notes receivable to a participating bank, it retains an interest-only strip receivable. The amount of gain or loss recorded on the sale of notes receivable to a participating bank depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the interest-only strip receivable based on its relative fair value at the date of transfer. To obtain fair values, the Company estimates fair value based on the present value of future expected cash flows using management’s best estimates of the key assumptions (credit losses, prepayment speeds, and discount rates) commensurate with the risks involved. As mentioned in footnote 1(h), in the fourth quarter of 2005, the Company changed the discount rate assumption, as a result, the Company recorded an unrealized loss, net of taxes of $371,000 on the interest-only strip receivable for the year ended December 31, 2005. For additional information on the key assumptions and risks involved, see footnote 2.

(j) Deferred Charges

Deferred charges include loan fees paid in 2004 and 2005 to establish and increase a line of credit with DZ BANK AG Deutsche Zentral-Genossenschaftsbank. Associated costs totaled $996,000, of which $696,000 was paid in 2004 to establish the line of credit and $300,000 was paid in 2005 to increase the line of credit. Also included in deferred charges are costs associated with fees paid to establish lines of credit with Fifth Third Bank and Home Federal Savings and Loan. These costs totaled $423,000 and $168,000, respectively, and were paid in 2006. These costs are amortized over the period ending at the maturity date of the respective line of credit. Additional deferred charges include $4,646,000 in costs associated with the debt offering that occurred in November 2006. These costs are amortized over the period ending at the maturity date of the debt. Net of amortization, the balance of deferred charges was $5,691,000 and $779,000 at December 31, 2006 and 2005, respectively. See footnotes 3 and 11 for additional disclosures.

(k) Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the contract database and prepaid insurance expenses.

The contract database asset consists of legal and professional fees associated with development of standardized documents relating to the creation of a new asset class for securitization and rating of insurance agency loan pools. The initial one time development cost of standardized documents for creating a new security asset class is non-recurring and securitization of subsequent insurance agency loan pools results in lower and routine transaction expenses. This asset is being amortized over a five-year period because the benefits are expected to last at least five years and because significant changes to the associated standardized documents will probably not be required for five years. Net of amortization, the balance of the contract database was $196,000 and $342,000 at December 31, 2006 and 2005, respectively.

Also included in the contract database asset are the legal and professional fees associated with development of standardized loan documents. These contracts are available for sale to others that make these types of loans, by first purchasing a license from the Company. A complete review and revision is scheduled for all loan documents every five years; the asset was being amortized over a five-year period and was fully amortized at December 31, 2005.

The prepaid insurance expenses consist of prepaid premium amounts on financial guaranty policies purchased through CJD & Associates, L.L.C., a subsidiary of Brooke Brokerage Corporation, which are issued by DB Indemnity, Ltd., (“DB Indemnity”), a captive subsidiary of Brooke Investments, Inc. The financial guaranty policies are in force on the loan until such time the loan reaches 50% of its original principal amount that was insured. The prepaid premium amounts are refundable to the Company if the policy is cancelled. The policy would be cancelled when the loan insured by the policy is sold as part of an asset-backed securitization. The balance of this prepaid insurance expense was $841,000 and $0 at December 31, 2006 and 2005, respectively.

(l) Warrant Obligation

The warrant obligation consists of the detachable warrants issued in connection with the debt offering during the fourth quarter of 2006. The detachable noteholder warrants are within the scope of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS 150 requires issuers to classify as liabilities (or assets under certain circumstances) free-standing financial instruments which, at inception, require or may require an issuer to settle an obligation by transferring assets.

SFAS 150 requires the detachable warrants issued to the noteholders to be classified as a liability. Upon commencement of the put period or five years from the date of close, the holders of these warrants could exercise their rights to force the Company to repurchase the warrants and/or warrant shares at the appraised value of the common stock, less the warrant exercise price of $0.01 per share. The fair market value of the warrants at the close of the offering, on November 1, 2006, was $2,737,000, using a valuation model obtained from CBIZ Valuation Group, LLC, a third-party valuation expert.

As of December 31, 2006, the fair market value of these warrants was $2,821,000. The increase in the fair market value from November 1, 2006 to December 31, 2006 required the Company to record an increase in the value of the puttable warrant liability and additional interest expense of approximately $84,000 for the year ended December 31, 2006, in accordance with SFAS 150. At each balance sheet date, any change in the calculated fair market value of the warrant obligation must be recorded as additional interest costs or financing income. Since the exercise price of the warrants is nominal, the change in the fair market value of the warrants represents the additional cost or income for the period.

Also in accordance with SFAS 150, the noteholder warrants were initially recorded as a discount to the notes based on the fair market value of the warrants at November 1, 2006, or approximately $2,737,000. The discount on the notes is amortized over the life of the notes using the effective interest method. The amount of amortization resulting from discount accretion for the year ended December 31, 2006 was $41,000. See footnote 11 for further discussion of the debt offering and the noteholder warrants.

(m) Stockholders’ Equity

In the fourth quarter of 2006, the Company authorized the split of common stock at a ratio of 50,000-for-1.

Also, in the fourth quarter of 2006, the Company’s shareholders approved amendments to the Company’s Articles of Incorporation that reduced the par value of the common stock from $1.00 to $0.01 per share and increased the number of authorized shares of common stock from 1,000,000 to 50,000,000. The common shareholders possess all rights and privileges afforded to capital stock by law. The shareholder-approved amendments to the Articles of Incorporation also authorized 1,000,000 undesignated preferred shares; however no preferred shares were issued or outstanding at December 31, 2006. The Company’s treasury stock was retired in the fourth quarter of 2006.

The Additional paid-in capital – warrants consists of the warrants issued to the placement agent of the debt offering that occurred during the fourth quarter of 2006. The Company issued warrants to the placement agent, Morgan Joseph & Co. Inc., to acquire 2% of the offering or $900,000 worth of common stock for a nominal exercise price ($0.01), subject to anti-dilution adjustments. The number of shares exercisable under these warrants is 100,446. These warrants were exercisable immediately and expire on October 31, 2011, 5 years from the date of the debt offering closing. The placement agent warrants are not within the scope of SFAS 150, but do qualify for the scope exception in paragraph 11 of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, and do qualify for equity treatment under the Emerging Issues Task Force (“EITF”) 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock”. As mentioned above, the placement agent warrants are a direct issuance cost and are deferred as such and amortized over the life of the notes. See footnote 11 for further discussion of the placement agent warrants.

(n) Revenue Recognition

Interest income, net. The Company recognizes interest income when earned. A portion of the interest income that the Company receives on its loans is paid out to the holders of its participation interests and asset-backed securities. Payments to these holders are accounted for as participating interest expense, which is netted against gross interest income. Participating interest expense was $23,581,000, $12,432,000 and $6,767,000, respectively, for the years ended December 31, 2006, 2005 and 2004.

Gain on sale of notes receivable. Loan participation and loan securitizations represent the transfer of notes receivable, by sale, to “participating” lenders or asset-backed security investors. When transfers meet the criteria to be accounted for as a true sale, established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” a gain on sale is recognized when the note receivable is sold. When the Company sells notes receivable, it typically retains servicing rights and interest income. Gains or losses on sales of notes receivable depend, in part, on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold, the retained interest and the servicing assets based on their relative fair value at the date of transfer, and the proceeds received.

Loan origination fees. Loan origination fees charged to borrowers are offset against loan origination expenses incurred during the underwriting and placement of loans and are, therefore, not recorded as revenues. However, since it is the Company’s practice to sell our loans after origination, in the future if loan origination fees exceed these loan originations expenses, the excess will be reported as income. Loan origination fees reimburse the Company for cash outflows associated with the up-front issuance costs such as financial guaranty policy premiums, travel expenses for location inspections or meetings with the borrowers, and placement of the loans to outside investors.

(o) Other Operating Interest Expense

Operating interest expense includes interest paid by the Company to DZ BANK AG Deutsche Zentral-Genossenschaftsbank on a line of credit loan for the purpose of originating insurance agency loans and funeral home loans in the United States, to Fifth Third Bank on a line of credit loan for the purpose of originating funeral home loans in Canada, to Fifth Third Bank on a line of credit loan for the purpose of originating insurance agency and funeral home loans in the United States and to Home Federal Savings and Loan Association of Nebraska on a line of credit loan for the purpose of financing the over-collateralization portion of loans funded with the aforementioned lines of credit; therefore, this interest is accounted for as an operating expense. The interest paid on these lines of credit for the years ended December 31, 2006, 2005 and 2004 was $3,125,000, $1,675,000 and $291,000, respectively. The Company also paid interest to bondholders until the bonds were called in August 2005 and paid in full. The funds received from the sale of the bonds were for the purpose of originating loans and the associated interest expense was, therefore, an operating expense. Bond interest expenses for the years ended December 31, 2005 and 2004 were $245,000 and $426,000, respectively.

(p) Income Taxes

The Company files its federal income tax return on a consolidated basis with its parent company. The Company recorded provisions for income tax expense of $4,281,000, $3,738,000 and $1,139,000 for the years ended December 31, 2006, 2005 and 2004, respectively. This tax expense was calculated for 2006 based on the Company’s effective tax rate plus the change in deferred income taxes during the year. This tax expense was calculated for 2005 and 2004 based on the Company’s effective tax rate. Deferred tax liabilities were recorded in 2006 and 2005 to recognize the future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and estimated tax rates. Footnote 4 provides further detail on the Company’s taxes.

(q) Per Share Data

Basic income per share is calculated by dividing net income, less the income attributable to the participating warrant holders, by the weighted average number of shares of the Company’s common stock outstanding. In accordance with EITF 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, the Company uses the two-class method to calculate the effect of the Company’s participating securities on basic earnings per share. The warrants issued during the fourth quarter of 2006 in connection with the debt offering, to the noteholders and to the placement agents, have the right to participate in the earnings of the Company. See footnote 11 for a further discussion of the debt offering and the related warrants.

The if-converted method is used to calculate the effect of participating securities on diluted earnings per share. Diluted earnings per share would typically be calculated by including the exercise of warrants to common stock and by also including the change in net income, net of taxes, that would result if certain warrants that are reported as a liability were reported as equity. However the number of common shares potentially issuable upon the exercise of the warrants of approximately 439,000 as of December 31, 2006 and the increase in net income, net of taxes, of $78,000 that would result if certain warrants that are reported as a liability were reported as equity as of December 31, 2006, have not be included in the computation of diluted earnings per share since the effect would be anti-dilutive. As such, diluted earnings per share is equal to basic earnings per share.

The Company did not have participating warrants during the years ended December 31, 2005 and 2004. Therefore, the participating warrants were not included in the computation of basic or diluted earnings per share for the years ended December 31, 2005 and 2004.

The prior years’ comparative average number of shares of common stock has been adjusted to reflect the 50,000-for-1 stock split that occurred in 2006.

	For the Years Ended
(in thousands, except per share data)	December 31, 2006	December 31, 2005	December 31, 2004
Basic and diluted earnings per share
Net income	$6,984	$6,098	$2,212
Net income attributable to warrant holders	(550)	—	—

Net income available to common stockholders	$6,434	$6,098	$2,212

Weighted average common stock shares	5,130	5,000	5,000

Basic earnings per share	$1.25	$1.22	$0.44

(r) Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries except for the following qualifying special purpose entities: Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Capital Company, LLC, Brooke Securitization Company 2004A, LLC, Brooke Securitization Company V, LLC, and Brooke Securitization Company 2006-1, LLC. These qualifying special purpose entities were formed for the sole purpose of acquiring loans in connection with the securitization of agency loans. Each is treated as its own separate and distinct entity. Qualifying special purpose entities are specifically excluded from consolidation under FIN 46(R), Consolidation of Variable Interest Entities.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America (GAAP). All significant intercompany accounts and transactions have been eliminated in consolidation of the financial statements.

2. Notes and Interest Receivable, Net

At December 31, 2006 and December 31, 2005, notes and interest receivable, net consist of the following:

(in thousands)	December 31, 2006	December 31. 2005
Business loans	$422,684	$243,611
Less: Business loans sold	(328,748)	(220,820)
Commercial real estate loans	60,594	33,803
Less: Real estate loans sold	(22,572)	(25,978)
Loans with parent and sister companies	6,175	5,510
Less: Parent and sister company loans sold**	(5,858)	(5,166)
Plus: Loans sold not classified as a true sale	33,045	14,664
Plus: Parent and sister company loans sold not classified as a true sale	2,681	—

Total notes receivable, net	168,001	45,624
Interest earned not collected on notes*	3,432	1,404

Total notes and interest receivable, net	$171,433	$47,028

*	The Company has a corresponding liability for interest payable to participating lenders in the amounts of $993,000 and $510,000 at December 31, 2006 and 2005, respectively.
**	The Parent Company notes receivable that have not been sold are presented in the Receivable from parent line item on the Consolidated Balance Sheet and therefore, are excluded from notes receivable and this table. See footnote 7 for a further discussion of the transactions with the Parent Company.

The Company has loaned money to its parent and sister companies. These notes receivable are discussed further in footnote 8.

Loan participations and loan securitizations represent the transfer of notes receivable, by sale, to “participating” lenders or asset-backed security investors. The Company receives consideration from the transfer of note receivables through retained interest and servicing assets. These transfers are accounted for by the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”

The transfers that do not meet the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” are classified as secured borrowings and the balances recorded as both a note receivable asset and participation payable liability. At December 31, 2006 and December 31, 2005, secured borrowings totaled $35,726,000 and $14,664,000, respectively. Of such amounts, at December 31, 2006 and December 31, 2005, secured borrowings on related party loans totaled $2,681,000 and $0, respectively.

Of the notes receivable sold at December 31, 2006 and December 31, 2005, $321,452,000 and $237,300,000, respectively, were accounted for as sales because the transfers meet the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Purchasers of these note receivables obtained full control over the transferred assets (i.e. notes receivables) and obtained the right, free of conditions that constrain them from taking advantage of that right, to pledge or exchange the notes receivables. Furthermore, the agreements to transfer assets do not entitle, or obligate, the Company to repurchase or redeem the notes receivable before their maturity, except in the event of an uncured breach of warranty.

When the Company sells notes receivable, it generally retains interest income and servicing income. Gains or losses on sales of the notes receivable depend, in part, on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold, the retained interest and the servicing assets based on their relative fair value at the date of transfer.

On loan participations, the Company is typically paid annual servicing fees ranging from 0.25% to 1.375% of the outstanding loan balance. In those instances when annual service fees paid to the Company are less than the minimum cost of servicing, which is estimated at 0.25% of the outstanding balance, a servicing liability is recorded. Additionally, the Company often retains interest income. The Company’s right to interest income is not subordinate to the purchasers’ interests and the Company shares interest income with purchasers on a pro rata basis. Although not subordinate to purchasers’ interests, the Company’s retained interest is subject to credit and prepayment risks on the transferred assets.

On loan securitizations, the Company is typically paid annual servicing fees ranging from 0.10% to 0.25% of the outstanding securitized loan balances. Additionally, the Company often retains interest income. The Company’s right to interest income is subordinate to the investor’s interests. As such, the Company’s retained interest is subject to credit and prepayment risks on the transferred assets.

In April 2003, the Company sold $15,825,000 of loans to qualifying special purpose entity Brooke Acceptance Company LLC. This sale represents a loan securitization for which an interest receivable was retained. Of the loans sold, $13,350,000 of asset-backed securities were issued to accredited investors by Brooke Acceptance Company LLC. The Company received servicing income of $6,000, $8,000 and $11,000, respectively, from the primary servicer for the years ended December 31, 2006, 2005 and 2004. The fair value of the interest-only strip receivable retained, the fair value of the difference between loans sold and securities issued to accredited investors (or the retained equity) and the fair value of cash reserves were recorded on the Company’s books as a security with balances of $2,307,000 and $3,511,000, respectively, at December 31, 2006 and December 31, 2005. At December 31, 2006, this security is comprised of retained interest-only strip receivables totaling $221,000, retained equity in the special purpose entity totaling $1,961,000 and cash reserves totaling $125,000.

In November 2003, the Company sold $23,526,000 of loans to qualifying special purpose entity Brooke Captive Credit Company 2003, LLC. This sale represents a loan securitization for which an interest receivable was retained. Of the loans sold, $18,500,000 of asset-backed securities were issued to accredited investors by Brooke Captive Credit Company 2003, LLC. The Company received servicing income of $8,000, $12,000 and $17,000, respectively, from the primary servicer for the years ended December 31, 2006, 2005 and 2004. The fair value of the interest-only strip receivable retained, the fair value of the difference between loans sold and securities issued to accredited investors (or the retained equity) and the fair value of cash reserves were recorded on the Company’s books as a security with balances of $3,511,000 and $6,556,000, respectively, at December 31, 2006 and December 31, 2005. At December 31, 2006, this security is comprised of retained interest-only strip receivable totaling $227,000, retained equity in the special purpose entity totaling $3,159,000 and cash reserves totaling $125,000.

In June 2004, the Company sold $24,832,000 of loans to qualifying special purpose entity Brooke Securitization Company 2004A, LLC. This sale represents a loan securitization for which an interest receivable was retained. Of the loans sold, $20,000,000 of asset-backed securities were issued to accredited investors by Brooke Securitization Company 2004A, LLC. The Company received servicing income of $8,000, $10,000, and $6,000, respectively, from the primary servicer for the years ended December 31, 2006, 2005 and 2004. The fair value of the interest-only strip receivable retained, the fair value of the difference between loans sold and securities issued to accredited investors (or the retained equity) and the fair value of cash reserves were recorded on the Company’s books as a security with balances of $3,612,000 and $4,721,000, respectively, at December 31, 2006 and December 31, 2005. At December 31, 2006, this security is comprised of retained interest-only strip receivables totaling $1,006,000, retained equity in the special purpose entity totaling $2,481,000 and cash reserves totaling $125,000.

In March 2005, the Company sold $40,993,000 of loans to qualifying special purpose entity Brooke Capital Company, LLC. This sale represents a loan securitization in which an interest receivable was retained. Of the loans sold, $32,000,000 of asset-backed securities were issued to accredited investors by Brooke Capital Company, LLC. The Company received servicing income of $36,000 and $32,000, respectively, from the primary servicer for the years ended December 31, 2006 and 2005. The fair value of the interest-only strip receivable retained, the fair value of the difference between loans sold and securities issued to accredited investors (or the retained equity) and the fair value of cash reserves were recorded on the Company’s books as a security with balances of $9,339,000 and $11,692,000, respectively, at December 31, 2006 and 2005. At December 31, 2006, this security is comprised of retained interest-only strip receivables totaling $2,191,000, retained equity in the special purpose entity totaling $6,650,000 and cash reserves totaling $125,000. Also included in this security were other amounts held in the securitization due to the timing of loan payments and payments to the asset-backed security holders, such amounts were $373,000 at December 31, 2006.

In December 2005, the Company sold $64,111,000 of loans to qualifying special purpose entity Brooke Securitization Company V, LLC. The sale represents a loan securitization in which an interest receivable was retained. Of the loans sold, $51,500,000 of asset-backed securities were issued to accredited investors by Brooke Securitization Company V, LLC. The Company received servicing income of $61,000 and $6,000, respectively, from the primary servicer for the years ended December 31, 2006 and 2005. The fair value of the interest-only strip receivable retained, the fair value of the difference between loans sold and securities issued to accredited investors (or the retained equity) and the fair value of cash reserves were recorded on the Company’s books as a security with balances of $14,891,000 and $18,201,000, respectively, at December 31, 2006 and 2005. At December 31, 2006, this security is comprised of retained interest-only strip receivables totaling $4,427,000, retained equity in the special purpose entity totaling $10,289,000 and cash reserves totaling $175,000.

In July 2006, the Company sold $65,433,000 of loans to qualifying special purpose entity Brooke Securitization Company 2006-1, LLC. The sale represents a loan securitization in which an interest receivable was retained. Of the loans sold, $52,346,000 of asset-backed securities were issued to an accredited investor by Brooke Securitization Company 2006-1, LLC. The Company received servicing income of $28,000 from the primary servicer for the year ended December 31, 2006. The fair value of the interest-only strip receivable retained, the fair value of the difference between loans sold and securities issued to the accredited investor (or the retained equity) and the fair value of cash reserves were recorded on the Company’s books as a security with a balance of $16,660,000 at December 31, 2006. At December 31, 2006, this security is comprised of retained interest-only strip receivable totaling $4,022,000, retained equity in the special purpose entity totaling $12,463,000 and cash reserves totaling $175,000.

At December 31, 2006 and December 31, 2005, the Company had transferred assets with balances totaling $321,452,000 and $237,300,000, respectively. Asset transfers resulted in pretax gains for the years ended December 31, 2006, 2005 and 2004 of $7,409,000, $7,459,000 and $2,448,000, respectively.

The fair value of retained interest-only strip receivables is calculated by estimating the net present value of interest income on loans sold using the discount rate and prepayment speeds noted in the following key economic assumptions table. The fair value of the retained interest-only strip receivables is also reduced by the amount of estimated credit losses on loans sold in securitizations, which are calculated using the estimated credit loss percentage noted in the following table. At December 31, 2006 and December 31, 2005, the fair value of retained interest-only strip receivables recorded by the Company was $16,605,000 and $12,592,000, respectively. Of the totals at December 31, 2006, $4,511,000 was listed as Interest-only strip receivable on the Company’s balance sheet and $12,094,000 in retained interest-only strip receivables resulting from securitizations was carried in the Company’s Securities on the balance sheet. Of the totals at December 31, 2005, $1,434,000 was listed as Interest-only strip receivable on the Company’s balance sheet and $11,158,000 in retained interest-only strip receivables resulting from securitizations was carried in the Company’s Securities.

Of the business and real estate loans at December 31, 2006 and December 31, 2005, $2,247,000 and $3,807,000, respectively, in loans were sold to various participating lenders with recourse to the Company. Such recourse is limited to the amount of actual principal and interest loss incurred and any such loss is not due for payment to the participating lender until such time as all collateral is liquidated, all actions against the borrower are completed and all liquidation proceeds applied. However, participating lenders may be entitled to periodic advances from the Company against liquidation proceeds in the amount of regular loan payments. At December 31, 2006, all such recourse loans: a) had no balances more than 60 days past due; b) had adequate collateral; and c) were not in default.

To obtain fair values of retained interests, quoted market prices are used, if available. However, quotes are generally not available for retained interests, so the Company typically estimates fair value based on the present value of future expected cash flows estimated using management’s best estimates of key assumptions, credit losses, prepayment speed and discount rates commensurate with the risks involved.

The value of the “Servicing Asset” is calculated by estimating the net present value of net servicing income (or expense) on loans sold using the discount rate and prepayment speeds noted in the following key economic assumptions table. At December 31, 2006 and December 31, 2005, the value of the servicing asset recorded by the Company was $4,564,000 and $2,726,000, respectively. Subsequent to the initial recording at fair value, the servicing asset is amortized in proportion to and over the period of estimated net servicing income.

The value of the “Servicing Liability” is calculated by estimating the net present value of net servicing expense on loans sold using the discount rate and prepayment speeds noted in the following table. At December, 2006 and December 31, 2005, the value of the servicing liability recorded by the Company was $74,000 and $115,000, respectively.

The predominant risk characteristics of the underlying loans of the Company’s retained interest-only strip receivables and servicing assets have been analyzed by management to identify how to stratify these assets for the purpose of evaluating and measuring impairment. The underlying loans are very similar in virtually all respects; however, management has concluded that those underlying loans with adjustable interest rates should be evaluated separately from loans with fixed interest rates. Accordingly, different key economic assumptions have been used when determining the fair value of retained interest and servicing assets resulted from fixed-rate loans than have been used for adjustable-rate loans. However, for presentation purposes and due to the immateriality of the fixed-rate stratum, they have been combined in the tables hereafter. The fixed-rate stratum represents less than 1.00% of the retained interest and servicing assets. In addition, the Company does not typically any longer originate fixed-rate loans, and, therefore, there are typically not any new assets resulting from fixed-rate loans. No valuation allowance has been established because the fair value for the adjustable-rate loan stratum is not less than the carrying amount of the servicing assets.

Although substantially all of the Company’s loans are adjustable, a discount rate has been applied to reflect the net present value of future revenue streams. As such, changes in the net present value rate, or discount rate, resulting from interest rate variations, could adversely affect the asset’s fair value.

Impairment of retained interests and servicing assets are evaluated and measured annually. The impairment testing is performed by taking the current interest and servicing revenue stream and valuing the new revenue stream with the appropriate assumptions. The new revenue stream is based on the loan balances at the date the impairment test is completed, which will include all prepayments on loans and any credit losses for those loans. The new discounted revenue stream is then compared to the carrying value on the Company’s books and, if the new value is greater than the value on the books, no impairment has occurred. If the new discounted revenue stream is less than the value on the books, further analysis is performed to determine if an “other than temporary” impairment has occurred. If an “other than temporary” impairment has occurred, the Company writes the asset to the new discounted revenue stream. During 2006, the securitized pools of loans experienced increases in the prepayment rate, and, as a result, management determined that an “other than temporary” impairment occurred. The Company recorded an impairment loss of $329,000 for the year ended December 31, 2006, which is included in Other income on the Consolidated Statements of Operations. The Company believes that over the life of the securitizations the prepayment rate assumption used continues to be appropriate. No impairment was recognized in the years ended December 31, 2005 and December 31, 2004.

For the 12 month ended December 31, 2006, the Company’s loan portfolio experienced an annualized prepayment rate of approximately 15.6%, which was higher than management’s assumption ranging from 8% to 10%. Management believes that this increase during 2006 is directly attributable to market conditions which are cyclical such as the softening insurance marketplace and the increasing interest rate environment. The prepayment assumption of 8% to 10% determined by management is an average rate over the life of the portfolio. Management believes that during the remaining term of this portfolio, several cycles are likely to occur which could increase or decrease actual prepayment rates; however, management continues to believe the average rate assumption used by managements is appropriate. Shorter term swings in prepayment rates typically occur because of cycles within a market place, such as softening and hardening of the insurance marketplace, changes in the death rate for funeral homes and changes in the variable interest rate loans from key index rate changes. Longer term increases in prepayment rates typically result from long-term deterioration of the market place or increased lending competition.

At December 31, 2006, key economic assumptions used in measuring the retained interests and servicing assets when loans were sold or securitized during the year were as follows (rates per annum):

	Business Loans (Adjustable-Rate Stratum)*	Business Loans (Fixed-Rate Stratum)
Prepayment speed	10.00%	8.00%
Weighted average life (months)	137	38
Expected credit losses	0.50%	0.21%
Discount rate**	11.00%	11.00%

*

Rates for these loans are adjusted based on an index (for most loans, the New York prime rate plus 3.50%). Contract terms vary but, for most loans made prior to the third quarter of 2004, the rate is adjusted annually on December 31st. Beginning in the third quarter of 2004, most contract terms on new loans are adjusted daily to an index as noted above.

**	During the fourth quarter of 2005, the discount rate assumption was changed from 8.50% to 11.00%.

At December 31, 2006, key economic assumptions and the sensitivity of the current fair value of residual cash flows to immediate 10 percent and 20 percent adverse changes in those assumptions are as follows:

(in thousands except percentages)	Business Loans (Fixed & Adjustable Rate Strata)
Prepayment speed (annual rate)	8.00% - 10.00%

Impact on fair value of 10% adverse change	$(501)
Impact on fair value of 20% adverse change	$(981)

Expected credit losses (annual rate)	0.21% - 0.50%

Impact on fair value of 10% adverse change	$(226)
Impact on fair value of 20% adverse change	$(452)

Discount rate (annual)*	11.00%

Impact on fair value of 10% adverse change	$(760)
Impact on fair value of 20% adverse change	$(1,475)

*	During the fourth quarter of 2005, the discount rate assumption was changed from 8.50% to 11.00%.

These sensitivities are hypothetical and should be used with caution. The effect of a variation in a particular assumption on the value of the retained interest-only strip receivables and servicing assets is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities.

The above adverse changes for prepayment speed and discount rate are calculated on the Company’s retained interest-only strip receivables and servicing assets on loans sold totaling $321,452,000. The above adverse changes for expected credit losses are calculated on the Company’s retained interest-only strip receivables in loans sold in securitizations. The calculations exclude the retained interest-only strip receivables and servicing assets on related party loans sold. The interest-only strip receivables on related party loans sold was $14,000 at December 31, 2006 and $22,000 at December 31, 2005. The servicing assets on related party loans sold was $52,000 at December 31, 2006 and $76,000 at December 31, 2005.

The following illustrate how the changes in fair values were calculated for 10% and 20% adverse changes in key economic assumptions.

Effect of Increases in Assumed Prepayment Speed on Servicing Asset

(in thousands)	Fixed & Adjustable Rate Strata
	10% Prepayment Increase	20% Prepayment Increase
Estimated cash flows from loan servicing fees	$8,730	$8,524
Servicing expense	(1,507)	(1,459)
Discount of estimated cash flows at 11.00% rate	(2,792)	(2,711)

Carrying value of servicing asset after effect of increases	4,431	4,354
Carrying value of servicing asset before effect of increases	4,512	4,512

Decrease of carrying value due to increase in prepayments	$(81)	$(158)

Effect of Increases in Assumed Prepayment Speed on Retained Interest (Interest-Only Strip Receivable, including retained interest carried in Securities balance)

(in thousands)	Fixed & Adjustable Rate Strata
	10% Prepayment Increase	20% Prepayment Increase
Estimated cash flows from interest income	$27,745	$26,806
Estimated credit losses	(3,154)	(3,035)
Discount of estimated cash flows at 11.00% rate	(8,420)	(8,003)

Carrying value of retained interests after effect of increases	16,171	15,768
Carrying value of retained interests before effect of increases	16,591	16,591

Decrease of carrying value due to increase in prepayments	$(420)	$(823)

Effect of Increases in Assumed Credit Loss Rate on Retained Interest (Interest-Only Strip Receivable, including retained interest carried in Securities balance)

(in thousands)	Fixed & Adjustable Rate Strata
	10% Credit Loss Increase	20% Credit Loss Increase
Estimated cash flows from interest income	$28,731	$28,732
Estimated credit losses	(3,606)	(3,934)
Discount of estimated cash flows at 11.00% rate	(8,760)	(8,659)

Carrying value of retained interests after effect of increases	16,365	16,139
Carrying value of retained interests before effect of increases	16,591	16,591

Decrease of carrying value due to increase in credit losses	$(226)	$(452)

Effect of Increases in Assumed Discount Rate on Servicing Asset

(in thousands)	Fixed & Adjustable Rate Strata
	10% Discount Rate Increase	20% Discount Rate Increase
Estimated cash flows from loan servicing fees	$8,949	$8,949
Servicing expense	(1,558)	(1,558)
Discount of estimated cash flows	(3,036)	(3,188)

Carrying value of servicing asset after effect of increases	4,355	4,203
Carrying value of servicing asset before effect of increases	4,512	4,512

Decrease of carrying value due to increase in discount rate	$(157)	$(309)

Effect of Increases in Assumed Discount Rate on Retained Interest (Interest Only Strip Receivable, including retained interest carried in Securities balance)

(in thousands)	Fixed & Adjustable Rate Strata
	10% Discount Rate Increase	20% Discount Rate Increase
Estimated cash flows from interest income	$28,732	$28,732
Estimated credit losses	(3,278)	(3,278)
Discount of estimated cash flows	(9,466)	(10,029)

Carrying value of retained interests after effect of increases	15,988	15,425
Carrying value of retained interests before effect of increases	16,591	16,591

Decrease of carrying value due to increase in discount rate	$(603)	$(1,166)

The following is an illustration of disclosure of static pool credit losses to the Company for loan participations sold in securitizations. “Static pool credit loss” is an analytical tool that matches credit losses with the corresponding loans so that portfolio loan growth does not distort or minimize actual loss rates. The Company discloses static pool loss rates by measuring credit losses for loans sold in each of the last three years.

	Securitized Loans Sold in
	2006	2005	2004
Actual Credit Losses (%) at:
December 31, 2006	0%	0.24%	0%
December 31, 2005		0	0
December 31, 2004			0

The following table presents quantitative information about the Company managed portfolio, including balances, delinquencies and net credit losses at and for the years ended December 31, 2006 and December 31, 2005. The Parent Company and sister companies' balances are excluded from the table below. At and for the years ended December 31, 2006 and December 31, 2005, the related party notes did not have any principal amounts 60 or more days past due, nor were there any credit losses on the related party notes. See footnotes 7 and 8 for further discussion of the related party notes.

(in thousands)	Total Principal Amount of Loans		Principal Amounts 60 or More Days Past Due*		Net Credit Losses**
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Loan portfolio consists of:
Loans on balance sheet	$82,961	$36,915	$1,931	$337	$168	$13
Loans on balance sheet held in bankruptcy-remote warehouses	82,042	8,365	—	—	—	—
Loans participated***	150,405	91,507	360	290	—	—
Loans securitized	167,870	140,627	—	—	357	—

Total loans managed	$483,278	$277,414	$2,291	$627	$525	$13

*	Loans 60 days or more past due are based on end of period loan balances.
**	Net credit losses are based on total loans outstanding. The net credit losses are net of recoveries, including recoveries from the proceeds of financial guaranty policies.
***	Loans participated represents true sale loan participations sold.

3. Bank Loans and Other Long-Term Obligations

(in thousands)	December 31, 2006	December 31, 2005
DZ BANK AG Deutsche Zentral-Genossenschaftsbank line of credit. Maximum line of credit available of $80,000,000. Collateralized by notes receivable. Line of credit due August 2009. Interest rate is variable and was at 7.08% at December 31, 2006, with interest due monthly.	$—	$6,078

Valley View Bank line of credit. Maximum line of credit available of $4,000,000. Collateralized by notes receivable. Line of credit due January 2007, subsequently extended to July 2007. Interest rate is variable and was 10.25% at December 31, 2006, with interest and principal due monthly.	2,605	2,708

Fifth Third Bank, Canadian Branch line of credit. Maximum line of credit available of $10,000,000 (Canadian dollars). Collateralized by notes receivable. Line of credit due February 2007. Interest rate is variable and was 7.00% at December 31, 2006, with interest due monthly.	8,329	—

Fifth Third Bank line of credit. Maximum line of credit available of $80,000,000. Collateralized by notes receivable. Line of credit due September 2009. Interest rate is variable and was 5.84% at December 31, 2006, with interest due monthly.	68,233	—

Home Federal Savings and Loan Association of Nebraska line of credit. Maximum line of credit available of $7,500,000. Collateralized by cash flows of securities and other assets. Line of credit due November 2009. Interest rate is variable and was 9.50% at December 31, 2006, with interest and principal due monthly.	7,477	—

Company debt with banks. These notes are payable to banks and collateralized by various assets of the Company. Interest rates on these notes range from 10.00% to 10.25%. Maturities range from February 2007 to January 2008.	10,606	19,716

Falcon Mezz. Partners II, LP, FMP II Co.-Investment, LLC and JZ Equity Partners PLC note payable. This $45,000,000 note has an associated discount of $2,696,000. Collateralized by assets of the Company. The note principal is due at maturity, April 2013. Interest rate is fixed at 12.00%, with interest due quarterly.	42,304	—

Total bank loans and notes payable	139,554	28,502
Less: Current maturities and short-term debt	(96,660)	(12,272)

Total long-term debt	$42,894	$16,230

The note payable to DZ Bank AG Deutsche Zentral-Genossenschaftsbank contains certain financial covenants within the credit and security agreement, which include the following requirements of the Company: (a) maintain a minimum stockholders’ equity of (i) $6,000,000, plus (ii) 75% of cumulative positive consolidated net income for all fiscal quarters (after adjustments for distributions to it sole shareholder, and excluding any fiscal quarter for which consolidated net income was negative), plus (iii) 75% of all equity and subordinated debt issued or incurred by the Company or its subsidiaries and (b) the Company must maintain, as at the end of each fiscal quarter, a positive consolidated net income for the four fiscal quarter period then ending. Under the credit and security agreement, the Parent Company is also subject to certain minimum stockholders’ equity requirements.

The note payable to Valley View Bank contains a covenant to maintain a minimum stockholders’ equity of $6,100,000.

The note payable to Fifth Third Bank, Canadian Branch, contains a covenant to maintain a minimum stockholders’ equity of $35,000,000.

The note payable to Fifth Third Bank contains covenants to maintain a minimum stockholders’ equity of $40,000,000 and maintain positive net income for the trailing four quarters. The Parent Company is also subject to certain minimum stockholders’ equity requirements. The Fifth Third Bank warehouse facility also places restrictions on certain other warehouse line indebtedness to a maximum of $85,000,000.

The note payable to Home Federal Savings and Loan Association of Nebraska contains a covenant to maintain a minimum stockholders’ equity of $40,000,000.

The note payable to Falcon Mezzanine Partners II, LP, FMP II Co.-Investment, LLC and JZ Equity Partners PLC contains the following covenants: maximum prepayment rate on the Company’s loan portfolio of 20%; maximum loan loss rate of 1.5%; minimum fixed charge coverage ratio as scheduled; maximum cash leverage ratio as scheduled; and maximum total leverage ratio as scheduled.

Total balances of the bank lines of credit collateralized by notes receivable were $79,167,000 and $8,786,000 at December 31, 2006 and 2005, respectively. These balances were collateralized by notes receivables totaling $95,246,000 and $11,976,000, as of December 31, 2006 and 2005, respectively.

The other bank loans and other long-term obligations do not contain covenants that require the Company to maintain minimum financial ratios or net worth; restrict the Company’s ability to buy or sell assets; restrict the Company’s ability to incur additional debt; or include any subjective acceleration clauses.

Interest incurred on bank loans, notes payable and other long-term obligations for the years ended December 31, 2006, 2005 and 2004 was $3,919,000, $1,288,000 and $648,000, respectively. Interest incurred on the lines of credit and bonds payable is classified as other operating interest expense as discussed in footnote 1(o).

The future scheduled maturities of debt are as follows:

Years Ending December 31, (in thousands)	Bank Loans & Notes Payable
2007	$96,660
2008	590
2009	—
2010	—
2011	—
2012 and thereafter	42,304

Total Long-term debt	139,554
Less: Current maturities	96,660

Long-term debt less current maturities	$42,894

4. Income Taxes

Net income tax expense is the tax calculated for the year based on the Company’s estimated effective tax rate plus the change in deferred income taxes during the year. The elements of income tax expense are as follows:

For the years ended (in thousands)	December 31, 2006	December 31, 2005	December 31, 2004
Current	$782	$3,738	$1,139
Deferred	3,499	—	—

	$4,281	$3,738	$1,139

Reconciliation of the U.S. federal statutory tax rate to the Company's effective tax rate on pretax income, based on the dollar impact of this major component on the current income tax expense:

(in thousands)	December 31, 2006	December 31, 2005	December 31, 2004
U.S. federal statutory tax rate	35%	35%	34%
State statutory tax rate	4%	4%	4%
Miscellaneous	(1)%	(1)%	(4)%

Effective tax rate	38%	38%	34%

Reconciliation of deferred tax liability:

(in thousands)	December 31, 2006	December, 31 2005
Deferred income tax liability, January 1	$247	$259
Accumulated other comprehensive income, unrealized gain (loss) on interest only strip receivables	162	(12)
Accumulated other comprehensive income, currency exchange	(68)	—
Gain on sale of notes receivable	8,540	—

Deferred income tax liability, December 31	$8,881	$247

(in thousands)	December 31, 2006	December 31, 2005
Deferred income tax liability-Current	$1,196	$—
Deferred income tax liability-Long-term	7,685	247

Deferred income tax liability, December 31	$8,881	$247

Deferred tax liabilities were recorded to recognize the future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect for the years in which the differences are expected to reverse.

For the years ended 2006, 2005 and 2004, the Company filed or will file its federal income tax return on a consolidated basis with its parent company. For years prior to 2006, pursuant to the Servicing and Tax Allocation Agreement between the Company and the Parent Company, the Company paid to the Parent Company its share of any such consolidated tax liabilities for the fiscal tax years calculated as 38% (38% in 2005, 34% in 2004) of the Company's pretax earnings. As taxes were paid to the Parent Company on all pretax earnings, the Company did not record deferred taxes on those items with temporary differences between financial reporting amounts and the tax basis. Rather, the Parent Company recognized the resulting deferred tax liabilities. The Company did, however, recognize the deferred tax liabilities that resulted from the accumulated other comprehensive income items for each year presented. For the year 2006, pursuant to the Servicing and Tax Allocation Agreement between the Company and the Parent Company, the Company is obligated to pay to the Parent Company its share of any such consolidated tax liabilities for the 2006 fiscal tax year. The amount is calculated as 38% of the Company's taxable income, excluding any income resulting from deferred liabilities from any prior tax year or years related to gains on sale. In 2006, the Company began to recognize the deferred tax liabilities that result from the gain on sale revenues.

Pursuant to the Servicing and Tax Allocation Agreement for tax years prior to 2006, as discussed above, the Company paid the Parent Company amounts for taxes on pretax earnings which will become due to the respective taxing authorities in future years. Accordingly, the Parent Company’s balance sheet reflected a deferred tax liability for these prepaid amounts. Effective January 1, 2007, the Company and the Parent Company entered into an agreement that obligates the Parent Company to pay back to the Company the deferred tax amounts based upon a pre-determined payment schedule. The pre-determined payment schedule approximates the timing these amounts will be due to the respective taxing authorities. The Company’s balance sheet reflects a deferred tax liability for these amounts until paid to the taxing authorities and a corresponding receivable from the Parent until such prepaid amounts are recovered. At December 31, 2006, the amount of the receivable from the Parent Company and the amount of the deferred tax liability resulting from this arrangement is $5,223,000.

5. Employee Benefit Plans

The Company, as a subsidiary of Brooke Corporation, participates in Brooke Corporation’s defined contribution retirement plan covering substantially all employees. Employees may contribute up to the maximum amount allowed pursuant to the Internal Revenue Code, as amended. The Company may contribute an additional amount to the plan at the discretion of the Board of Directors. No employer contributions were charged to expense for years ended December 31, 2006, 2005 and 2004.

6. Concentration of Credit Risk

The Company maintains cash balances at several banks. At December 31, 2006, the Company had account balances of $3,953,000 that exceeded the insurance limit of the Federal Deposit Insurance Corporation.

The Company sells participation interests in loans and asset-backed securities to numerous banks and finance companies. At December 31, 2006 the Company, through its securitization subsidiaries, had sold asset-backed securities totaling $82,346,000 to one financial institution, representing 43.9% of the asset-backed securities then issued. At December 31, 2006, the Company had sold participation interests in loans totaling $40,089,000 to one financial institution, representing 21% of the participation interests then sold.

7. Transactions with Parent Company

At December 31, 2006, the Company is a wholly owned subsidiary of Brooke Corporation. The Company relies on the Parent Company to provide facilities, administrative support, cash management, and legal services. The Company paid a monthly administrative fee of $150,000 in 2006, $150,000 in 2005 and $75,000 in 2004 for these shared services. The total amount paid to the Parent Company for these shared services was $1,800,000, $1,800,000 and $900,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

From time to time, the Parent Company may guarantee contractual performance of the Company in the ordinary course of business.

In December 2001, the Company made a loan to the Parent Company in the amount of $4,700,000 with a maturity in one year. This note was renewed each year with the interest paid at renewal. The note stated a fixed interest rate of 9.50%. Interest of $495,000 was paid in February 2005 and the maturity date was extended to July 1, 2006. In December 2005, the principal balance was paid in full and the accrued interest of $371,000 was paid.

In October 2004, the Company made a loan to the Parent Company in the amount of $8,500,000 with a maturity date of October 15, 2011. Payments of principal and interest were due monthly. The note stated an initial interest rate of 7.00%, with a variable interest rate of 200 basis points over the New York Prime rate. In August 2005, the principal balance was paid in full and the accrued interest of $55,000 was paid.

In January 2005, the Company made a loan to the Parent Company in the amount of $3,000,000 with a maturity date of June 30, 2005. Payment of principal and interest were due at maturity. Interest of $83,000 was paid in June 2005 and the maturity date was extended to July 31, 2005. In August 2005, the principal balance was paid in full and the accrued interest of $19,000 was paid.

In November 2005, the Company made a loan to the Parent Company in the amount of $5,000,000 with a maturity date of November 15, 2007. Payments of principal and interest are due monthly. The note stated an initial interest rate of 8.5%, with a variable interest rate of 150 basis points over the New York Prime rate. Interest accrued on the loan at December 31, 2006 was $11,000. At December 31, 2006, the Company’s total loss exposure related to this loan was $903,000 as $1,490,000 of the $2,393,000 principal balance was sold without recourse to unaffiliated lenders.

In November 2006, the Company made a loan to the Parent Company in the amount of $7,500,000 with a maturity date of April 15, 2013. Payments of principal and interest are due monthly. The note stated an initial interest rate of 11.75%, with a variable interest rate of 350 basis points over the New York Prime rate. Interest accrued on the loan at December 31, 2006 was $40,000. At December 31, 2006, the Company’s total loss exposure related to this loan was $7,331,000 as none of the $7,331,000 principal balance was sold without recourse to unaffiliated lenders.

Prior to November 2006, the majority of cash required for operations was kept in a common corporate checking account and amounts due to or amounts due from the Parent Company were recorded in the balance sheet as a payable or receivable from the Parent Company. At December 31, 2005, the amount due to the Parent Company for this arrangement was $17,083,000. In conjunction with the close of the subordinated debt offering, the Company no longer keeps cash in a common corporate checking account nor relies on the Parent Company for cash required for operations. At December 31, 2006, the amount due to the Parent Company for this arrangement was $0.

Pursuant to the Servicing and Tax Allocation Agreement for tax years prior to 2006, as discussed in footnote 4, the Company paid the Parent Company amounts for taxes on pretax earnings which will become due to the respective taxing authorities. Accordingly, the Parent Company’s balance sheet reflected a deferred tax liability for these prepaid amounts in future years. Effective January 1, 2007, the Company and the Parent Company entered into an agreement that obligates the Parent Company to pay back to the Company the deferred tax amounts based upon a pre-determined payment schedule. The pre-determined payment schedule approximates the timing these amounts will be due to the respective taxing authorities. The Company’s balance sheet reflects a deferred tax liability for these amounts until paid to the taxing authorities and a corresponding receivable from the Parent Company until such prepaid amounts are recovered. At December 31, 2006, the amount of the receivable from the Parent Company and the amount of the deferred tax liability resulting from this arrangement is $5,223,000.

The amounts due to and due from the Parent Company were netted, and recorded as a parent company receivable or a parent company payable, accordingly. In addition, the amount payable to the Parent Company for currently payable income taxes is reflected as such within the current liabilities section on the consolidated balance sheet.

(in thousands)	December 31, 2006	December 31, 2005
Notes and interest receivable*	$8,278	$4,104
Amount due from (to) parent company	5,223	(17,082)

Reported as receivable from (payable to) parent	$13,501	$(12,978)

Amount reported as income tax payable to parent	$(782)	$(3,738)

*	At December 31, 2006, the Company’s net notes and interest receivable related to the Parent Company loans was $8,278,000, as $1,497,000 of the outstanding principal and interest balance of $9,775,000 was sold without recourse to unaffiliated lenders. At December 31, 2005, the Company’s net notes and interest receivable related to the Parent Company loan was $4,104,000, as $723,000 of the outstanding principal and interest balance of $4,827,000 was sold without recourse to unaffiliated lenders.

8. Related Party Information

Transactions with Brooke Corporation, the Parent Company, are described in footnote 7.

In connection with retail insurance agency loans originated, beginning in 2004, the Company entered into Collateral Preservation Agreements with Brooke Franchise Corporation, a wholly owned subsidiary of Brooke Corporation. Under these agreements, Brooke Franchise Corporation provides the Company with collateral preservation services and assistance with loss mitigation of distressed franchise loans. Brooke Franchise Corporation is compensated by upfront and ongoing fees paid by the Company. Compensation paid to Brooke Franchise Corporation for services provided under these agreements was $2,114,000, $727,000 and $191,000 for the years ended December 31, 2006, 2005 and 2004, respectively. The amount payable to Brooke Franchise Corporation at December 31, 2006 for services provided under these agreements was $153,000.

In connection with funeral home and managing general agency loans originated, beginning in 2005, the Company entered into Collateral Preservation Agreements with CJD & Associates, L.L.C., a wholly owned subsidiary of Brooke Brokerage Corporation. Under these agreements, CJD & Associates, L.L.C. provides the Company with collateral preservation services and assistance with loss mitigation of distressed loans. CJD & Associates, L.L.C. is compensated by upfront and ongoing fees paid by the Company. Compensation paid to CJD & Associates, L.L.C. for services provided under these agreements was $1,336,000 and $100,000 for the years ended December 31, 2006 and 2005, respectively. The amount payable to CJD & Associates, L.L.C. at December 31, 2006 for services provided under these agreements was $375,000. At December 31, 2006, the Company also had $25,000 payable to CJD & Associates, L.L.C. related to a loan origination.

Commencing in December 2006, in connection with managing general agency loans the Company originated, the Company entered into Collateral Preservation Agreements with First Life Brokerage, Inc., a wholly owned subsidiary of First American Capital Corporation, a public company of which Brooke Corporation owned approximately 47% as of December 31, 2006. Under these agreements, First Life Brokerage, Inc. provides the Company with collateral preservation services and assistance with loss mitigation of distressed loans. First Life Brokerage is compensated by upfront and ongoing fees paid by the Company. Compensation paid to First Life Brokerage for services provided under these agreements was $147,000 for the year ended December 31, 2006. The amount payable to First Life Brokerage at December 31, 2006 for services provided under these agreements was $147,000.

In conjunction with loan closings and participation transactions, the Company purchases financial guaranty policies, which are policies that protect the participating lenders against credit losses. The policies are purchased through CJD & Associates, L.L.C. and are issued by DB Indemnity. DB Indemnity is a captive subsidiary of Brooke Investments, Inc. The total cost of these policies for the years ended December 31, 2006, 2005 and 2004 was $2,245,000, $960,000 and $984,000, respectively, and the policies provided for total coverage of $139,262,000, $64,018,000 and $61,072,000. The amount payable to DB Indemnity for these policies at December 31, 2006 was $251,000. At December 31, 2006, the prepaid insurance expense asset for amounts paid for financial guaranty policies purchased was $841,000. Beginning in the fourth quarter of 2006, the premium amounts are refundable from DB Indemnity to the Company if the policy is cancelled. The policy would be cancelled when the loan insured by the policy is sold as part of an asset-backed securitization. The amount receivable from DB Indemnity for cancelled policies at December 31, 2006 was $21,000. Brooke Brokerage Corporation is the direct owner of 100% of the ownership interests of CJD & Associates, L.L.C.

At December 31, 2006, the Company had a receivable from Brooke Agency Services Company LLC, a wholly owned subsidiary of Brooke Corporation, for $463,000 as a result of the timing of certain securitized loan payments at the end of the year. At December 31, 2005, the Company had a receivable from Brooke Agency Services Company LLC for $239,000 as a result of the timing of certain securitized loan payments at the end of the year. Brooke Agency Services Company LLC is licensed as an insurance agency and was created to serve as the agent of record for property, casualty, life and health insurance offered by Brooke Franchise’s network of franchisees. Brooke Agency Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or Brooke Franchise Corporation as part of an arrangement to preserve collateral on behalf of the Company, as required by the securitization process. Brooke Agency Services Company LLC has contracted with Brooke Corporation and/or Brooke Franchise Corporation for performance of any obligations to agents associated with all such franchise agreements.

At December 31, 2006 and December 31, 2005, related party notes receivable, interest receivable and total loss exposure associated with the notes receivable consist of the following:

(in thousands)	December 31, 2006	December 31, 2005
Brooke Corporation. Various notes receivable with interest rates ranging from 9.75% to 11.75%. Maturities range from November 2007 to April 2013.	$9,724	$4,808
Less: Brooke Corporation loans sold	(1,490)	(720)
Brooke Franchise Corporation. Single note receivable with an interest rate of 11.75% and a maturity of September 2015.	1,099	2,363
Less: Brooke Franchise Corporation loans sold	(1,099)	(2,363)
Brooke Investments, Inc. Various notes receivable with interest rates ranging from 11.75% to 12.25%. Maturities range from October 2011 to January 2021.	2,030	549
Less: Brooke Investments, Inc. loans sold	(1,714)	(206)
CJD & Associates, L.L.C. Single note receivable with an interest rate of 8.75% and a maturity of November 2010.	1,556	1,878
Less: CJD & Associates, L.L.C. loans sold	(1,555)	(1,877)
Plus: Related party loan participations not classified as a true sale	2,681	—

Total related party notes receivable, net	11,232	4,432
Interest earned not collected on related party notes *	75	39

Total related party notes and interest receivable, net	$11,307	$4,471

*	The Company has a corresponding liability for interest payable to participating lenders of related party notes in the amounts of $28,000 and $20,000 at December 31, 2006 and 2005, respectively.

The Company received total interest of $962,000, $2,583,000 and $1,426,000 for the years ended December 31, 2006, 2005 and 2004, respectively, from related party notes receivable listed in the above table, of which $585,000, $1,013,000 and $793,000, respectively, was paid to participating lenders.

The Company has sold loans made to the Parent Company and sister companies that have increased (decreased) the gain on sale of notes receivable by $13,000, $24,000 and ($27,000) at December 31, 2006, 2005 and 2004, respectively.

At December 31, 2006 and December 31, 2005, loan participations purchased by related parties and the corresponding interest payable consists of the following:

(in thousands)	December 31, 2006	December 31, 2005
The DB Group,Ltd. Various loan participations with interest rates ranging from 9.25% to 11.50%. Maturities range from July 2007 to June 2021.	$1,079	$961
DB Indemnity. Various loan participations with interest rates ranging from 7.75% to 11.50%. Maturities range from May 2006 to May 2014.	4,266	1,744

Total related party loan participations	5,345	2,705
Interest payable to related party loan participations	61	9

Total related party loan participations and interest payable	$5,406	$2,714

The Company paid $327,000, $213,000 and $0 to related party participating lenders for participating interest for the years ended December 31, 2006, 2005 and 2004, respectively.

Michael S. Lowry, President and Chief Executive Officer of Brooke Credit Corporation, and Shawn Lowry, Vice President of Brooke Corporation and President and Chief Executive Officer of Brooke Franchise Corporation are the co-members of First Financial Group, L.C. In June 2001, First Financial Group, L.C., guaranteed 65% of a Brooke Credit Corporation loan to Palmer, L.L.C. of Baxter Springs, Kansas and received a 15% profit interest in Palmer, L.L.C. as consideration. The loan was originated on June 1, 2001 and was paid off on December 28, 2006.

Kyle L. Garst, Senior Vice President of Brooke Franchise Corporation, is the sole manager and sole member of American Financial Group, L.L.C. In October 2001, First Financial Group, L.C. and American Financial Group, L.L.C. each guaranteed 50% of a Brooke Credit Corporation loan to The Wallace Agency, L.L.C. of Wanette, Oklahoma and each received a 7.5% profit interest in The Wallace Agency. The loan was originated on October 15, 2001 and is scheduled to mature on January 1, 2014. At December 31, 2006, all but an immaterial amount of the entire loan principal balance of $313,000 was sold to unaffiliated lenders. The Company’s exposure to loss on to this loan totals $215,000, of which $215,000 is the recourse obligation by the Company on a loan participation balance.

9. Intangible Assets

There are no intangible assets with indefinite useful lives at December 31, 2006 and December 31, 2005. The intangible assets with definite useful lives have a value of $4,760,000 and $3,068,000 at December 31, 2006 and December 31, 2005, respectively. Of these assets, $4,564,000 and $2,726,000 are recorded as a servicing asset on the balance sheet and $196,000 and $342,000 as the contract database. Amortization expense was $876,000, $1,120,000 and $973,000 for the years ended December 31, 2006, 2005 and 2004, respectively.

Amortization expense for intangible assets for the years ended December 31, 2007, 2008, 2009, 2010, and 2011 is estimated to be $1,098,000, $820,000, $653,000, $546,000 and $447,000, respectively.

10. Foreign Currency Translation

In March 2005, the Company formed a New Brunswick, Canada subsidiary, Brooke Canada Funding, Inc. Until February 2006, the subsidiary conducted limited operations and did not own any assets. During February 2006, a $10,000,000 (Canadian dollars) line of credit was established with the Canadian Branch of Fifth Third Bank, as disclosed in footnote 3. The current operation of Brooke Canada Funding, Inc. consists of the funding of loans in Canada for the Company.

The financial position and results of operations of the Canadian subsidiary are determined using local currency, Canadian dollars, as the functional currency. Assets and liabilities of the subsidiary are translated at the exchange rate in effect at each period end. Income statement accounts are translated at the weighted average rate of exchange during the period. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment included in accumulated other comprehensive income within shareholders’ equity. The amount of the gross translation adjustment included in accumulated other comprehensive income at December 31, 2006 was $179,000. The amount of the translation adjustment that was allocated to deferred taxes was $68,000 which results in a net effect of $111,000 on accumulated other comprehensive income at December 31, 2006.

11. Significant Event

In November 2006, the Company closed a private placement debt offering consisting of $45,000,000 in 12% per annum fixed-rate notes, with 5% warrants, to a group of accredited institutional investors. Approximately $18.2 million of the loan proceeds were used to repay borrowings used to fund the over-collateralization requirements associated with securitizations previously closed by the Company, and the remainder of proceeds were used to fund the Company’s growing loan portfolio and pay various closing costs associated with the transaction. The direct debt issuance costs related to the note issuance totaled approximately $4,646,000. These costs were deferred and are being amortized using the effective interest method over the life of the notes. This includes warrants issued to the placement agent, Morgan Joseph & Co. Inc., in the amount of 2% of the offering or $900,000. The number of shares exercisable under the placement agent warrants is 100,446. The total amount of amortization resulting from debt issuance costs for the year ended December 31, 2006 was $69,000. The maturity date of the senior secured notes is April 30, 2013. No principal payments are required until maturity. The notes are collateralized by a lien on substantially all of the Company’s assets, including accounts, general intangibles and instruments, but are not collateralized by loans sold to warehouse special purpose entities and membership interest of certain special purpose entities. In addition, the secured parties have agreed to release their interest in loans sold to participating lenders and securitization special purpose entities.

The Company is permitted to prepay the notes, in whole or in part, any time after November 1, 2009; however, a prepayment premium does apply. If the notes are prepaid between November 1, 2009 and October 31, 2010, a prepayment penalty of 6% applies. If the notes are prepaid between November 1, 2010 and October 31, 2011, a prepayment penalty of

3% applies. If prepaid after October 31, 2011 no prepayment penalty will be charged. A change of control event could cause the note holders to require the Company to prepay the notes in part or in full. Certain of the mandatory repurchase events are outside the control of the Company.

The notes contain the following financial covenants: maximum prepayment rate on the Company’s loan portfolio of 20%; maximum loan loss rate of 1.5%; minimum fixed charge coverage ratio as scheduled; maximum cash leverage ratio as scheduled; and maximum total leverage ratio as scheduled. The notes also contain other restrictions, including but not limited to: the incurrence of indebtedness and liens; the reorganization, transfer and merger of the Company; the disposal of its properties other than in the ordinary course of business; entering into transaction with affiliates or into material agreements other than in the ordinary course of business; entering into pledge and negative pledge agreements; and the declaration of dividends, except in limited circumstances.

In conjunction with this financing, the Company issued warrants to the noteholders to acquire 5% of the Company’s common stock for a nominal exercise price ($0.01), subject to anti-dilution adjustments. The number of shares which may be obtained upon the exercise of these warrants is 338,262. These warrants were exercisable immediately and expire on October 31, 2014, eight years from the date of the debt offering closing.

The noteholder warrants contain an automatic cashless exercise provision if, at the expiration date, there are amounts unexercised. The noteholder warrants also contain a buy back or “put” option that gives the holder the right to require the Company and/or the Parent Company to purchase all or a portion of the outstanding warrants or warrant shares at any time during the put period. The put period is the earlier of: 5 years after the close of the offering; or upon acceleration of the notes; or upon 30 days after a breach of covenant or agreement; or upon a mandatory repurchase event (as defined in the note and warrant purchase agreement, which definition includes certain changes of control in the Company, the Parent Company and certain affiliates). In contrast, the Company holds a call option that enables the Company to call the outstanding noteholder warrants or warrant shares at any time during the call period. The call period is the earlier of five years after the close of the offering or upon a mandatory repurchase event (as defined in the note and warrant purchase agreement which definition includes certain changes of control in the Company, the Parent Company and certain affiliates). The aggregate purchase price payable by the Company and/or the Parent Company to settle the put or call is the number of warrants or warrant shares multiplied by the appraised value of the Company per share, less the number of warrants or warrant shares multiplied by the exercise price. The Company and/or the Parent Company would be required to settle the put or call in cash.

Neither the noteholder warrants nor the shares issuable upon exercise of the noteholder warrants have been registered pursuant to the Securities Act of 1933. The noteholder warrants do contain piggyback registration rights and demand registration rights in certain circumstances. Six months after a qualifying initial public offering (which is defined as a public offering of shares of the company from which aggregate gross proceeds from such offering and prior public offerings equals or exceeds $50,000,000 and the shares are listed on either the New York Stock Exchange or NASDAQ Global Market), the holders of at least 50% of all warrants or warrant shares can demand registration that could require the Company to use its best efforts to effect a registration. However, in the event an effective registration is not obtained, the agreements do not contain a specific provision requiring cash settlement of the warrants or warrant shares. In the event of a qualified initial public offering, certain of the provisions of the warrants are extinguished, such as certain covenants, put provisions, and anti-dilution protection.

The noteholders warrants were granted a “claw back” right with respect to the valuation of the Company in the event of a warrant call. In the event the Company calls the warrants and thus pays the warrant holders the then current market value of the warrant or warrant shares and within nine months completes a transaction that values the Company at greater than 110% of the per share price paid at the time of the call, the warrant holders would be entitled to additional consideration. The amount that would be due to the warrant holders is the amount to make them “whole”, as if the warrants had been called at the more recent and higher price.

The detachable noteholder warrants are within the scope of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS 150 requires issuers to classify as liabilities (or assets under certain circumstances) free-standing financial instruments which, at inception, require or may require an issuer to settle an obligation by transferring assets.

SFAS 150 requires the detachable warrants issued to the noteholders to be classified as a liability. Upon commencement of the put period or five years from the date of close, the holders of these warrants could exercise their rights to force the Company to repurchase the warrants and/or warrant shares at the appraised value of the common stock, less the warrant exercise price of $0.01 per share. The fair market value of the warrants at the close of the offering, on November 1, 2006, was $2,737,000, using a valuation model obtained from CBIZ Valuation Group, LLC, a third-party valuation expert.

As of December 31, 2006, the fair market value of these warrants was $2,821,000. The increase in the fair market value from November 1, 2006 to December 31, 2006 required the Company to record an increase in the value of the puttable warrant liability and additional interest expense of approximately $84,000 for the year ended December 31, 2006, in accordance with SFAS 150. At each balance sheet date, any change in the calculated fair market value of the warrant obligation must be recorded as additional interest costs or financing income. Since the exercise price of the warrants is nominal, the change in the fair market value of the warrants represents the additional cost or income for the period.

Also in accordance with SFAS 150, the noteholder warrants were initially recorded as a discount to the notes based on the fair market value of the warrants at November 1, 2006, or approximately $2,737,000. The discount on the notes will be amortized over the life of the notes using the effective interest method. The amount of amortization resulting from discount accretion for the year ended December 31, 2006 was $41,000.

In conjunction with this financing, the Company issued warrants to the placement agent, Morgan Joseph & Co. Inc., to acquire 2% of the offering or $900,000 worth of common stock for a nominal exercise price ($0.01), subject to anti-dilution adjustments. The number of shares exercisable under these warrants is 100,446. The valuation model discussed above was used to determine the number of warrant shares issuable to the placement agent to affect the $900,000 (2% of debt offering) value owed to the placement agent. These warrants were exercisable immediately and expire on October 31, 2011, five years from the date of the debt offering closing. The placement agent warrants are not within the scope of SFAS 150, but do qualify for the scope exception in paragraph 11 of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, and do qualify for equity treatment under EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock”. As mentioned above, the placement agent warrants are a direct issuance cost and are deferred as such and amortized over the life of the notes.

The placement agent warrants contain an automatic cashless exercise provision if, at the expiration date, there are amounts unexercised. Neither the placement agent warrants nor the shares issuable upon exercise of the placement agent warrants have been registered pursuant to the Securities Act of 1933. The placement agent warrants do contain piggyback registration rights in certain circumstances. However, in the event an effective registration is not obtained, the agreements do not contain a specific provision requiring cash settlement of the warrants or warrant shares. In the event of a qualified initial public offering, certain of the provisions of the warrants are extinguished, such as certain covenants and anti-dilution protection.

The noteholder and placement agent warrant agreements contain rights to special distributions, including cash dividends. However, pursuant to the note agreement, the Company is restricted from making distributions other than in limited circumstances.

12. Subsequent Events

On April 30, 2007, the Parent Company entered into an Amended and Restated Agreement and Plan of Merger by which Brooke Credit Corporation, its finance company subsidiary, will merge with Oakmont Acquisition Corp. (“Oakmont”). The merger agreement amended and restated in its entirety the Agreement and Plan of Merger dated February 8, 2007 entered into by Oakmont, Oakmont Kanses, Inc, a wholly owned subsidiary of Oakmont, Brooke Credit and Brooke Corporation. The planned merger will result in Brooke Credit becoming a public company with Brooke Corporation as its largest shareholder.

Oakmont is a blank check or special purpose acquisition company (SPAC) formed for the purpose of investing in an operating business to build long-term shareholder value. Oakmont was founded by Robert J. Skandalaris and Michael Azar, two executives with significant public company experience. At September 30, 2006, Oakmont had approximately $48,613,000 in cash available for effecting a business combination.

Under the terms of the agreement and subject to the necessary approvals, the Company will merge with and into Oakmont, with the surviving company operating under the name of Brooke Credit Corporation. At closing, the Parent Company and other shareholders and warrant holders of the Company will receive merger consideration of 17,455,000 shares of Oakmont common stock with a value of approximately $104,731,000, assuming a $6.00 stock price. The Parent Company and other shareholders and warrant holders will receive an additional 4,000,000 shares of Oakmont common stock should the Company achieve adjusted earnings (as defined in the definitive Agreement and Plan of Merger) of $15,000,000 in 2007, and an additional 1,000,000 million shares should the Company achieve adjusted earnings of $19,000,000 based on the same computation in 2008. The contingent consideration has a value of approximately $30,000,000, assuming a $6.00 stock price.

At the closing of the transaction, the Parent Company and the other former shareholders of the Company will own approximately 58.2% of the outstanding shares of common stock of Oakmont. Giving effect to the increased shares in the event the financial goals are achieved during 2007 and 2008, the Parent Company and the other former shareholders of the Company would own approximately 63.6% respectively, of the outstanding shares of common stock of Oakmont. These percentages of the Parent Company’s ownership of Oakmont common stock do not reflect the effect of any exercise of any outstanding Oakmont warrants; however, do reflect the effect of outstanding Company warrants. If all of Oakmont outstanding warrants are exercised, then the Company would receive up to approximately $85,752,000 in additional equity, and the ownership interest of the Parent Company and the other former shareholders of the Company would decrease to approximately 41.8% respectively, of Oakmont’s outstanding shares, assuming the 2007 and 2008 financials goals are achieved, and approximately 36.1% respectively, of outstanding shares if the financial goals are not achieved. The available cash of Oakmont is expected to be used for working capital, possible finance company acquisitions and to grow the Company’s loan portfolio.

13. New Accounting Standards

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS 155, “Accounting for Certain Hybrid Instruments “, an amendment of SFAS 133 and 140. The provisions of this standard allow financial instruments that have embedded derivatives to be accounted for as a whole instrument if the holder elects to account for the whole instrument on a fair value basis, and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. The new standard also amends SFAS 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006, which, for the Company, is fiscal year 2007. The residual interests in securitizations are freestanding instruments, not hybrid instruments, and do not contain any material embedded derivatives requiring separation from the host contract. The Company does not anticipate a material effect on its consolidated financial statements by the issuance of SFAS 155.

In March 2006, the FASB issued an amendment to SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” The amendment was SFAS 156, “Accounting for Servicing of Financial Assets.” This Statement requires servicing assets and liabilities to be initially valued at fair value. This provision does not have a material impact to the Company’s financial statements, as the servicing assets and liabilities have initially been valued at fair value. In addition, this Statement permits an entity to choose to continue to amortize servicing rights in proportion to and over the period of estimated net servicing income, as currently required under SFAS 140, or report servicing rights at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur. The effective date of this Statement is as of the beginning of the first fiscal year that begins after September 15, 2006, which, for the Company, is fiscal year 2007. However, the Company elected to early adopt this Statement as of December 31, 2005 and continues to value servicing assets and liabilities based on the amortization method. Therefore, there is not a material impact to the financial statements.

On July 14, 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an Interpretation of SFAS 109, “Accounting for Income Taxes.” FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes. Specifically, FIN 48 addresses the timing of the recognition of income tax benefits. FIN 48 requires the financial statement recognition of an income tax benefit when the company determines that it is more-likely-than-not that the tax position will be ultimately sustained. FIN 48 is effective for fiscal years beginning after December 15, 2006, which, for the Company, is fiscal year 2007. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value measurements in financial reporting. While the standard does not expand the use of fair value in any new circumstance, it has applicability to several current accounting standards that require or permit entities to measure assets and liabilities at fair value. This standard defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Application of this standard is required for the Company beginning in 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This statement is effective as of the end of the fiscal year ending after December 15, 2006, which, for the Company, is fiscal year 2007. The Company believes this will not have a material impact to the financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for an entity’s first fiscal year that begins after November 15, 2007, which, for the Company, is fiscal year 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

14. Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

15. Correction of Error

The Company has increased notes & interest receivable, net, on the balance sheet, $2,247,000 and $3,807,000 at December 31, 2006 and 2005, respectively as well as increasing payable under participation agreements $2,247,000 and $3,807,000 at December 31, 2006 and 2005, respectively. This adjustment resulted from the reclassification of notes sold with recourse from an off balance sheet classification to an on balance sheet classification. The reclassification resulted in no change to net income, retained earnings or earnings per share.

As recapped below, the reclassification of the effective adjustment would have the following affect on the prior reported financial information:

(in thousands)	12/31/2006 Notes & Interest Receivable, net	12/31/2006 Payable under Participation Agreements	12/31/2005 Notes & Interest Receivable, net	12/31/2005 Payable under Participation Agreements
As previously reported	$169,186	$33,479	$43,221	$10,857
Effective adjustment	2,247	2,247	3,807	3,807

As restated	$171,433	$35,726	$47,028	$14,664

Brooke Credit Corporation

Consolidated Balance Sheets

UNAUDITED

(in thousands, except share amounts)

	March 31, 2007	December 31, 2006
ASSETS
Current Assets
Cash	$3,566	$4,358
Restricted cash	458	564
Notes & interest receivable, net	85,512	171,433
Other receivables	5,969	496
Securities	79,227	50,320
Interest-only strip receivable	4,161	4,511

Total Current Assets	178,893	231,682

Other Assets
Deferred charges	5,449	5,691
Servicing asset	4,033	4,564
Receivable from parent	10,214	13,501
Prepaid expenses and other assets	1,263	1,037

Net Other Assets	20,959	24,793

Total Assets	$199,852	$256,475

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$3,449	$2,751
Interest payable	1,545	1,457
Income tax payable to parent	385	782
Current deferred income tax payable	603	1,196
Payable to parent	—	—
Payable under participation agreement	42,745	35,726
Short term debt	17,706	96,644
Current maturities of long-term debt	3,888	16

Total Current Liabilities	70,321	138,572

Non-current Liabilities
Long term deferred income tax payable	10,383	7,685
Servicing liability	66	74
Long-term debt less current maturities	45,946	42,894
Warrant Obligations	2,703	2,821

Total Liabilities	129,419	192,046

Stockholders’ Equity
Common stock, $ 0.01 par value, 50,000,000 shares authorized, 5,761,523 and 5,000,000 shares issued and outstanding	57	57
Less: Treasury stock, 14,500 shares at cost	—	—
Additional paid-in capital	43,134	43,134
Additional paid-in capital—warrants	900	900
Retained earnings	24,969	20,040
Accumulated other comprehensive income	1,373	298

Total Stockholders’ Equity	70,433	64,429

Total Liabilities and Stockholders’ Equity	$199,852	$256,475

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Consolidated Statements of Operations

UNAUDITED

(in thousands, except per share data)

	For three months Ended March 31, 2007	For three months Ended March 31, 2006
Operating Revenues
Interest income (net)	7,427	3,257
Gain on sale of notes receivable	7,121	687
Other income	168	56

Total Operating Revenues	14,716	4,000

Operating Expenses
Other operating interest expense	1,665	308
Payroll expense	514	389
Amortization	293	183
Other operating expenses	2,624	1,072

Total Operating Expenses	5,096	1,952

Income from Operations	9,620	2,048

Other Expenses
Interest expense	1,670	541

Total Other Expenses	1,670	541

Income Before Income Taxes	7,950	1,507
Income tax expense	3,021	573

Net Income	$4,929	$934

Net Income per Share:
Basic (using weighted average common stock shares of 5,761,523 and 5,000,000 as of March 31, 2007 and 2006, respectively)	$0. 86	$0. 19
Diluted (using weighted average common stock shares of 5,761,523 and 5,000,000 as of March 31, 2007 and 2006, respectively)	$0. 86	$0. 19

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Cons olidated Statements of Changes in Stockholders’ Equity

PERIODS ENDED MARCH 31, 2007, DECEMBER 31, 2006, AND DECEMBER 31, 2005

(in thousands, except common shares)

	Common Shares	Common Stock	Treasury Stock	Add’l Paid- in Capital	Retained Earnings	Accum. Other Comprehensive Income	Total
Balance, December 31, 2005	100	$15	$(15)	$25,691	$13,056	$483	$39,230
Retire treasury stock		(15)	15
Equity change in par $1 to $0.01*
Equity stock split 50,000:1*	4,999,900	50		(50)
Equity issuance	650,000	7		(7)
Capital contribution				17,500			17,500
Warrant issuance				900			900
Comprehensive income:
Interest-only strip receivable, change in fair market value, net of income taxes						(296)	(296)
Currency translation adjustment, net of income taxes						111	111
Net income					6,984		6,984

Total comprehensive income							6,799

Balance, December 31, 2006	5,650,000	$57	$—	$44,034	$20,040	$298	$64,429
Retire treasury stock
Equity change in par $1 to $0.01*
Equity stock split 50,000:1*				—
Equity issuance	111,523			—
Capital contribution							—
Warrant issuance							—
Comprehensive income:
Interest-only strip receivable, change in fair market value, net of income taxes						1,080	1,080
Currency translation adjustment, net of income taxes						(5)	(5)
Net income					4,929		4,929

Total comprehensive income							6,004

Balance, March 31, 2007	5,761,523	$57	$—	$44,034	$24,969	$1,373	$70,433

*	The par value of common stock was changed from $1.00 per share to $0.01 per share in the 4th quarter of 2006. The Company issued a 50,000-for-1 stock split in 2006. These entries are shown as if the transactions occurred in 2004 for comparative purposes. The reclassification does not affect total equity.

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Consolidated Statements of Cash Flows

UNAUDITED

(in thousands)

	For three months Ended March 31, 2007	For three months Ended March 31, 2006
Cash flows from operating activities:
Net income	$4,929	$934
Adjustments to reconcile net income to net cash flows from operating activities:
Amortization expense	238	183
Amortization of debt issuance costs
Accretion of debt discount	(63)	—
Change in puttable warrant obligation	118	—
Gain on sale of notes receivable	(7,121)	(687)

(Increase) decrease in assets:
Notes & interest receivable, net	89,624	(27,714)
Other receivables	(5,473)	(83)
Other assets	1,813	37

Increase (decrease) in liabilities:
Accounts payable	699	285
Other liabilities	(72,323)	28,799

Net cash provided by operating activities	12,441	1,754

Cash flows from investing activities:
Cash payments securities	(21,941)	—

Net cash used in investing activities	(21,941)	—

Cash flows from financing activities:
Capital contributions
Inflows from parent	1,784	(26)
Outflows to parent
Loan proceeds from long term debt	6,928	—
Payments on long-term debt	(4)	(1,352)

Net cash provided by (used in) financing activities	8,708	(1,378)

Net increase in cash and cash equivalents	(792)	376
Cash and cash equivalents, beginning of period	4,358	2,855

Cash and cash equivalents, end of period	$3,566	$3,231

Supplemental disclosure
Cash paid for interest	10,881	5,485

See accompanying notes to consolidated financial statements.

Brooke Credit Corporation

Notes to Consolidated Financial Statements

UNAUDITED

1. Summary of Significant Accounting Policies

(a) Organization

Brooke Credit Corporation (the “Company”) was incorporated under the laws of the State of Kansas on January 22, 1988 under the name Hess Monuments, Inc. Its name was changed to Brooke Management, Inc. in August 1990 and then to Brooke Credit Corporation in July 1994. The Company’s principal office is located in Overland Park, Kansas. The Company is a wholly owned subsidiary of Brooke Corporation (the “Parent Company”), a Kansas corporation, whose stock is listed on The NASDAQ Stock Market under the symbol “BXXX”. Brooke Corporation’s registered office is located in Overland Park, Kansas.

The Company is a specialty finance company that lends primarily to locally-owned businesses that sell insurance. The Company’s core target market consists of independent insurance agencies, captive insurance agencies and managing general agencies, where the sale of insurance is their primary business. In addition, the Company loans money to funeral home owners, where the sale of insurance is often an important, although not primary, part of their business. The Company’s lending programs feature the use of collateral preservation providers, which includes industry consultants and franchisors, such as the Company’s sister companies, Brooke Franchise Corporation, Brooke Brokerage Corporation through CJD & Associates, L.L.C. and First Life Brokerage, Inc., in the preservation of collateral and assistance with loss mitigation during the life of the originated loan. The Company funds its loans through a combination of the following three funding mechanisms: Off-Balance Sheet Loan Participations, involving the true sale of loan participation interests in individual loans; Off-Balance Sheet Loan Securitizations, involving the issuance of rated and unrated asset-backed securities; Off-Balance Sheet Loan Financing, involving the revolving funding of loans amounts from off balance sheet warehouse facility and, On-Balance Sheet Funding, involving the funding of loan amounts from the Company’s cash and warehouse lines of credit.

The Company directly owns 100% of the membership interests of Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Securitization Company 2004A, LLC, Brooke Capital Company, LLC, Brooke Securitization Company V, LLC, and Brooke Securitization Company 2006-1, LLC that were organized in Delaware as bankruptcy-remote special purpose entities as part of the process of securitizing loans originated by the Company. To the extent required by the securitization process, separate financial statements are prepared for each securitization subsidiary. These securitization entities are the purchasers of the Company’s loans pursuant to a true sale and the issuer of certain floating rate asset-backed notes pursuant to various indenture agreements. The financial information of these subsidiaries is not consolidated with the Company’s financial information.

The Company directly owns 100% of the membership interests of Brooke Credit Funding, LLC that was organized in Delaware as a bankruptcy-remote special purpose entity as part of the warehouse line of credit with Autobahn Funding Company, LLC. Brooke Credit Funding, LLC has separate financial statements which are consolidated with the Company’s financial information. This entity is the purchaser of loans originated by the Company pursuant to a true sale and also the borrowing entity with Autobahn Funding Company, LLC.

The Company directly owns 100% of the membership interests of Brooke Warehouse Funding, LLC that was organized in Delaware as a bankruptcy-remote special purpose entity as part of the off-balance sheet financing facility with Fountain Square Commercial Funding Corporation. Brooke Warehouse Funding, LLC has separate financial statements. This entity is the purchaser of loans originated by the Company pursuant to a true sale. Brooke Acceptance Company 2007-1, LLC was formed during March 2007 and is a wholly-owned subsidiary of Brooke Warehouse Funding, LLC. Brooke Acceptance Company 2007-1, LLC is the purchaser of loan participation interests from Brooke Warehouse Funding, LLC in connection with an off balance sheet financing facility with Fountain Square Commercial Funding Corporation, an affiliate of Fifth Third Bank, that closed on March 30, 2007.

Titan Lending Group, Inc., a wholly owned subsidiary of Brooke Credit Corporation, was formed in March 2007 to originate loans to independent insurance agencies that are not franchisees of Brooke Franchise Corporation.

The Company directly owns 100% of the stock of Brooke Canada Funding, Inc. that was organized in New Brunswick, Canada for the purpose of originating and purchasing loans in Canada as part of the warehouse line of credit with the Canadian branch of Fifth Third Bank. Brooke Canada Funding, Inc. has separate financial statements which are consolidated with the Company’s financial information. This entity is the purchaser of loans originated by the Company and also the borrowing entity with the Canadian branch of Fifth Third Bank.

(b) Use of Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures.

Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

The following are significant estimates made by management:

•	The discount, prepayment and credit loss rates used to calculate fair value of interest-only strip receivables, servicing assets and servicing liabilities resulting from loan participation sales

•	The discount, prepayment and credit loss rates used to calculate fair value of securities resulting from asset-backed securitizations

•	Amortization

•	Allocation of payroll and operating expenses associated with the origination and servicing of loans

•	Amount of current and deferred income tax expense and payable

It is at least reasonably possible these estimates will change in the near term.

(c) Cash Equivalents

For purposes of the statements of cash flows, the Company considers all cash on hand, cash in banks and short-term investments purchased with a maturity of three months or less to be cash and cash equivalents.

(d) Restricted Cash

The Company holds amounts in escrow in a cash account for certain borrowers for the purpose of paying debt service, property taxes and/or property insurance typically paid during the first year of the loan. The balance held in escrow for these purposes was $458,000 at March 31, 2007 and $564,000 at December 31, 2006.

(e) Notes and Interest Receivable, Net

The net notes receivable included as part of the “Notes and interest receivable, net” asset category are available for sale. Based on management’s experience, the carrying value approximates the fair value. Accordingly, any changes in the net notes receivable balances are classified as an operating activity.

(f) Allowance for Doubtful Accounts

The Company’s credit loss exposure is limited to on-balance sheet loans held in inventory for eventual sale and the Company’s retained interest in loans which have been securitized. A credit loss assumption is inherent in the calculations of retained interest-only strip receivables resulting from loans that are sold, however, no loss allowances have been made for on-balance sheet loans held in inventory for eventual sale because these loans are typically held for less than one year before being sold to investors and, therefore, have a short-term exposure to loss. Additionally, commissions received by the Company’s sister company, Brooke Franchise Corporation, are typically distributed to the Company for loan payments prior to distribution of commissions to the franchisee borrower and most other creditors. Similarly, the loan payments associated with the captive insurance agent borrowers are typically deducted from the agent borrower’s commissions and paid to the Company.

Loans and accounts receivables are written off when management determines that collection is unlikely. This determination is made based on management’s experience and evaluation of the debtor’s creditworthiness.

(g) Other Receivables

Other receivables include amounts due from Brooke Agency Services Company LLC, a wholly owned subsidiary of Brooke Corporation, as a result of the timing of certain securitized loan payments at the end of the period and sub-servicing income due to the

Company for special servicing performed by the Company in connection with the Company’s securitizations and warehouses. Most of these amounts are collected within 30 days and all amounts are collected within 12 months after the date of recording.

(h) Securities

The carrying values of securities were $79,227,000 at March 31, 2007 and $50,320,000 at December 31, 2006, and consisted primarily of three types of securities (or retained residual assets): interest-only strip receivables in loans sold, retained over-collateralization interest in loans sold and cash reserves. These securities are classified as available for sale under the Statement of Financial Accounting Standards (“SFAS”) 115, “Accounting for Certain Investments in Debt and Equity Securities.” The aggregate carrying values of $79,227,000 and $50,320,000 at March 31, 2007 and December 31, 2006, respectively, for the corresponding marketable securities approximates the fair value as calculated by the Company using reasonable assumptions. The value of the Company’s retained residual assets is subject to credit and prepayment risk on the transferred financial assets.

When the Company sells notes receivables to qualifying special purpose entities, it retains an interest-only strip receivable or retained interest. The carrying values of the interest-only strip receivables in loans sold to qualifying special purpose entities were $22,368,000 and $12,094,000 at March 31, 2007 and December 31, 2006, respectively. The amount of gain or loss recorded on the sale of notes receivable to qualifying special purpose entities depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the retained interests based on their relative fair value at the date of transfer. To initially obtain the fair value of the retained interest-only strip receivables resulting from the sale of note receivables to qualifying special purpose entities, quoted market prices are used if available. However, quotes are generally not available for such retained residual assets. Therefore, the Company typically estimates fair value of the interest-only strip receivables retained based on the present value of future expected cash flows estimated using management’s best estimates of key assumptions, credit losses (0.50% annually), prepayment speed (10.00% annually) and discount rates (11.00%) commensurate with the risks involved. The amount of unrealized gain on the interest-only strip receivable was $1,181,000 and $89,000, at March 31, 2007 and December 31, 2006, respectively. The interest-only strip receivables have varying dates of maturities ranging from the fourth quarter of 2014 to the second quarter of 2021.

When the Company sells notes receivable to qualifying special purpose entities, it retains an over-collateralization interests in loans sold and cash reserves. The carrying values of retained over-collateralization interests were $56,009,000 and $37,003,000 at March 31, 2007 and December 31, 2006, respectively. The carrying values of cash reserves were $850,000 and $1,223,000 at March 31, 2007 and December 31, 2006, respectively. The fair value of the over-collateralization interest in the loans sold to qualifying special purpose entities that have issued asset-backed securities has been estimated at the par value of the underlying loans less the asset-backed securities sold. The fair value of the over-collateralization interest in the loans sold to qualifying special purpose entities that have secured bank debt, is based on the present value of future expected cash flows using management’s best estimates of key assumptions, credit losses (0.50% annually), prepayment speed (10.00% annually) and discount rates (11.00%) commensurate with the risks involved. The fair value of the cash reserves has been estimated at the cash value of the reserve account.

Upon the sale of financial assets to qualifying special purpose entities, the unaffiliated trustees over the qualifying special purpose entities and the investors and lenders to the qualifying special purpose entities obtain full control over the assets and obtain the right to freely pledge or transfer the notes receivable. Servicing associated with the transferred assets is primarily the responsibility of unaffiliated servicing companies, which are compensated directly from cash flows generated from the transferred assets.

Although the Company does not provide recourse on the transferred notes and is not obligated to repay amounts due to investors and creditors of the qualifying special purpose entities, its retained assets are subject to loss, in part or in full, in the event credit losses exceed initial and ongoing management assumptions used in the fair market value calculation. Additionally, a partial loss of retained assets could occur in the event actual prepayments exceed management’s initial and ongoing assumptions used in the fair market calculation.

Cash flows associated with the Company’s retained assets in the transferred assets are subordinate to cash flow distributions to the trustee over the transferred assets, servicer of the transferred loans, collateral preservation providers of the transferred loans, investors and creditors of the qualifying special purpose entities. Actual prepayments and credit losses will impact the amount and frequency of cash flow distributions to the Company from its retained assets. Although the Company expects to receive a certain level of cash flows over the life of the sold financial assets and the term of the asset-backed securities and senior debt secured by the qualifying special purpose entities, the Company will not receive full return of its retained assets until all obligations of the qualifying special purpose entities with respect to underlying loans are met.

Subsequent to the initial calculation of the fair value of retained interest, the Company utilizes a fair market calculation methodology (utilizing the same methodology used to establish the initial fair value) to determine the ongoing fair market value of the retained interest. Ongoing fair value is calculated using the then current outstanding principal of the transferred notes receivable and the outstanding balances due unaffiliated purchasers, which are reflective of credit losses and prepayments prior to the fair value recalculation. Additionally, the Company completes an ongoing analysis of key assumptions used in the fair market value calculation to ensure that such assumptions used in the calculation are viable, based on current and historical prepayments and credit loss trends within similar asset types. Management may make necessary adjustments to key assumptions based on current and historical trends, which may result in an immediate reduction or impairment loss in the fair market value of retained interest. During 2006, the securitized pools of loans experienced an increase in the prepayment rate, and as a result, management determined that an “other than temporary” impairment occurred. The Company recorded an impairment loss of $329,000 for the year ended December 31, 2006, which was included in other income on the consolidated statement of operations. The Company believes that over the life of the securitizations the prepayment rate assumption used continues to be appropriate. Summarized in footnote 2 is a sensitivity analysis or stress test on retained interests to determine the impact of a 10% and 20% variance in key assumptions currently used by management to calculate the fair value of retained interests.

Footnote 2 also contains a table summarizing the principal balances of loans managed by the Company. Included within the table are delinquency and net credit loss trends of managed receivables at March 31, 2007 and December 31, 2006.

(i) Interest-only strip receivable

The aggregate carrying values of interest-only strip receivables were $4,161,000 and $4,511,000 at March 31, 2007 and December 31, 2006, respectively. Interest-only strip receivables represent the fair value of an asset resulting from the sale of notes receivable to a participating bank. The amount of unrealized gain (loss), on the interest-only strip receivable was $87,000 and $98,000 at March 31, 2007 and December 31, 2006, respectively. The interest-only strip receivables have varying dates of maturities ranging from the third quarter of 2011 to the first quarter of 2027.

When the Company sells notes receivable to a participating bank, it retains an interest-only strip receivable. The amount of gain or loss recorded on the sale of notes receivable to a participating bank depends in part on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold and the interest-only strip receivable based on its relative fair value at the date of transfer. To obtain fair values, the Company estimates fair value based on the present value of future expected cash flows using management’s best estimates of the key assumptions (credit losses, prepayment speeds, and discount rates) commensurate with the risks involved.

(i) Deferred Charges

Deferred charges include loan fees paid in 2004 and 2005 to establish and increase a line of credit with DZ BANK AG Deutsche Zentral-Genossenschaftsbank. Associated costs totaled $996,000, of which $696,000 was paid in 2004 to establish the line of credit and $300,000 was paid in 2005 to increase the line of credit. Also included in deferred charges are costs associated with fees paid to establish lines of credit with Fifth Third Bank and Home Federal Savings and Loan. These costs totaled $423,000 and $168,000, respectively, and were paid in 2006. These costs are amortized over the period ending at the maturity date of the respective line of credit. Additional deferred charges include $4,646,000 in costs associated with the debt offering that occurred in November 2006. These costs are amortized over the period ending at the maturity date of the debt. Net of amortization, the balance of deferred charges was $5,449,000 and $5,691,000 at March 31, 2007 and December 31, 2006, respectively. See footnotes 3 and 11 for additional disclosures.

(j) Prepaid Expenses and Other Assets

Prepaid expenses and other assets consist of the contract database and prepaid insurance expenses.

The contract database asset consists of legal and professional fees associated with development of standardized documents relating to the creation of a new asset class for securitization and rating of insurance agency loan pools. The initial one time development cost of standardized documents for creating a new security asset class is non-recurring and securitization of subsequent insurance agency loan pools results in lower and routine transaction expenses. This asset is being amortized over a five-year period because the benefits are expected to last at least five years and because significant changes to the associated standardized documents will probably not be required for five years. Net of amortization, the balance of the contract database was $159,000 and $196,000 at March 31, 2007 and December 31, 2006, respectively.

Also included in the contract database asset are the legal and professional fees associated with development of standardized loan documents. These contracts are available for sale to others that make these types of loans, by first purchasing a license from the Company. A complete review and revision is scheduled for all loan documents every five years; the asset was being amortized over a five-year period and was fully amortized at December 31, 2005.

The prepaid insurance expenses consist of prepaid premium amounts on financial guaranty policies purchased through CJD & Associates, L.L.C., a subsidiary of Brooke Brokerage Corporation, which are issued by DB Indemnity, Ltd., (“DB Indemnity”), a captive subsidiary of Brooke Investments, Inc. The financial guaranty policies are in force on the loan until such time the loan reaches 50% of its original principal amount that was insured. The prepaid premium amounts are refundable to the Company if the policy is cancelled. The policy would be cancelled when the loan insured by the policy is sold as part of an asset-backed securitization. The balance of this prepaid insurance expense was $1,104,000 and $841,000 at March 31, 2007 and December 31, 2006, respectively.

(k) Warrant Obligation

The warrant obligation consists of the detachable warrants issued in connection with the debt offering during the fourth quarter of 2006. The detachable noteholder warrants are within the scope of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS 150 requires issuers to classify as liabilities (or assets under certain circumstances) free-standing financial instruments which, at inception, require or may require an issuer to settle an obligation by transferring assets.

SFAS 150 requires the detachable warrants issued to the noteholders to be classified as a liability. Upon commencement of the put period or five years from the date of close, the holders of these warrants could exercise their rights to force the Company to repurchase the warrants and/or warrant shares at the appraised value of the common stock, less the warrant exercise price of $0.01 per share. The fair market value of the warrants at the close of the offering, on November 1, 2006, was $2,737,000, using a valuation model obtained from CBIZ Valuation Group, LLC, a third-party valuation expert.

As of March 31, 2007 and December 31, 2006, the fair market value of these warrants was $2,703,000 and $2,821,000 respectively. The decrease in the fair market value from December 31, 2006 to March 31, 2007 required the Company to record a decrease in the value of the puttable warrant liability and decrease interest expense of approximately $118,000 for the year ended December 31, 2006, in accordance with SFAS 150. At each balance sheet date, any change in the calculated fair market value of the warrant obligation must be recorded as additional interest costs or financing income. Since the exercise price of the warrants is nominal, the change in the fair market value of the warrants represents the additional cost or income for the period.

Also in accordance with SFAS 150, the noteholder warrants were initially recorded as a discount to the notes based on the fair market value of the warrants at November 1, 2006, or approximately $2,737,000. The discount on the notes is amortized over the life of the notes using the effective interest method. The amount of amortization resulting from discount accretion for the three month period ended March 31, 2007 was $63,000. See footnote 11 for further discussion of the debt offering and the noteholder warrants.

(l) Stockholders’ Equity

In the fourth quarter of 2006, the Company authorized the split of common stock at a ratio of 50,000-for-1.

Also, in the fourth quarter of 2006, the Company’s shareholders approved amendments to the Company’s Articles of Incorporation that reduced the par value of the common stock from $1.00 to $0.01 per share and increased the number of authorized shares of common stock from 1,000,000 to 50,000,000. The common shareholders possess all rights and privileges afforded to capital stock by law. The shareholder-approved amendments to the Articles of Incorporation also authorized 1,000,000 undesignated preferred shares; however no preferred shares were issued or outstanding at March 31, 2006. The Company’s treasury stock was retired in the fourth quarter of 2006.

The Additional paid-in capital – warrants consists of the warrants issued to the placement agent of the debt offering that occurred during the fourth quarter of 2006. The Company issued warrants to the placement agent, Morgan Joseph & Co. Inc., to acquire 2% of the offering or $900,000 worth of common stock for a nominal exercise price ($0.01), subject to anti-dilution adjustments. The number of shares exercisable under these warrants is 100,446. These warrants were exercisable immediately and expire on October 31, 2011, five years from the date of the debt offering closing. The placement agent warrants are not within the scope of SFAS 150, but do qualify for the scope exception in paragraph 11 of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, and do qualify for equity treatment under the Emerging Issues Task Force (“EITF”) 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. As mentioned above, the placement agent warrants are a direct issuance cost and are deferred as such and amortized over the life of the notes. See footnote 11 for further discussion of the placement agent warrants.

(m) Revenue Recognition

Interest income, net. The Company recognizes interest income when earned. A portion of the interest income that the Company receives on its loans is paid out to purchasers of its loans, such as participating lenders and qualifying special purpose entities that issue asset-backed securities and secure off-balance sheet bank debt. Payments to these holders are accounted for as participating interest expense, which is netted against gross interest income. Participating interest expense was $7,634,000 and $4,691,000, respectively, for the periods ended March 31, 2007 and 2006.

Gain on sale of notes receivable. When the sale of a loan meets the criteria to be accounted for as a true sale, established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” a gain on sale is recognized when the note receivable is sold. When the Company sells notes receivable, it typically retains servicing rights and interest income. Gains or losses on sales of notes receivable depend, in part, on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold, the retained interest and the servicing assets based on their relative fair value at the date of transfer, and the proceeds received.

Loan origination fees. Loan origination fees charged to borrowers are offset against loan origination expenses incurred during the underwriting and placement of loans and are, therefore, not recorded as revenues. However, since it is our practice to sell our loans soon after origination, in the future if loan origination fees exceed these loan originations expense, the excess will be reported as income. Loan origination fees reimburse the Company for cash outflows associated with the up-front issuance costs such as financial guaranty policy premiums, travel expenses for location inspections or meetings with the borrowers, and placement of the loans to outside investors.

Other Operating Interest Expense

Operating interest expense includes interest paid by the Company to DZ BANK AG Deutsche Zentral-Genossenschaftsbank on a line of credit loan for the purpose of originating insurance agency loans and funeral home loans in the United States, to Fifth Third Bank on a line of credit loan for the purpose of originating funeral home loans in Canada, to Fifth Third Bank on a line of credit loan for the purpose of originating insurance agency and funeral home loans in the United States and to Home Federal Savings and Loan Association of Nebraska on a line of credit loan for the purpose of financing the over-collateralization portion of loans funded with the aforementioned lines of credit; therefore, this interest is accounted for as an operating expense. The interest paid on these lines of credit for the periods ended March 31, 2007 and 2006 was $1,665,000 and $308,000, respectively.

Income Taxes

The Company files its federal income tax return on a consolidated basis with its parent company. The Company recorded provisions for income tax expense of $3,021,000 and $573,000 for the periods ended March 31, 2007 and 2006, respectively. This tax expense was calculated for 2007 and 2006 based on the Company’s effective tax rate plus the change in deferred income taxes during the year. Deferred tax liabilities were recorded in 2006 and 2005 to recognize the future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and estimated tax rates. Footnote 4 provides further detail on the Company’s taxes.

(n) Per Share Data

Basic income per share is calculated by dividing net income, less the income attributable to the participating warrant holders, by the weighted average number of shares of the Company’s common stock outstanding. In accordance with EITF 03-6, “Participating Securities and the Two-Class Method under FASB Statement No. 128”, the Company uses the two-class method to calculate the effect of the Company’s participating securities on basic earnings per share. The warrants issued during the fourth quarter of 2006 in connection with the debt offering, to the noteholders and to the placement agents, have the right to participate in the earnings of the Company. See footnote 11 for a further discussion of the debt offering and the related warrants.

The if-converted method is used to calculate the effect of participating securities on diluted earnings per share. Diluted earnings per share would typically be calculated by including the exercise of warrants to common stock and by also including the change in net income, net of taxes that would result if certain warrants that are reported as a liability were reported as equity. However the number of common shares potentially issuable upon the exercise of the warrants of approximately 439,000 as of March 31, 2006 and the increase in net income, net of taxes, of $78,000 that would result if certain warrants that are reported as a liability were reported as equity as of March 31, 2007, have not be included in the computation of diluted earnings per share since the effect would be anti-dilutive. As such, diluted earnings per share are equal to basic earnings per share.

The prior years’ comparative average number of shares of common stock has been adjusted to reflect the 50,000-for-1 stock split that occurred in 2006.

	For the Periods Ended
(in thousands, except per share data)	March 31, 2007	March 31, 2006
Basic and diluted earnings per share
Net income	$4,929	$934
Net income attributable to warrant holders	(378)	—

Net income available to common stockholders	$4,551	$934

Weighted average common stock shares	5,280	5,000

Basic and diluted earnings per common share	$0.86	$0.19

(o) Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries except for the following qualifying special purpose entities: Brooke Acceptance Company LLC, Brooke Captive Credit Company 2003, LLC, Brooke Capital Company, LLC, Brooke Securitization Company 2004A, LLC, Brooke Securitization Company V, LLC, Brooke Securitization Company 2006-1, LLC and Brooke Acceptance Company 2007-1 LLC. These qualifying special purpose entities were formed for the sole purpose of acquiring loans in connection with the securitization of agency loans. Each is treated as its own separate and distinct entity. Qualifying special purpose entities are specifically excluded from consolidation under FIN 46(R), Consolidation of Variable Interest Entities.

The accompanying consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America (GAAP). All significant intercompany accounts and transactions have been eliminated in consolidation of the financial statements.

2. Notes and Interest Receivable, Net

At March 31, 2007 and December 31, 2006, notes and interest receivable, net consist of the following:

	March 31, 2007	December 31. 2006
(in thousands)
Business loans	$448,807	$422,684
Less: Business loans sold	(421,904)	(328,748)
Commercial real estate loans	63,936	60,594
Less: Real estate loans sold	(52,425)	(22,572)
Loans with parent and sister companies	17,068	6,175
Less: Parent and sister company loans sold**	(16,757)	(5,858)
Plus: Loans sold not classified as a true sale	38,884	33,045
Plus: Parent and sister company loans sold not classified as a true sale	3,861	2,681

Total notes receivable, net	81,470	168,001
Interest earned not collected on notes*	4,042	3,432

Total notes and interest receivable, net	$85,512	$171,433

*	The Company has a corresponding liability for interest payable to participating lenders in the amounts of $1,444,000 and $993,000 at March 31, 2007 and December 31, 2006, respectively.
**	The Parent Company notes receivable that have not been sold are presented in the Receivable from parent line item on the Consolidated Balance Sheet and therefore, are excluded from notes receivable and this table. See footnote 7 for a further discussion of the transactions with the Parent Company.

The Company has loaned money to its parent and sister companies. These notes receivable are discussed further in footnote 8.

Loan participations and the sale of loans to qualifying special purpose entities that issued off-balance sheet asset-backed securities and bank debt represent the transfer of notes receivable, by sale, to “participating” lenders or qualifying special purpose entities. The Company receives consideration from the transfer of note receivables through retained interest and servicing assets. These transfers are accounted for by the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.”

The transfers that do not meet the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” are classified as secured borrowings and the balances recorded as both a note receivable asset and participation payable liability. At March 31, 2007 and December 31, secured borrowings totaled $42,745,000 and $35,726,000, respectively. Of such amounts, at March 31, 2007 and December 31, 2006, secured borrowings on related party loans totaled $3,861,000 and $2,681,000, respectively.

Of the notes receivable sold at March 31, 2007 and December 31, 2006, $448,341,000 and $321,452,000, respectively, were accounted for as sales because the transfers meet the criteria established by SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Purchasers of these note receivables obtained full control over the transferred assets (i.e. notes receivables) and obtained the right, free of conditions that constrain them from taking advantage of that right, to pledge or exchange the notes receivables. Furthermore, the agreements to transfer assets do not entitle, or obligate, the Company to repurchase or redeem the notes receivable before their maturity, except in the event of an uncured breach of warranty.

When the Company sells notes receivable, it generally retains interest income and servicing income. Gains or losses on sales of the notes receivable depend, in part, on the previous carrying amount of the financial assets involved in the transfer, allocated between the assets sold, the retained interest and the servicing assets based on their relative fair value at the date of transfer.

On loan participations, the Company is typically paid annual servicing fees ranging from 0.25% to 1.375% of the outstanding loan balance. In those instances when annual service fees paid to the Company are less than the minimum cost of servicing, which is estimated at 0.25% of the outstanding balance, a servicing liability is recorded. Additionally, the Company often retains interest income. The Company’s right to interest income is not subordinate to the purchasers’ interests and the Company shares interest income with purchasers on a pro rata basis. Although not subordinate to purchasers’ interests, the Company’s retained interest is subject to credit and prepayment risks on the transferred assets.

On loans to qualifying special purpose entities that qualify for true sale, the Company is typically paid annual servicing fees ranging from 0.10% to 0.25% of the outstanding transferred loan balances. Additionally, the Company often retains interest income. The Company’s right to interest income is subordinate to the investor and lender’s interests. As such, the Company’s retained interest is subject to credit and prepayment risks on the transferred assets.

In April 2003, Brooke Credit Corporation sold $15,825,000 of loans to qualifying special purpose entity Brooke Acceptance Company LLC. This sale represents a loan securitization for which an interest receivable was retained. Of the loans sold, $13,350,000 of asset-backed securities were issued to accredited investors by Brooke Acceptance Company LLC. Brooke Credit Corporation received servicing income of $1,000 and $2,000, respectively, from the primary servicer for the three-month periods ended March 31, 2007 and 2006. The fair value of the difference between loans sold and securities issued to accredited investors and the fair value of interest receivable retained were recorded on the Company’s books as a security with balances of $1,980,000 and $2,307,000, respectively, on March 31, 2007 and December 31, 2006. This security is comprised of retained interest-only strip receivable totaling $190,000, retained over-collateralization interests in the special purchase entity totaling $1,665,000 and cash reserves totaling $125,000.

In November 2003, Brooke Credit Corporation sold $23,526,000 of loans to qualifying special purpose entity Brooke Captive Credit Company 2003, LLC. This sale represents a loan securitization for which an interest receivable was retained. Of the loans sold, $18,500,000 of asset-backed securities were issued to accredited investors by Brooke Captive Credit Company 2003, LLC. Brooke Credit Corporation received servicing income of $1,000 and $3,000, respectively, from the primary servicer for the three-month periods ended March 31, 2007 and 2006. The fair value of the difference between loans sold and securities issued to accredited investors and the fair value of interest receivable retained were recorded on the Company’s books as a security with balances of $3,113,000 and $3,511,000, respectively, on March 31, 2007 and December 31, 2006. This security is comprised of retained interest-only strip receivable totaling $208,000, retained over-collateralization interests in the special purchase entity totaling $2,780,000 and cash reserves totaling $125,000.

In June 2004, Brooke Credit Corporation sold $24,832,000 of loans to qualifying special purpose entity Brooke Securitization Company 2004A, LLC. This sale represents a loan securitization for which an interest receivable was retained. Of the loans sold, $20,000,000 of asset-backed securities were issued to accredited investors by Brooke Securitization Company 2004A, LLC. Brooke Credit Corporation received servicing income of $2,000 and $2,000, respectively, from the primary servicer for the three-month periods ended March 31, 2007 and 2006. The fair value of the difference between loans sold and securities issued to accredited investors and the fair value of interest receivable retained were recorded on the Company’s books as a security with balances of $3,471,000 and $3,612,000, respectively, on March 31, 2007 and December 31, 2006. This security is comprised of retained interest-only strip receivable totaling $865,000, retained over-collateralization interests in the special purchase entity totaling $2,481,000 and cash reserves totaling $125,000.

In March 2005, Brooke Credit Corporation sold $40,993,000 of loans to qualifying special purpose entity Brooke Capital Company, LLC. This sale represents a loan securitization in which an interest receivable was retained. Of the loans sold, $32,000,000 of asset-backed securities were issued to accredited investors by Brooke Capital Company, LLC. Brooke Credit Corporation received servicing income of $8,000 and $10,000, respectively, from the primary servicer for the three-month periods ended March 31, 2007 and 2006. The fair value of the difference between loans sold and securities issued to accredited investors and the fair value of interest receivable retained were recorded on the Company’s books as a security with balances of $8,722,000 and $9,339,000, respectively, on March 31, 2007 and December 31, 2006. This security is comprised of retained interest-only strip receivable totaling $2,163,000, retained over-collateralization interests in the special purchase entity totaling $6,434,000 and cash reserves totaling $125,000.

In December 2005, Brooke Credit Corporation sold $64,111,000 of loans to qualifying special purpose entity Brooke Securitization Company V, LLC. The sale represents a loan securitization in which an interest receivable was retained. Of the loans sold, $51,500,000 of asset-backed securities were issued to accredited investors by Brooke Securitization Company V, LLC. Brooke Credit Corporation received servicing income of $13,000 and $17,000, respectively, from the primary servicer for the three-month periods ended March 31, 2007 and 2006. The fair value of the difference between loans sold and securities issued to accredited investors and the fair value of interest receivable retained were recorded on the Company’s books as a security with balances of $12,072,000 and $14,891,000, respectively, on March 31, 2007 and December 31, 2006. This security is comprised of retained interest-only strip receivable totaling $3,196,000, retained over-collateralization interests in the special purchase entity totaling $8,701,000 and cash reserves totaling $175,000.

In July 2006, Brooke Credit Corporation sold $65,433,000 of loans to qualifying special purpose entity Brooke Securitization Company 2006-1, LLC. The sale represents a loan securitization in which an interest receivable was retained. Of the loans sold, $52,346,000 of asset-backed securities were issued to accredited investors by Brooke Securitization Company 2006-1, LLC. Brooke Credit Corporation received servicing income of $16,000 and $0, respectively, from the primary servicer for the three-month periods ended March 31, 2007 and 2006. The fair value of the difference between loans sold and securities issued to accredited investors and the fair value of interest receivable retained were recorded on the Company’s books as a security with balances of $15,837,000 and $16,660,000, respectively, on March 31, 2007 and December 31, 2006. This security is comprised of retained interest-only strip receivable totaling $3,897,000, retained over-collateralization interests in the special purchase entity totaling $11,765,000 and cash reserves totaling $175,000.

In March 2007, Brooke Credit Corporation initiated a $150,000,000 facility to sell, on a revolving basis, a pool of its loans, while retaining residuals assets such as interest-only strip receivables and a subordinated over-collateralization interest in the receivables. The eligible receivables are sold to Brooke Warehouse Funding, LLC, a wholly owned bankruptcy-remote special purpose entity, without legal recourse to Brooke Credit Corporation. Brooke Warehouse Funding, LLC then entered into a participation agreement with Brooke Acceptance Company 2007-1, LLC to sell an undivided senior participation interest in all of the assets of Brooke Warehouse Funding, LLC. Brooke Acceptance Company 2007-1, LLC entered into an amended and restated receivables financing agreement with Fifth Third Bank which extended a credit facility to Brooke Acceptance Company 2007-1 LLC to provide funds to acquire such participation interests with a facility line of credit of $150,000,000. The facility qualifies for sale treatment under SFAS 140. As of March 31, 2007, the outstanding balance of sold accounts receivable held by Brooke Warehouse Funding, LLC and participated to Brooke Acceptance Company 2007-1, LLC totaled $127,763,000, of which the Company’s subordinated over-collateralization interest was $21,941,000. Accordingly, $127,763,000 of accounts receivable balances were removed from the consolidated balance sheet at March 31, 2007, with those funds being used to reduce outstanding debt on the Fifth Third line of credit that was previously utilized. The fair value of retained residual assets, were recorded on the Company’s books as a security with balances of $34,032,000 on March 31, 2007. This retained security is comprised of retained interest-only strip receivable totaling $11,849,000 and retained over-collateralization interests in the special purpose entity totaling $22,183,000.

At March 31, 2007 and December 31, 2006, the Company had transferred assets with balances totaling $448,341,000 and $321,452,000, respectively. Asset transfers resulted in pretax gains for the three month periods ending March 31, 2007 and 2006, 7,121,000 and $521,000 respectively.

The fair value of retained interest-only strip receivables is calculated by estimating the net present value of interest income on loans sold using the discount rate and prepayment speeds noted in the following key economic assumptions table. The fair value of the retained interest-only strip receivables is also reduced by the amount of estimated credit losses on loans sold in qualifying special purpose entities that qualify as true sale, which are calculated using the estimated credit loss percentage noted in the following table. At March 31, 2007 and December 31, 2006, the fair value of retained interest-only strip receivables recorded by the Company was $26,529,000 and $16,605,000, respectively. Of the totals at March 31, 2007, $4,161,000 as listed as Interest-only strip receivable on the Company’s balance sheet and $22,368,000 in retained interest-only strip receivables was carried in the Company’s Securities on the balance sheet. Of the totals at March 31, 2007, $4,161,000 was listed as Interest-only strip receivable on the Company’s balance sheet and $22,368,000 in retained interest-only strip receivables resulting from securitizations was carried in the Company’s Securities.

Of the business and real estate loans at March 31, 2007 and December 31, 2006, $2,200,000 and $2,247,000, respectively, in loans were sold to various participating lenders with recourse to the Company. Such recourse is limited to the amount of actual principal and interest loss incurred and any such loss is not due for payment to the participating lender until such time as all collateral is liquidated, all actions against the borrower are completed and all liquidation proceeds applied. However, participating lenders may be entitled to periodic advances from the Company against liquidation proceeds in the amount of regular loan payments. At March 31, 2007, all such recourse loans: a) had no balances more than 60 days past due and b) had adequate collateral. Approximately $368,000 of such recourse loan participations were in default at March 31, 2007.

To obtain fair values of retained interests, quoted market prices are used, if available. However, quotes are generally not available for retained interests, so the Company typically estimates fair value based on the present value of future expected cash flows estimated using management’s best estimates of key assumptions, credit losses, prepayment speed and discount rates commensurate with the risks involved.

The value of the “Servicing Asset” is calculated by estimating the net present value of net servicing income (or expense) on loans sold using the discount rate and prepayment speeds noted in the following key economic assumptions table. At March 31, 2007 and December 31, 2006, the value of the servicing asset recorded by the Company was $4,033,000 and $4,564,000 respectively. Subsequent to the initial recording at fair value, the servicing asset is amortized in proportion to and over the period of estimated net servicing income.

The value of the “Servicing Liability” is calculated by estimating the net present value of net servicing expense on loans sold using the discount rate and prepayment speeds noted in the following table. At March 31, 2007 and December 31, 2006, the value of the servicing liability recorded by the Company was $66,000 and $74,000, respectively.

The predominant risk characteristics of the underlying loans of the Company’s retained interest-only strip receivables and servicing assets have been analyzed by management to identify how to stratify these assets for the purpose of evaluating and measuring impairment. The underlying loans are very similar in virtually all respects; however, management has concluded that those underlying loans with adjustable interest rates should be evaluated separately from loans with fixed interest rates. Accordingly, different key economic assumptions have been used when determining the fair value of retained interest and servicing assets resulted from fixed-rate loans than have been used for adjustable-rate loans. However, for presentation purposes and due to the immateriality of the fixed-rate stratum, they have been combined in the tables hereafter. The fixed-rate stratum represents less than 1.00% of the retained interest and servicing assets. In addition, the Company does not typically any longer originate fixed-rate loans, and, therefore, there are typically not any new assets resulting from fixed-rate loans. No valuation allowance has been established because the fair value for the adjustable-rate loan stratum is not less than the carrying amount of the servicing assets.

Although substantially all of the Company’s loans are adjustable, a discount rate has been applied to reflect the net present value of future revenue streams. As such, changes in the net present value rate, or discount rate, resulting from interest rate variations, could adversely affect the asset’s fair value.

Impairment of retained interests and servicing assets are evaluated and measured annually. The impairment testing is performed by taking the current interest and servicing revenue stream and valuing the new revenue stream with the appropriate assumptions. The new revenue stream is based on the loan balances at the date the impairment test is completed, which will include all prepayments on loans and any credit losses for those loans. The new discounted revenue stream is then compared to the carrying value on the Company’s books and, if the new value is greater than the value on the books, no impairment has occurred. If the new discounted revenue stream is less than the value on the books, further analysis is performed to determine if an “other than temporary” impairment has occurred. If an “other than temporary” impairment has occurred, the Company writes the asset to the new discounted revenue stream. During 2006, the securitized pools of loans experienced increases in the prepayment rate, and, as a result, management determined that an “other than temporary” impairment occurred. The Company recorded an impairment loss of $329,000 for the year ended December 31, 2006, which is included in other income on the Consolidated Statements of Operations. The Company believes that over the life of the securitizations the prepayment rate assumption used continues to be appropriate. No impairment was recognized in the three month period ending March 31, 2007.

For the 12 months ending March 31, 2007, the Company’s loan portfolio experienced an annualized prepayment rate of approximately 16.2%, which was higher than management’s assumption ranging from 8% on fixed rate loans, and 10% on variable rate loans. Management believes that this increase during 2006 is directly attributable to market conditions which are cyclical such as the softening insurance marketplace and the increasing interest rate environment. The prepayment assumption of 8% to 10% determined by management is an average annual rate over the life of our portfolio. Management believes that during the remaining term of this portfolio, several cycles are likely to occur which could increase or decrease actual prepayment rates; however, management continues to believe the average annual rate assumption used by management is appropriate. Shorter term swings in prepayment rates typically occur because of cycles within a market place, such a softening and hardening of the insurance marketplace, changes in the death care rate for funeral homes and changes in the variable interest rate loans from key index rate changes. Longer term increases in prepayment rates typically result from long-term deterioration of the market place or increased lending competition.

At March 31, 2007, key economic assumptions used in measuring the retained interests and servicing assets when loans were sold or securitized during the year were as follows (rates per annum):

	Business Loans (Adjustable-Rate Stratum)*	Business Loans (Fixed-Rate Stratum)
Prepayment speed	10.00%	8.00%
Weighted average life (months)	134	36
Expected credit losses	0.50%	0.21%
Discount rate**	11.00%	11.00%

*

Rates for these loans are adjusted based on an index (for most loans, the New York prime rate plus 3.50%). Contract terms vary but, for most loans made prior to the third quarter of 2004, the rate is adjusted annually on December 31st. Beginning in the third quarter of 2004, most contract terms on new loans are adjusted daily to an index as noted above.

**	During the fourth quarter of 2005, the discount rate assumption was changed from 8.50% to 11.00%.

At March 31, 2007, key economic assumptions and the sensitivity of the current fair value of residual cash flows to immediate 10 percent and 20 percent adverse changes in those assumptions are as follows:

(in thousands except percentages)	Business Loans (Fixed & Adjustable Rate Strata)
Prepayment speed (annual rate)	8.00% – 10.00%

Impact on fair value of 10% adverse change	$(643)
Impact on fair value of 20% adverse change	$(1,367)

Expected credit losses (annual rate)	0.21% – 0.50%

Impact on fair value of 10% adverse change	$(317)
Impact on fair value of 20% adverse change	$(634)

Discount rate (annual)*	11.00%

Impact on fair value of 10% adverse change	$(1,093)
Impact on fair value of 20% adverse change	$(2,112)

*	During the fourth quarter of 2005, the discount rate assumption was changed from 8.50% to 11.00%.

These sensitivities are hypothetical and should be used with caution. The effect of a variation in a particular assumption on the value of the retained interest-only strip receivables and servicing assets is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract the sensitivities.

The above adverse changes for prepayment speed and discount rate are calculated on the Company’s retained interest-only strip receivables and servicing assets on loans sold totaling $448,341,000. The above adverse changes for expected credit losses are calculated on the Company’s retained interest-only strip receivables in loans sold to qualifying special purpose entities.

The calculations exclude the retained interest-only strip receivables and servicing assets on related party loans sold. The interest-only strip receivables on related party loans sold was $13,000 at March 31, 2007 and $14,000 at December 31, 2006. The servicing assets on related party loans sold were $48,000 at March 31, 2007 and $52,000 at December 31, 2006.

The following illustrate how the changes in fair values were calculated for 10% and 20% adverse changes in key economic assumptions.

Effect of Increases in Assumed Prepayment Speed on Servicing Asset

	Fixed & Adjustable Rate Strata
(in thousands)	10% Prepayment Increase	20% Prepayment Increase
Estimated cash flows from loan servicing fees	$7,461	$7,323
Servicing expense	(1,293)	(1,266)
Discount of estimated cash flows at 11.00% rate	(2,237)	(2,177)

Carrying value of servicing asset after effect of increases	3,931	3,880
Carrying value of servicing asset before effect of increases	3,985	3,985

Decrease of carrying value due to increase in prepayments	$(54)	$(105)

Effect of Increases in Assumed Prepayment Speed on Retained Interest (Interest-Only Strip Receivable, including retained interest carried in Securities balance)

	Fixed & Adjustable Rate Strata
(in thousands)	10% Prepayment Increase	20% Prepayment Increase
Estimated cash flows from interest income	$44,920	$43,208
Estimated credit losses	(4,854)	(4,658)
Discount of estimated cash flows at 11.00% rate	(14,139)	(13,296)

Carrying value of retained interests after effect of increases	25,927	25,254
Carrying value of retained interests before effect of increases	26,516	26,516

Decrease of carrying value due to increase in prepayments	$(589)	$(1,262)

Effect of Increases in Assumed Credit Loss Rate on Retained Interest (Interest-Only Strip Receivable, including retained interest carried in Securities balance)

	Fixed & Adjustable Rate Strata
(in thousands)	10% Credit Loss Increase	20% Credit Loss Increase
Estimated cash flows from interest income	$46,462	$46,462
Estimated credit losses	(5,487)	(5,937)
Discount of estimated cash flows at 11.00% rate	(14,776)	(14,643)

Carrying value of retained interests after effect of increases	26,199	25,882
Carrying value of retained interests before effect of increases	26,516	26,516

Decrease of carrying value due to increase in credit losses	$(317)	$(634)

Effect of Increases in Assumed Discount Rate on Servicing Asset

	Fixed & Adjustable Rate Strata
(i n thousands)	10% Discount Rate Increase	20% Discount Rate Increase
Estimated cash flows from loan servicing fees	$7,606	$7,606
Servicing expense	(1,333)	(1,333)
Discount of estimated cash flows	(2,422)	(2,549)

Carrying value of servicing asset after effect of increases	3,851	3,724
Carrying value of servicing asset before effect of increases	3,985	3,985

Decrease of carrying value due to increase in discount rate	$(134)	$(261)

Effect of Increases in Assumed Discount Rate on Retained Interest (Interest Only Strip Receivable, including retained interest carried in Securities balance)

	Fixed & Adjustable Rate Strata
(in thousands)	10% Discount Rate Increase	20% Discount Rate Increase
Estimated cash flows from interest income	$46,462	$46,462
Estimated credit losses	(5,036)	(5,036)
Discount of estimated cash flows	(15,869)	(16,761)

Carrying value of retained interests after effect of increases	25,557	24,665
Carrying value of retained interests before effect of increases	26,516	26,516

Decrease of carrying value due to increase in discount rate	$(959)	$(1,851)

The following is an illustration of disclosure of static pool credit losses to the Company for loans sold in securitizations. “Static pool credit loss” is an analytical tool that matches credit losses with the corresponding loans so that portfolio loan growth does not distort or minimize actual loss rates. The Company discloses static pool loss rates by measuring credit losses for loans sold in each of the last three years.

	Securitized Loans Sold in
	2007	2006	2005
Actual Credit Losses (%) at:
March 31, 2007%		0.0%	0.44%
December 31, 2006		0.0%	0.24
December 31, 2005			0

The following table presents quantitative information about the Company managed portfolio, including balances, delinquencies and net credit losses at and for the periods ended March 31, 2007 and December 31, 2006. The Parent Company and sister companies’ balances are excluded from the table below. At and for the periods ended March 31, 2007 and December 31, 2006, the related party notes did not have any principal amounts 60 or more days past due, nor were there any credit losses on the related party notes. See footnotes 7 and 8 for further discussion of the related party notes.

	Total Principal Amount of Loans		Principal Amounts 60 or More Days Past Due*		Net Credit Losses**
(in thousands)	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006	March 31, 2007	December 31, 2006
Loan portfolio consists of:
Loans on balance sheet	$77,298	$82,961	2,314	$1,931	$3	$168
Loans on balance sheet held in bankruptcy-remote warehouses	—	82,042	—	—	—	—
Loans participated***	155,514	150,405	1,272	360	—	—
Loans securitized
	279,931	167,870	1,902	—	668	357

Total loans managed	$512,743	$483,278	$5,488	$2,291	$671	$525

*	Loans 60 days or more past due are based on end of period loan balances.
**	Net credit losses are based on total loans outstanding. The net credit losses are net of recoveries, including recoveries from the proceeds of financial guaranty policies.
***	Loans participated represents true sale loan participations sold.

3. Bank Loans and Other Long-Term Obligations

(in thousands)	March 31, 2007	December 31, 2006
DZ BANK AG Deutsche Zentral-Genossenschaftsbank line of credit. Maximum line of credit available of $80,000,000. Collateralized by notes receivable. Line of credit due August 2009. Interest rate is variable and was at 7.07% at March 31, 2007, with interest due monthly.	$—	$—

Valley View Bank line of credit. Maximum line of credit available of $4,000,000. Collateralized by notes receivable. Line of credit due January 2007, subsequently extended to July 2007. Interest rate is variable and was 10.25% at March 31, 2007, with interest and principal due monthly.	2,294	2,605

Fifth Third Bank, Canadian Branch line of credit. Maximum line of credit available of $ 10,000,000 (Canadian dollars). Collateralized by notes receivable. Line of credit due February 2007 subsequently extended to February 2008. Interest rate is variable and was 7.00% at March 31, 2006, with interest due monthly.	8,353	8,329

Fifth Third Bank line of credit. Maximum line of credit available of $ 80,000,000. Collateralized by notes receivable. Line of credit due September 2009. The loan was paid in full on March 30, 2007.	—	68,233

Home Federal Savings and Loan Association of Nebraska line of credit. Maximum line of credit available of $7,500,000. Collateralized by cash flows of securities and other assets. Line of credit due November 2009. Interest rate is variable and was 9.50% at March 31, 2007, with interest and principal due monthly.	7,059	7,477

Company debt with banks. These notes are payable to banks and collateralized by various assets of the Company. Interest rates on these notes are 10.00%. Maturities range from January 2008 to February 2009.	7,467	10,606

Falcon Mezz. Partners II, LP, FMP II Co.-Investment, LLC and JZ Equity Partners PLC note payable. This $ 45,000,000 note has an associated discount of $2,633,000. Collateralized by assets of the Company. The note principal is due at maturity, April 2013. Interest rate is fixed at 12.00%, with interest due quarterly.	42,367	42,304

Total bank loans and notes payable	67,540	139,554
Less: Current maturities and short-term debt	(21,594)	(96,660)

Total long-term debt	$45,946	$42,894

The note payable to DZ Bank AG Deutsche Zentral-Genossenschaftsbank contains certain financial covenants within the credit and security agreement, which include the following requirements of the Company: (a) maintain a minimum stockholders’ equity of (i) $6,000,000, plus (ii) 75% of cumulative positive consolidated net income for all fiscal quarters (after adjustments for distributions to it sole shareholder, and excluding any fiscal quarter for which consolidated net income was negative), plus (iii) 75% of all equity and subordinated debt issued or incurred by the Company or its subsidiaries and (b) the Company must maintain, as at the end of each fiscal quarter, a positive consolidated net income for the four fiscal quarter period then ending. Under the credit and security agreement, the Parent Company is also subject to certain minimum stockholders’ equity requirements.

The note payable to Valley View Bank contains a covenant to maintain a minimum stockholders’ equity of $6,100,000.

The note payable to Fifth Third Bank, Canadian Branch, contains a covenant to maintain a minimum stockholders’ equity of $35,000,000.

The note payable to Fifth Third Bank, which was paid in full on March 30, 2007, contained covenants to maintain a minimum stockholders’ equity of $40,000,000 and maintain positive net income for the trailing four quarters. The Parent Company is also subject to certain minimum stockholders’ equity requirements. The Fifth Third Bank warehouse facility also placed restrictions on certain other warehouse line indebtedness to a maximum of $85,000,000.

The note payable to Home Federal Savings and Loan Association of Nebraska contains a covenant to maintain a minimum stockholders’ equity of $40,000,000.

The note payable to Falcon Mezzanine Partners II, LP, FMP II Co.-Investment, LLC and JZ Equity Partners PLC contains the following covenants: maximum prepayment rate on the Company’s loan portfolio of 20%; maximum loan loss rate of 1.5%; minimum fixed charge coverage ratio as scheduled; maximum cash leverage ratio as scheduled; and maximum total leverage ratio as scheduled.

Total balances of our bank lines of credit collateralized by notes receivable were $60,481,000 and $79,167,000 as of March 31, 2007 and December 31, 2006, respectively. These balances were collateralized by notes receivables totaling $72,772,000 and 95,246,000 as of March 31, 2007 and December 31, 2006, respectively.

The other bank loans and other long-term obligations do not contain covenants that require the Company to maintain minimum financial ratios or net worth; restrict the Company’s ability to buy or sell assets; restrict the Company’s ability to incur additional debt; or include any subjective acceleration clauses.

Interest expense incurred on bank loans, notes payable and other long-term obligations for the periods ended March 31, 2007 and 2006 was $1,670,000 and 541,000, respectively. Interest incurred on the lines of credit and bonds payable is classified as other operating interest expense as discussed in footnote 1(o).

The future scheduled maturities of debt are as follows:

Periods Ending March 31, (in thousands)	Bank Loans & Notes Payable
2007	$21,594
2008	3,579
2009	—
2010	—
2011	—
2012 and thereafter	42,367

Total Long-term debt	67,540
Less: Current maturities	21,594

Long-term debt less current maturities	$45,946

4 . Income Taxes

Net income tax expense is the tax calculated for the year based on the Company’s estimated effective tax rate plus the change in deferred income taxes during the year. The elements of income tax expense are as follows:

For the periods ended (in thousands)	March 31, 2007	March 31, 2006
Current	$385	$573
Deferred	2,636	—

	$3,021	$573

Reconciliation of the U.S. federal statutory tax rate to the Company’s effective tax rate on pretax income, based on the dollar impact of this major component on the current income tax expense:

(in thousands)	March 31, 2007	March 31, 2006
U.S. federal statutory tax rate	35%	35%
State statutory tax rate	4%	4%
Miscellaneous	(1)%	(1)%

Effective tax rate	38%	38%

Reconciliation of deferred tax liability:

(in thousands)	March 31, 2007	December 31, 2006
Deferred income tax liability, beginning balance	$8,881	$247
Accumulated other comprehensive income, unrealized gain (loss) on	662	162
interest only strip receivables
Accumulated other comprehensive income, currency exchange	(3)	(68)
Gain on sale of notes receivable	1,446	8,540

Deferred income tax liability ending balance	$10,986	$8,881

(in thousands)	March 31, 2007	December 31, 2006
Deferred income tax liability-Current	$603	$1,196
Deferred income tax liability-Long-term	10,383	7,685

Deferred income tax liability Total	$10,986	$8,881

Deferred tax liabilities were recorded to recognize the future tax consequences of temporary differences between financial reporting amounts and the tax basis of existing assets and liabilities based on currently enacted tax laws and tax rates in effect for the years in which the differences are expected to reverse.

For the periods ended March 31, 2007 and 2006, the Company filed or will file its federal income tax return on a consolidated basis with its parent company. For years prior to 2006, pursuant to the Servicing and Tax Allocation Agreement between the Company and the Parent Company, the Company paid to the Parent Company its share of any such consolidated tax liabilities for the fiscal tax years calculated as 38% (38% in 2005, 34% in 2004) of the Company’s pretax earnings. As taxes were paid to the Parent Company on all pretax earnings, the Company did not record deferred taxes on those items with temporary differences between financial reporting amounts and the tax basis. Rather, the Parent Company recognized the resulting deferred tax liabilities. The Company did, however, recognize the deferred tax liabilities that resulted from the accumulated other comprehensive income items for each year presented. For the year 2006, pursuant to the Servicing and Tax Allocation Agreement between the Company and the Parent Company, the Company is obligated to pay to the Parent Company its share of any such consolidated tax liabilities for the 2006 fiscal tax year. The amount is calculated as 38% of the Company’s taxable income, excluding any income resulting from deferred liabilities from any prior tax year or years related to gains on sale. In 2006, the Company began to recognize the deferred tax liabilities that result from the gain on sale revenues.

Pursuant to the Servicing and Tax Allocation Agreement for tax years prior to 2006, as discussed above, the Company paid the Parent Company amounts for taxes on pretax earnings which will become due to the respective taxing authorities in future years. Accordingly, the Parent Company’s balance sheet reflected a deferred tax liability for these prepaid amounts. Effective January 1, 2007, the Company and the Parent Company entered into an agreement that obligates the Parent Company to pay back to the Company the deferred tax amounts based upon a pre-determined payment schedule. The predetermined payment schedule approximates the timing these amounts will be due to the respective taxing authorities. The Company’s balance sheet reflects a deferred tax liability for these amounts until paid to the taxing authorities and a corresponding receivable from the Parent until such prepaid amounts are recovered. At March 31, 2007, the amount of the receivable from the Parent Company and the amount of the deferred tax liability resulting from this arrangement is $4,304,000.

5. Employee Benefit Plans

The Company, as a subsidiary of Brooke Corporation, participates in Brooke Corporation’s defined contribution retirement plan covering substantially all employees. Employees may contribute up to the maximum amount allowed pursuant to the Internal Revenue Code, as amended. The Company may contribute an additional amount to the plan at the discretion of the Board of Directors. No employer contributions were charged to expense for periods ended March 31, 2007 and 2006.

6. Concentration of Credit Risk

The Company maintains cash balances at several banks. At March 31, 2007, the Company had account balances of $4,463,000 that exceeded the insurance limit of the Federal Deposit Insurance Corporation.

At March 31, 2007, the Company, through its qualifying special purposes entity subsidiaries, had $127,763,000 in off-balance sheet debt outstanding to one financial institution, representing 46% of the total assets then sold through qualifying special purpose entities, and had also sold asset-backed securities totaling $66,810,000 to one financial institution, representing 24% of the total assets then sold through qualifying special purpose entities. At March 31, 2007, the Company had sold participation interests in loans totaling $79,237,000 to two financial institutions. This represents 38% of the participation interests then sold.

7. Transactions with Parent Company

At March 31, 2007, the Company is a wholly owned subsidiary of Brooke Corporation. The Company relies on the Parent Company to provide facilities, administrative support, cash management, and legal services. The Company paid a monthly administrative fee of $187,500 in 2007, $150,000 in 2006 these shared services. The total amount paid to the Parent Company for these shared services was $563,600 and $450,000 for the periods ended March 31, 2007 and 2006, respectively.

From time to time, the Parent Company may guarantee contractual performance of the Company in the ordinary course of business.

In January 2007, the Company made a loan to the Parent Company in the amount of $9,500,000 with a maturity date of May 5, 2007. Interest payments are due monthly. The note has a fixed interest rate of 10%. Interest accrued on the loan at March 31, 2007 was $81,000. At March 31, 2007, the Company had no loss exposure as $9,500,000 of the $9,500,000 principal balance was sold without recourse to unaffiliated lenders.

In November 2005, the Company made a loan to the Parent Company in the amount of $5,000,000 with a maturity date of November 15, 2007. Payments of principal and interest are due monthly. The note stated an initial interest rate of 8.5%, with a variable interest rate of 150 basis points over the New York Prime rate. Interest accrued on the loan at March 31, 2007 was $8,000. At March 31, 2007, the Company’s total loss exposure related to this loan was $242,000 as $1,519,000 of the $1,761,000 principal balance was sold without recourse to unaffiliated lenders.

In November 2006, the Company made a loan to the Parent Company in the amount of $7,500,000 with a maturity date of April 15, 2013. Payments of principal and interest are due monthly. The note stated an initial interest rate of 11.75%, with a variable interest rate of 350 basis points over the New York Prime rate. Interest accrued on the loan at March 31, 2007 was $39,000. At March 31, 2007, the Company’s total loss exposure related to this loan was $7,129,000 as none of the $7,129,000 principal balance was sold without recourse to unaffiliated lenders.

Prior to November 2006, the majority of cash required for operations was kept in a common corporate checking account and amounts due to or amounts due from the Parent Company were recorded in the balance sheet as a payable or receivable from the Parent Company. At December 31, 2005, the amount due to the Parent Company for this arrangement was $17,083,000. In conjunction with the close of the subordinated debt offering, the Company no longer keeps cash in a common corporate checking account nor relies on the Parent Company for cash required for operations. At March 31, 2007, the amount due to the Parent Company for this arrangement was $0.

Pursuant to the Servicing and Tax Allocation Agreement for tax years prior to 2006, as discussed in footnote 4, the Company paid the Parent Company amounts for taxes on pretax earnings which will become due to the respective taxing authorities. Accordingly, the Parent Company’s balance sheet reflected a deferred tax liability for these prepaid amounts in future years. Effective January 1, 2007, the Company and the Parent Company entered into an agreement that obligates the Parent Company to pay back to the Company the deferred tax amounts based upon a pre-determined payment schedule. The pre-determined payment schedule approximates the timing these amounts will be due to the respective taxing authorities. The Company’s balance sheet reflects a deferred tax liability for these amounts until paid to the taxing authorities and a corresponding receivable from the Parent Company until such prepaid amounts are recovered. At March 31, 2007, the amount of the receivable from the Parent Company and the amount of the deferred tax liability resulting from this arrangement is $4,304,000.

The amounts due to and due from the Parent Company were netted, and recorded as a parent company receivable or a parent company payable, accordingly. In addition, the amount payable to the Parent Company for currently payable income taxes is reflected as such within the current liabilities section on the consolidated balance sheet.

(in thousands)	March 31, 2007	December 31, 2006
Notes and interest receivable*	$5,910	$8,278
Amount due from (to) parent company	4,304	5,223

Reported as receivable from (payable to) parent	$10,214	$13,501

Amount reported as income tax payable to parent	$(385)	$(782)

*	At March 31, 2007, the Company’s net notes and interest receivable related to the Parent Company loans was $5,910,000, as $12,608,000 of the outstanding principal and interest balance of $18,518,000 was sold without recourse to unaffiliated lenders. At December 31, 2006, the Company’s net notes and interest receivable related to the Parent Company loan was $8,278,000, as $1,497,000 of the outstanding principal and interest balance of $9,775,000 was sold without recourse to unaffiliated lenders.

8. Related Party Information

Transactions with Brooke Corporation, the Parent Company, are described in footnote 7.

In connection with retail insurance agency loans originated, beginning in 2004, the Company entered into Collateral Preservation Agreements with Brooke Franchise Corporation, a wholly owned subsidiary of Brooke Corporation. Under these agreements, Brooke Franchise Corporation provides the Company with collateral preservation services and assistance with loss mitigation of distressed franchise loans. Brooke Franchise Corporation is compensated by upfront and ongoing fees paid by the Company. Compensation paid to Brooke Franchise Corporation for services provided under these agreements was $636,000 and $419,000 for the periods ended March 31, 2007 and 2006, respectively. The amount payable to Brooke Franchise Corporation at March 31, 2007 for services provided under these agreements was $202,000.

In connection with funeral home and managing general agency loans originated, beginning in 2005, the Company entered into Collateral Preservation Agreements with CJD & Associates, L.L.C., a wholly owned subsidiary of Brooke Brokerage Corporation. Under these agreements, CJD & Associates, L.L.C. provides the Company with collateral preservation services and assistance with loss mitigation of distressed loans. CJD & Associates, L.L.C. is compensated by upfront and ongoing fees paid by the Company. Compensation paid to CJD & Associates, L.L.C. for services provided under these agreements was $337,000 and $1,336,000 for the periods ended March 31, 2007 and 2006, respectively. The amount payable to CJD & Associates, L.L.C. at March 31, 2007 for services provided under these agreements was $129,000.

Commencing in December 2006, in connection with managing general agency loans the Company originated, the Company entered into Collateral Preservation Agreements with First Life Brokerage, Inc., a wholly owned subsidiary of First American Capital Corporation, a public company of which Brooke Corporation owned approximately 56% as of March 31, 2007. Under these agreements, First Life Brokerage, Inc. provides the Company with collateral preservation services and assistance with loss mitigation of distressed loans. First Life Brokerage is compensated by upfront and ongoing fees paid by the Company. Compensation paid to First Life Brokerage for services provided under these agreements was $397,000 for the period ended March 31, 2007. The amount payable to First Life Brokerage at March 31, 2007 for services provided under these agreements was $137,000.

In conjunction with loan closings and participation transactions, the Company purchases financial guaranty policies, which are policies that protect the participating lenders against credit losses. The policies are purchased through CJD & Associates, L.L.C. and are issued by DB Indemnity. DB Indemnity is a captive subsidiary of Brooke Investments, Inc. The total cost of these policies for the periods ended March 31, 2007 and 2006 was $408,000 and $269,000, respectively, and the policies provided for total coverage of $24,002,000 and $17,927,000. The amount payable to DB Indemnity for these policies at March 31, 2007 was $129,000. At March 31, 2007 and December 31, 2006, the prepaid insurance expense asset for amounts paid for financial guaranty policies purchased was $1,104,000 and $841,000, respectively. Beginning in the fourth quarter of 2006, the premium amounts are refundable from DB Indemnity to the Company if the policy is cancelled. The policy would be cancelled when the loan insured by the policy is sold as part of an asset-backed securitization. The amount receivable from DB Indemnity for cancelled policies at March 31, 2007 was $0. Brooke Brokerage Corporation is the direct owner of 100% of the ownership interests of CJD & Associates, L.L.C.

At March 31, 2007, the Company had a receivable from Brooke Agency Services Company LLC, a wholly owned subsidiary of Brooke Corporation, for $1,124,000 as a result of the timing of certain securitized loan payments at the end of the year. At December 31, 2006, the Company had a receivable from Brooke Agency Services Company LLC for $463,000 as a result of the timing of certain securitized loan payments at the end of the year. Brooke Agency Services Company LLC is licensed as an insurance agency and was created to serve as the agent of record for property, casualty, life and health insurance offered by Brooke Franchise’s network of franchisees. Brooke Agency Services Company LLC has acquired ownership of franchise agreements from Brooke Corporation and/or Brooke Franchise Corporation as part of an arrangement to preserve collateral on behalf of the Company, as required by the securitization process. Brooke Agency Services Company LLC has contracted with Brooke Corporation and/or Brooke Franchise Corporation for performance of any obligations to agents associated with all such franchise agreements.

At March 31, 2007 and December 31, 2006, related party notes receivable, interest receivable and total loss exposure associated with the notes receivable consist of the following:

(in thousands)	March 31, 2007	December 31, 2006
Brooke Corporation. Various notes receivable with interest rates ranging from 9.75% to 11.75%. Maturities range from November 2007 to April 2013.	$18,391	$9,724
Less: Brooke Corporation loans sold	(12,520)	(1,490)
Brooke Franchise Corporation. Single note receivable with an interest rate of 11.75% and a maturity of September 2015.	1,080	1,099
Less: Brooke Franchise Corporation loans sold	(1,080)	(1,099)
Brooke Investments, Inc. Various notes receivable with interest rates ranging from 11.75% to 12.25%. Maturities range from October 2011 to January 2021.	1,996	2,030
Less: Brooke Investments, Inc. loans sold	(1,687)	(1,714)
CJD & Associates, L.L.C. Single note receivable with an interest rate of 8.75% and a maturity of November 2010.	1,472	1,556
Less: CJD & Associates, L.L.C. loans sold	(1,471)	(1,555)
Plus: Related party loan participations not classified as a true sale	3,861	2,681

Total related party notes receivable, net	10,042	11,232
Interest earned not collected on related party notes *	151	75

Total related party notes and interest receivable, net	$10,193	$11,307

*	The Company has a corresponding liability for interest payable to participating lenders of related party notes in the amounts of $109,000 and $28,000 at March 31, 2007 and December 31, 2006, respectively.

The Company received total interest of $545,000 and $219,000 for the periods ended March 31, 2007 and 2006, respectively, from related party notes receivable listed in the above table, of which $287,000 and $131,000, respectively, was paid to participating lenders.

The Company has sold loans made to the Parent Company and sister companies that have increased (decreased) the gain on sale of notes receivable by $(2,000) and $166,000 at March 31, 2007 and 2006, respectively.

At March 31, 2007 and December 31, 2006, loan participations purchased by related parties and the corresponding interest payable consists of the following:

(in thousands)	March 31, 2007	December 31, 2006
The DB Group, Ltd. Various loan participations with interest rates ranging from 9.25% to 11.50%. Maturities range from July 2007 to June 2021.	$1,274	$1,079
DB Indemnity. Various loan participations with interest rates ranging from 7.75% to 11.50%. Maturities range from July 2007 to May 2017.	3,887	4,266

Total related party loan participations	5,161	5,345
Interest payable to related party loan participations	122	61

Total related party loan participations and interest payable	$5,283	$5,406

The Company paid $87,000 and $62,000 to related party participating lenders for participating interest for the periods ended March 31, 2007 and 2006, respectively.

Michael S. Lowry, President and Chief Executive Officer of Brooke Credit Corporation, and Shawn Lowry, Vice President of Brooke Corporation and President and Chief Executive Officer of Brooke Franchise Corporation are the co-members of First Financial Group, L.C. In June 2001, First Financial Group, L.C., guaranteed 65% of a Brooke Credit Corporation loan to Palmer, L.L.C. of Baxter Springs, Kansas and received a 15% profit interest in Palmer, L.L.C. as consideration. The loan was originated on June 1, 2001 and was paid off on December 28, 2006.

Shawn T. Lowry, President and Chief Executive Officer of Brooke Franchise Corporation and Vice President of Brooke Corporation, and Michael S. Lowry, President and Chief Executive Officer of Brooke Credit Corporation, are the co-members of First Financial Group, L.C. Kyle L. Garst, Senior Vice President of Brooke Franchise Corporation, is the sole manager and sole member of American Financial Group, L.L.C. In October 2001, First Financial Group, L.C. and American Financial Group, L.L.C. each guaranteed 50% of a Brooke Credit Corporation loan to The Wallace Agency, L.L.C. of Wanette, Oklahoma and each received a 7.50% profit interest in The Wallace Agency. The loan was originated on October 15, 2001 and is scheduled to mature on January 1, 2014. At March 31, 2007, all but an immaterial amount of the entire loan principal balance of $305,000 was sold to unaffiliated lenders. The Company’s exposure to loss on this loan totals $210,000, all of which is the recourse obligation by Brooke Credit Corporation on a loan participation balance. First Financial Group, L.C. and American Financial Group, L.L.C. each sold its ownership interest in the Wallace Agency, L.L.C. back to the Wallace Agency, L.L.C. in March 2007.

9. Intangible Assets

There are no intangible assets with indefinite useful lives at March 31, 2007 and December 31, 2006. The intangible assets with definite useful lives have a value of $4,192,000 and $4,760,000 at March 31, 2007 and December 31, 2006, respectively. Of these assets, $4,033,000 and $4,564,000 are recorded as a servicing asset on the balance sheet and $159,000 and $196,000 as the contract database. Amortization expense was $293,000 and $183,000 for the periods ended March 31, 2007 and 2006, respectively.

Amortization expense for intangible assets for the periods ended March 31, 2008, 2009, 2010, and 2011 is estimated to be $1,010,000, $715,000, $590,000, $489,000 and $396,000, respectively.

10. Foreign Currency Translation

In March 2005, the Company formed a New Brunswick, Canada subsidiary, Brooke Canada Funding, Inc. Until February 2006, the subsidiary conducted limited operations and did not own any assets. During February 2006, a $10,000,000 (Canadian dollars) line of credit was established with the Canadian Branch of Fifth Third Bank, as disclosed in footnote 3. The current operation of Brooke Canada Funding, Inc. consists of the funding of loans in Canada for the Company.

The financial position and results of operations of the Canadian subsidiary are determined using local currency, Canadian dollars, as the functional currency. Assets and liabilities of the subsidiary are translated at the exchange rate in effect at each period end. Income statement accounts are translated at the weighted average rate of exchange during the period. Translation adjustments arising from the use of different exchange rates from period to period are included in the cumulative translation adjustment included in accumulated other comprehensive income within shareholders’ equity. The amount of the gross translation adjustment included in accumulated other comprehensive income at March 31, 2007 was $176,000. The amount of the translation adjustment that was allocated to deferred taxes was $65,000 which results in a net effect of $106,000 on accumulated other comprehensive income at March 31, 2007.

11. Significant Event

In November 2006, the Company closed a private placement debt offering consisting of $45,000,000 in 12% per annum fixed-rate notes, with 5% warrants, to a group of accredited institutional investors. Approximately $18.2 million of the loan proceeds were used to repay borrowings used to fund the over-collateralization requirements associated with securitizations previously closed by the Company, and the remainder of proceeds were used to fund the Company’s growing loan portfolio and pay various closing costs associated with the transaction. The direct debt issuance costs related to the note issuance totaled approximately $4,646,000. These costs were deferred and are being amortized using the effective interest method over the life of the notes. This includes warrants issued to the placement agent, Morgan Joseph & Co. Inc., in the amount of 2% of the offering or $900,000. The number of shares exercisable under the placement agent warrants is 100,446. The total amount of amortization resulting from debt issuance costs for the period ended March 31, 2007 was $109,000. The maturity date of the senior secured notes is April 30, 2013. No principal payments are required until maturity. The notes are collateralized by a lien on substantially all of the Company’s assets, including accounts, general intangibles and instruments, but are not collateralized by loans sold to warehouse special purpose entities and membership interest of certain special purpose entities. In addition, the secured parties have agreed to release their interest in loans sold to participating lenders and securitization special purpose entities.

The Company is permitted to prepay the notes, in whole or in part, any time after November 1, 2009; however, a prepayment premium does apply. If the notes are prepaid between November 1, 2009 and October 31, 2010, a prepayment penalty of 6% applies. If the notes are prepaid between November 1, 2010 and October 31, 2011, a prepayment penalty of 3% applies. If prepaid after October 31, 2011 no prepayment penalty will be charged. A change of control event could cause the note holders to require the Company to prepay the notes in part or in full. Certain of the mandatory repurchase events are outside the control of the Company.

The notes contain the following financial covenants: maximum prepayment rate on the Company’s loan portfolio of 20%; maximum loan loss rate of 1.5%; minimum fixed charge coverage ratio as scheduled; maximum cash leverage ratio as scheduled; and maximum total leverage ratio as scheduled. The notes also contain other restrictions, including but not limited to: the incurrence of indebtedness and liens; the reorganization, transfer and merger of the Company; the disposal of its properties other than in the ordinary course of business; entering into transaction with affiliates or into material agreements other than in the ordinary course of business; entering into pledge and negative pledge agreements; and the declaration of dividends, except in limited circumstances.

In conjunction with this financing, the Company issued warrants to the noteholders to acquire 5% of the Company’s common stock for a nominal exercise price ($0.01), subject to anti-dilution adjustments. The number of shares which may be obtained upon the exercise of these warrants is 338,262. These warrants were exercisable immediately and expire on October 31, 2014, eight years from the date of the debt offering closing.

The noteholder warrants contain an automatic cashless exercise provision if, at the expiration date, there are amounts unexercised. The noteholder warrants also contain a buy back or “put” option that gives the holder the right to require the Company and/or the Parent Company to purchase all or a portion of the outstanding warrants or warrant shares at any time during the put period. The put period is the earlier of: 5 years after the close of the offering; or upon acceleration of the notes; or upon 30 days after a breach of covenant or agreement; or upon a mandatory repurchase event (as defined in the note and warrant purchase agreement, which definition includes certain changes of control in the Company, the Parent Company and certain affiliates). In contrast, the Company holds a call option that enables the Company to call the outstanding noteholder warrants or warrant shares at any time during the call period. The call period is the earlier of five years after the close of the offering or upon a mandatory repurchase event (as defined in the note and warrant purchase agreement which definition includes certain changes of control in the Company, the Parent Company and certain affiliates). The aggregate purchase price payable by the Company and/or the Parent Company to settle the put or call is the number of warrants or warrant shares multiplied by the appraised value of the Company per share, less the number of warrants or warrant shares multiplied by the exercise price. The Company and/or the Parent Company would be required to settle the put or call in cash.

Neither the noteholder warrants nor the shares issuable upon exercise of the noteholder warrants have been registered pursuant to the Securities Act of 1933. The noteholder warrants do contain piggyback registration rights and demand registration rights in certain circumstances. Six months after a qualifying initial public offering (which is defined as a public offering of shares of the company from which aggregate gross proceeds from such offering and prior public offerings equals or exceeds $50,000,000 and the shares are listed on either the New York Stock Exchange or NASDAQ Global Market), the holders of at least 50% of all warrants or warrant shares can demand registration that could require the Company to use its best efforts to effect a registration. However, in the event an effective registration is not obtained, the agreements do not contain a specific provision requiring cash settlement of the warrants or warrant shares. In the event of a qualified initial public offering, certain of the provisions of the warrants are extinguished, such as certain covenants, put provisions, and anti-dilution protection.

The noteholders warrants were granted a “claw back” right with respect to the valuation of the Company in the event of a warrant call. In the event the Company calls the warrants and thus pays the warrant holders the then current market value of the warrant or warrant shares and within nine months completes a transaction that values the Company at greater than 110% of the per share price paid at the time of the call, the warrant holders would be entitled to additional consideration. The amount that would be due to the warrant holders is the amount to make them “whole”, as if the warrants had been called at the more recent and higher price.

The detachable noteholder warrants are within the scope of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS 150 requires issuers to classify as liabilities (or assets under certain circumstances) free-standing financial instruments which, at inception, require or may require an issuer to settle an obligation by transferring assets. SFAS 150 requires the detachable warrants issued to the noteholders to be classified as a liability. Upon commencement of the put period or five years from the date of close, the holders of these warrants could exercise their rights to force the Company to repurchase the warrants and/or warrant shares at the appraised value of the common stock, less the warrant exercise price of $0.01 per share. The fair market value of the warrants at the close of the offering, on November 1, 2006, was $2,737,000, using a valuation model obtained from CBIZ Valuation Group, LLC, a third-party valuation expert.

As of March 31, 2007, the fair market value of these warrants was $2,703,000. The decrease in the fair market value from December 31, 2006 to March 31, 2007 required the Company to record a decrease in the value of the puttable warrant liability and reduce interest expense of approximately $118,000 for the period ended March 31, 2007, in accordance with SFAS 150. At each balance sheet date, any change in the calculated fair market value of the warrant obligation must be recorded as additional interest costs or financing income. Since the exercise price of the warrants is nominal, the change in the fair market value of the warrants represents a reduction of cost for the period.

Also in accordance with SFAS 150, the noteholder warrants were initially recorded as a discount to the notes based on the fair market value of the warrants at November 1, 2006, or approximately $2,737,000. The discount on the notes will be amortized over the life of the notes using the effective interest method. The amount of amortization resulting from discount accretion for the period ended March 31, 2007 was $63,000.

In conjunction with this financing, the Company issued warrants to the placement agent, Morgan Joseph & Co. Inc., to acquire 2% of the offering or $900,000 worth of common stock for a nominal exercise price ($0.01), subject to anti-dilution adjustments. The number of shares exercisable under these warrants is 100,446. The valuation model discussed above was used to determine the number of warrant shares issuable to the placement agent to affect the $900,000 (2% of debt offering) value owed to the placement agent. These warrants were exercisable immediately and expire on October 31, 2011, five years from the date of the debt offering closing. The placement agent warrants are not within the scope of SFAS 150, but do qualify for the scope exception in paragraph 11 of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, and do qualify for equity treatment under EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”. As mentioned above, the placement agent warrants are a direct issuance cost and are deferred as such and amortized over the life of the notes.

The placement agent warrants contain an automatic cashless exercise provision if, at the expiration date, there are amounts unexercised. Neither the placement agent warrants nor the shares issuable upon exercise of the placement agent warrants have been registered pursuant to the Securities Act of 1933. The placement agent warrants do contain piggyback registration rights in certain circumstances. However, in the event an effective registration is not obtained, the agreements do not contain a specific provision requiring cash settlement of the warrants or warrant shares. In the event of a qualified initial public offering, certain of the provisions of the warrants are extinguished, such as certain covenants and anti-dilution protection.

The noteholder and placement agent warrant agreements contain rights to special distributions, including cash dividends. However, pursuant to the note agreement, the Company is restricted from making distributions other than in limited circumstances.

On April 30, 2007, the Parent Company entered into an Amended and Restated Agreement and Plan of Merger by which Brooke Credit Corporation, its finance company subsidiary, will merge with Oakmont Acquisition Corp. (“Oakmont”). The merger agreement amended and restated in its entirety the Agreement and Plan of Merger dated February 8, 2007 entered into by Oakmont, Oakmont Kanses, Inc, a wholly owned subsidiary of Oakmont, Brooke Credit and Brooke Corporation. The planned merger will result in Brooke Credit becoming a public company with Brooke Corporation as its largest shareholder.

Oakmont is a blank check or special purpose acquisition company (SPAC) formed for the purpose of investing in an operating business to build long-term shareholder value. Oakmont was founded by Robert J. Skandalaris and Michael Azar, two executives with significant public company experience. At September 30, 2006, Oakmont had approximately $48,613,000 in cash available for effecting a business combination.

Under the terms of the agreement and subject to the necessary approvals, the Company will merge with and into Oakmont, with the surviving company operating under the name of Brooke Credit Corporation. At closing, the Parent Company and other shareholders and warrant holders of the Company will receive merger consideration of 17,455,000 shares of Oakmont common stock with a value of approximately $104,731,000, assuming a $6.00 stock price. The Parent Company and other shareholders and warrant holders will receive an additional 4,000,000 shares of Oakmont common stock should the Company achieve adjusted earnings (as defined in the definitive Agreement and Plan of Merger) of $15,000,000 in 2007, and an additional 1,000,000 million shares should the Company achieve adjusted earnings of $19,000,000 based on the same computation in 2008. The contingent consideration has a value of approximately $30,000,000, assuming a $6.00 stock price.

At the closing of the transaction, the Parent Company and the other former shareholders of the Company will own approximately 58.2% of the outstanding shares of common stock of Oakmont. Giving effect to the increased shares in the event the financial goals are achieved during 2007 and 2008, the Parent Company and the other former shareholders of the Company would own approximately 63.6% respectively, of the outstanding shares of common stock of Oakmont. These percentages of the Parent Company’s ownership of Oakmont common stock do not reflect the effect of any exercise of any outstanding Oakmont warrants; however, do reflect the effect of outstanding Company warrants. If all of Oakmont outstanding warrants are exercised, then the Company would receive up to approximately $85,752,000 in additional equity, and the ownership interests of the Parent Company and the other former shareholders of the Company would decrease to approximately 41.8% respectively, of Oakmont’s outstanding shares, assuming the 2007 and 2008 financials goals are achieved, and approximately 36.1% respectively, of outstanding shares if the financial goals are not achieved. The available cash of Oakmont is expected to be used for working capital, possible finance company acquisitions and to grow the Company’s loan portfolio.

13. New Accounting Standards

In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS 155, “Accounting for Certain Hybrid Instruments”, an amendment of SFAS 133 and 140. The provisions of this standard allow financial instruments that have embedded derivatives to be accounted for as a whole instrument if the holder elects to account for the whole instrument on a fair value basis, and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. The new standard also amends SFAS 140 to eliminate the prohibition on a qualifying special purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006, which, for the Company, is fiscal year 2007. The residual interests in securitizations are freestanding instruments, not hybrid instruments, and do not contain any material embedded derivatives requiring separation from the host contract. The Company does not anticipate a material effect on its consolidated financial statements by the issuance of SFAS 155.

In March 2006, the FASB issued an amendment to SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” The amendment was SFAS 156, “Accounting for Servicing of Financial Assets.” This Statement requires servicing assets and liabilities to be initially valued at fair value. This provision does not have a material impact to the Company’s financial statements, as the servicing assets and liabilities have initially been valued at fair value. In addition, this Statement permits an entity to choose to continue to amortize servicing rights in proportion to and over the period of estimated net servicing income, as currently required under SFAS 140, or report servicing rights at fair value at each reporting date and report changes in fair value in earnings in the period in which the changes occur. The effective date of this Statement is as of the beginning of the first fiscal year that begins after September 15, 2006, which, for the Company, is fiscal year 2007. However, the Company elected to early adopt this Statement as of December 31, 2005 and continues to value servicing assets and liabilities based on the amortization method. Therefore, there is not a material impact to the financial statements.

On July 14, 2006, the FASB issued Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes,” an Interpretation of SFAS 109, “Accounting for Income Taxes.” FIN 48 prescribes guidance to address inconsistencies among entities with the measurement and recognition in accounting for income tax positions for financial statement purposes. Specifically, FIN 48 addresses the timing of the recognition of income tax benefits. FIN 48 requires the financial statement recognition of an income tax benefit when the company determines that it is more-likely-than-not that the tax position will be ultimately sustained. FIN 48 is effective for fiscal years beginning after December 15, 2006, which, for the Company, is fiscal year 2007. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which provides enhanced guidance for using fair value measurements in financial reporting. While the standard does not expand the use of fair value in any new circumstance, it has applicability to several current accounting standards that require or permit entities to measure assets and liabilities at fair value. This standard defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. Application of this standard is required for the Company beginning in 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

In September 2006, the FASB issued SFAS 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” This statement is effective as of the end of the fiscal year ending after December 15, 2006, which, for the Company, is fiscal year 2007. The Company believes this will not have a material impact to the financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for an entity’s first fiscal year that begins after November 15, 2007, which, for the Company, is fiscal year 2008. Management is currently assessing what impact, if any, the application of this standard could have on the Company’s results of operations and financial position.

14. Reclassifications

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Oakmont Acquisition Corp.

We have audited the accompanying balance sheet of Oakmont Acquisition Corp. (a corporation in the development stage) as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the period from April 15, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oakmont Acquisition Corp. as of December 31, 2005, and the results of its operations and its cash flows for the period from April 15, 2005 (inception) to December 31, 2005 in conformity with United States generally accepted accounting principles.

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP

New York, New York

March 23, 2006

Report of Independent Registered Public Accountant

To the Board of Directors

Oakmont Acquisition Corp.

33 Bloomfield Hills Parkway, Suite 240

Bloomfield Hills, MI 48304

We have audited the accompanying consolidated balance sheets of Oakmont Acquisition Corp. as of December 31, 2006 and the related statement of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessment of the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Oakmont Acquisition Corp. as of December 31, 2006 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 10 to the financial statements, the Company will be forced to liquidate if a business combination is not completed by July 18, 2007. The financial statements do not include any adjustments that might be necessary in the event the Company cannot continue in existence.

Respectfully,

/s/ Freedman & Goldberg
Freedman & Goldberg Certified Public Accountants Farmington Hills, MI March 8, 2007

Oakmont Acquisition Corp.

(a corporation in the development stage)

Balance Sheet

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

CONDENSED BALANCE SHEETS

	December 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash	$61,662	$894,856
Cash held in trust fund (Note 1)	48,880,325	47,081,111
Deferred Tax Asset	170,848	49,730
Prepaid expenses	21,500	25,959

Total current assets	$49,134,335	$48,051,656

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$386,066	$12,199
Accrued federal taxes	133,843	198,132
Accrued franchise taxes	18,101	29,139
Deferred trust income	505,927	146,264

Total current liabilities	1,043,937	385,734

Common stock, subject to possible conversion, 1,714,176 shares at conversion value (Note 7)	9,265,250	9,265,250

Stockholders' Equity:
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value
Authorized 35,000,000 shares
Issued and outstanding 10,575,166 shares which includes 1,714,176 subject to possible conversion	1,058	1,058
Additional paid-in-capital	38,119,599	38,119,599
Accumulated earnings during development stage	704,491	280,015

Total stockholders' equity	38,825,148	38,400,672

Total liabilities and stockholders' equity	$49,134,335	$48,051,656

See notes to financial statements.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Statement of Operations

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

CONDENSED STATEMENT OF OPERATIONS

	Cumulative from April 15, 2005 (inception) to December 31, 2006	For the Twelve Months Ended December 31, 2006	For the period from April 15, 2005 (inception) to December 31, 2005
Income:
Interest Income	$2,024,972	$1,439,551	$585,421

Expenses:

Professional Fees	756,598	699,192	37,420

Franchise and capital taxes	70,664	41,525	29,139

Business meals, travel, entertainment	16,788	13,010	1,582

Rent and office	133,257	90,954	42,097

Insurance	60,000	40,000	20,000

Other formation and operating costs	27,744	23,366	26,766

Total Expenses	1,065,051	908,047	157,004

Income before taxes	959,921	531,504	428,417

Provision for income taxes	255,430	107,028	148,402

Net income	$704,491	$424,476	$280,015

Earnings per share - basic and diluted	$0.08	$0.04	$0.04

Weighted average shares outstanding - basic and diluted	9,278,099	10,575,166	7,457,216

See notes to financial statements.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Statement of Stockholders’ Equity

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in-Capital	Earnings accumulated during the development stage	Total
	Shares	Amount
Sale of 2,000,000 shares of common stock to initial stockholders on April 15, 2005 at $0.125 per share	2,000,000	$200	$24,800		$25,000

Sale of 8,000,000 units, net of underwriters' discount and offering expenses (includes 1,599,200 shares subject to possible conversion) on July 18, 2005	8,000,000	800	44,171,458		44,172,258

Proceeds subject to possible conversion of 1,599,200 shares			(8,623,686)		(8,623,686)

Proceeds from issuance of option			100		100

Sale of 575,166 units, net of underwriters' discount and offering expenses (includes 114,976 shares subject to possible conversion) on July 26, 2005	575,166	58	3,188,491		3,188,549

Proceeds subject to possible conversion of 114,976 shares			(641,564)		(641,564)

Net income				280,015	280,015

Balance, December 31, 2005	10,575,166	1,058	38,119,599	280,015	38,400,672

Net income for the period				424,476	424,476

Balance, December 31, 2006	10,575,166	$1,058	$38,119,599	$704,491	$38,825,148

See notes to financial statements.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Statement of Cash Flows

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

CONDENSED STATEMENT OF CASH FLOWS

	Cumulative from April 15, 2005 (inception) to December 31, 2006	For the Twelve Months Ended December 31, 2006	For the period from April 15, 2005 (inception) to December 31, 2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$704,491	$424,476	$280,015

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Accrued interest on treasury bills held in Trust Fund	(2,530,899)	(1,799,214)	(731,685)

Increase (Decrease) in capital taxes payable	18,101	(11,038)	29,139

Increase (Decrease) in income taxes payable	133,843	(64,289)	198,132

Increase in deferred interest	505,927	359,663	146,264

(Increase) in deferred tax	(170,848)	(121,118)	(49,730)

(Increase) Decrease in prepaid expenses	(21,500)	4,459	(25,959)

Increase in accounts payable and accrued expenses	386,066	373,867	12,199

Net cash used by operating activities	(974,819)	(833,194)	(141,625)

CASH FLOWS FROM INVESTING ACTIVITIES

Cash deposited in Trust Fund	(46,349,426)	—	(46,349,426)

	(46,349,426)	—	(46,349,426)
CASH FLOWS FROM FINANCING ACTIVITIES

Gross proceeds from public offering	51,450,996	—	51,450,996

Proceeds from notes payable, stockholders	75,000	—	75,000

Repayment of notes payable, stockholders	(75,000)	—	(75,000)

Proceeds from sale of shares of common stock	25,000	—	25,000

Proceeds from issuance of option	100	—	100

Costs of the public offering	(4,090,189)	—	(4,090,189)

Net cash provided by financing activities	47,385,907	—	47,385,907

Net increase (decrease) in cash	$61,662	$(833,194)	$894,856

Cash at beginning of period	—	894,856	—

Cash at end of period	$61,662	$61,662	$894,856

See notes to financial statement

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

1.	Organization And Business Operations	Oakmont Acquisition Corp. (the “Company”) was incorporated in Delaware on April 15, 2005 as a blank check company whose objective is to acquire an operating business.

The registration statement for the Company’s initial public offering (“Offering”) for 8,000,000 Units (“Units”) was declared effective July 12, 2005. The Company consummated the offering on July 18, 2005 and, on July 26, 2005, the underwriter exercised its over-allotment option for 575,166 Units, with the Company receiving aggregate net proceeds of approximately $47,361,000 (Note 3). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Offering, although substantially all of the net proceeds of this Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. An amount of $46,349,426 of the net proceeds is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940. This amount has been invested in a tax free interest fund which is recorded at market value of $48,880,325 at December 31, 2006, (December 31, 2005; $47,081,111). The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s officers have severally agreed that they will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that these officers will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used for tax payments and business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering (such date was January 18, 2007), or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. (such date is July 18, 2007). The Company has satisfied the extension criteria (see Note 4). In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units issued in the Offering as discussed in Note 2).

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

2.	Summary of Significant Accounting Policies	This summary of significant accounting policies of Oakmont Acquisition Corp. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities purchased with maturity dates of three months or less to be cash equivalents. The Company maintains its cash balances in a bank with balances insured by the FDIC up to $100,000. At December 31, 2006, the Company’s balance in its checking account was within the FDIC insurable limit. Funds in the Trust account, $48,880,325 as at December 31, 2006 ($47,081,111 as at December 31, 2005) are uninsured.

Earnings Per Share

Basic earnings per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share reflects the additional dilution for all potentially dilutive securities such as stock warrants and options. The effect of the 17,150,332 outstanding warrants issued in connection with the Offering described in Note 3 has not been considered in diluted earnings per share since the warrants are contingently exercisable. The effect of the 720,000 Units included in the underwriter’s purchase option, as described in Note 3, along with the warrants underlying such units, has not been considered in the diluted earnings per share calculation since the market price of the option was less than the exercise price during the period.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company’s financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Deferred Tax

Deferred income taxes are provided for the differences between the basis of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. For income tax purposes, the Company records income and expenses on an accrual basis.

Recently Issued Accounting Pronouncements

In February of 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which is intended to simplify the accounting and improve the financial reporting of certain hybrid financial instruments. (i.e., derivatives embedded in other financial instruments). The statement amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities – a replacement of FASB Statement No. 125. SFAS No. 155 is effective for all financial instruments issued or acquired after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently evaluating the impact of SFAS No. 155 will have on its financial statements, if any.

In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statements of Financial Accounting Standards (“SFAS”) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115”. SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15. 2007. Management is currently evaluating the effect that adoption of this statement will have on the Company’s consolidated financial position and results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS 109. “Accounting For Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

In September 2006. the FASB issued SFAS No. 157, “Fair Value Measurements”. This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. We have not determined the effect, if any, the adoption of this statement will have on our results of operations or financial position.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

3.	Initial Public Offering	In connection with the Offering and the underwriter’s exercise of its overallotment option, the Company sold 8,575,166 Units in July 2005. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering, the Company paid the underwriters an underwriting discount of 7% of the gross proceeds of the Offering.

In connection with the Offering, the Company also issued an option to the underwriters, for $100, to purchase up to a total of 720,000 Units. The Units issuable upon exercise of this option are identical to those offered by the prospectus, except that each of the Warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $5.70. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a Business Combination and one year from the date of the offering and expiring five years from the date of the offering. In lieu of exercise, the option may be converted into units (i.e., a “cashless exercise”) to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder.

The sale of the option has been accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model that the fair value of the option on the date of sale was approximately $513,410, using an expected life of four years, volatility of 18.5% and a risk-free interest rate of 3.85%.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

4.	Proposed Merger	On February 8, 2007, Oakmont Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oakmont Kansas, Inc., Brooke Credit Corporation (“BCC”) and Brooke Corporation (“Brooke”). Under the terms of the Merger Agreement, BCC will be merged with and into Oakmont Kansas (the “Merger”) following the merger of Oakmont and Oakmont Kansas.

Pursuant to the Merger Agreement, BCC will merge with and into Oakmont Kansas, with the surviving company operating under the name of “Brooke Credit Corporation.” At closing, Brooke and the warrant holders of BCC will receive merger consideration of approximately 17.5 million shares of Oakmont Kansas common stock with a current value of approximately $97.5 million (based upon the $5.57 closing price of the Company’s common stock on the OTC Bulletin Board on February 28, 2007). Brooke and the warrant holders of BCC will receive an additional 4.0 million shares of Oakmont Kansas common stock should BCC achieve adjusted earnings (as defined in the Merger Agreement) of $15.0 million in 2007, and an additional 1.0 million shares should BCC achieve adjusted earnings of $19.0 million based on the same computation in 2008. The contingent consideration has a current value of approximately $27.9 million (based on the $5.57 closing price of the Company’s common stock on the OTC Bulletin Board on February 28, 2007).

The transaction has been approved by the boards of Oakmont, Brooke and BCC, but is subject to customary closing conditions including the approval of Oakmont’s stockholders. In addition, the closing is conditioned on the holders of fewer than 20% of the shares of common stock of Oakmont issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Oakmont’s certificate of incorporation. The transaction is scheduled to close during the second quarter of 2007.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

For a more complete discussion of Brooke Credit Corporation and the proposed business combination, including the risks that are applicable to the Company with respect to its acquisition of Brooke Credit Corporation, see the Company’s Current Report on Form 8-K dated February 8, 2007 and filed with the SEC on the same date, and the Preliminary Proxy Statement of the Special Meeting of Stockholders to be filed with the SEC during March 2007.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

5.	Income Taxes	Components of the provision for income taxes are as follows:

			2006	2005

		Current	$(228,146)	$(198,132)
		Deferred – Federal	121,118	49,730
		– State	—	—

		Total provision for income taxes	$(107,028)	$(148,402)

		Differences between taxes calculated using the statutory income tax rate of 34% and the provision for income taxes were as follows:

			2006	2005

		Income Before Income Taxes	$531,504	$428,417

		Statutory Federal Income Tax	(180,711)	(145,662)
		Non-Deductible Meal & Entertainment	1,398	373

		Tax Exempt Interest	90,882	—

		Other Book/Tax Differences	(18,597)	(3,113)

		Total Provision for Income Tax	$(107,028)	$(148,402)

		The net deferred tax asset (liability) consists of the following:

			2006	2005

		Deferred interest income	$153,848	$49,730
		Deferred Expenses	17,000	—

			$170,848	$49,730

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Under FASB 109, a deferred tax assets is to be reduced by a valuation allowance, when based on the weight of available evidence, it is more likely than not that some portion or all the of the deferred tax assets will not be realized. The opinion indicates that both positive and negative evidence needs to be considered. The Company believes that there is more positive than negative evidence that support the position that it is more likely than not that the deferred tax assets will be realized and, therefore, no valuation reserves have been established.

6.	Commitments and Related Party Transactions	The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of four Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. The statement of operations for the period from April 15, 2005 to December 31, 2006 includes $133,257 related to this agreement of which $37,500 is included in accounts payable as at December 31, 2006 ($0 as at December 31, 2005).

		Pursuant to letter agreements dated April 15, 2005 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

Oakmont Acquisition Corp.

(a corporation in the development stage)

Notes to Financial Statements

Pursuant to an agreement, the Initial Stockholders are entitled to registration rights with respect to their founding shares. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after the date on which these shares of common stock are released from escrow. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company’s Chief Executive Officer, Robert J. Skandalaris, and its President, Michael C. Azar, agreed with the underwriters that within the first forty trading days after separate trading of the Warrants has commenced, they or certain of their affiliates or designees would collectively purchase up to 1,600,000 Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after the Company has completed a business combination. The Warrants may trade separately on the 90th day after the offering unless the underwriters determine that an earlier date is acceptable. During October 2005, Mr. Skandalaris and Mr. Azar satisfied their commitment to purchase up to 1,600,000 Warrants in the public marketplace.

7.	Convertible Stock

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

Accordingly, 19.99% of the net proceeds from the initial offering, $9,265,250 as at December 31, 2006 and December 31, 2005, respectively has been classified as common stock subject to possible conversion in the accompanying balance sheet and 19.99% of the related interest earned on the Treasury Bills, $505,927 as of December 31, 2006, (December 31, 2005 $146,264) has been recorded as deferred interest.

8.	Preferred Stock	The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

9.	Common Stock	At December 31, 2006, 19,310,332 shares of common stock were reserved for issuance upon exercise of redeemable warrants and underwriters’ unit purchase option.

10.	Going Concern	We expect that the Merger Agreement referenced in Note 4 will be consummated in the second quarter of 2007, after the required approval by our stockholders, and the financial statements have been prepared assuming the Company will continue as a going concern. However, if we do not complete the business combination by July 18, 2007, we will be forced to dissolve and liquidate.

11.	Supplemental Disclosure	Certain accounts in the prior-year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements.

12.	Supplemental Disclosure	The Company exercised its right to terminate the Amended and Restated Purchase Agreement with One Source Equipment Rental, LLC, et al. in a letter dated January 17, 2007. Refer to Form 8-K filed February 5, 2007 for additional detail.

13.	Supplemental Disclosures

Cash paid for federal income taxes was $292,435 for the year ended December 31, 2006 and -0- for the period April 15, 2005 (inception) to December 31, 2005.

Total interest received was $2,530,899 for the year ended December 31, 2006 and -0- for the period April 15, 2005 (inception) to December 31, 2005.

14.	Event (unaudited) Subsequent to the Date of the Independent Auditor’s Report

Subsequent to the filing of Oakmont’s annual report on Form 10-KSB filed with the SEC on March 14, 2007 and Oakmont’s preliminary proxy statement on Schedule 14A filed with the SEC on March 13, 2007 for which these financial statements for the year ended December 31, 2006 were included, Oakmont entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Brooke Credit Corporation (“the Company”) and Brooke Corporation (“Parent”) on April 30, 2007. The Merger Agreement amended and restated in its entirety the Agreement and Plan of Merger dated February 8, 2007 entered into by Oakmont, Oakmont Kansas, Inc., a wholly-owned subsidiary of Oakmont, the Company and Parent. This Note 14 updates the terms of Note 4 included in the financial statements for the year ended December 31, 2006.

Pursuant to the Merger Agreement, the Company will merge with and into Oakmont with Oakmont surviving and the combined Company renamed “Brooke Credit Corporation.” At closing, Brooke Corp. and any persons who became stockholders of Brooke Credit pursuant to previous management incentive plans will receive merger consideration of approximately 15.1 million shares of the combined company’s common stock with a current value of approximately $86.7 million, based on the closing stock price of $5.74 as reported on the Over-the-Counter Bulletin Board (OTCBB) on April 30, 2007, the date of the Merger Agreement. In addition, approximately 1.2 million shares of the combined company’s common stock will be reserved for issuance in connection with the warrants to purchase Brooke Credit shares that are assumed by the combined company and approximately 1.2 million shares of the combined company’s common stock will be issued or reserved for issuance in connection with stock or options expected to be granted pursuant to Brooke Credit’s 2007 Equity Incentive Plan. An additional 4.0 million shares of the combined company’s common stock will be issued to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, should the combined company achieve adjusted earnings (as defined in the Merger Agreement) of $15.0 million in 2007. An additional 1.0 million shares of the combined company’s common stock will be issued to former Brooke Credit stockholders, or reserved for issuance pursuant to assumed warrants and converted options, as applicable, should the combined company achieve adjusted earnings of $19.0 million in 2008. The contingent consideration has a current value of approximately $28.7 million, based on the closing stock price of $5.74 as reported on the OTCBB on April 30, 2007.

The transaction has been approved by the boards of Oakmont, Brooke Corporation and Brooke Credit Corporation, but is subject to customary closing conditions including the approval of Oakmont’s stockholders. In addition, the closing is conditioned on the holders of fewer than 20% of the shares of common stock of Oakmont issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Oakmont’s certificate of incorporation. Oakmont and Brooke Credit Corporation will use their best efforts to cause the closing to occur on or before June 29, 2007.

All of Oakmont’s stockholders prior to the Offering, including all of the officers and directors of Oakmont (“Initial Stockholders”), have agreed to vote their 2,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of Oakmont (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

For a more complete discussion of Brooke Credit Corporation and our proposed business combination, including the risks that are applicable to Oakmont with respect to our acquisition of Brooke Credit Corporation, see our Current Report on Form 8-K dated April 30, 2007 and filed with the SEC on May 2, 2007, and our Preliminary Proxy Statement on Schedule 14A to be filed with the SEC on May 2, 2007 for our Special Meeting of Stockholders.

PART 1. CONDENSED FINANCIAL INFORMATION

Item 1. Condensed Financial Statements

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

CONDENSED BALANCE SHEETS

Unaudited

	March 31, 2007	December 31, 2006
ASSETS

Current assets:
Cash	$7,919	$61,662
Cash held in trust fund (Note 2)	49,228,191	48,880,325
Deferred Tax Asset	212,210	170,848
Prepaid expenses	26,908	21,500

Total current assets	$49,475,228	$49,134,335

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$434,529	$386,066
Accrued federal taxes	—	133,843
Accrued franchise taxes	16,800	18,101
Bank loan	150,000	—
Related party loan	10,000	—
Deferred trust income	575,465	505,927

Total current liabilities	1,186,794	1,043,937

Common stock, subject to possible conversion, 1,714,176 shares at conversion value (Note 2)	9,265,250	9,265,250

Stockholders’ Equity:
Preferred stock, $.0001 par value
Authorized 1,000,000 shares; none issued	—	—
Common stock, $.0001 par value
Authorized 35,000,000 shares
Issued and outstanding 10,575,166 shares which includes 1,714,176 subject to possible conversion	1,058	1,058
Additional paid-in-capital	38,119,599	38,119,599
Accumulated earnings during development stage	902,527	704,491

Total stockholders’ equity	39,023,184	38,825,148

Total liabilities and stockholders’ equity	$49,475,228	$49,134,335

See notes to condensed financial statements

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

CONDENSED STATEMENT OF OPERATIONS

Unaudited

	Cumulative from April 15, 2005 (inception) to March 31, 2007	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
Income:
Interest Income	$2,303,300	$278,328	$381,864

Expenses:
Professional Fees	812,769	56,171	55,523
Franchise and capital taxes	88,101	17,437	11,681
Business meals, travel, entertainment	25,420	8,632	7,870
Rent and office	155,757	22,500	23,247
Insurance	70,000	10,000	10,000
Other formation and operating costs	34,658	6,914	2,710

Total Expenses	1,186,706	121,654	111,031

Income before taxes	1,116,594	156,673	270,833
Provision for income taxes	214,067	(41,362)	92,083

Net income	$902,527	$198,036	$178,750

Earnings per share—basic and diluted	$0.10	$0.02	$0.02

Weighted average shares outstanding—basic and diluted	9,441,366	10,575,166	10,575,166

Various expenses for the period April 15, 2005 (inception) to

March 31, 2007, have been reclassified to correspond with

current account groupings.

See notes to condensed financial statements

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

CONDENSED STATEMENT OF CASH FLOWS

Unaudited

	Cumulative from April 15, 2005 (inception) to March 31, 2007	For the Three Months Ended March 31, 2007	For the Three Months Ended March 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$902,527	$198,036	$178,750
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Accrued interest on treasury bills held in Trust	(2,878,765)	(347,866)	(477,270)
Increase (Decrease) in capital taxes payable	16,800	(1,301)	(17,483)
Increase (Decrease) in income taxes payable	0	(133,843)	(147,918)
Increase in deferred interest	575,465	69,538	95,406
(Increase) in deferred tax	(212,210)	(41,362)	—
(Increase) Decrease in prepaid expenses	(26,908)	(5,408)	12,752
Increase in accounts payable and accrued expenses	434,529	48,463	39,952

Net cash used by operating activities	(1,188,562)	(213,743)	(315,811)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash deposited in Trust Fund	(46,349,426)	—	—

	(46,349,426)	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from public offering	51,450,996	—	—
Proceeds from notes payable, stockholders	75,000	—	—
Repayment of notes payable, stockholders	(75,000)	—	—
Proceeds from bank loan	150,000	150,000	—
Proceeds from loan from related party	10,000	10,000	—
Proceeds from sale of shares of common stock	25,000	—	—
Proceeds from issuance of option	100	—	—
Costs of the public offering	(4,090,189)	—	—

Net cash provided by financing activities	47,545,907	160,000	—

Net increase (decrease) in cash	$7,919	$(53,743)	$(315,811)

Cash at beginning of period	—	61,662	894,856

Cash at end of period	$7,919	$7,919	$579,045

See notes to condensed financial statements

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

Unaudited

	Common Stock		Additional Paid-in- Capital	Earnings accumulated during the development stage	Total
	Shares	Amount
Sale of 2,000,000 shares of common stock to initial stockholders on April 15, 2005 at $0.125 per share	2,000,000	$200	$24,800		$25,000
Sale of 8,000,000 units, net of underwriters’ discount and offering expenses (includes 1,599,200 shares subject to possible conversion) on July 18, 2005	8,000,000	800	44,171,458		44,172,258

Proceeds subject to possible conversion of 1,599,200 shares			(8,623,686)		(8,623,686)

Proceeds from issuance of option			100		100

Sale of 575,166 units, net of underwriters’ discount and offering expenses (includes 114,976 shares subject to possible conversion) on July 26, 2005	575,166	58	3,188,491		3,188,549
Proceeds subject to possible conversion of 114,976 shares			(641,564)		(641,564)
Net income				704,491	704,491

Balance, December 31, 2006	10,575,166	1,058	38,119,599	704,491	38,825,148
Net income for the period				198,036	198,036

Balance, March 31, 2007	10,575,166	$1,058	$38,119,599	$902,527	$39,023,184

See notes to condensed financial statements

OAKMONT ACQUISITION CORP.

(A Corporation in the Development Stage)

NOTES TO CONDENSED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The condensed financial statements at March 31, 2007 and for the three months ended March 31, 2007 and for the period from April 15, 2005 (inception) to March 31, 2007 are unaudited and include the accounts of Oakmont Acquisition Corporation (a corporation in the development stage) (the “Company”).

In the opinion of management, all adjustments (consisting of normal accruals) have been made that are necessary to present fairly the financial position of the Company as of March 31, 2007 and the results of its operations and its cash flows for the three months ended March 31, 2007. The Company commenced operations effective April 15, 2005. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full year. The financial information presented should be read in conjunction with the audited financial statements and related notes as of December 31, 2006 and for the period from inception, April 15, 2005, to December 31, 2006, in the Company’s Annual Report on Form 10-KSB for the year then ended.

The statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.

2. ORGANIZATION, BUSINESS OPERATIONS, AND SUBSEQUENT EVENTS

Oakmont Acquisition Corp. was incorporated in Delaware on April 15, 2005 as a blank check company whose objective is to acquire an operating business.

The financial information in this report has not been audited, but in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary to present fairly such information have been included.

All activity from April 15, 2005 (inception) through March 31, 2007 relates to the Company’s formation and initial public offering described below. The Company has selected December 31 as its fiscal year. These statements and related notes have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations.

The registration statement for the Company’s initial public offering (“Offering”) for 8,000,000 Units (“Units”) was declared effective July 12, 2005. The Company consummated the Offering on July 18, 2005 and, on July 26, 2005; the underwriter exercised its over-allotment option for 575,166 Units, with the Company receiving aggregate net proceeds of approximately $47,361,000 (See Note 3). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. $46,349,426 of the net proceeds together with interest accrued thereon is being held in an interest-bearing trust account (“Trust Account”) until the earlier of (i) the consummation of a Business Combination or (ii) liquidation of the Company. Under the agreement governing the Trust Account, funds will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in any open ended investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940. At March 31, 2007, the value of the Trust Fund account amounted to approximately $49,228,191 (December 31, 2006, $48,880,325). The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Two of the Company’s officers have severally agreed that they will be personally liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, there can be no assurance that these officers will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used for tax payments and business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated.

All of the Company’s stockholders prior to the Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 2,000,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. Accordingly, a portion of the net proceeds from the offering (19.99% of the amount originally held in the Trust Fund) has been classified as common stock subject to possible redemption in the accompanying balance sheet and 19.99% of the related interest earned has been recorded as deferred interest.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied. Those criteria were satisfied in January, 2007 in connection with the pending transaction with Brooke Credit. See Note 5. There is no assurance that the Company will be able to successfully effect a Business Combination during this period. This factor raises substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements are prepared assuming the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Offering (assuming no value is attributed to the Warrants contained in the Units issued in the Offering as discussed in Note 3).

New Accounting Pronouncements

In September 2006, the FASB issued FASB Statement No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value under U.S. GAAP, and expands disclosures about fair value measurements. Statement No. 157 applies to other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for our Company January 1, 2008. We are currently evaluating the potential impact, if any, of the adoption of FASB Statement No. 157 on our consolidated financial position, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115. “SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for our Company January 1, 2008. The Company is evaluating the impact that the adoption of SFAS No. 159 will have on our consolidated financial statements.

In March 2007, the FASB ratified Emerging Issues Task Force (EITF) Issue No. 06-11, “Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards.” EITF 06-11 requires companies to recognize the income tax benefit realized from dividends or dividend equivalents that are charged to retained earnings and paid to employees for nonvested equity-classified employee share-based payment awards as an increase to additional paid-in capital. EITF 06-11 is effective for fiscal years beginning after September 15, 2007. The Company does not expect EITF 06-11 will have a material impact on its financial position, results of operations or cash flows.

In March 2007, the FASB ratified EITF Issue No. 06-10 “Accounting for Collateral Assignment Split-Dollar Life Insurance Agreements”. EITF 06-10 provides guidance for determining a liability for the postretirement benefit obligation as well as recognition and measurement of the associated asset on the basis of the terms of the collateral assignment agreement. EITF 06-10 is effective for fiscal years beginning after December 15, 2007. The Company is currently assessing the impact of EITF 06-10 on its consolidated financial position and results or operations.

On September 7, 2006, the Task Force reached a conclusion on EITF Issue No. 06-5, “Accounting for Purchases of Life Insurance – Determining the Amount That Could Be Realized in Accordance with the FASB Technical Bulletin No. 85-4, Accounting for Purchases of Life Insurance”. The scope of EITF 06-5 consists of six separate issues relating to accounting for life insurance policies purchased by entities protecting against the loss of “key persons.” The six issues are clarifications of previously issued guidance on FASB Technical Bulletin No. 85-4. EITF is effective for fiscal years beginning after December 15, 2006. Adoption of EITF 06-5 did not have a material impact on the financial position, results of operations or cash flows of the Company.

3. INITIAL PUBLIC OFFERING

In connection with the Offering and the underwriter’s exercise of its over-allotment option, the Company sold 8,575,166 Units in July 2005. Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a Business Combination or one year from the effective date of the Offering and expiring four years from the effective date of the Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. In connection with the Offering and the underwriter’s exercise of its over-allotment option, the Company paid the underwriters an underwriting discount of 7% of the related gross proceeds.

In connection with the Offering, the Company also issued an option to the underwriters, for $100, to purchase up to a total of 720,000 Units. The Units issuable upon exercise of this option are identical to those offered by the prospectus, except that each of the Warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $5.70. This option is exercisable at $7.50 per unit commencing on the later of the consummation of a business combination and one year from the date of the offering and expiring five years from the date of the offering. In lieu of exercise, the option may be converted into units (i.e., a “cashless exercise”) to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder.

The sale of the option was accounted for as an equity transaction. Accordingly, there was no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model that the fair value of the option on the date of sale was approximately $513,410, using an expected life of four years, volatility of 18.5% and a risk-free interest rate of 3.85%.

4. COMMITMENTS AND RELATED PARTY TRANSACTIONS

The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of four Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Offering. The statement of operations for the three (3) month period ended March 31, 2007 includes $22,500 of accrued but unpaid expense related to this agreement for the months of January, February and March. The Company utilizes financial and advisory consulting services from Andrew M. Rooke, who was appointed a director of the Company in August, 2006. The statements of operations for the three (3) month period ended March 31, 2007 includes $1,113 of expense related to this agreement.

Pursuant to letter agreements dated April 15, 2005 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

The Company’s Chief Executive Officer, Robert J. Skandalaris, and its President, Michael C. Azar, have agreed with the underwriters that within the first forty trading days after separate trading of the Warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,600,000 Warrants in the public marketplace at prices not to exceed $0.70 per Warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after the Company has completed a business combination. The Warrants may trade separately on the 90th day after the offering unless the underwriters determine that an earlier date is acceptable. During October 2005, Mr. Skandalaris and Mr. Azar satisfied their commitment to purchase up to 1,600,000 Warrants in the public marketplace.

On April 14, 2007, the Company obtained an unsecured loan from Comerica Bank, NA in the principal amount of $150,000. Proceeds from this loan were used to fund general working capital needs of the Company. The loan bears interest at the bank’s prime rate plus .5%, 8.5% at March 31, 2007, interest only payable beginning May 1, 2007. The loan matures on October 1, 2007.

On March 6, 2007, the Company obtained a unsecured, non-interest bearing loan from KrisLee & Associates, LLC, a Michigan limited liability in the principal amount of $10,000. The Company is not required to make any current payments under this loan. The loan matures on October 1, 2007. Robert J. Skandalaris, our Chief Executive Officer, is the managing member of KrisLee & Associates, LLC. Proceeds from this loan were used to fund general working capital needs of the Company.

Pursuant to an agreement, the Initial Stockholders are entitled to registration rights with respect to their founding shares. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time after the date on which these shares of common stock are released from escrow. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Offering.

The Company has paid the fees and issued the securities to the underwriters in the Offering as described in Note 3 above.

Basic earnings per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per share reflects the additional dilution for all potentially dilutive securities such as stock warrants and options. The effect of the 17,150,332 outstanding warrants, issued in connection with the Offering described in Note 3 has not been considered in diluted earnings per share since the warrants are contingently exercisable. The effect of the 720,000 Units included in the underwriter’s purchase option, as described in Note 3, along with the warrants underlying such units, has not been considered in the diluted earnings per share calculation since the market price of the option was less than the exercise price during the period.

The Company maintains its cash balances in a bank with balances insured by the FDIC up to $100,000. At March 31, 2007, the Company’s balance in its checking account did not exceed the FDIC insurable limit. Trust funds of $49,228,191 ($48,880,325 as at December 31, 2006) are uninsured.

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS 123(R)”), “Share Based Payment”. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. The Company was required to adopt SFAS 123(R) effective January 1, 2006. The Company does not believe that the adoption of SFAS No. 123(R) will have a significant impact on its financial condition or results of operations.

5. PROPOSED ACQUISITION

On February 8, 2007, Oakmont Acquisition Corp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Oakmont Kansas, Inc. a newly-formed wholly-owned Kansas subsidiary of the company (“Oakmont Kansas”), Brooke Credit Corporation (“Brooke Credit”) and Brooke Corporation (“Brooke”), providing for a two-step, three party merger of the Company, Brooke Credit and Oakmont Kansas, with Oakmont Kansas surviving as a Kansas corporation and changing its name to Brooke Credit Corporation.

On April 30, 2007, the Company, Brooke Credit and Brooke entered into an Amended and Restated Agreement and Plan of Merger (the “Amended Merger Agreement”). The Amended Merger Agreement changed the structure of the proposed transaction to a single-step, two party merger of Brooke Credit with and into the Company, with the Company surviving and changing its name to “Brooke Credit Corporation.” The other material terms of the merger remained unchanged.

Under the terms of the Amended Merger Agreement, at closing Brooke and the other equity holders of Brooke Credit will receive merger consideration of approximately 17.5 million shares of Oakmont common stock with a current value of approximately $97.6 million (based upon the $5.59 closing price of Oakmont’s common stock on the OTC Bulletin Board on March 31, 2007). Brooke and the other equity holders of Brooke Credit will receive an additional 4.0 million shares of Oakmont common stock should Brooke Credit achieve adjusted earnings (as defined in the Merger Agreement) of $15.0 million in 2007, and an additional 1.0 million shares should Brooke Credit achieve adjusted earnings of $19.0 million based on the same computation in 2008. The contingent consideration has a current value of approximately $28.0 million (based upon the $5.59 closing price of Oakmont’s common stock on the OTC Bulletin Board on March 31, 2007).

The transaction has been approved by the boards of Oakmont, Brooke and Brooke Credit, but is subject to customary closing conditions including the approval of Oakmont’s stockholders. In addition, the closing is conditioned on the holders of fewer than 20% of the shares of common stock of Oakmont issued in its initial public offering voting against the transaction and electing to convert those shares into cash, as permitted by Oakmont’s certificate of incorporation.

For a more complete discussion of Brooke Credit and our proposed business combination with Brooke Credit, including the risks applicable to the proposed merger, see our Current Reports on Form 8-K dated February 8, 2007 and April 30, 2007, and our Preliminary Proxy Statement filed with the SEC on May 2, 2007.

We expect that the merger will be consummated late in the second quarter or early in the third quarter of 2007, after the required approval by our stockholders. However, as previously described, if we do not complete the business combination by July 18, 2007, we will be forced to dissolve and liquidate.

ANNEX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

by and among

OAKMONT ACQUISITION CORP.,

BROOKE CREDIT CORPORATION,

and

BROOKE CORPORATION

Dated as of April 30, 2007

1.	MERGER	1
1.1.	The Merger	1
1.2.	Filing of Certificates of Merger	2
1.3.	Effect of Merger	2
1.4.	Merger Consideration	2
1.5.	Effect on Stock	2
1.6.	Company Warrants and Options	3
1.7.	Organizational Documents	3
1.8.	Officers and Directors	3
1.9.	Exchange of Certificates	3
1.10.	Earnout Payments	3
1.11.	No Fractional Shares	4
1.12.	Further Action	5

2.	REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY	5
2.1.	Corporate	5
2.2.	Authority	5
2.3.	Capitalization	6
2.4.	No Violation	6
2.5.	Financial Statements	6
2.6.	Tax Matters	7
2.7.	Finance Company Representations	8
2.8.	Absence of Certain Changes	9
2.9.	Absence of Undisclosed Liabilities	10
2.10.	No Litigation	10
2.11.	Compliance With Laws	10
2.12.	Title to and Condition of Properties	11
2.13.	Contracts and Commitments	12
2.14.	Labor Matters	13
2.15.	Employee Benefit Plans	14
2.16.	Employment Compensation	14
2.17.	Intellectual Property	14
2.18.	No Brokers or Finders	15
2.19.	Disclosure	15

3.	REPRESENTATIONS AND WARRANTIES OF OAKMONT	15
3.1.	Corporate	15
3.2.	Authority	16
3.3.	Capitalization	16
3.4.	No Violation	16
3.5.	Reports	17
3.6.	Financial Statements	17
3.7.	Tax Matters	18
3.8.	Absence of Certain Changes	18
3.9.	Absence of Undisclosed Liabilities	19
3.10.	No Litigation	20
3.11.	Compliance With Laws	20

A-i

3.12.	Title to and Condition of Properties	20
3.13.	Contracts and Commitments	21
3.14.	Employee Benefit Plans	22
3.15.	Employment Compensation	22
3.16.	Intellectual Property	22
3.17.	No Brokers or Finders	22
3.18.	Disclosure	22

4.	COVENANTS	23
4.1.	Conduct of the Business	23
4.2.	Access to Information	25
4.3.	Confidentiality	25
4.4.	Public Disclosure	26
4.5.	Regulatory and Other Authorizations	26
4.6.	Further Assurances	26
4.7.	No Solicitation by Parent or Company	26
4.8.	No Solicitation by Oakmont	27
4.9.	Non-Competition; Non-Solicitation	28
4.10.	Indemnification of Officers and Directors	29
4.11.	Company Name and Principal Office	29

5.	ADDITIONAL AGREEMENTS	29
5.1.	Proxy Statement; Special Meeting	29
5.2.	Form 8-K	31
5.3.	Required Information	31
5.4.	No Securities Transactions	31

6.	CONDITIONS PRECEDENT TO OAKMONT’S PERFORMANCE	32
6.1.	Accuracy of Representations and Warranties of Parent and Company	32
6.2.	Performance of Covenants of Parent and Company	32
6.3.	No Governmental Order	32
6.4.	Proxy Statement Effective	32
6.5.	Corporate Approval	32
6.6.	Due Diligence	32
6.7.	Consents and Approvals	32
6.8.	Absence of Litigation	32
6.9.	Company Material Adverse Effect	33
6.10.	Employment Agreements	33
6.11.	Deliverables	33

7.	CONDITIONS PRECEDENT TO COMPANY’S PERFORMANCE	33
7.1.	Accuracy of Oakmont’s Representations and Warranties	33
7.2.	Performance of Oakmont’s Covenants	33
7.3.	No Governmental Order	33
7.4.	Corporate Approval	33
7.5.	Due Diligence	34
7.6.	Absence of Litigation	34
7.7.	Oakmont Material Adverse Effect	34
7.8.	Oakmont’s Articles of Incorporation	34
7.9.	Consents and Approvals	34

A-ii

7.10.	Open Market Purchases by Mr. Skandalaris	34
7.11.	Deliverables	34
7.12.	Warrants	34
7.13.	Incentive Plan	34
7.14.	Tax Opinion	34

8.	TERMINATION PRIOR TO CLOSING	35
8.1.	Termination	35
8.2.	Effect on Obligations	35

9.	THE CLOSING	35
9.1.	Closing	35
9.2.	Company’s Obligations	36
9.3.	Oakmont’s Obligations	36

10.	INDEMNIFICATION	37
10.1.	Survival of Representations and Warranties	37
10.2.	Indemnification Obligations	37
10.3.	Exclusive Remedy	39

11.	MISCELLANEOUS PROVISIONS	39
11.1.	Entire Agreement	39
11.2.	Governing Law	40
11.3.	Schedules	40
11.4.	Waiver and Amendment	40
11.5.	Assignment	40
11.6.	Successors and Assigns	40
11.7.	No Third Party Beneficiaries	40
11.8.	No Personal Liability	41
11.9.	Notices	41
11.10.	Severability	42
11.11.	Counterparts	42
11.12.	No Presumption	42
11.13.	Facsimile Signatures	42
11.14.	Fees and Expenses	42

12.	DEFINITIONS	43
12.1.	Definitions	43
12.2.	Cross-References	48
12.3.	Interpretation	49

EXHIBITS

Exhibit A	Form of Amended and Restated Articles of Incorporation of Oakmont

Exhibit B	Form of Amended and Restated Bylaws of Oakmont

Exhibit C	Form of Lock-Up Agreements to be executed by Parent, Michael Lowry, Anita Larson and Morgan Joseph & Co. Inc.

Exhibit D	Form of Parent Voting Agreement

Exhibit E	Form of Lock-Up Agreements to be executed by KrisLee & Associates, LLC, Robert J. Skandalaris and Michael C. Azar

A-iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of April 30, 2007 by and among Oakmont Acquisition Corp., a Delaware corporation (“Oakmont”), BROOKE CREDIT CORPORATION, a Kansas corporation (the “Company”), and BROOKE CORPORATION, a Kansas corporation and majority stockholder of the Company (“Parent”).

R E C I T A L S

A. The parties entered into that certain Agreement and Plan of Merger, dated as of February 8, 2007, pursuant to which the parties agreed (i) Oakmont would merge with and into OAKMONT KANSAS, INC., a Kansas corporation and a wholly-owned subsidiary of Oakmont (“New Oakmont”) (the “Previously Proposed Reincorporation Merger”) and (ii) the Company would merge with and into New Oakmont (the “Previously Proposed Merger”).

B. Instead and in lieu of the Previously Proposed Reincorporation Merger and the Previously Proposed Merger, the Boards of Directors of Oakmont, Parent and the Company have each determined that it is advisable and in the best interests of Oakmont Parent and the Company, and their respective stockholders, that the Company be merged with and into Oakmont.

C. The Boards of Directors of Oakmont, Parent and the Company have each unanimously approved this Agreement and the transactions contemplated hereby.

D. The Boards of Directors of Oakmont and the Company have agreed to recommend that their respective stockholders adopt and approve this Agreement.

E. For federal income tax purposes, it is intended that these proposed transactions, individually and collectively, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (“Code”), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

F. The parties desire to amend and restate their agreement and understanding with respect to the transactions contemplated by this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the respective covenants, agreements, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	MERGER.

1.1. The Merger. Upon the terms and subject to the conditions set forth herein and the applicable provisions of the DGCL and the KGCL, and on the basis of the representations, warranties, covenants and agreements contained herein, as of the

Effective Time, the Company shall be merged with and into Oakmont (the “Merger”), the separate corporate existence of the Company shall cease and Oakmont shall continue as the surviving corporation. Oakmont, as the surviving corporation of the Merger, may be hereinafter referred to as the “Surviving Corporation.”

1.2. Filing of Certificates of Merger. Subject to the conditions set forth herein, the Company and Oakmont shall as soon as possible on the Closing Date or such other date as Oakmont and Parent shall agree, cause the Merger to be consummated by filing with each of the Secretary of State of the State of Kansas and the Secretary of State of the State of Delaware a duly executed certificate of merger in form and substance reasonably acceptable to Oakmont and Parent.

1.3. Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided herein and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, all of the properties, rights, privileges, powers and franchises of the Company and Oakmont shall vest in the Surviving Corporation and all of the debts, liabilities, duties and obligations of the Company and Oakmont shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

1.4. Merger Consideration. The aggregate consideration to be paid by Oakmont to Parent and any other holder of capital stock of the Company as of immediately prior to the Effective Time (the “Company Stockholders”) in the Merger (the “Merger Consideration”) shall be the number of shares of common stock of Oakmont, $0.01 par value per share (the “Oakmont Stock”) equal to (a) the Closing Payment, plus (b) the Earnout Payments, if any, determined and paid as set forth in this Article 1.

1.5. Effect on Stock. Upon the terms and conditions of this Agreement, at the Effective Time, as a result of the Merger and this Agreement and without the need for any further action on the part of Oakmont, the Company or any of their respective stockholders, the following shall occur:

1.5.(a) Conversion of Company Stock. Each share of the issued and outstanding common stock of the Company immediately prior to the Effective Time shall be automatically converted into the right to receive, subject to the terms and conditions of this Agreement, the Per Share Consideration. Until properly delivered to Oakmont or the Surviving Corporation pursuant to Section 1.9, any certificate evidencing shares of common stock of the Company (a “Certificate”) shall be deemed for all purposes to evidence only the right to receive the consideration described in this Section 1.5(a).

1.5.(b) Conversion of Oakmont Stock. Each share of the issued and outstanding common stock of Oakmont immediately prior to the Effective Time shall be automatically converted into one (1) share of the validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation. Each stock certificate evidencing the common stock of Oakmont shall evidence ownership of such shares of common stock of the Surviving Corporation.

1.6 Company Warrants and Options.

1.6(a) At the Effective Time, the Surviving Corporation shall assume and cause to be performed all obligations of the Company under the Company Warrants. Each Company Warrant so assumed by the Surviving Corporation under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant agreement immediately prior to the Effective Time, except that each outstanding Company Warrant will be exercisable (or will become exercisable in accordance with its terms), for that number of shares of Oakmont common stock determined by multiplying the number of shares of Company common stock subject to such Company Warrant by the Exchange Ratio (as may be adjusted upon each Earnout Payment, if any).

1.6(b) Each option (“Company Stock Option”) to purchase a share of the Company common stock that was granted pursuant to the 2007 Brooke Credit Corporation Equity Incentive Plan (the “Company Stock Option Plan”) prior to the Effective Time and which remains outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company common stock and shall be converted, at the Effective Time, into an option to acquire, on the same terms and conditions as were applicable under the Company Stock Option (but taking into account any changes thereto provided for in the Company Stock Option Plan or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of Oakmont common stock determined by multiplying the number of shares of Company common stock subject to such Company Stock Option by the Exchange Ratio (as may be adjusted upon each Earnout Payment, if any), rounded, if necessary, to the nearest whole share of Oakmont common stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Company Stock Option divided by the Exchange Ratio (as may be adjusted upon each Earnout Payment, if any).

1.7. Organizational Documents. As of the Effective Time, the Articles of Incorporation of Oakmont, as in effect immediately prior to the Effective Time, shall be amended and restated as set forth on Exhibit A and become the Articles of Incorporation of the Surviving Corporation, and the Bylaws of Oakmont, as in effect immediately prior to the Effective Time, shall be amended and restated as set forth on Exhibit B and become the Bylaws of the Surviving Corporation.

1.8. Officers and Directors. As of the Effective Time, the officers and directors of Oakmont shall become the officers and directors of the Surviving Corporation and, subject to Section 9.3(f), shall serve as such until the expiration of their term of office or their earlier death, resignation or removal.

1.9. Exchange of Certificates. Upon surrender of a Certificate for cancellation, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Oakmont, the holder of such Certificate shall be entitled to receive in exchange therefor an amount to which such holder is entitled pursuant to Section 1.5(a) and the Certificate so surrendered shall be canceled.

1.10. Earnout Payments.

1.10.(a) The Merger Consideration shall include, if earned, up to two additional payments (each, an “Earnout Payment”, and collectively, the “Earnout Payments”) based upon the Surviving Corporation’s Adjusted Earnings as follows:

(i) Fiscal Year 2007. Subject to the Surviving Corporation’s achievement of Adjusted Earnings of at least $15,000,000 for the fiscal year ended December 31, 2007, the Merger Consideration shall include the First Earnout Shares.

(ii) Fiscal Year 2008. Subject to the Surviving Corporation’s achievement of Adjusted Earnings of at least $19,000,000 for the fiscal year ended December 31, 2008, the Merger Consideration shall include the Second Earnout Shares.

1.10.(b) The Surviving Corporation shall maintain separate books and records, including but not limited to, balance sheets and related statements of income and cash flows, so as to make calculation of Adjusted Earnings feasible and verifiable.

1.10.(c) As soon as practicable and in any event within 90 days after December 31 of 2007 and 2008, the Surviving Corporation shall provide to Parent a statement of the Adjusted Earnings of the Surviving Corporation for the applicable period (the “Earnout Statement”), as verified by the Surviving Corporation’s independent auditors and reasonably approved by both Oakmont Directors. The Surviving Corporation shall provide to Parent and its representatives copies of such records and work papers created in connection with preparation of the Earnout Statement as are reasonably requested to support such Earnout Statement. Parent and its representatives shall have the right to inspect the Surviving Corporation’s books and records during business hours upon reasonable prior notice and solely for purposes reasonably related to the determination of Adjusted Earnings.

1.10.(d) Upon receipt of each such Earnout Statement, Parent shall be entitled to object to the calculation of Adjusted Earnings by delivery to the Surviving Corporation of a notice of objections thereto (a “Notice of Objection”), in reasonable detail describing the nature of the disagreement asserted. If Parent fails to deliver a Notice of Objection to the Surviving Corporation within twenty (20) days following receipt of the Earnout Statement, the determination of Adjusted Earnings by the Surviving Corporation as set forth in the Earnout Statement shall be final and binding on the parties hereto. If Parent and the Surviving Corporation are unable to reconcile their differences in writing within twenty (20) days after a Notice of Objection is delivered by Parent, the Independent Accountants shall be selected and the items in dispute shall be submitted to the Independent Accountants within ten (10) days thereafter. The determination of Independent Accountants shall be set forth in writing and shall be conclusive and binding upon the parties, and the fees, costs and expenses of such Independent Accountants shall be paid by the non-prevailing party. The Independent Accountants shall consider only the items in dispute and shall be instructed to act within thirty (30) days (or such longer period as Parent and the Surviving Corporation may agree) to resolve all items in dispute. If Parent in its discretion gives written notification of its acceptance of an Earnout Statement prior to the end of such 30-day period, such Earnout Statement shall thereupon become binding, final and conclusive upon all the parties hereto.

1.11. No Fractional Shares. No certificates or scrip representing fractional shares of Oakmont Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of the Surviving Corporation. Notwithstanding any other provision of this Agreement, each holder of shares of the Company exchanged for shares of Oakmont Stock pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Oakmont Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Oakmont Stock multiplied by $6.00.

1.12. Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the directors and officers of the Company and Oakmont are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action.

2.	REPRESENTATIONS AND WARRANTIES OF PARENT AND COMPANY.

Parent and the Company, jointly and severally, make the following representations and warranties to Oakmont, subject to the exceptions set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”).

2.1. Corporate.

2.1.(a) Organization. Each of Parent and the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Kansas.

2.1.(b) Corporate Power. The Company has all requisite power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Each of Parent and the Company has all requisite power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, to perform its obligations hereunder, and to carry out the transactions contemplated hereby and thereby.

2.1.(c) Qualification. The Company is duly licensed or qualified to do business as a foreign company, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have a Company Material Adverse Effect and would not materially delay the Closing or materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby.

2.1.(d) No Subsidiaries. Except as set forth in Section 2.1(d) of the Disclosure Schedule, the Company does not own, directly or indirectly, any voting securities or other equity interests in, or have the right to control, any other Person.

2.2. Authority. The execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties. No other or further act or proceeding on the part of Parent or the Company is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Parent or the Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto will constitute, legal, valid and binding agreements of Parent and the

Company, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

2.3. Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, par value $0.01 per share, of which 5,650,000 shares are issued and outstanding and (ii) 1,000,000 shares of undesignated preferred stock of which no shares are issued and outstanding. All of the outstanding shares of common stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. Section 2.3 of the Disclosure Schedule contains a correct and complete list of each stockholder of the Company and the number of shares held by each. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no outstanding subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the Company to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in the Company.

2.4. No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Parent and the Company pursuant hereto, nor the consummation by Parent and the Company of the transactions contemplated hereby and thereby (a) will violate any applicable Laws, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority, except for applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), state securities and “blue sky” Laws, and the rules and regulations thereunder, or (c) subject to obtaining the consents referred to in Section 2.4 of the Disclosure Schedule, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of the Company under, any term or provision of the Organizational Documents of Parent or the Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Parent or the Company is a party or by which Parent or the Company or any of its assets or properties may be bound or affected, except, in the case of clause (c), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

2.5. Financial Statements. The Company has previously made available to Oakmont true and complete copies of the financial statements of the Company consisting of (a) balance sheets of the Company as of December 31, 2003, 2004, and 2005, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinions of independent auditors for the Company for such years, and (b) an unaudited balance sheet of the Company as of

September 30, 2006 (the “Recent Company Balance Sheet”), and the related unaudited statements of income for the period then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of the Company, and fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of the Company as of the dates and for the years and periods indicated. The books of account and other financial records of the Company are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies.

2.6. Tax Matters.

2.6.(a) Provision For Taxes. The provision made for Taxes on the Recent Company Balance Sheet is sufficient for the payment of all Taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the Recent Company Balance Sheet, and for all years and periods prior thereto. Since the date of the Recent Company Balance Sheet, the Company has not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of the Company.

2.6.(b) Tax Returns Filed. All Tax Returns required to be filed by or on behalf of the Company, or the Affiliated Group for each period for which the Company was a member of the Affiliated Group, have been timely filed and when filed were true and correct in all material respects, and the Taxes due thereon were paid or adequately accrued. The Company has duly withheld and paid all Taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of the Company.

2.6.(c) Tax Audits. No Tax Returns of the Company, or the Affiliated Group for each period for which the Company was a member of the Affiliated Group, have been audited by the Internal Revenue Service or any other Governmental Authority, and the Company or the Affiliated Group, as applicable, has not received from the Internal Revenue Service or any other Governmental Authority any notice of underpayment of Taxes or other deficiency which has not been paid nor any objection to any Tax Return filed by the Company or the Affiliated Group, as applicable, except where any such deficiency, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of the Company or the Affiliated Group.

2.6.(d) Consolidated Group. During the past ten years the Company has not been a member of an affiliated group of companies required to file consolidated Tax Returns other than the Affiliated Group. The Company has no Liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Laws) other than other members of the Affiliated Group.

2.6.(e) Other. Except as set forth in Section 2.6(e) of the Disclosure Schedule, the Company has not (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (iv) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (v) been a party to any tax allocation or tax sharing agreement.

2.7. Finance Company Representations.

2.7.(a) Compliance with Anti-Money Laundering Laws. The Company has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”) in connection with the origination and servicing of the Loans, and has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, except where such failure would not reasonably be expected to have a Company Material Adverse Effect.

2.7.(b) Credit Reporting. The Company, in its capacity as servicer of the Loans, has complied with the Fair Credit Reporting Act and its implementing regulations in all material respects with respect to the servicing of the Loans, except where such failure would not reasonably be expected to have a Company Material Adverse Effect.

2.7.(c) Loan Documents and Loan Files. Each Loan does not violate in any material respect applicable Laws and to the Company’s Knowledge is a legal, valid and binding obligation of the related Borrower, enforceable in accordance with its terms and not subject to set off, counterclaim or defense whatsoever, except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors’ rights generally, and by general equitable principles. The Loan Documents and the related materials in the Loan Files constitute all of the documentation relating to the Loans, which documentation does not violate in any material respect applicable Laws, is enforceable and adequate for the substantial realization on the related Loan. All Loans are in substantially one of the forms attached in Section 2.7(c) of the Disclosure Schedule, except where the failure of a Loan to be in one of such forms would, individually or in the aggregate, not reasonably be expected to have a Company Material Adverse Effect. No Loan Documents were falsified by the Company, or, to the Company’s Knowledge, by any tax preparer, facilitator or any Borrower, and, in the case of the Company, and to the Company’s Knowledge, in the case of any tax preparer, facilitator or any Borrower, such Loan Documents, as of the date thereof, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Each Loan constitutes an “instrument” within the meaning of the UCC.

2.7.(d) Loan Gain and Loss History; Allowance for Possible Loan Losses. The Company has delivered to Oakmont true and correct information as to past due loans as of December 31, 2006, a copy of which informational report is attached in Section 2.7(d) of the Disclosure Schedule.

2.7.(e) Principal Balance of Loans. The principal balance of each of the Loans set forth in Section 2.7(e) of the Disclosure Schedule reflects the existing outstanding principal balance of such Loans as of December 31, 2006, including loans made to affiliated parties, after taking into effect any settlement, offset, compromise or similar agreement with a Borrower regarding the amount of its payment obligation thereunder.

2.8. Absence of Certain Changes. Except as and to the extent set forth in Section 2.8 of the Disclosure Schedule or as discussed in any report filed by Parent with the SEC pursuant to the Exchange Act (collectively, the “Parent Reports”) prior to the date of this Agreement, since September 30, 2006 there has not been:

2.8.(a) Any Company Material Adverse Effect;

2.8.(b) Any loss, damage or destruction, whether covered by insurance or not, affecting the Company’s business or properties;

2.8.(c) Any increase in the compensation, salaries or wages payable or to become payable to any executive employee of the Company (except as and to the extent set forth in, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued to such executive;

2.8.(d) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company;

2.8.(e) Any commitment or transaction by the Company (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

2.8.(f) Any declaration, setting aside, or payment of any dividend or any other distribution in respect of the Company’s capital stock; any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or any security relating thereto; or any other payment to any stockholder of the Company;

2.8.(g) Any sale, lease or other transfer or disposition of any properties or assets of the Company, except for sales in the ordinary course of business;

2.8.(h) Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company other than in the ordinary course of business consistent with past practice;

2.8.(i) Any Encumbrance made on any of the properties or assets of the Company other than in the ordinary course of business consistent with past practice;

2.8.(j) Any entering into, amendment or termination by the Company of any contract, or any waiver of material rights there under, other than in the ordinary course of business consistent with past practice;

2.8.(k) Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any Person including, but not limited to, any officer, director or employee of the Company or any of its Affiliates;

2.8.(l) Any grant of credit to any customer on terms or in amounts materially more favorable than those which have been extended to such customer in the past, any other material change in the terms of any credit heretofore extended, or any other material change of the Company’s policies or practices with respect to the granting of credit; or

2.8.(m) To the Company’s Knowledge, any other event or condition not in the ordinary course of business of the Company.

2.9. Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in Section 2.9 of the Disclosure Schedule or in the Recent Company Balance Sheet, the Company does not have any Liabilities other than commercial liabilities and obligations incurred since the date of the Recent Company Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have a Company Material Adverse Effect. Except as and to the extent specifically disclosed in the Recent Company Balance Sheet, neither Parent nor the Company has Knowledge of any basis for the assertion against the Company of any Liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of the Company’s business and consistent with past practice.

2.10. No Litigation. Except as set forth in Section 2.10 of the Disclosure Schedule, to the Company’s Knowledge, there is no litigation pending or threatened against the Company, its directors (in such capacity), its business or any of its assets as to which there is reasonable possibility of adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonable be expected to have a Company Material Adverse Effect, nor does the Parent or the Company know, or have grounds to know, of any basis for any such litigation.

2.11. Compliance With Laws.

2.11.(a) Compliance. To the Company’s Knowledge, the Company is in compliance with all applicable Laws, including, without limitation, those applicable to discrimination in employment, trade practices, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and Environmental Laws except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

The Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material reports and returns required to be filed by the Company with any Governmental Authority have been filed, and were accurate and complete in all material respects when filed, except where the failure to file or be accurate and complete in all material respects has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.11.(b) Licenses and Permits. To the Company’s Knowledge, the Company has all licenses, permits, approvals, authorizations and consents of all Governmental Authorities and all certification required for the conduct of the business (as presently conducted and as proposed to be conducted), except where the failure to have such licenses, permits, approvals, authorizations and consents has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company’s Knowledge, the Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents, except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.11.(c) Environmental Matters. The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes (“Waste”) into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act (“CERCLA”), as amended, and their state and local counterparts are herein collectively referred to as the “Environmental Laws”. To the Company’s Knowledge, the Company is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

2.12. Title to and Condition of Properties.

2.12.(a) Tangible Property. The Company has good and marketable title to, or a valid leasehold interest in, all equipment, furniture and other tangible assets used in the ordinary course of its business and operations, free and clear of any Encumbrances other than Permitted Encumbrances. All of the assets, owned or leased by the Company are in good working order, ordinary wear and tear excepted, and suitable for the purposes for which they are being used.

2.12.(b) Real Property. Section 2.12(b) of the Disclosure Schedule sets forth all real property used or occupied by the Company, including a description of all land.

2.12.(c) Insurance. Section 2.12(c) of the Disclosure Schedule sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers’ compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring the Company and of all life insurance policies maintained for any officers or employees of the Company, specifying the type of coverage, the amount of coverage, the premium, the deductible, the insurer and the expiration date of each such policy (collectively, the “Company Insurance Policies”). True, correct and complete copies of all of the Company Insurance Policies have been made available by the Company to Oakmont. The Company Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for businesses similar to the business of the Company. All premiums due on the Company Insurance Policies or renewals thereof have been paid and there is no default under any of the Company Insurance Policies.

2.13. Contracts and Commitments.

2.13.(a) Real Property Leases. Except as set forth in Section 2.13(a) of the Disclosure Schedule, the Company has no leases of real property.

2.13.(b) Personal Property Leases. Except as set forth in Section 2.13(b) of the Disclosure Schedule, the Company has no leases of personal property.

2.13.(c) Sales Commitments. Except as set forth in Section 2.13(c) of the Disclosure Schedule, the Company has no sales contracts or commitments to customers except those made in the ordinary course of business, at arm’s length, and no such contracts or commitments are for a sales price which would result in a loss to the Company that is not reflected on Section 2.13(c) of the Disclosure Schedule.

2.13.(d) Contracts for Services. Except as set forth in Section 2.13(d) of the Disclosure Schedule, the Company has no agreement, understanding, contract or commitment (written or oral) with any stockholder, officer, employee, agent, consultant that is not cancelable by the Company on notice of not longer than 30 days without Liability, penalty or premium of any nature or kind whatsoever.

2.13.(e) Powers of Attorney. Except as set forth in Section 2.13(e) of the Disclosure Schedule, the Company has not given any power of attorney, which is currently in effect, to any Person for any purpose whatsoever.

2.13.(f) Collective Bargaining Agreements. The Company is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

2.13.(g) Loan Agreements. Except as set forth in Section 2.13(g) of the Disclosure Schedule, the Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

2.13.(h) Guarantees. Except as set forth in Section 2.13(h) of the Disclosure Schedule, the Company has not guaranteed the payment or performance of any Person, agreed to indemnify any Person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person.

2.13.(i) Contracts Subject to Renegotiation. The Company is not a party to any contract with any Governmental Authority which is subject to renegotiation.

2.13.(j) Other Material Contracts. The Company has no lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of $250,000, or which is otherwise individually material to the operations of the Company, except as set forth in Section 2.13(j) of the Disclosure Schedule, or except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.13.(k) No Default. To the Company’s Knowledge, the Company is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of the Company’s obligations or result in the creation of any Encumbrance on any of the assets owned, used or occupied by the Company. To the Company’s Knowledge, no third party is in default under any lease, contract or commitment to which the Company is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof, other than defaults which, have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.14. Labor Matters. The Company has not experienced any labor disputes or any work stoppage due to labor disagreements with employees of the Company. Except to the extent set forth in Section 2.14 of the Disclosure Schedule, to the Company’s Knowledge, (a) the Company is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting the Company; (d) no question concerning representation has been raised or is threatened respecting the employees of the Company; (e) no grievance which might have a Company Material Adverse Effect, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefore exists; and (f) there are no administrative charges or court complaints against the Company concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any other Governmental Authority.

2.15. Employee Benefit Plans.

2.15.(a) Disclosure. Section 2.15(a) of the Disclosure Schedule contains a complete list of all (i) incentive, bonus, commission, or deferred compensation or severance or termination pay plans, agreements or arrangements for the benefit of employees employed in the Company, (ii) pension, profit-sharing, stock purchase, stock option, group life insurance, hospitalization insurance, disability, retirement and all other employee benefit plans, agreements or arrangements, including but not limited to any “employee benefit plan” (as defined in Section 3(3) of ERISA), for the benefit of employees employed by the Company, or (iii) fringe benefit plans, agreements and arrangements for the benefit of employees employed by the Company (the items referred to in (i), (ii) and (iii) above are hereinafter referred to collectively as the “Plans”).

2.15.(b) Operation. Each of the Plans set forth on Section 2.15(a) of the Disclosure Schedule that is an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), or an “employee welfare benefit plan” (as such term is defined in Section 3(1) of ERISA), has been operated in compliance with its written terms and the applicable provisions of ERISA and the Code, except where the failure to operate in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the extent applicable, the Company has heretofore made available to Oakmont complete copies of (i) each Plan, including all amendments thereto, and its related trust agreement, if any, and summary plan description, if any, and (ii) each collective bargaining agreement relating to each Plan.

2.15.(c) Changes. Except as set forth in Section 2.15(c) of the Disclosure Schedule, to the Company’s Knowledge there are no agreed upon future increases of benefit levels for employees employed by the Company, and no increases in benefits have been committed to by the Company for the benefit of employees employed by the Company. With respect to each Plan, full payment has been made of all amounts that the Company is required to have paid as contributions to such Plan under its terms or under the terms of any applicable collective bargaining agreement or ERISA.

2.15.(d) Claims. There are no pending or, to the Company’s Knowledge, threatened claims against any of the Plans or related trusts other than routine claims by participants and beneficiaries for benefits due and owing under such Plans.

2.16. Employment Compensation. Section 2.16 of the Disclosure Schedule contains a true and correct list of all employees to whom the Company is paying compensation, including bonuses and incentives, at an annual rate in excess of $100,000 for services rendered or otherwise.

2.17. Intellectual Property. The Company owns or has the right to use, whether through licensing or otherwise, all Intellectual Property significant to the businesses of the Company in substantially the same manner as such businesses are conducted on the date hereof.

2.18. No Brokers or Finders. Except as set forth on Section 2.18 of the Disclosure Schedule, no agent, broker, finder, investment or commercial banker or other Person, engaged by or acting on behalf of Parent or any of its Affiliates, or the Company or any of its Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the transactions contemplated herein. Parent (and not the Company or Oakmont) shall pay all such broker’s or finder’s or similar fees or other commissions.

2.19. Disclosure. No representation or warranty by Parent or the Company in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Parent or the Company pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, Disclosure Schedule or document delivered by or on behalf of Parent and/or the Company shall be deemed representations and warranties by Parent and the Company. Without limiting the foregoing, the Company represents and warrants that the information relating to the Company supplied by the Company for inclusion in any report, registration statement or definitive proxy statement to be filed by Oakmont with the Securities and Exchange Commission (the “SEC”) will not, as of the date provided to Oakmont, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

3.	REPRESENTATIONS AND WARRANTIES OF OAKMONT.

Oakmont makes the following representations and warranties to Parent and the Company, subject to the exceptions set forth in the Disclosure Schedule.

3.1. Corporate.

3.1.(a) Organization. Oakmont is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

3.1.(b) Corporate Power. Oakmont has all requisite power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted. Oakmont has all requisite power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto, to perform its obligations hereunder, and to carry out the transactions contemplated hereby and thereby.

3.1.(c) Qualification. Oakmont is duly licensed or qualified to do business as a foreign company, and is in good standing, in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary, except for such jurisdictions in which the failure to be so qualified would not have an Oakmont Material Adverse Effect and would not materially delay the Closing or materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby.

3.1.(d) No Subsidiaries. Oakmont does not own, directly or indirectly, any voting securities or other equity interests in, or have the right to control, any other Person.

3.1.(e) Oakmont Stock. Upon issuance and delivery of Oakmont Stock pursuant to this Agreement, Oakmont Stock will be duly authorized and validly issued, fully paid and non-assessable.

3.2. Authority. Subject to the Oakmont Stockholder Approval, the execution, delivery and performance of this Agreement and the other documents and instruments to be executed and delivered by Oakmont pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary parties. Except for the Oakmont Stockholder Approval, no other or further act or proceeding on the part of Oakmont is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Oakmont pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Oakmont pursuant hereto will constitute, legal, valid and binding agreements of Oakmont, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.3. Capitalization. The authorized capital stock of Oakmont consists of 35,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this Agreement, there are (i) 10,575,166 shares of Oakmont common stock issued and outstanding and (ii) no shares of Oakmont preferred stock issued and outstanding. All of the outstanding shares of common stock of the Oakmont have been duly authorized and are validly issued, fully paid and nonassessable and were issued in compliance with all applicable Laws. Except as described in the Oakmont Reports, there are no outstanding subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating Oakmont to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in Oakmont.

3.4. No Violation. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Oakmont pursuant hereto, nor the consummation by Oakmont of the transactions contemplated hereby and thereby (a) will violate any applicable Laws, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority, except for applicable requirements, if any, of the Securities Act, the Exchange Act, state securities and “blue sky” Laws, and the rules and regulations thereunder, or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of the assets of Oakmont under, any term or provision of the Organizational Documents of Oakmont or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Oakmont is a party or by which Oakmont or any of its assets or properties may be bound or affected, except, in the case of clause (c), for such violations, conflicts, breaches, losses, defaults, terminations, cancellations, accelerations or Encumbrances that, individually or in the aggregate, would not reasonably be expected to have an Oakmont Material Adverse Effect.

3.5. Reports. Oakmont has previously made available to the Parent and the Company a true, correct and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since April 15, 2005 by Oakmont with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the “Oakmont Reports”), (b) written communication between Oakmont and the SEC since April 15, 2005, and (c) communication mailed by Oakmont to its stockholders since April 15, 2005, and no such registration statement, prospectus, report, schedule, proxy statement or communication as of its date of filing contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Oakmont has timely filed all Oakmont Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Oakmont Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, including rules and regulations relating to the filing of exhibits thereto. No executive officer of Oakmont has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 and no enforcement action has been initiated against Oakmont by the SEC relating to disclosures contained in any Oakmont Report.

3.6. Financial Statements. Oakmont has previously made available to Parent and the Company true and complete copies of the financial statements of Oakmont consisting of (a) balance sheet of Oakmont as of December 31, 2005, and the related statements of income and cash flows for the year then ended (including the notes contained therein or annexed thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinion of independent auditors for Oakmont for such year, and (b) an unaudited balance sheet of Oakmont as of December 31, 2006 (the “Recent Oakmont Balance Sheet”), and the related unaudited statements of income for the year then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including all notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with GAAP (except, in the case of unaudited statements, for the absence of footnote disclosure) applied on a consistent basis, have been prepared in accordance with the books and records of Oakmont, and fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of Oakmont as of the dates and for the years and periods indicated. The books of account and other financial records of Oakmont are in all material respects complete and correct and do not contain or reflect any material inaccuracies or discrepancies.

3.7. Tax Matters.

3.7.(a) Provision For Taxes. The provision made for Taxes on the Recent Oakmont Balance Sheet is sufficient for the payment of all Taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the Recent Oakmont Balance Sheet, and for all years and periods prior thereto. Since the date of the Recent Oakmont Balance Sheet, Oakmont has not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of Oakmont.

3.7.(b) Tax Returns Filed. All Tax Returns required to be filed by or on behalf of Oakmont have been timely filed and when filed were true and correct in all material respects, and the Taxes due thereon were paid or adequately accrued. Oakmont has duly withheld and paid all Taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Oakmont.

3.7.(c) Tax Audits. No Tax Returns of Oakmont have been audited by the Internal Revenue Service or any other Governmental Authority, and Oakmont has not received from the Internal Revenue Service or any other Governmental Authority any notice of underpayment of Taxes or other deficiency which has not been paid nor any objection to any Tax Return filed by Oakmont. There no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return of Oakmont.

3.7.(d) Consolidated Group. Oakmont has never been a member of an affiliated group of companies that was required to file a consolidated Tax Return.

3.7.(e) Other. Oakmont has never (i) applied for any tax ruling, (ii) entered into a closing agreement with any taxing authority, (iii) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (iv) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (v) been a party to any tax allocation or tax sharing agreement.

3.8. Absence of Certain Changes. Except as and to the extent discussed in any Oakmont Report filed with the SEC prior to the date of this Agreement, since September 30, 2006 there has not been:

3.8.(a) Any Oakmont Material Adverse Effect;

3.8.(b) Any loss, damage or destruction, whether covered by insurance or not, affecting Oakmont’s business or properties;

3.8.(c) Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of Oakmont (except as and to the extent set forth in, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued;

3.8.(d) Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of Oakmont;

3.8.(e) Any commitment or transaction by Oakmont (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

3.8.(f) Any declaration, setting aside, or payment of any dividend or any other distribution in respect of Oakmont’s capital stock; any redemption, purchase or other acquisition by Oakmont of any capital stock of Oakmont, or any security relating thereto; or any other payment to any stockholder of Oakmont;

3.8.(g) Any sale, lease or other transfer or disposition of any properties or assets of Oakmont, except for sales in the ordinary course of business;

3.8.(h) Any indebtedness for borrowed money incurred, assumed or guaranteed by Oakmont;

3.8.(i) Any Encumbrance made on any of the properties or assets of Oakmont;

3.8.(j) Any entering into, amendment or termination by Oakmont of any contract, or any waiver of material rights there under, other than in the ordinary course of business consistent with past practice;

3.8.(k) Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any Person including, but not limited to, any officer, director or employee of Oakmont or any of its Affiliates;

3.8.(l) Any grant of credit to any customer on terms or in amounts materially more favorable than those which have been extended to such customer in the past, any other material change in the terms of any credit heretofore extended, or any other material change of Oakmont’s policies or practices with respect to the granting of credit; or

3.8.(m) To Oakmont’s Knowledge, any other event or condition not in the ordinary course of business of Oakmont.

3.9. Absence of Undisclosed Liabilities. Except as and to the extent specifically disclosed in the Recent Oakmont Balance Sheet, Oakmont does not have any Liabilities other than commercial liabilities and obligations incurred since the date of the Recent

Oakmont Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have an Oakmont Material Adverse Effect. Except as and to the extent specifically disclosed in the Recent Oakmont Balance Sheet, Oakmont has no Knowledge of any basis for the assertion against Oakmont of any Liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Oakmont’s business and consistent with past practice.

3.10. No Litigation. To Oakmont’s Knowledge, there is no litigation pending or threatened against Oakmont, its directors (in such capacity), its business or any of its assets as to which there is reasonable possibility of adverse determination and which, if adversely determined, would, individually or in the aggregate, reasonable be expected to have an Oakmont Material Adverse Effect, nor does Oakmont know, or have grounds to know, of any basis for any such litigation.

3.11. Compliance With Laws.

3.11.(a) Compliance. To Oakmont’s Knowledge, Oakmont is in compliance with all applicable Laws, including, without limitation, those applicable to discrimination in employment, trade practices, competition and pricing, zoning, building and sanitation, employment, retirement and labor relations, and Environmental Laws except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, an Oakmont Material Adverse Effect. Oakmont has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws except where such violation has not had and would not reasonably be expected to have, individually or in the aggregate, an Oakmont Material Adverse Effect. All material reports and returns required to be filed by Oakmont with any Governmental Authority have been filed, and were accurate and complete in all material reports when filed.

3.11.(b) Licenses and Permits. To Oakmont’s Knowledge, Oakmont has all licenses, permits, approvals, authorizations and consents of all Governmental Authorities and all certification required for the conduct of the business (as presently conducted and as proposed to be conducted), except where the failure to have such licenses, permits approvals, authorizations and consents has not had and would not reasonably be expected to have, individually or in the aggregate, an Oakmont Material Adverse Effect. To Oakmont’s Knowledge, Oakmont (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents except where the failure to comply has not had and would not reasonably be expected to have, individually or in the aggregate, an Oakmont Material Adverse Effect.

3.12. Title to and Condition of Properties.

3.12.(a) Tangible Property. Oakmont has good and marketable title to, or a valid leasehold interest in, all equipment, furniture and other tangible assets used in the ordinary course of its business and operations, free and clear of any Encumbrances other than Permitted Encumbrances. All of the assets, owned or leased by Oakmont are in good working order, ordinary wear and tear excepted, and suitable for the purposes for which they are being used.

3.12.(b) Real Property. Section 3.12(b) of the Disclosure Schedule sets forth all real property used or occupied by Oakmont, including a description of all land.

3.12.(c) Insurance. Section 3.12(c) of the Disclosure Schedule sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers’ compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies insuring Oakmont and of all life insurance policies maintained for any officers or employees of Oakmont, specifying the type of coverage, the amount of coverage, the premium, the deductible, the insurer and the expiration date of each such policy (collectively, the “Oakmont Insurance Policies”). True, correct and complete copies of all of the Oakmont Insurance Policies have been made available by Oakmont to Parent and the Company. The Oakmont Insurance Policies are in full force and effect and are in amounts and of a nature which are adequate and customary for businesses similar to the business of Oakmont. All premiums due on the Oakmont Insurance Policies or renewals thereof have been paid and there is no default under any of the Oakmont Insurance Policies.

3.13. Contracts and Commitments.

3.13.(a) Real Property Leases. Except as set forth in Section 3.13(a) of the Disclosure Schedule, Oakmont has no leases of real property.

3.13.(b) Personal Property Leases. Except as set forth in Section 3.13(b) of the Disclosure Schedule, Oakmont has no leases of personal property.

3.13.(c) Contracts for Services. Oakmont has no agreement, understanding, contract or commitment (written or oral) with any stockholder, officer, employee, agent, or consultant that is not cancelable by Oakmont on notice of not longer than 30 days without Liability, penalty or premium of any nature or kind whatsoever.

3.13.(d) Powers of Attorney. Oakmont has not given any power of attorney, which is currently in effect, to any Person for any purpose whatsoever.

3.13.(e) Collective Bargaining Agreements. Oakmont is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups.

3.13.(f) Loan Agreements. Except as set forth in Section 3.13(f) of the Disclosure Schedule, Oakmont is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

3.13.(g) Guarantees. Except as set forth in Section 3.13(g) of the Disclosure Schedule, Oakmont has not guaranteed the payment or performance of any Person, agreed to indemnify any Person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any Person.

3.13.(h) Contracts Subject to Renegotiation. Oakmont is not a party to any contract with any Governmental Authority which is subject to renegotiation.

3.13.(i) Other Material Contracts. Oakmont has no lease, license, contract or commitment of any nature involving consideration or other expenditure in excess of $100,000, or which is otherwise individually material to the operations of Oakmont.

3.13.(j) No Default. To Oakmont’s Knowledge, Oakmont is not in default under any lease, contract or commitment, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Oakmont’s obligations or result in the creation of any Encumbrance on any of the assets owned, used or occupied by Oakmont. To Oakmont’s Knowledge, no third party is in default under any lease, contract or commitment to which Oakmont is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or give rise to an automatic termination, or the right of discretionary termination, thereof.

3.14. Employee Benefit Plans. Oakmont has no “Plans” of the type described in Section 2.15 hereof.

3.15. Employment Compensation. Section 3.15 of the Disclosure Schedule contains a true and correct list of all employees to whom Oakmont is paying compensation, including bonuses and incentives, at an annual rate in excess of $100,000 for services rendered or otherwise.

3.16. Intellectual Property. Oakmont owns or has the right to use, whether through licensing or otherwise, and to authorize others to use, all Intellectual Property significant to the businesses of Oakmont in substantially the same manner as such businesses are conducted on the date hereof.

3.17. No Brokers or Finders. No agent, broker, finder, investment or commercial banker or other Person, engaged by or acting on behalf of Oakmont or any of its Affiliates, in connection with the negotiation, execution or performance of this Agreement or the transactions contemplated herein, is or will be entitled to any broker’s or finder’s or similar fees or other commissions as a result of this Agreement or the transactions contemplated herein.

3.18. Disclosure. No representation or warranty by Oakmont in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Oakmont pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. Without limiting the foregoing, Oakmont represents and warrants that the information relating to Oakmont supplied by it for inclusion in any report, registration statement or definitive proxy statement to be filed with the SEC will not, as of the date provided, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statement therein not false or misleading.

4.	COVENANTS.

4.1. Conduct of the Business.

4.1.(a) Except as specifically contemplated by this Agreement or as set forth on Section 4.1 of the Disclosure Schedule, from the date hereof through the Closing Date, the Company shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement, the Company shall not:

(i) amend the Company’s Organizational Documents;

(ii) authorize or issue any shares of capital stock of the Company or any subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the Company to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in the Company;

(iii) sell, transfer, dispose of, or agree to sell, transfer, or dispose of, any assets other than in the ordinary course of business consistent with past practice;

(iv) acquire any assets except in the ordinary course of business consistent with past practice or acquire, or merge with any other Person;

(v) create or incur any material Encumbrances (except Permitted Encumbrances) of any kind on any assets or properties of the Company;

(vi) change any financial or Tax accounting practice, policy or method, make or revoke any election relating to Taxes, file any amended Tax Return or claim for refund, or settle any material claim relating to Taxes;

(vii) violate or breach any Material Contract;

(viii) make any loan, advance or capital contributions to or investment in any Person other than in the ordinary course of business consistent with past practice;

(ix) incur any indebtedness for borrowed money or enter into any guarantee of such indebtedness, or incur any other material Liability or obligation other than in the ordinary course of business consistent with past practice;

(x) cancel or forgive any material debts or claims or redeem or repay any indebtedness for borrowed money;

(xi) take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(xii) authorize, commit or agree to take any of the foregoing actions.

4.1.(b) Except as specifically contemplated by this Agreement, from the date hereof through the Closing Date, Oakmont shall conduct its business in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as specifically contemplated by this Agreement, Oakmont shall not:

(i) amend Oakmont’s Organizational Documents;

(ii) authorize or issue any shares of capital stock of Oakmont or any subscription, option, warrant, call rights, preemptive rights or other agreements or commitments obligating the Company to issue, sell, deliver or transfer (including any rights of conversion or exchange under any outstanding security or other instrument) any economic, voting, ownership or any other type of interest or security in Oakmont;

(iii) sell, transfer, dispose of, or agree to sell, transfer, or dispose of, any assets other than in the ordinary course of business consistent with past practice;

(iv) acquire any assets except in the ordinary course of business consistent with past practice or acquire, or merge with any other Person;

(v) create or incur any material Encumbrances (except Permitted Encumbrances) of any kind on any assets or properties of Oakmont;

(vi) change any financial or Tax accounting practice, policy or method, make or revoke any election relating to Taxes, file any amended Tax Return or claim for refund, or settle any material claim relating to Taxes;

(vii) make any loan, advance or capital contributions to or investment in any Person;

(viii) incur any indebtedness for borrowed money or enter into any guarantee of such indebtedness, or incur any other material Liability or obligation other than in the ordinary course of business consistent with past practice;

(ix) cancel or forgive any material debts or claims or redeem or repay any indebtedness for borrowed money;

(x) take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; or

(xi) authorize, commit or agree to take any of the foregoing actions.

4.2. Access to Information.

4.2.(a) From the date hereof through the Closing Date, the Company shall provide Oakmont and its representatives reasonable access to all of the Company’s properties, books, records, employees and customers, and shall cause the Company’s representatives to reasonably cooperate with Oakmont and its representatives in connection with Oakmont’s due diligence investigation of the Company and the Company’s assets, contracts, liabilities, operations, records and other aspects of its business.

4.2.(b) From the date hereof through the Closing Date, Oakmont shall provide Parent and its representatives reasonable access to all of Oakmont’s properties, books, records and employees, and shall cause Oakmont’s representatives to reasonably cooperate with Parent and its representatives in connection with Parent’s due diligence investigation of Oakmont and Oakmont’s assets, contracts, liabilities, operations, records and other aspects of its business.

4.3. Confidentiality.

4.3.(a) The confidentiality obligations of the parties shall be governed by that certain Confidentiality and Nondisclosure Agreement executed between Oakmont and Parent, dated January 10, 2007 (the “Confidentiality Agreement”), which shall not be affected by the execution of this Agreement.

4.3.(b) In addition to the obligations under the Confidentiality Agreement, each of the parties hereto agrees that all information obtained by them in the course of negotiating and conducting due diligence investigation regarding the transactions contemplated hereby will be used solely for the purpose of determining whether or not to consummate the transactions contemplated hereby. All such information will be held in strictest confidence by each of the parties and their agents, and will divulged only to those directors, officers, employees, and agents of the parties hereto, including legal counsel, accountants, investors, financing sources and financial advisors, who have a need to know such information in strictest confidence. Each party shall advise such directors, officers, employees and agents of the confidential nature of such information, and direct such persons to treat such information confidentially. Each party also agrees to promptly return to the other party all original and duplicate copies of written materials containing such confidential information should the Closing not occur.

4.4. Public Disclosure.

4.4.(a) From the date of this Agreement until Closing or termination pursuant to Article 8, the parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions governed by it, and no party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transaction without the prior consent of Oakmont (in the case of Parent or the Company) or Parent (in the case of Oakmont), except as may be required by applicable Law or the regulations of any stock exchange or trading system. Neither party will unreasonably withhold approval from the others with respect to any press release or public announcement. If any party determines with the advice of counsel that it is required to make this Agreement and the terms of the transaction public or otherwise issue a press release or make public disclosure with respect thereto, it shall, at a reasonable time before making any public disclosure, consult with the other party regarding such disclosure, seek such confidential treatment for such terms or portions of this Agreement or the transaction as may be reasonably requested by the other party and disclose only such information as is legally compelled to be disclosed. This provision will not apply to communications by any party to its counsel, accountants and other professional advisors.

4.4.(b) Notwithstanding the foregoing, the parties hereto agree that Oakmont and Parent will each prepare and file a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement and such Current Report shall be provided to the other party for its review and comment prior to its filing.

4.5. Regulatory and Other Authorizations. Each party hereto shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of any Governmental Authority that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals.

4.6. Further Assurances. Each party will execute, acknowledge and deliver such documents and instruments reasonably requested by the other party, and will take any other action consistent with the terms of this Agreement that may reasonably be requested by the other party, for the purpose of giving effect to the transactions contemplated by this Agreement.

4.7. No Solicitation by Parent or Company.

4.7.(a) Neither Parent nor the Company shall authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Parent or the Company to, directly or indirectly through another Person, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of the Company or its assets (other than assets to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any merger, consolidation or other business combination with the Company, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Each of Parent and the Company shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Each of Parent and the Company shall notify Oakmont promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Oakmont, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

4.7.(b) Each of Parent and the Company acknowledges that Oakmont has been required to, and will be required to continue to, spend substantial time and effort in examining the business, properties, affairs, financial condition and prospects of the Company, and in connection therewith has incurred and will incur substantial fees and expenses. Therefore, in the event that Parent and/or the Company directly or indirectly breaches any provision of this Section 4.7 and the Closing does not occur, Parent agrees to reimburse Oakmont’s actual expenses, including without limitation fees of attorneys and other advisors, incurred in connection with the analysis, review, discussion, drafting and negotiation of the transactions contemplated herein, up to a maximum amount of $500,000.

4.8. No Solicitation by Oakmont.

4.8.(a) Oakmont shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other agent or representative retained by Oakmont, directly or indirectly through another Person, (a) solicit, initiate or knowingly encourage (including by way of furnishing information) the making of any proposal or offer (i) relating to any acquisition or purchase of all or any portion of the capital stock of any Person other than the Company or its assets, (ii) to enter into any merger, consolidation or other business combination with any Person other than the Company, or (iii) to enter into a recapitalization, reorganization or any other extraordinary business transaction involving or otherwise relating to any Person other than the Company, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other Person any information with respect to, or otherwise facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. Oakmont immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Oakmont shall notify Parent promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Parent, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact.

4.8.(b) Oakmont acknowledges that Parent and the Company have been required to, and will be required to continue to, spend substantial time and effort in examining the business, properties, affairs, financial condition and prospects of Oakmont, and in connection therewith has incurred and will incur substantial fees and expenses. Therefore, in the event that Oakmont directly or indirectly breaches any provision of this Section 4.8 and the Closing does not occur, Oakmont agrees to reimburse Parent’s actual expenses, including without limitation fees of attorneys and other advisors, incurred in connection with the analysis, review, discussion, drafting and negotiation of the transactions contemplated herein, up to a maximum amount of $500,000.

4.9. Non-Competition; Non-Solicitation.

4.9.(a) For a period of five (5) years following the Closing, Parent and its Affiliates shall not, directly or indirectly, operate, engage in, manage, own any equity interest in or be associated with any Person that Materially Competes with the business conducted by the Company immediately prior to the Closing in the United States; provided, however, that this Section 4.9(a) shall not limit Parent or any Affiliate of Parent from owning a passive ownership interest of less than 5% of the outstanding equity securities in any public traded Person or any publicly traded debt securities in any Person that competes with the business conducted by the Company immediately prior to the Closing. Oakmont acknowledges that the Parent owns a savings bank that may make occasional loans to insurance agencies, insurance companies, or other insurance related businesses including funeral homes. Therefore, “Materially Competes” means to own or operate a finance company that specializes in making loans to insurance agencies, insurance companies or insurance related businesses including funeral homes; provided however, that Parent and its Affiliates may directly or indirectly (i) make such loans on a incidental or occasional basis so long as the Parent and Affiliates do not specifically promote or advertise that they make such loans; and (ii) make commission advance loans to Brooke Franchise Corporation franchisees.

4.9.(b) For period of one (1) year following the Closing, Parent shall not, directly or indirectly, solicit (other than solicitations published in a journal or newspaper or other publication or general circulation) for employment any person who was an Employee except (i) with the prior consent of the Surviving Corporation, or (ii) if such Person has not been employed by the Surviving Corporation for a period of at least six months prior to such solicitation.

4.9.(c) Parent acknowledges and agrees that compliance with the covenants contained in this Section 4.9 is necessary to protect the value of the goodwill being acquired by the Surviving Corporation and that these covenants are reasonable for such purposes. If any provision contained in this Section 4.9 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4.9, but this Section 4.9 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained in this Section 4.9 is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extant invalid, such provision shall be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 4.9 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

4.9.(d) Notwithstanding anything in this Agreement to the contrary, Parent agrees that the Surviving Corporation shall be entitled to (i) seek injunctive relief requiring specific performance by Parent of this Section 4.9 without the necessity of proving actual Damages or the posting of a bond and (ii) seek from time to time any other remedies available under applicable Law against Parent if Parent is directly or indirectly in breach of or has breached this Section 4.9.

4.10. Indemnification of Officers and Directors. For a period of not less than six (6) years after the Closing, the Surviving Corporation shall (i) indemnify, defend and hold harmless the officers, directors, employees and agents of Oakmont, the Company and the Parent to the fullest extent permitted under applicable Law against Damages arising out of claims brought or made by third parties based on the actions of such persons in their capacities as officers, directors, employees or agents of Oakmont or the Company prior to the Closing, and (ii) maintain in full force and effect and honor, all obligations to indemnify the officers, directors, employees and agents of Oakmont and the Company and to advance expenses existing in favor of such persons in effect as of the Closing Date under applicable law or as provided in the Organizational Documents of Oakmont or the Company, as the case may be.

4.11. Company Name and Principal Office. Oakmont, Parent and the Company agree that after the Closing the Surviving Corporation shall continue to conduct business under the name “Brooke Credit Corporation” with a principal office in Overland Park, Kansas.

5.	ADDITIONAL AGREEMENTS.

5.1. Proxy Statement; Special Meeting.

5.1.(a) As soon as is reasonably practicable after receipt by Oakmont from Parent and the Company of all financial and other information relating to Parent and the Company as Oakmont may reasonably request, Oakmont shall prepare and file with the SEC, and with all other applicable regulatory bodies, proxy materials for the purpose of obtaining the Oakmont Stockholder Approval. Such proxy materials shall be in the form of a proxy statement to be used for the purpose of soliciting such proxies from stockholders of Oakmont and also for the purpose of issuing Oakmont Stock to the Company Stockholders (the “Proxy Statement”). Parent and the Company shall furnish to Oakmont all information concerning Parent and the Company as Oakmont may reasonably request. Parent and its counsel shall be given an opportunity to review and comment on the Proxy Statement prior to its filing with the SEC.

5.1.(b) Without limitation of the generality of the foregoing, Parent shall provide Oakmont with audited financial statements of the Company consisting of balance sheets of the Company as of December 31, 2004, 2005, and 2006, and the related statements of income and cash flows for the years then ended (including the notes contained therein or annexed thereto) (the “Audited Company Financials”), reported on, and accompanied by, signed, unqualified opinions of independent auditors reasonably acceptable to Oakmont. The Audited Company Financials (including all notes and schedules contained therein or annexed thereto) shall (i) be true, complete and accurate, (ii) have been prepared in accordance with GAAP applied on a consistent basis, (iii) have been prepared in accordance with the books and records of the Company, (iv) fairly present, in accordance with GAAP, the assets, liabilities and financial position, the results of operations and cash flows of the Company as of the dates and for the years and periods indicated, (v) be in compliance as to form with the Exchange Act and the published rules and regulations of the SEC as required to be included in the Proxy Statement and the Transaction Form 8-K, and (vi) otherwise be reasonably acceptable to Oakmont for inclusion in the Proxy Statement.

5.1.(c) Oakmont, with the assistance of Parent, shall promptly respond to any SEC comments on the Proxy Statement and shall otherwise use reasonable best efforts to cause the Proxy Statement to be declared effective as promptly as practicable. Oakmont shall also take any and all such actions to satisfy the requirements of the Securities Act and the Exchange Act. Prior to the Closing Date, Oakmont shall use its reasonable best efforts to cause the shares of Oakmont Stock to be issued to Parent hereunder to be registered or qualified under “blue sky” Laws of each of the states and territories of the United States in which the parties deem necessary, and to take any other such actions which may be necessary to enable Oakmont Stock to be issued in each such jurisdiction.

5.1.(d) Parent and the Company shall cause its officers, executives, directors, employees and personnel to support the marketing of any securities by Oakmont (including, without limitation, the participation by such individuals in “road shows”) to the extent reasonably requested by Oakmont.

5.1.(e) As soon as practicable following the declaration of effectiveness of the Proxy Statement, Oakmont shall distribute the Proxy Statement to the stockholders of Oakmont and, pursuant thereto, shall call a special meeting of its stockholders (the “Special Meeting”) in accordance with the DGCL and, subject to the other provisions of this Agreement, solicit proxies from such holders to vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby and the other matters presented to the stockholders of Oakmont for approval or adoption at the Special Meeting.

5.1.(f) Oakmont shall comply with all applicable provisions of and rules under the Exchange Act and all applicable provisions of the DGCL in the preparation, filing and distribution of the Proxy Statement, the solicitation of proxies thereunder, and the calling and holding of the Special Meeting. Without limiting the foregoing, Parent and the Company shall ensure that the Proxy Statement does not, as of the date on which it is distributed to the stockholders of Oakmont, and as of the date of the Special Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that Oakmont shall not be responsible for the accuracy or completeness of any information relating to Parent or the Company or any other information furnished by Parent or the Company for inclusion in the Proxy Statement).

5.1.(g) Oakmont, acting through its board of directors, shall include in the Proxy Statement the recommendation of its board of directors that stockholders of Oakmont vote in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby, and shall otherwise use reasonable best efforts to obtain the Oakmont Stockholder Approval.

5.2. Form 8-K. At least five (5) days prior to Closing, Oakmont shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the financial statements prepared by the Company and its accountant, and such other information that may be required to be disclosed with respect to the transactions contemplated hereby or in any report or form to be filed with the SEC (“Transaction Form 8-K”), which shall be in a form reasonably acceptable to Parent and in a format acceptable for EDGAR filing. Prior to Closing, Oakmont and Parent shall prepare the press release announcing the consummation of the transactions contemplated hereunder (“Press Release”). Simultaneously with the Closing, Oakmont shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

5.3. Required Information. In connection with the preparation of the Transaction Form 8-K and Press Release, and for such other reasonable purposes, Parent and Oakmont each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers, and stockholders and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other statement, filing, notice or application made by or on behalf of Parent and Oakmont to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

5.4. No Securities Transactions.

5.4.(a) Neither Parent nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Oakmont prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Parent shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

5.4.(b) Neither Oakmont nor any of its Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Parent prior to the time of the making of a public announcement of the transactions contemplated by this Agreement. Oakmont shall use its reasonable best efforts to require each of its officers, directors, employees, agents and representatives to comply with the foregoing requirement.

6.	CONDITIONS PRECEDENT TO OAKMONT’S PERFORMANCE.

The obligation of Oakmont to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Oakmont:

6.1. Accuracy of Representations and Warranties of Parent and Company. The representations and warranties of Parent and the Company contained in this Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material,” “materiality” or “Company Material Adverse Effect” qualifications included therein and except that those representations and warranties that speak as to a stated date, in which case such representation shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have a Company Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Parent or the Company to consummate the transactions contemplated by this Agreement.

6.2. Performance of Covenants of Parent and Company. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Parent and the Company at or before the Closing Date shall have been duly and properly performed and complied with in all material respects by Parent and the Company at or before the Closing Date.

6.3. No Governmental Order. There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

6.4. Proxy Statement Effective. The Proxy Statement shall have been declared effective by the SEC.

6.5. Corporate Approval. The board of directors of Oakmont shall have duly approved this Agreement and all transactions contemplated hereby, and Oakmont shall have obtained the Oakmont Stockholder Approval.

6.6. Due Diligence. Oakmont shall have completed its due diligence investigation of the Company to Oakmont’s reasonable satisfaction.

6.7. Consents and Approvals. All approvals, consents and waivers of Governmental Authorities, lenders, lessors and other third parties that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Oakmont not less than two business days prior to the Closing.

6.8. Absence of Litigation. No litigation shall have been commenced or threatened against Oakmont, Parent, the Company, or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby, which, in the reasonable judgment of counsel to either Parent or Oakmont, could have a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

6.9. Company Material Adverse Effect. There shall not have occurred since September 30, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, a Company Material Adverse Effect.

6.10. Employment Agreements. Michael Lowry and other management members of the Company as mutually agreed by Oakmont and Parent, shall have executed and delivered Employment and Noncompetition Agreements, in form and substance reasonably acceptable to Oakmont and Parent.

6.11. Deliverables. Oakmont shall have received from Parent each of the deliverables described in Section 9.2 hereof.

7.	CONDITIONS PRECEDENT TO COMPANY’S PERFORMANCE.

The obligation of Parent and the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, unless waived in writing by Parent:

7.1. Accuracy of Oakmont’s Representations and Warranties. The representations and warranties of Oakmont contained in this Agreement shall be true and correct as of the Closing Date as though made at that time (without regard to any “material,” “materiality” or “Oakmont Material Adverse Effect” qualifications included therein and except that those representations and warranties that speak as to a stated date, in which case such representation shall be true and correct as of such date), except to the extent that the failure of the representations and warranties, taken as a whole, to be true and correct would not reasonably be expected to have an Oakmont Material Adverse Effect, to materially delay the Closing or to materially and adversely affect the ability of Oakmont to consummate the transactions contemplated by this Agreement.

7.2. Performance of Oakmont’s Covenants. All covenants, agreements and obligations required by the terms of this Agreement to be performed, satisfied or complied with by Oakmont at or before the Closing Date shall have been duly and properly performed and complied with in all material respects by Oakmont at or before the Closing Date.

7.3. No Governmental Order. There shall be no order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority that prohibits the transactions contemplated by this Agreement or renders it unlawful to consummate such transactions.

7.4. Corporate Approval. The board of directors of the Company, and Parent in its capacity as stockholder of the Company, shall have duly approved this Agreement and all transactions contemplated hereby. The board of directors of Parent shall have duly approved this Agreement and all transactions contemplated hereby.

7.5. Due Diligence. Parent shall have completed its due diligence investigation of Oakmont to Parent’s reasonable satisfaction.

7.6. Absence of Litigation. No litigation shall have been commenced or threatened against Oakmont, Parent, the Company or any of the Affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby, which, in the reasonable judgment of counsel to either Parent or Oakmont, could have an Oakmont Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

7.7. Oakmont Material Adverse Effect. There shall not have occurred since September 30, 2006 any event, circumstance or condition that has had, or could reasonably be expected to have, an Oakmont Material Adverse Effect.

7.8. Oakmont’s Articles of Incorporation. The Articles of Incorporation of Oakmont shall not have been amended to provide for cumulative voting rights, classification of directors, diminution of the rights of any controlling stockholder or extraordinary treatment of minority stockholders or management members.

7.9. Consents and Approvals. All approvals, consents and waivers of Governmental Authorities, lenders, lessors and other third parties that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to the Company not less than two business days prior to the Closing.

7.10. Open Market Purchases by Mr. Skandalaris. From February 8, 2007 until Closing, Robert J. Skandalaris shall have used his reasonable best efforts to acquire up to 333,333 shares of common stock of Oakmont through open market purchases while not in possession of material nonpublic information, subject in all cases to the insider trading policy of Oakmont and the limitations of applicable Laws, including without limitation the Exchange Act and the rules and regulations thereunder.

7.11. Deliverables. Parent shall have received from Oakmont each of the deliverables described in Section 9.3 hereof.

7.12. Warrants. Oakmont shall have delivered agreements to the holders of Company Warrants as to such holders’ rights as required by and in accordance with the Company Warrants.

7.13. Incentive Plan. In connection with the Oakmont Stockholder Approval, Oakmont’s stockholders shall have approved the Incentive Plan.

7.14. Tax Opinion. The Parent shall have received an opinion from Winston & Strawn LLP that the transactions contemplated hereby constitute one or more tax-free reorganizations under Section 368 of the Code. Such opinion shall be based on typical assumptions and representations from the Company and Oakmont. The Parent, Company and Oakmont shall cooperate in good faith to allow the Parent to obtain the required tax opinion.

8.	TERMINATION PRIOR TO CLOSING.

8.1. Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to Closing:

8.1.(a) By the mutual written consent of Oakmont and Parent;

8.1.(b) By either Oakmont or Parent, by written notice to the other party if the Closing shall not have occurred on or before July 18, 2007; provided, however, that neither party may terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the transactions contemplated hereby prior to such date is the direct or indirect result of any breach of any covenant, representation or warranty of such party or because any of the conditions precedent to the obligations of the other party have not been satisfied due to any action or failure to act by such party;

8.1.(c) By Oakmont, by prior written notice to Parent, if Parent or the Company shall fail to perform in any material respect any material obligation of Parent or the Company herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Oakmont has notified Parent of its intent to terminate pursuant to this Section 8.1(c); or

8.1.(d) By Parent, by prior written notice to Oakmont, if Oakmont shall fail to perform in any material respect any material obligation of Oakmont herein required to be performed prior to the Closing Date and such failure is not cured within thirty (30) days after Parent has notified Oakmont of its intent to terminate pursuant to this Section 8.1(d).

8.2. Effect on Obligations. Termination of this Agreement pursuant to Section 8.1 above, shall terminate all obligations of the parties hereunder and this Agreement shall become void and have no effect without any Liability on the part of any party, except for the obligations under Sections 4.3 (Confidentiality), 4.4 (Public Disclosure), and 10.2 (Indemnification Obligations), and Article 11 (Miscellaneous Provisions); provided, however, that termination shall not relieve any party defaulting or breaching this Agreement prior to such termination from any Liability for such default or breach.

9.	THE CLOSING.

9.1. Closing. Subject to the satisfaction and/or waiver of the conditions set forth herein, the closing of the transactions contemplated by this Agreement (the “Closing”) shall occur at 10:00 a.m. at the offices of Foley & Lardner LLP, 500 Woodward Avenue, Suite 2700, Detroit, Michigan 48226 on the second business day following satisfaction and/or waiver of the final condition to the Closing or on such other date and such other place as may be mutually agreed to by the parties (the “Closing Date”). Oakmont and Parent will use their best efforts to cause the Closing to occur on or before June 29, 2007.

9.2. Company’s Obligations. At the Closing, Parent shall deliver to Oakmont:

9.2.(a) A certified copy of the resolutions of the board of directors of Parent authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

9.2.(b) A certificate, dated the Closing Date, from Parent and signed by an authorized officer, certifying that the conditions specified in Section 6.1 and Section 6.2 above have been fulfilled;

9.2.(c) Incumbency certificates relating to each person executing any document executed and delivered to Oakmont by Parent or the Company pursuant to the terms hereof;

9.2.(d) Lock-Up Agreements executed by each of Parent, Michael Lowry, Anita Larson, and Morgan Joseph & Co. Inc., substantially in the form of Exhibit C hereto;

9.2.(e) A Voting Agreement executed by Parent, substantially in the form of Exhibit D hereto;

9.2.(f) A Shared Services Agreement executed by Parent and the Company, in form and substance reasonably acceptable to Oakmont and Parent;

9.2.(g) A Tax Allocation Agreement executed by Parent and the Company, in form and substance reasonably acceptable to Oakmont and Parent; and

9.2.(h) All other documents, instruments or writings required to be delivered to Oakmont at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Oakmont may reasonably request.

9.3. Oakmont’s Obligations. At the Closing, Oakmont shall deliver to Parent:

9.3.(a) A certified copy of the resolutions of the board of directors of Oakmont authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement;

9.3.(b) A certificate, dated the Closing Date, from Oakmont and signed by an authorized officer, certifying that the conditions specified in Section 7.1 and Section 7.2 above have been fulfilled;

9.3.(c) Incumbency certificates relating to each person executing any document executed and delivered to Parent or the Company by Oakmont pursuant to the terms hereof;

9.3.(d) Lock-Up Agreements executed by each of KrisLee & Associates, LLC, Robert J. Skandalaris and Michael C. Azar, substantially in the form of Exhibit E hereto;

9.3.(e) Letters of resignation from all of the director(s) of Oakmont other than Robert J. Skandalaris and Michael C. Azar (the “Oakmont Directors”);

9.3.(f) A certified copy of the resolutions of Oakmont Directors, as all of the members of the Board of Directors of Oakmont, appointing five additional directors as follows:

(i) three of the appointed members will be independent directors nominated by Parent and approved by Mr. Skandalaris, such approval not to be unreasonably withheld (provided that no such approval shall be required with respect to Mick Lowry, Anita Larson, Barb Davison, Lindsay Olsen and/or Keith Bouchey); and

(ii) two of the appointed members will be individuals nominated by Parent and approved by Mr. Skandalaris, such approval not to be unreasonably withheld (provided that no such approval shall be required with respect to Mick Lowry, Anita Larson, Barb Davison, Lindsay Olsen and/or Keith Bouchey), one of whom shall be designated Chairman as selected by Parent.

9.3.(g) A Registration Rights Agreement, in form and substance reasonably acceptable to Oakmont and Parent; and

9.3.(h) All other documents, instruments or writings required to be delivered to Parent at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Parent may reasonably request.

10.	INDEMNIFICATION.

10.1. Survival of Representations and Warranties. All representations and warranties under this Agreement shall survive the Closing through the date that is twenty-four (24) months after the Closing Date, at which date such representations and warranties shall terminate; provided, however, that the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.6, 2.11, 2.15, 3.1, 3.2, 3.3, 3.7, 3.11 and 3.14 (collectively, the “Specified Representations”) shall survive until the expiration of all applicable statutes of limitations. All covenants of Oakmont, Parent or the Company that are required by their terms to be performed prior to the Closing shall terminate as of the Closing.

10.2. Indemnification Obligations.

10.2.(a) Indemnification by Parent. From and after the Closing, Parent shall indemnify and hold harmless the Surviving Corporation and its Affiliates, officers, directors and employees (collectively, the “Oakmont Indemnified Parties”), and shall reimburse the Oakmont Indemnified Parties for any Damages resulting from (i) any breach of representation or warranty made by Parent in Article 2, and (ii) any breach or default in the performance by Parent of any covenant or agreement contained herein.

10.2.(b) Indemnification by the Surviving Corporation. From and after the Closing, the Surviving Corporation shall indemnify and hold harmless Parent and its Affiliates, officers, directors and employees (collectively, the “Parent Indemnified Parties”), and shall reimburse Parent Indemnified Parties for any Damages resulting from (i) any breach of representation or warranty made by Oakmont in Article 3, and (ii) any breach or default in the performance by Oakmont of any covenant or agreement of Oakmont contained herein.

10.2.(c) Limitations on Liability.

(i) Notwithstanding anything in this Agreement to the contrary, Parent’s indemnification obligations to Oakmont Indemnified Parties shall be limited as follows: (A) Parent shall only be liable for Damages for the breach of the representations and warranties in Article 2, other than breaches of the Specified Representations, if and to the extent such aggregate amount of all Damages exceed $250,000, after which point Parent will be obligated to indemnify the Oakmont Indemnified Parties from and against all Damages in excess of $250,000; and (B) the aggregate amount of Parent’s liability for breach of the representations and warranties in Article 2, other than breaches of the Specified Representations, shall not exceed $2,000,000.

(ii) Notwithstanding anything in this Agreement to the contrary, the Surviving Corporation’s indemnification obligations to Parent Indemnified Parties shall be limited as follows: (A) the Surviving Corporation shall only be liable for Damages for breach of the representations and warranties in Article 3 if and to the extent such aggregate amount of all Damages exceed $250,000, after which point the Surviving Corporation will be obligated to indemnify the Parent Indemnified Parties from and against all Damages in excess of $250,000; and (B) the aggregate amount of the Surviving Corporation’s liability for breach of the representations and warranties in Article 3, other than breaches of the Specified Representations, shall not exceed $2,000,000.

10.2.(d) Claims for Indemnity. Whenever a claim for Damages shall arise for which an Indemnified Party shall be entitled to indemnification hereunder, such Indemnified Party shall notify the Indemnifying Party in writing within fifteen (15) days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim. Such notice shall specify in reasonable detail all facts and circumstances known to the Indemnified Party regarding the claim and shall explain in reasonable detail the basis on which the Indemnified Party claims a right to indemnity, including citation to relevant sections of this Agreement, and, if estimable, shall estimate the amount of the liability arising therefrom. The failure to provide such notice shall not result in a waiver of any right to indemnification hereunder except to the extent the Indemnifying Party is prejudiced by such failure.

10.2.(e) Defense of Third Party Claims. Upon receipt by the Indemnifying Party of a notice from the Indemnified Party with respect to any claim of a third party against the Indemnified Party, for which the Indemnified Party seeks indemnification hereunder, the Indemnifying Party shall have the right to assume the defense of such claim, and the Indemnified Party shall cooperate to the extent reasonably requested by the Indemnifying Party in defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnifying Party in connection therewith. If the Indemnifying Party shall elect to assume the defense of such claim, the Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party. If the Indemnifying Party has assumed the defense of any claim against the Indemnified Party, the Indemnifying Party shall have the right to settle any claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party, then the Indemnifying Party shall not settle such claim without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume the defense of a third party claim and disputes the Indemnified Party’s right to indemnification, the Indemnified Party shall have the right to assume control of the defense of such claim through counsel of its choice, the reasonable costs of which shall be at the Indemnifying Party’s expense in the event that the Indemnified Party’s right of indemnification is ultimately established through settlement, compromise or other legal proceeding. In no circumstance may the Indemnified Party compromise or settle a claim with a third party for which it seeks indemnification from the Indemnifying Party without first obtaining the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned or delayed.

10.3. Exclusive Remedy. Except for claims for fraud or intentional misrepresentation under applicable law and for the provisions of Section 10.2 and Article 11, the indemnification provided in this Article 10 will constitute the exclusive remedy of Oakmont Indemnified Parties or Parent Indemnified Parties, as the case may be, and their respective assigns from and against any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by, any of them, directly or indirectly, as a result of, or based upon or arising from the breach of any representation or warranty or the non-fulfillment of any agreement or covenant in or pursuant to this Agreement or any other agreement, document, or instrument required hereunder. Oakmont and Parent each hereby waive, to the fullest extent permitted under applicable Law, any and all rights, claims, and causes of action it may have against any other party, or any of such other party’s Affiliates, to the contrary.

11.	MISCELLANEOUS PROVISIONS.

11.1. Entire Agreement. This Agreement, together with the Exhibits and Disclosure Schedule hereto, and the Confidentiality Agreement, sets forth the entire agreement between the parties with regard to the subject matter hereof, and supersedes all other prior agreements and understandings, written or oral, between the parties or any of their respective Affiliates with respect to such subject matter, including without limitation that certain Agreement and Plan of Merger, dated as of February 8, 2007.

11.2. Governing Law. This Agreement shall be construed and interpreted according to the internal laws of the State of Kansas, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts having jurisdiction over Johnson County, Kansas, each party hereby submitting to the personal jurisdiction thereof, and the parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in Section 11.9 shall be deemed properly served and accepted for all purposes.

11.3. Schedules. Information set forth in the Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections of this Agreement to the extent it is reasonably apparent from a reading of the matter disclosed that such disclosure is applicable to such other sections and subsections.

11.4. Waiver and Amendment. This Agreement may be amended, supplemented, modified and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns. Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

11.5. Assignment. Neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, by judicial process, operation of Law or otherwise), in whole or in part, by any party without the prior written consent of the other party, and any such attempted assignment shall be null and void.

11.6. Successors and Assigns. Each of the terms, provisions and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors and permitted assigns.

11.7. No Third Party Beneficiaries. Except as otherwise specifically set forth herein, nothing in this Agreement will be construed as giving any Person, other than the parties to this Agreement and their successors and permitted assigns, any right, remedy or claim under, or in respect of, this Agreement or any provision hereof.

11.8. No Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of (a) any direct or indirect stockholder of Parent or Oakmont, or (b) any officer, director, employee, agent or representative of Parent, Oakmont or the Company.

11.9. Notices. All notices, requests, demands and other communications made under this Agreement shall be in writing, correctly addressed to the recipient as follows:

If to Oakmont:

Oakmont Acquisition Corp.

33 Bloomfield Hills Pkwy, Suite 240

Bloomfield Hills, Michigan 48304

Attention: Michael C. Azar

Facsimile: (248) 220-2038

with a copy to

Foley & Lardner LLP

500 Woodward Avenue, Suite 2700

Detroit, Michigan 48226

Attention: Patrick Daugherty

Facsimile: (313) 234-2800

If to Parent:

Brooke Corporation

10950 Grandview Drive, Suite 600

Overland Park, Kansas 66210

Attention: Anita Larson

Facsimile: (913) 339-6328

with a copy to:

Winston & Strawn LLP

35 West Wacker Drive

Chicago, Illinois 60601

Attention: Leland E. Hutchinson/Terrence R. Brady

Facsimile: (312) 558-5700

Notices, requests, demands and other communications made under this Agreement shall be deemed to have been duly given (i) upon delivery, if served personally on the party to whom notice is to be given, (ii) on the date of receipt, refusal or non-delivery indicated on the receipt if mailed to the party to whom notice is to be given by registered or certified, postage prepaid or by overnight courier or (iii) upon confirmation of transmission, if sent by facsimile. Any party may give written notice of a change of address in accordance with the provisions of this Section 11.9 and after such notice of change has been received, any subsequent notice shall be given to such party in the manner described at such new address.

11.10. Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the Law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any term or provision of this Agreement, or the application thereof to any person or circumstance, is adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable in any jurisdiction: (a) a substitute and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable in such jurisdiction, the intent and purpose of the invalid, prohibited or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity, prohibition or unenforceability, nor shall such invalidity, prohibition or unenforceability of such provision affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

11.12. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

11.13. Facsimile Signatures. This Agreement and any other document or agreement executed in connection herewith (other than any document for which an originally executed signature page is required by Law) may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. In the event any party delivers a facsimile copy of a signature page to this Agreement or any other document or agreement executed in connection herewith, such party shall deliver an originally executed signature page within three business days of delivering such facsimile signature page or at any time thereafter upon request; provided, however, that the failure to deliver any such originally executed signature page shall not affect the validity of the signature page delivered by facsimile, which has and shall continue to have the same force and effect as the originally executed signature page.

11.14. Fees and Expenses. The Company shall pay all costs and expenses incurred on behalf of Parent and the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants. Oakmont shall pay all costs and expenses incurred on its behalf in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants.

12.	DEFINITIONS.

12.1. Definitions. The following capitalized terms used herein shall have the meanings indicated:

“Adjusted Earnings” for the applicable period shall mean the actual audited net after tax income of the Surviving Corporation, determined according to GAAP; plus all actual after tax amortization expense for intangibles resulting from the transactions contemplated by this Agreement; plus the actual after tax amount of any negative impact to earnings associated with the warrants held by Falcon Mezzanine Partners II, L.P., FMP II Co-Investment, LLC and JZ Equity Partners PLC or their successors or assigns and the transactions contemplated by this Agreement, including deal related costs arising out of accounting treatment for warrants, put/call rights, options or other employee equity incentive plans (employee incentives shall be deemed associated with the transactions contemplated by this Agreement if granted within ninety days of the Closing Date); minus a proforma after tax interest income amount calculated by multiplying the amount of the cash balance on Oakmont’s balance sheet as of the Closing Date and immediately prior to consummation of this transaction by an interest rate of five percent (5%) per annum and then multiplying the resulting product by the number of days remaining in the applicable period after the Closing Date and divided the resulting product by 365.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For purposes of this definition, “control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign Laws the common parent of which is the Parent.

“Borrower” means the Person or Persons who are primarily or secondarily obligated to make payments under a Loan.

“Closing Payment” means 17,455,090 shares of Oakmont Stock, minus the aggregate number of shares of Oakmont Stock subject to purchase pursuant to all Company Warrants assumed by the Surviving Corporation under this Agreement, and minus the aggregate number of shares of Oakmont Stock subject to purchase pursuant to all Company Stock Options converted into options to acquire shares of Oakmont Stock under this Agreement.

“Company Material Adverse Effect” means any material adverse effect on the operations, financial condition, business, assets or liabilities of the Company, other than any such effect resulting from (i) changes in the United States economy in general that do not disproportionately impact the Company, (ii) changes in the industries in which the Company operates its business and not specifically relating to the business of the Company that do not disproportionately impact the Company,

(iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not disproportionately impact the Company, or (iv) the announcement of this Agreement or any transactions contemplated hereunder, the fulfillment of the parties’ obligations hereunder or the consummation of the transactions contemplated by this Agreement.

“Company Warrants” means the outstanding warrants of the Company that are identified in Section 2.3 of the Disclosure Schedule.

“Damages” means any loss, liability, damage or reasonable expense incurred as a result thereof, including, without limitation, reasonable attorneys’, accountants’ and experts’ fees, but shall not include any exemplary, punitive, incidental or special damages, consequential damages that were not reasonably foreseeable or any claim for lost profits.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Time” means the effective time of the Merger pursuant to the application of Section 252 of the DGCL.

“Employee” means any person employed by the Company immediately prior to the Closing.

“Encumbrance” means any mortgage, lien, pledge, charge, security interest, encumbrance, or restriction.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Ratio” means the number determined by dividing (a) the sum of 17,455,090, plus 4,000,000 if the First Earnout is earned, plus 1,000,000 if the Second Earnout is earned, by (b) the Fully Diluted Company Share Amount.

“First Earnout Shares” means 4,000,000 shares of Oakmont Stock, subject to equitable adjustment in the case of any stock split or combination, any merger or other transaction in which the Oakmont Stock is changed or exchanged, any common stock dividend payable in shares of common stock or any similar event or transaction, minus the additional (as a result in the increase of the Exchange Ratio due to the First Earnout being earned) number of shares of Oakmont Stock subject to purchase pursuant to all Company Warrants assumed by the Surviving Corporation under this Agreement, and minus the additional (as a result in the increase of the Exchange Ratio due to the First Earnout being earned) number of shares of Oakmont Stock subject to purchase pursuant to all Company Stock Options converted into options to acquire shares of Oakmont Stock under this Agreement.

“Fully Diluted Company Share Amount” means the aggregate number of issued and outstanding shares of common stock of the Company at the Effective Time, plus the aggregate number of shares of common stock of the Company subject to purchase pursuant to all Company Warrants at the Effective Time, plus the aggregate number of shares of common stock of the Company subject to purchase pursuant to all Company Stock Options at the Effective Time.

“GAAP” means generally accepted accounting principles as in effect in the United States from time to time.

“Governmental Authority” means (i) any nation, state, county, city or other legal jurisdiction, (ii) any federal, state, local, municipal, foreign or other government, (iii) any governmental or quasi-governmental authority of any nature, or (iv) any body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Incentive Plan” means a 2007 Brooke Credit Corporation Equity Incentive Plan, in form and substance reasonably acceptable to Oakmont and Parent, with an aggregate of 500,000 shares of Oakmont Stock issuable under such Incentive Plan, subject to adjustment as provided therein.

“Indemnified Party” means an Oakmont Indemnified Party or a Parent Indemnified Party, as the case may be.

“Indemnifying Party” means a party that is required to indemnify any Indemnified Party pursuant to Article 10.

“Independent Accountants” means a nationally recognized firm of independent public accountants, jointly selected by (i) a nationally recognized firm of independent public accountants selected by the Oakmont Directors, and (ii) a nationally recognized firm of independent public accountants selected by the Parent.

“Intellectual Property” means all of the following owned by or licensed to such Person: (i) patents, patent applications, patent disclosures and inventions as well as any reissues, continuations, continuations-in-part, divisions, revisions, extensions or reexaminations thereof; (ii) computer software (including but not limited to source code, executable code, data, databases and documentation); (iii) any and all trademarks, service marks, trade names, and internet domain names and registrations and applications for registration thereof; (iv) copyrights and copyrightable works and registrations and applications for registration thereof; and (v) any and all trade secrets, inventions, know-how, confidential or proprietary information and any and all other intellectual property rights.

“KGCL” means the General Corporation Law of the State of Kansas.

“Knowledge” means the actual knowledge of the executive officers of a party after reasonable inquiry of those employees of such party that have primary supervisory responsibility for the matter at issue.

“Laws” means all laws of any country or any political subdivision thereof, including, without limitation, all federal, state and local statutes, regulations, ordinances, orders or decrees or any other laws, common law theories or reported decisions of any court thereof.

“Liability” means any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, liquidated or unliquidated, secured or unsecured.

“Loan” means each and every loan, advance or other extension of credit made by the Company to any Borrower, and all rights and obligations under such loan, advance or extension, whether constituting an account, chattel paper, instrument, investment property or general intangible, and including, without limitation, the obligation of any related Borrower to pay any finance charges with respect thereto.

“Loan Documents” means, to the extent applicable, with respect to each Borrower: the Commercial Loan Agreement, and addendum; Agreement for Advancement of Loan, and addendum; the guarantees; the promissory note(s); the security agreement and deed of trust or mortgage; Agreement to Provide Insurance; UCC Financing Statements; Affidavit Regarding Financial Status and other Material Facts; Authorization to Release Information; Opinion of Borrower’s Counsel; Authorization for Pre Authorized Collection; Depository Control Agreement; Borrower’s Settlement Summary; Acknowledgement Form; Allstate Exclusive Agency agreement; Security Interest and Collateral Assignment of Termination Payments and Economic Interests; Assignment of Termination Payment Notice to Lender; Commissions Payment Agreement; Franchise Agreement; Lender Protection Addendum; Collateral Preservation Agreement; and, all documents executed or delivered under or in connection with any of the foregoing, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with such agreement.

“Loan Files” means with respect to any Loan, the Loan Documents and all credit and other information gathered in connection therewith or in connection with the underwriting of such Loan.

“Material Contract” means any agreement, understanding, contract or commitment (written or oral) required to be set forth in Section 2.13 of the Disclosure Schedule.

“Oakmont Material Adverse Effect” means any material adverse effect on the operations, financial condition, business, assets or liabilities of Oakmont, other than any such effect resulting from (i) changes in the United States economy in general that do not disproportionately impact Oakmont, (ii) changes in the industries in which Oakmont operates its business and not specifically relating to the business of Oakmont that do not disproportionately impact Oakmont, (iii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index) that do not disproportionately impact Oakmont, or (iv) the announcement of this Agreement or any transactions contemplated hereunder, the fulfillment of the parties’ obligations hereunder or the consummation of the transactions contemplated by this Agreement.

“Oakmont Stockholder Approval” means a majority vote by the stockholders of Oakmont in favor of adoption of this Agreement and the approval of the transactions contemplated hereby, with fewer than 20% of the shares of common stock issued in the initial public offering of Oakmont, exercising their conversion rights with respect to such transactions (as specified in Oakmont’s Certificate of Incorporation or Articles of Incorporation).

“Organizational Documents” means a party’s certificate or articles of incorporation and the bylaws, as amended.

“Per Share Consideration” means an amount of Oakmont Stock determined by dividing the Closing Payment by the total number of shares of common stock of the Company issued and outstanding as of the Effective Time, plus an amount of Oakmont Stock determined by dividing the Earnout Payment, if any, by the total number of shares of common stock of the Company issued and outstanding as of the Effective Time.

“Permitted Encumbrances” means (i) statutory liens for Taxes and other charges and assessments by any Governmental Authority that are not yet due and payable or are being contested in good faith, (ii) mechanics’, materialmen’s, and similar liens that can be satisfied by a payment of cash to the lienholders, (iii) rights reserved to any Governmental Authority to regulate the affected assets, including zoning laws and ordinances, (iv) as to real property interests, including leasehold interests, any easements, rights-of-way, servitudes, permits, restrictions, and minor imperfections or irregularities in title that do not, individually or in the aggregate, interfere with the ability to own, use, or operate such real property, (v) purchase money liens and liens securing rental payments under any capital lease arrangements, (vi) notice filings with respect to equipment leases or other leases of personal property, and (vii) any other Encumbrance that is immaterial with respect to the asset that it encumbers.

“Person” means any individual, any entity or any unincorporated organization, including a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, or a joint venture.

“Second Earnout Shares” means 1,000,000 shares of Oakmont Stock, subject to equitable adjustment in the case of any stock split or combination, any merger or other transaction in which the Oakmont Stock is changed or exchanged, any common stock dividend payable in shares of common stock or any similar event or transaction, minus the additional (as a result in the increase of the Exchange Ratio due to the Second Earnout being earned) number of shares of Oakmont Stock subject to purchase pursuant to all Company Warrants assumed by the Surviving Corporation under this Agreement, and minus the additional (as a result in the increase of the Exchange Ratio due to the Second Earnout being earned) number of shares of Oakmont Stock subject to purchase pursuant to all Company Stock Options converted into options to acquire shares of Oakmont Stock under this Agreement.

“Tax(es)” means all taxes, charges, fees, levies, duties, imposts or other assessments or charges imposed by and required to be paid to any federal, state, local or foreign taxing authority or tax sharing agreement, including, without limitation, income, excise, property (whether real or tangible personal property), sales, use, transfer, gains, ad valorem, value added, stamp, payroll, windfall, profits, gross receipts, license, occupation, commercial activity, employment, withholding, social security, medicare, workers’ compensation, unemployment compensation, documentation, registration, customs duties, tariffs, net worth, capital stock and franchise taxes, alternative or add-on minimum (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) and any estimated payments or estimated taxes.

“Tax Return” means any return, report, information return or other similar document or statement (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws, regulations or administrative requirements relating to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax and all federal, state, local and foreign returns, reports and similar statements.

“UCC” means the Uniform Commercial Code as in effect in Kansas.

12.2. Cross-References. Each of the following terms shall have the meaning ascribed to such terms in the Sections set forth below:

“Agreement”	Preamble

“Audited Company Financials”	Section 5.1(b)

“CERCLA”	Section 2.11(c)

“Certificate”	Section 1.5(a)

“Closing Date”	Section 9.1

“Closing”	Section 9.1

“Code”	Preamble

“Company”	Preamble

“Company Insurance Policies”	Section 2.12(c)

“Company Stock Option”	Section 1.6(b)

“Company Stock Option Plan”	Section 1.6(b)

“Company Stockholders”	Section 1.4

“Confidentiality Agreement”	Section 4.3(a)

“Disclosure Schedule”	Preamble to Article 2

“Earnout Payment”	Section 1.10(a)

“Earnout Statement”	Section 1.10(c)

“Environmental Laws”	Section 2.11(c)

“Exchange Act”	Section 2.4

“Merger”	Section 1.1

“Merger Consideration”	Section 1.4

“New Oakmont”	Preamble

“Notice of Objection”	Section 1.10(d)

“Oakmont”	Preamble

“Oakmont Directors”	Section 9.3(e)

“Oakmont Indemnified Parties”	Section 10.2(a)

“Oakmont Insurance Policies”	Section 3.12(c)

“Oakmont Reports”	Section 3.5

“Oakmont Stock”	Section 1.4

“Parent”	Preamble

“Parent Indemnified Parties”	Section 10.2(b)

“Parent Reports”	Section 2.8

“Plan”	Section 2.15(a)

“Press Release”	Section 5.2

“Previously Proposed Reincorporation Merger”	Preamble

“Previously Proposed Merger”	Preamble

“Proxy Statement”	Section 5.1(a)

“Recent Company Balance Sheet”	Section 2.5

“Recent Oakmont Balance Sheet”	Section 3.6

“SEC”	Section 2.19

“Securities Act”	Section 2.4

“Special Meeting”	Section 5.1(e)

“Specified Representations”	Section 10.1

“Surviving Corporation”	Section 1.1

“Transaction Form 8-K”	Section 5.2

“Waste”	Section 2.11(c)

12.3. Interpretation. In this Agreement, unless otherwise specified or where the context otherwise requires:

12.3.(a) language shall be construed simply according to its fair meaning and not strictly for or against any party;

12.3.(b) the headings of particular provisions of this Agreement are inserted for convenience only and will not be construed as a part of this Agreement or serve as a limitation or expansion on the scope of any term or provision of this Agreement;

12.3.(c) words importing any gender shall include other genders;

12.3.(d) words importing the singular only shall include the plural and vice versa;

12.3.(e) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation;”

12.3.(f) the words “hereby,” “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement;

12.3.(g) references to “Article,” “Section” or “Schedule” shall be to an Article, Section or Schedule of or to this Agreement;

12.3.(h) references to any Person include the successors and permitted assigns of such Person;

12.3.(i) any definition of or reference to any Law, agreement, instrument or other document herein will be construed as referring to such Law, agreement, instrument or other document as from time to time amended, supplemented or otherwise modified; and

12.3.(j) any definition of or reference to any statute will be construed as referring also to any rules and regulations promulgated thereunder.

[Next Page is Signature Page]

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.

OAKMONT ACQUISITION CORP.

/s/ Robert J. Skandalaris
By: Robert J. Skandalaris
Its: Chairman and CEO

BROOKE CREDIT CORPORATION

/s/ Michael Lowry
By: Michael Lowry
Its: Chief Executive Officer

BROOKE CORPORATION

/s/ Robert Orr
By: Robert Orr
Its: Chief Executive Officer

New Oakmont agrees to the foregoing amendments and acknowledges and agrees that is shall no longer be a party to the Agreement.

OAKMONT KANSAS, INC.

/s/ Robert J. Skandalaris
By: Robert J. Skandalaris
Its: President

[Signature page to Amended and Restated Agreement and Plan of Merger]

ANNEX B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

BROOKE CREDIT CORPORATION

(formerly Oakmont Acquisition Corp.)

a Delaware corporation

(Pursuant to Sections 242 and 245 of

the Delaware General Corporation Law)

Brooke Credit Corporation, a corporation organized and existing under and by virtue of the provisions of the Delaware General Corporation Law,

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Oakmont Acquisition Corp. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on April 15, 2005.

SECOND: That the Amended and Restated Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:

ARTICLE I

The name of the corporation is Brooke Credit Corporation (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated common stock (“Common Stock”) and preferred stock (“Preferred Stock”). The number of shares of Common Stock authorized to be issued is Ninety-Nine Million (99,000,000), par value $0.01 per share, and the number of shares of Preferred Stock authorized to be issued is One Million (1,000,000), par value $0.01 per share.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Amended and Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE VI

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

The Corporation, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

ARTICLE VIII

The Board of Directors is expressly empowered to adopt, amend or repeal any or all of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the entire Board of Directors.

* * * *

THIRD: That the foregoing Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

FOURTH: That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this              day of             , 2007.

Michael Lowry,
Chief Executive Officer

ANNEX C

AMENDED AND RESTATED

BYLAWS OF

BROOKE CREDIT CORPORATION

(formerly Oakmont Acquisition Corp.)

A DELAWARE CORPORATION

ARTICLE I

OFFICES AND RECORDS

Section 1.1 Delaware Office. The registered office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle.

Section 1.2 Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

Section 1.3 Books and Records. The books and records of the Corporation may be kept at the Corporation’s headquarters in Overland Park, Kansas or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held at such date, place and/or time as may be fixed by resolution of the Board of Directors.

Section 2.2 Special Meeting. Special meetings of stockholders of the Corporation may be called only by the Chairman, by the Chief Executive Officer or by the directors, and shall be called by the chief executive officer at the request of the holders of not less than forty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 2.3 Place of Meeting. The Board of Directors may designate the place of meeting for any meeting of the stockholders. If no designation is made by the Board of Directors, the place of meeting shall be the principal office of the Corporation.

Section 2.4 Notice of Meeting. Except as otherwise required by law, written, printed or electronic notice stating the place, day and hour of the meeting and the purposes for which the meeting is called shall be prepared and delivered by the Corporation not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally, by mail, or in the case of stockholders who have consented to such delivery, by electronic transmission (as such term is defined in the Delaware General Corporation Law), to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. Notice given by electronic transmission shall be effective (A) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (B) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice; (C) if by posting on an electronic network together with a separate notice of such posting, upon the later to occur of (1) the posting or (2) the giving of separate notice of the posting; or (D) if by other form of electronic communication, when directed to the stockholder in the manner consented to by the stockholder. Meetings may be held without notice if all stockholders entitled to vote are present (except as otherwise provided by law), or if notice is waived by those not present.

Section 2.5 Quorum and Adjournment. Except as otherwise provided by law or by the amended and restated certificate of incorporation (the “Certificate of Incorporation”), the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting separately as a class or series, the holders of a majority of the voting power of the shares of such class or series shall constitute a quorum for the transaction of such business for the purposes of taking action on such business. No notice of the time and place of adjourned meetings need be given provided such adjournment is for less than thirty (30) days and further provided that no new record date is fixed for the adjourned meeting.

Section 2.6 Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or as may be permitted by law, or by his or her duly authorized attorney-in-fact. Such proxy must be filed with the Secretary of the Corporation or his or her representative, or otherwise delivered telephonically or electronically as set forth in the applicable proxy statement, at or before the time of the meeting.

Section 2.7 Notice of Stockholder Business and Nominations.

A. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the Corporation’s notice with respect to such meeting, (2) by or at the direction of the Board of Directors or (3) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.7.

B. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A)(3) of this Section 2.7, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware General Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered prior to the meeting a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered prior to the meeting a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) or more than ninety (90) days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if no proxy materials were mailed by the Corporation in connection with the preceding year’s annual meeting, or if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

C. Notwithstanding anything in the second sentence of paragraph (B) of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least fifty-five (55) days prior to the Anniversary, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

D. Only persons nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

E. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.7. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice required by paragraph (B) of this Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

F. For purposes of this Section 2.7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

G. Notwithstanding the foregoing provisions of this Section 2.7, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.7. Nothing in this Section 2.7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.8 Procedure for Election of Directors. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot, and, except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect additional directors under specified circumstances, a plurality of the votes cast thereat shall elect directors. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all matters other than the election of directors submitted to the stockholders at any meeting shall be decided by the affirmative vote of a majority of the voting power of the outstanding Voting Stock present in person or represented by proxy at the meeting and entitled to vote thereon.

Section 2.9 Inspectors of Elections.

The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the Delaware General Corporation Law.

Section 2.10 Conduct of Meetings.

A. The Chairman shall preside at all meetings of the stockholders. In the absence of the Chairman, the Chief Executive Officer shall preside at a meeting of the stockholders. In the absence of both the Chairman and the Chief Executive Officer, the President shall preside at a meeting of the stockholders. In the anticipated absence of all officers designated to preside over the meetings of stockholders, the Board of Directors may designate an individual to preside over a meeting of the stockholders.

B. The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

C. The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may, to the extent not prohibited by law, include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11 Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by the Certificate of Incorporation or by these Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 3.2 Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be at least one and not more than eight. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors, and each director elected shall hold office until his or her successor is elected and qualified.

Section 3.3 Regular Meetings. The Board of Directors may, by resolution, provide the time and place for the holding of regular meetings of the Board of Directors.

Section 3.4 Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chairman, the Chief Executive Officer or any two of the directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.

Section 3.5 Action By Unanimous Consent of Directors. The Board of Directors may take action without the necessity of a meeting by unanimous consent of directors. Such consent may be in writing or given by electronic transmission, as such term is defined in the Delaware General Corporation Law.

Section 3.6 Notice. Notice of any special meeting shall be given to each director at his or her business or residence in writing, or by telegram, facsimile transmission, telephone communication or electronic transmission (provided, with respect to electronic transmission, that the director has consented to receive the form of transmission at the address to which it is directed). If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four (24) hours before such meeting. If by facsimile transmission or other electronic transmission, such notice shall be transmitted at least twenty-four (24) hours before such meeting. If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Section 8.1 of Article VIII hereof. A meeting may be held at any time without notice if all the directors are present (except as otherwise provided by law) or if those not present waive notice of the meeting in writing, either before or after such meeting.

Section 3.7 Conference Telephone Meetings. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8 Quorum. A whole number of directors equal to at least a majority of the Board of Directors in office shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.9 Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.10 Committees.

A. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no committee shall have power or authority in reference to the following matters: (1) approving, adopting or recommending to stockholders any action or matter required by law to be submitted to stockholders for approval or (2) adopting, amending or repealing any bylaw.

B. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

Section 3.11 Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE IV

OFFICERS

Section 4.1 Elected Officers. The elected officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, a Chief Financial Officer, a Vice President, a Secretary, a Treasurer, and such other officers as the Board of Directors from time to time may deem proper. The Chairman shall be chosen from the directors. All officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

Section 4.2 Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Subject to Section 4.7 of these Bylaws, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until the director shall resign.

Section 4.3 Chairman. The Chairman, if present, shall preside at all meetings of the Board and the stockholders.

Section 4.4 Chief Executive Officer; President. The Chief Executive Officer shall be the general manager of the Corporation, subject to the control of the Board of Directors, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors. If the Board of Directors creates the office of Chief Executive Officer as a separate office from President, the President shall be the chief operating officer of the corporation and shall be subject to the general supervision, direction, and control of the Chief Executive Officer unless the Board of Directors provides otherwise.

Section 4.5 Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman or the President, or by the Board of Directors, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman or the President. He shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chairman or the President, and attest to the same.

Section 4.6 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors the Chairman, or the President, taking proper vouchers for such disbursements. The Treasurer shall render to the Chairman, the President and the Board of Directors, whenever requested, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.7 Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever, in their judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, or his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or an employee plan.

Section 4.8 Vacancies. A newly created office and a vacancy in any office because of death, resignation, or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Stock Certificates.

A. The certificates for shares of stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors, unless the Board of Directors by resolution provide that some or all of any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates shall be entitled to have a certificate signed manually or in facsimile form, by the Chairman, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Such certificate shall not be valid unless so signed.

B. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the Corporation.

C. All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby with the number of such shares and the date of issue thereof shall be entered on the books of the Corporation.

D. Except as hereinafter provided, all certificates surrendered to the Corporation for transfer shall be canceled, and no new certificates shall be issued until former certificates for the same number of shares have been surrendered and canceled.

E. Whenever a person owning a certificate for shares of stock of the Corporation alleges that it has been lost, stolen or destroyed, he or she shall file in the office of the Corporation an affidavit setting forth, to the best of his or her knowledge and belief, the time, place and circumstances of the loss, theft or destruction, and, if required by the Board of Directors, a bond of indemnity or other indemnification sufficient in the opinion of the Board of Directors to indemnify the Corporation and its agents against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate or uncertificated shares in replacement therefor. Thereupon the Corporation may cause to be issued to such person a new certificate or uncertificated shares in replacement for the certificate alleged to have been lost, stolen or destroyed. Upon the stub of every new certificate so issued or in the record of uncertificated shares shall be noted the fact of such issue and the number, date and the name of the registered owner of the lost, stolen or destroyed certificate in lieu of which the new certificate or uncertificated shares are issued.

Section 5.2 Transfers. Shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof, in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares of stock to be transferred, or upon presentation of proper documents of transfer of uncertificated shares, except as provided in the preceding section.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an

“indemnitee”), where the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 6.3 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 6.2 Right to Advancement of Expenses. The right to indemnification conferred in Section 6.1 shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

Section 6.3 Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Section 6.1 and Section 6.2, respectively, shall be contract rights. If a claim under Section 6.1 or Section 6.2 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of

Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these Amended and Restated Bylaws, or any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 7.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

Section 7.3 Seal. The corporate seal shall have inscribed the name of the Corporation thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 7.4 Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the Delaware General Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders of the Board of Directors need be specified in any waiver of notice of such meeting.

Section 7.5 Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board of Directors, and it shall be the duty of the Board of Directors to cause such audit to be made annually.

Section 7.6 Resignations. Any director or any officer, whether elected or appointed, may resign at any time by serving written notice of such resignation on the Chairman, the Chief Executive Officer or the Secretary, or by submitting such resignation by electronic transmission (as such term is defined in the Delaware General Corporation Law), and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman, the Chief Executive Officer, or the Secretary or at such later date as is stated therein. No formal action shall be required of the Board of Directors or the stockholders to make any such resignation effective.

Section 7.7 Contracts. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board of Directors may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chairman, the Chief Executive Officer, the President or any Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board of Directors or the Chairman, the Chief Executive Officer, the President or any Vice President of the Corporation may delegate contractual powers to others under his or her jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.8 Proxies. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman, the Chief Executive Officer, the President or any Vice President may from time to time appoint any attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock and other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting and, in the case of a meeting of the Board of Directors, in a notice given no less than twenty-four (24) hours prior to the meeting.

ANNEX D

FORM OF EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT MADE AND ENTERED INTO THIS          day of                     , 2007 (the “Effective Date”), by and between BROOKE CREDIT CORPORATION, a Kansas corporation (“Employer”), and                      (“Employee”), is as follows:

SUBJECT MATTER OF EMPLOYMENT

Employer has and does, hereby continue to employ Employee under this Executive Employment Agreement, to carry out the duties of the office of                      for Employer. Employee hereby accepts continuing employment by Employer, subject to the terms of this Executive Employment Agreement.

Employer and Employee agree that as of the Effective Date, Employee is an “executive officer” of Brooke Credit Corporation for purposes of the Securities Exchange Act of 1934, as amended.

The Employee’s title, responsibilities and job description may be periodically revised by Employer without requiring a written amendment to this Agreement.

Employee shall report to Employer’s Board of Directors. Without requiring a written amendment to this Agreement, Employer has the right to change Employee’s reporting relationship at any time and assign Employee to report to another individual.

COMPENSATION, BENEFITS AND EXPENSE REIMBURSEMENT

Employer agrees to pay to Employee base salary at the annual rate of                      Dollars ($             ). The reference to base salary at an annual rate in this Agreement shall not entitle Employee to payment of salary beyond any salary earned through Employee’s performance of services under this Agreement through the date of any termination of Employee’s employment and/or this Agreement. The base salary will be reviewed periodically for adjustment by Employer, and, if adjusted, such adjusted amount will become the base salary for purposes of this Agreement.

Employee shall be eligible to participate in any short-term or long-term bonus or incentive compensation plans, programs or arrangements as are designated by the Employer at its sole discretion for participation by Employee. Employee will be advised of any terms and performance criteria relating to any such plans, programs or arrangements and any participation by Employee in any such plans, programs or arrangements shall not require a written amendment to this Agreement.

Employer further agrees to provide an automobile to Employee for business use and commuting provided that it is used in accordance with the policies established from time to time by Employer. Employee agrees that the automobile shall at all times remain the property of Employer or one of its affiliates and shall be returned to Employer upon termination of this Agreement.

Employer further agrees to grant Employee certain other benefits as specified in the personnel policies established from time to time by Employer and subject to the discretionary authority given to any applicable benefit plan administrators. Employer’s personnel policies may be changed from time to time by Employer without requiring a written amendment to this Agreement.

Employer further agrees to reimburse Employee for reasonable expenses incurred while carrying out the duties assigned by Employer to Employee. Employee agrees to comply with Employer’s expense

ANNEX D

reimbursement policies. At Employer’s option, Employee may be provided with a corporate credit card for use in connection with the payment of travel and other employment-related expenses incurred in the performance of Employee’s duties under this Agreement. Employee agrees to comply with any policies of Employer applicable to corporate credit card use. Employer, at its sole discretion, shall have the right to terminate the credit card program or revoke Employee’s corporate credit card privileges at any time for any reason. Upon any such termination of the program, revocation of privileges, or termination of Employee’s employment, Employee agrees to promptly return the corporate credit card to Employer.

ADDITIONAL OBLIGATIONS OF EMPLOYEE

Employee shall comply with the policies (including Employer’s interpretations and clarifications thereof) established from time to time by Employer.

Employee agrees to be bound by the rules and policies set forth in the Brooke Credit Corporation Employee Handbook as amended from time to time. Notwithstanding the foregoing, for any provision of this Executive Employment Agreement that is now or may become conflicted with the same or similar provision in such Employee Handbook, the provision which provides Employer most protection and grants Employer the greatest rights shall govern. Employee further acknowledges that [he/she] has received, read, and signed all relevant forms attached to the Employee Handbook.

During and subsequent to Employee’s employment under this Agreement, Employee shall respect the confidentiality of client file information, franchise agent information, broker/producer information, lending and loan sales information, and employment file information owned or controlled by Employer, Employer’s affiliates, Employer’s sister companies, Brooke Corporation, the franchise agents of Employer or any such affiliates, sister companies or Brooke Corporation, or the brokers/producers of Employer or any such affiliates, sister companies or Brooke Corporation (collectively such affiliates, sister companies, Brooke Corporation, franchise agents and brokers/producers shall be referred to as “Employer Companies”). Employee shall not remove any listing of clients, policy expiration information, franchise agents, brokers/producers, customer leads, contacts, lenders, purchasers of loans, or employees from premises or electronic databases owned or rented by Employer or any of the Employer Companies without the express written consent of Employer. Employee shall not sell or trade any client, franchise agent, broker/producer, lead, contact, borrower, lender, loan purchaser, insurance company or employee information obtained as a result of (1) access to Employer’s or Employer Companies’ client file, agency file, producer file, employment file, loan file, lender, loan purchaser or policy expiration information, or (2) business conducted by Employee for Employer or any of the Employer Companies. Employee agrees that all client file, agency file, producer file, employment file, borrower, lender, loan purchaser, lead, contact, insurance company and policy expiration information, and all good will associated with, or generated by, such information remain the exclusive property of Employer or one or more of the Employer Companies.

Except as Employer otherwise consents in advance in writing, Employee shall not disclose or make any use of, except for the benefit of Employer, at any time either during or subsequent to Employee’s employment, any trade secrets, confidential information, knowledge, documentation, data, or other information of Employer or Employer Companies relating to products, services, loans, processes, know-how, designs, clients, customer lists, customer leads or contacts, borrowers, lenders, purchasers of loans, insurance companies, business plans, marketing plans, strategies, budgets,

ANNEX D

financial results, pricing information, projections, acquisition or divestiture plans, agent lists and information, broker/producer lists and information, employee lists and information, personnel changes, databases, software, designs or any matter pertaining to any business of Employer, any of the Employer Companies or any of their clients, which Employee produces, obtains or otherwise acquires during the course of Employee’s employment, except as herein provided. Employee agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third parties without specific direction and consent of Employer.

In the event of Employee’s termination of employment with Employer for any reason whatsoever, Employee agrees to promptly surrender and deliver to Employer all records, materials, equipment, documents and data of any nature, and stored or possessed in any form or manner, pertaining to any program or confidential information of Employer, any of the Employer Companies, or any of their clients, which Employee produces or obtains during the course of his employment or otherwise.

TERMINATION OF EMPLOYMENT

The relationship between Employer and Employee is an employment at will and nothing in this Agreement shall eliminate, reduce or deter the right of either party to terminate the employment relationship at any time for any reason. Termination of employment shall constitute termination of this Agreement unless the parties mutually agree in writing otherwise.

Any professional errors or omissions coverage provided by Employer for Employee shall cease upon termination of this Agreement. Any obligation by Employer to pay to employee performance bonuses or other bonus or incentive compensation, if any, shall also cease upon termination of this Agreement.

Obligations and provisions of this Agreement that, by their express terms or otherwise, require performance or compliance by one or both parties hereto after termination of this Agreement, including, but not limited to, obligations to return property, confidentiality of information, covenants not to solicit, the covenant not to compete, mediation, arbitration, waiver, the binding nature of this Agreement upon the parties, successors, assigns, heirs, executors and administrators, the government and construction of this Agreement, and the invalidity or non-enforceability of Agreement provisions, shall survive termination of the Agreement.

COVENANTS NOT TO SOLICIT [OR COMPETE]

In the event that Employee’s employment is terminated for any reason by Employer or by Employee, Employee does hereby agree and covenant not to directly or indirectly solicit by any means insurance, financial services, insurance agency, agency consulting or loan business from any clients, franchise agents or lenders of Employer or any of the Employer Companies for a period of two (2) years from and after the effective date of termination of employment. Employee agrees that [he/she] will not, for a period of two (2) years following termination of employment with Employer, directly or indirectly, solicit or hire any of the franchise agents, brokers, producers or employees of Employer or any of the Employer Companies to work for or contract with Employee or any person or company competitive with Employer or any of the Employer Companies. If Employee breaches this paragraph, Employer shall be entitled to all damages that result from each and every individual breach, in addition to any other remedies, including equitable remedies, that Employer may have.

ANNEX D

[Employee and Employer agree that (1) during the period of Employee’s employment hereunder, Employee will not undertake, engage in, or be directly or indirectly involved in the planning, organization, funding or operation of any business activity competitive with either the work Employee performs or any of the lines of business in which Employer or any of the Employer Companies is engaged; and (2) for two years after the effective date of Employee’s termination of employment under this Agreement for any reason or no reason at all, Employee shall not engage in, or own or control any interest in (except as a passive investor in less than one percent of the outstanding securities of a publicly held company), or act as an officer, director or employee of, broker or producer for, or consultant, advisor or lender to, any firm, corporation, partnership, limited liability company, sole proprietorship, institution, business or entity that engages in any line of business that is competitive with any Line of Business of Employer and any of the Employer Companies (as defined below) in any state in the United States in which such Line of Business of Employer and any of the Employer Companies operates as of the effective date of the termination of Employee’s employment under this Agreement. “Line of Business of Employer and any of the Employer Companies” means the insurance agency business, the business of franchising insurance agencies, the business of providing consulting services to insurance agencies, the business of lending money to franchisees, insurance agencies, insurance agents or funeral homes, the wholesale insurance brokerage business, the funeral home business, the business of franchising funeral homes, and any other line of business of Brooke Credit Corporation and all of its subsidiaries, the revenues of which constituted 10% or more of the consolidated revenues for Brooke Credit Corporation for the fiscal year of Brooke Credit Corporation completed on, or most recently completed prior to, Employee’s last day of employment under this Agreement. The running of the two-year period specified in this paragraph shall be suspended during any period of violation and/or any period of time required to enforce this covenant by settlement, mediation, arbitration, litigation, threat of arbitration or threat of litigation. Nothing in thus paragraph shall preclude Employee from having an ownership interest in a franchise granted by either Brooke Franchise Corporation or another Employer Company or having an employment or subagent relationship with a franchise granted by either Brooke Franchise Corporation or another Employer Company.]

Employee and Employer agree that the prohibitions contained in the foregoing covenants not to solicit, [the non-competition covenant] and the provisions of this Agreement pertaining to confidential information of Employer and the Employer Companies are reasonable and necessary and Employee’s salary, employment and association with Employer and/or the opportunities which are afforded to Employee are ample consideration for these restrictions.

Employee and Employer agree that, should any provisions of any covenant or other portion of this Agreement be determined to be invalid, illegal or otherwise unenforceable or unreasonable in scope by any arbitrator to whom a dispute regarding this Agreement has been submitted in accordance with this Agreement, or by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement will not be affected thereby, and the provision found invalid, illegal or otherwise unenforceable or unreasonable will be considered by Employee and Employer to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that arbitrator or court and, as so amended, will be enforced.

Employee and Employer agree that money damages alone will not adequately compensate Employer for breach of the foregoing covenants not to solicit, the non-competition covenant, and the provisions of this Agreement pertaining to confidential information of Employer or the Employer Companies and, therefore, in the event of the breach or threatened breach of any such covenant or provision, in addition to all other remedies available at law, in equity or otherwise, Employer shall be entitled to injunctive relief compelling specific performance of (or other compliance with) the terms thereof.

ANNEX D

MISCELLANEOUS

This Agreement supersedes and take precedence over any and all prior agreements, arrangements or understandings between Employer or any one or more of the Employer Companies and the Employee relating to the subject matter hereof.

No oral understanding, oral statement, or oral promises or oral inducements exist between the parties.

The waiver by Employer of any breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if hand delivered or sent by regular mail to Employee’s residence (in the case of notice to Employee) or to Employer’s principal office (in the case of notice to the Employer).

The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer. This Agreement is binding upon Employee and the heirs, executors, assigns and administrators of Employee or Employee’s estate and property.

Employer may assign this Agreement by providing Employee notice of Employer’s decision to do so. Employee may not assign or transfer to others the obligation to perform Employee’s duties hereunder.

This Agreement may not be modified, revised, altered, added to, extended in any manner, or superseded other than by an instrument in writing signed by both of the parties hereto.

This Agreement shall be governed and construed in accordance with the laws of the State of Kansas.

MEDIATION AND ARBITRATION

Any issue, claim or dispute that may arise out of or in connection with this Agreement or the employment relationship between Employer and Employee, or the termination of such Agreement and/or relationship, and which Employee and Employer (or any of the Employer Companies) are not able to resolve themselves by negotiation, shall be submitted to mediation in a manner agreed to by Employee and Employer. Employee and Employer agree to use mediation to attempt to resolve such issue, claim or dispute prior to filing any arbitration action, lawsuits, complaints, charges or claims. Employee and Employer will select an independent mediator agreeable to both parties. If the parties cannot agree on an independent mediator, the parties agree that the American Arbitration Association will appoint a mediator. The mediator will communicate with the parties to arrange and convene the mediation process that will be most efficient, convenient and effective for both parties. The costs of the mediation and fees of the mediator will be borne equally by Employee and Employer. The parties will cooperate with the mediator in coming to a reasonable agreement on the mediation arrangements which will include the time and place for conducting the mediation, who will attend or participate in the mediation, and what information and written material will be exchanged before the mediation. The mediation will be conducted at a place agreeable to both Employee and Employer.

Any issue, claim, dispute or controversy that may arise out of, in connection with, or relating to this

ANNEX D

Agreement, the employment relationship between Employer and Employee, or the termination of such Agreement and/or relationship that are not able to be resolved by mediation, shall be submitted to arbitration administered by the American Arbitration Association under its Employment Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in an court having jurisdiction thereof. Employee and Employer agree to use arbitration to resolve such issue, claim or dispute prior to and in lieu of filing any lawsuits, complaints, charges or claims. The costs of the arbitration and fees of the arbitrator(s) will be borne equally by Employer and Employee.

Employee and Employer agree that each party will pay the fees and expenses of [his/her] or its own attorneys involved in any mediation, arbitration or dispute relating to this Agreement, Employee’s employment by Employer, or the termination of such Agreement and/or employment. Neither party shall have any obligation to pay the fees and/or expenses incurred by legal counsel or expert witnesses retained by or on behalf of the other party in connection with any such mediation, arbitration or dispute.

* * * * *

ANNEX D

Therefore, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by both parties, Employer and Employee have duly executed this Executive Employment Agreement on the Effective Date.

BROOKE CREDIT CORPORATION “EMPLOYER”

by:
Its:
Date:

Witness

EMPLOYEE:

Date:

Witness

ANNEX E

2007 OAKMONT KANSAS, INC.

(to be renamed Brooke Credit Corporation)

EQUITY INCENTIVE PLAN

1. Purposes. The purposes of this 2007 Oakmont Kansas, Inc. (to be renamed Brooke Credit Corporation) Equity Incentive Plan are to provide incentives and rewards to those employees and directors responsible for the success and growth of the Company and its direct and indirect subsidiaries, to align more closely the interests of such persons with those of the Company’s shareholders, and to assist the Company and its direct and indirect subsidiaries in attracting, retaining and motivating directors, executives and other key employees with experience and ability.

2. Definitions.

(a) Award means an award of one or more of the following: Restricted Shares, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Share Units, and any other rights which may be granted to a Recipient under the Plan.

(b) Committee means the Compensation Committee described in Section 3.

(c) Common Stock means the Common Stock, $0.01 par value, of Oakmont Kansas, Inc.

(d) Company means Oakmont Kansas, Inc., a Kansas corporation (to be renamed Brooke Credit Corporation), and, unless the context otherwise requires, includes its “subsidiary corporations” (as defined in Section 424(f) of the Internal Revenue Code) and its and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

(e) Fair Market Value of a share of Common Stock as of a given date shall be the average of the daily market price for the 10 consecutive trading days immediately preceding the valuation date. The market price for each such trading day shall be: (i) if the shares of Common Stock are listed or admitted to trading on any securities exchange or the NASDAQ Global Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ Global Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company, or (iii) if the shares of Common Stock are not listed or admitted to trading on any securities exchange or the NASDAQ Global Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 10 days prior to the date in question) for which prices have been so reported; provided (iv) that if there are no bid and asked prices reported during the 10 days prior to the date in question, the Fair Market Value of the shares of Common Stock shall be determined by the Committee acting in good faith on the basis of such quotations and other information as it considers, in its absolute discretion, appropriate.

(f) Incentive Stock Option means a Stock Option which meets all of the requirements of an “incentive stock option” as defined in Section 422(b) of the Internal Revenue Code.

(g) Internal Revenue Code means the Internal Revenue Code of 1986, as now in effect or hereafter amended.

(h) Nonqualified Stock Option means a Stock Option that that is not an Incentive Stock Option.

(i) Performance Period means that period of time specified by the Committee during which a Recipient must satisfy any designated performance goals in order to receive an Award.

ANNEX E

(j) Performance Share means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the market value of shares of Common Stock covered by such Performance Shares at the close of the Performance Period.

(k) Performance Unit means the right to receive, upon satisfying designated performance goals within a Performance Period, shares of Common Stock, cash, or a combination of cash and shares of Common Stock.

(l) Plan means this 2007 Oakmont Kansas, Inc. (to be renamed Brooke Credit Corporation) Equity Incentive Plan, as the same may be amended from time to time.

(m) Recipient means an employee or a member of the Board who has been granted an Award under the Plan.

(n) Restricted Share means a share of Common Stock issued to a Recipient hereunder subject to such terms and conditions, including, without limitation, forfeiture or resale to the Company, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

(o) Restricted Share Unit means the right to receive an amount, payable in shares of Common Stock, cash or a combination of cash and shares of Common Stock, based on the Fair Market Value of a specified number of shares of Common Stock, subject to such terms and conditions, including, without limitation, forfeiture, and to such restrictions against sale, transfer or other disposition, as the Committee may determine at the time of issuance.

(p) Stock Appreciation Right means the right, upon exercise, to receive shares of Common Stock, cash, or a combination of cash and shares of Common Stock, based on the increase in the market value of the shares of Common Stock covered by such right from the initial day of the Performance Period for such right to the date of exercise.

(q) Stock Option means the right to purchase, upon exercise of a stock option granted under this Plan, shares of the Company’s Common Stock.

3. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (“Board”) which shall consist of directors of the Company who are (a) non-employee directors, as defined in Rule 16b-3 of the Securities and Exchange Act of 1934 and any rules and regulations of the principal securities exchange on which Common Stock is listed or quoted, and (b) outside directors, as defined in the regulations under Section 162(m) of the Internal Revenue Code, to be appointed by and to serve at the pleasure of the Board. A majority of the Committee members shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be valid acts of the Committee, however designated, or the Board if the Board has not appointed a Committee.

The Committee shall have full power and authority to construe, interpret and administer the Plan and, subject to the powers herein specifically reserved to the Board and subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons including, without limitation, the Company, the shareholders of the Company, the Board, the Recipients and any persons having any interest in any Awards which may be granted under the Plan. The Committee shall impose such additional conditions upon the grant and exercise of Awards under this Plan as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Committee from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Awards to be made to Recipients and the conditions for payment of such Awards.

4. Absolute Discretion. The Committee may, in its sole and absolute discretion, at any time and from time to time during the continuance of the Plan, (i) determine which employees and directors of the Company shall

ANNEX E

be granted Awards under the Plan, (ii) grant to any employee or director so selected such an Award, (iii) determine the type, size and terms of Awards to be granted (subject to Sections 6, 10 and 11 hereof), (iv) establish objectives and conditions for receipt of Awards, (v) place conditions or restrictions on the payment or exercise of Awards, and (vi) do all other things necessary and proper to carry out the intentions of this Plan; provided, however, that, in each and every case, those Awards which are Incentive Stock Options shall contain and be subject to those requirements specified in Section 422 of the Internal Revenue Code and shall be granted only to those employees eligible thereunder to receive the same.

5. Eligibility. Awards may be granted to any employee or director of the Company. No director who is not an employee of the Company shall be eligible for grants of Incentive Stock Options under the Plan. An employee or director may be granted multiple forms of Awards under the Plan. Incentive Stock Options may be granted under the Plan to a Recipient during any calendar year only if the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such Recipient during any calendar year under the Plan and any other “incentive stock option plans” (as defined in the Internal Revenue Code) maintained by the Company does not exceed the sum of $100,000.

6. Stock Subject to the Plan. The total number of shares of Common Stock issuable under this Plan may not at any time exceed 500,000 shares, subject to adjustment as provided herein. All of such shares may be issued or issuable in connection with the exercise of Incentive Stock Options. Shares of Common Stock not actually issued pursuant to an Award shall be available for future Awards. Shares of Common Stock to be delivered or purchased under the Plan may be either authorized but unissued Common Stock or treasury shares. The maximum aggregate number of shares of Common Stock with respect to which Awards may be granted during any calendar year to any one Participant is 250,000; provided, however, that, to the extent required by Section 162(m) of the Internal Revenue Code, shares of Common Stock subject to Stock Options that are canceled shall continue to be counted against the foregoing limit and provided, further, that such limit shall apply whether the Awards are paid in shares of Common Stock or in cash.

7. Awards.

(a) Awards under the Plan may include, but need not be limited to, Restricted Shares, Stock Options, Stock Appreciation Rights, Performance Shares, Performance Units and Restricted Share Units. The amount of each Award may be based upon the market value of a share of Common Stock. The Committee may make any other type of Award which it shall determine is consistent with the objectives and limitations of the Plan.

(b) The Committee may establish performance goals to be achieved within such Performance Periods as may be selected by it using such measures of the performance of the Company as it may select as a condition to the receipt of any Award.

(c) The Committee shall irrevocably establish the terms of any Stock Option or Stock Appreciation Right on or before the first day of the 10-trading day period used to measure the Fair Market Value of the shares of Common Stock to which such Award relates.

8. Vesting Requirements. The Committee may determine that all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be vested at such times and upon such terms as may be selected by it.

9. Deferred Payments and Dividend and Interest Equivalents.

(a) The Committee may determine that the receipt of all or a portion of an Award or a payment to a Recipient pursuant to an Award, in any form whatsoever, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine.

(b) The Committee may provide, in its sole and absolute discretion, that a Recipient to whom an Award is payable in whole or in part at a future time in shares of Common Stock shall be entitled to receive an amount per share equal in value to the cash dividends paid per share on issued and outstanding shares as of the dividend record

ANNEX E

dates occurring during the period from the date of the Award to the date of delivery of such share to the Recipient. The Committee may also authorize, in its sole and absolute discretion, payment of an amount which a Recipient would have received in interest on (i) any Award payable at a future time in cash during the period from the date of the Award to the date of payment, and (ii) any cash dividends paid on issued and outstanding shares as of the dividend record dates occurring during the period from the date of an Award to the date of delivery of shares pursuant to the Award. Any amounts provided under this subsection shall be payable in such manner, at such time or times, and subject to such terms and conditions as the Committee may determine in its sole and absolute discretion.

10. Stock Option Price. The purchase price per share of Common Stock under each Stock Option shall be determined by the Committee, but shall not be less than the Fair Market Value of one share of Common Stock on the date the Stock Option is granted. Payment for exercise of any Stock Option granted hereunder shall be made (a) in cash, or (b) by delivery of Common Stock having a market value equal to the aggregate option price, or (c) by a combination of payment of cash and delivery of Common Stock in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price.

11. Stock Appreciation Right Value. The base value per share of Common Stock covered by an Award in the form of a Stock Appreciation Right shall be the Fair Market Value of one share of Common Stock on the date the Award is granted.

12. Continuation of Employment. The Committee may require that a Recipient be an employee or director of the Company at the time an Award is paid or exercised. The Committee may provide for the termination of an outstanding Award if a Recipient ceases to be an employee or director of the Company and may establish such other provisions with respect to the termination or disposition of an Award on the death, retirement, other termination of employment, or other termination of service as a director of a Recipient as it, in its sole discretion, deems advisable. The Committee shall have the sole power to determine the date of any circumstances which shall constitute a cessation of employment or cessation of service as a director and to determine whether such cessation is the result of retirement, death or any other reason.

13. Registration of Stock. Each Award shall be subject to the requirement that, if at any time the Committee shall determine that qualification or registration under any state or federal law of the Restricted Shares, Stock Options, other Awards, or other securities thereby covered or subject to an Award, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase of shares thereunder, the Award may not be paid or exercised in whole or in part unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions the Committee, in its discretion, deems unacceptable.

14. No Repricing. Except for adjustments made pursuant to Section 17, or by reason of the matters referred to in Section 18, the exercise or purchase price under any outstanding Award granted under the Plan may not be decreased after the date of grant, nor may any outstanding Award granted under the Plan be surrendered to the Company as consideration for the grant of a new Award with a lower exercise or purchase price in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company.

15. No Obligation to Employ or Grant Awards. No Award shall be construed as imposing upon the Company the obligation to continue the employment of a Recipient or any other relationship of a Recipient with the Company. No employee, director or other person shall have any claim or right to be granted an Award under the Plan.

16. Assignability. No Award granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution and during the lifetime of the Recipient shall be exercisable or payable only by or to him or her.

17. Dilution or Other Adjustments. In the event of any changes in the capital structure of the Company, including, but not limited to, a change resulting from a stock dividend or split-up, or combination or reclassification of shares, the Board shall make such equitable adjustments with respect to Awards or any provisions of this Plan as it deems necessary and appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to the Plan or the number of shares of Common Stock subject to an outstanding Award.

ANNEX E

18. Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board shall make such arrangements it deems advisable with respect to outstanding Awards, which shall be binding upon the Recipients of outstanding Awards, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards and the termination of or payment for such Awards.

19. Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in other than cash, to require the payment (through withholding from the Recipient’s salary or otherwise) of any such taxes. Subject to such conditions as the Committee may establish, Awards payable in shares of Common Stock, or in the form of a Stock Option, may provide that the Recipients thereof may elect, in accordance with any applicable regulations, to satisfy all or any part of the tax required to be withheld by the Company in connection with such Award, or the exercise of such Stock Option, by electing to have the Company withhold a number of shares of Common Stock awarded, or purchased pursuant to such exercise, having a Fair Market Value on the date the tax withholding is required to be made equal to or less than the amount required to be withheld.

20. Notice of Disqualifying Disposition. If a Recipient sells or otherwise disposes of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (a) the date two years after the date of grant of such Incentive Stock Option, and (b) the date one year after the exercise of such Incentive Stock Option, the Company may require the Recipient to immediately notify the Company in writing of such sale or other disposition.

21. Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Award or to any Recipient.

22. Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

23. Award Contracts; Rights as a Shareholder. The Committee shall have the power to specify the form of Award contracts to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such contracts shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed contract in the form thus specified. No Recipient shall have any rights as a holder of Common Stock with respect to Awards hereunder unless and until certificates for shares of Common Stock or Restricted Shares are issued to the Recipient.

24. Guidelines. The Board shall have the power to provide guidelines for administration of the Plan by the Committee and to make any changes in such guidelines as from time to time the Board deems necessary.

25. Amendment and Discontinuance. The Board shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that in the absence of the approval of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at a duly constituted meeting of shareholders of the Company, no action of such Board may be taken that would otherwise require such shareholder approval as a matter of applicable law, regulation or rule, and no such amendment, modification or supplement shall (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 17 hereof, (ii) change the expiration date of the Plan provided in Section 26, (iii) delete or amend the market value restrictions contained in Sections 10 and 11 hereof, or (iv) materially increase the benefits accruing to participants under the Plan, and provided further, that no amendment, modification, or termination of the Plan shall in any manner affect any Award of any kind theretofore granted under the Plan without the consent of the Recipient of the Award, unless such amendment, modification or termination is by reason of any change in capital structure referred to in Section 17 hereof or unless the same is by reason of the matters referred to in Section 18 hereof.

ANNEX E

26. Expiration. The Committee may grant Awards at any time prior to the tenth anniversary of the effective date of this Plan, on which anniversary date this Plan will expire except as to Awards then outstanding hereunder, which Awards shall remain in effect until they have expired according to their terms or until the twentieth anniversary of this Plan’s effective date, whichever first occurs. No Incentive Stock Option shall be exercisable later than 10 years from the date it is granted.

27. Section 409A Compliance. This Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code (“Section 409A”) and shall be interpreted in a manner consistent therewith. Accordingly, notwithstanding any provisions of the Plan to the contrary:

(a) The Plan shall be operated at all times in accordance with the requirements of Section 409A and, in the event of any inconsistency between any provision of the Plan and Section 409A, the provisions of Section 409A shall control.

(b) Any provision in the Plan that is determined to violate the requirements of Section 409A shall be void and without effect.

(c) Any provision required by Section 409A to appear in the Plan document that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision was expressly set forth herein.

28. Effective Date. This Plan shall become effective on [insert date], subject to the approval of the shareholders of the Company. No Stock Options may be exercised and no other Awards may be paid prior to such approval, and in the event such approval is not obtained, no further Awards shall be granted and any outstanding Awards shall be canceled.

OAKMONT ACQUISITION CORP. PROXY—SPECIAL MEETING

Solicited on behalf of the board of directors for the Special Meeting on             , 2007

The undersigned, a stockholder of Oakmont Acquisition Corp., a Delaware corporation, appoints Michael C. Azar his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Oakmont Acquisition Corp. to be held at 33 Bloomfield Hills Parkway, Suite 240, Bloomfield Hills, Michigan 48304, on , 2007 at 10:00 a.m. (Eastern Daylight Time), and any adjournment(s) thereof, with respect to the following matters which are more fully explained in the Proxy Statement of Oakmont dated , 2007, receipt of which is acknowledged by the undersigned:

OAKMONT ACQUISITION CORP.

            , 2007

Co. #	Acct. #

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL. Please date, sign and mail your proxy card in the envelope provided as soon as possible.

YOUR CONTROL NUMBER IS •

ITEM 1:	PROPOSED MERGER WITH BROOKE CREDIT CORPORATION

☐ FOR	☐ AGAINST	☐ ABSTAIN

If you vote “AGAINST” Item 1 and you hold shares of our common stock issued in our initial public offering, you may exercise your conversion rights and demand that we convert your shares of common stock into cash equal to a pro rata portion of the funds in the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and you will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you continue to hold these shares until the date the merger is completed.

☐  EXERCISE CONVERSION RIGHTS

ITEM 2:	PROPOSED 2007 EQUITY INCENTIVE PLAN

☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 3:	AMENDMENT TO CERTIFICATE OF INCORPORATION

☐ FOR	☐ AGAINST	☐ ABSTAIN

ITEM 4:	AMENDMENT TO BYLAWS

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted (i) FOR the merger proposal, (ii) FOR the incentive plan proposal, (iii) FOR the amendment to certificate of incorporation proposal, and (iv) FOR the amendment to bylaws proposal. Items 1, 2 and 3 are expressly conditioned upon the approval of each of the others. This means that if any of Items 1, 2 or 3 are not approved, the merger will not be approved, the incentive plan will not become effective and the amendment to the certificate of incorporation increasing Oakmont’s capital stock will not take place. However, if Items 1 and 3 are approved and Item 2 is not approved, the merger may still occur and the certificate of incorporation may be amended if Brooke Corp. waives the requirement for the incentive plan approval. If any of Items 1, 2 or 3 are not approved, Item 4 will not become effective notwithstanding stockholder approval of Item 4.

DATED: , 2007

Signature of Stockholder
Signature of Stockholder

PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY

Trustees, Guardians, Personal and other Representatives, please indicate full titles.